                                                     Free Writing Prospectus
                                                     Filed Pursuant to Rule 433
                                                     Registration No. 333-140436

                            FREE WRITING PROSPECTUS FOR
                            MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)        MANA 2007-A2

                               ABS NEW TRANSACTION

                             FREE WRITING PROSPECTUS

                          $[921,630,000] (APPROXIMATE)
                      MERRILL LYNCH ALTERNATIVE NOTE ASSET
                                 SERIES 2007-A2

                      MERRILL LYNCH MORTGAGE LENDING, INC.
                               SELLER AND SPONSOR

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                    DEPOSITOR

     GREENPOINT MORTGAGE FUNDING, INC., WELLS FARGO BANK, N.A., AND WILSHIRE
                               CREDIT CORPORATION
                                    SERVICERS

                             WELLS FARGO BANK, N.A.
                  MASTER SERVICER AND SECURITIES ADMINISTRATOR

                               MARCH [ 12 ], 2007

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                            FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)        MERRILL LYNCH MORTGAGE INVESTORS, INC., MANA 2007-A2

                                IMPORTANT NOTICES

The depositor has filed a registration statement (including a prospectus) with the SEC (File no. 333-130545) for the offering to which this Free Writing Prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus when it is available if you request it by calling the toll-free number at 1-800-248-3580.

This Free Writing Prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this Free Writing Prospectus is preliminary and is subject to completion or change.

The information in this Free Writing Prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any inconsistent information contained in any prior similar free writing prospectus relating to these securities.

Numerous assumptions were used in preparing the Free Writing Prospectus which may or may not be stated therein. The Free Writing Prospectus should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

Any yields or weighted average lives shown in the Free Writing Prospectus are based on prepayment assumptions and actual prepayment experience may dramatically affect such yields or weighted average lives. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates assumed in the Free Writing Prospectus. Furthermore, unless otherwise provided, the Free Writing Prospectus assumes no losses on the underlying assets and no interest shortfall. The specific characteristics of the securities may differ from those shown in the Free Writing Prospectus due to differences between the actual underlying assets and the hypothetical assets used in preparing the Free Writing Prospectus.

This communication shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of the securities discussed in this Free Writing Prospectus in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Please be advised that asset-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risk. Investors should fully consider the risk of an investment in these securities.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                            FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)        MERRILL LYNCH MORTGAGE INVESTORS, INC., MANA 2007-A2

                             FREE WRITING PROSPECTUS
                                MARCH [12], 2007

                      MERRILL LYNCH ALTERNATIVE NOTE ASSET,
                                 SERIES 2007-A2

                          [$921,630,000] (APPROXIMATE)
                               SUBJECT TO REVISION

                                                                 PRINCIPAL                           EXPECTED   STATED     EXPECTED
                                                WAL (YRS)         WINDOW                               FINAL     FINAL     RATINGS
               APPROX                           (CALL(4)/        (CALL(4)/      PAYMENT   INTEREST   MATURITY  MATURITY   (MOODY'S/
  CLASS     SIZE ($)(6)         COUPON          MATURITY)        MATURITY)       DELAY     ACCRUAL      (4)       (5)        S&P)
----------  -----------  --------------------  -----------  ------------------  -------  ----------  --------  --------  -----------
Class A-1   190,608,000  LIBOR + [ ] (1), (2)  2.42 / 2.65    1 - 77 / 1 - 174     0     Actual/360  Aug-2013  Mar-2037    Aaa/AAA
Class A-2   185,664,000  LIBOR + [ ] (1), (2)  2.41 / 2.64    1 - 77 / 1 - 173     0     Actual/360  Aug-2013  Mar-2037    Aaa/AAA
Class A-3A  263,179,000  LIBOR + [ ] (1), (2)  1.00 / 1.00     1 - 27 / 1 - 27     0     Actual/360  Jun-2009  Mar-2037    Aaa/AAA
Class A-3B   83,696,000  LIBOR + [ ] (1), (2)  3.00 / 3.00   27 - 48 / 27 - 48     0     Actual/360  Mar-2011  Mar-2037    Aaa/AAA
Class A-3C  102,097,000  LIBOR + [ ] (1), (2)  5.60 / 6.61  48 - 77 / 48 - 174     0     Actual/360  Aug-2013  Mar-2037    Aaa/AAA
Class A-3D   49,886,000  LIBOR + [ ] (1), (2)  2.42 / 2.65    1 - 77 / 1 - 174     0     Actual/360  Aug-2013  Mar-2037    Aaa/AAA
Class M-1    13,020,000  LIBOR + [ ] (1), (3)  4.41 / 4.71  38 - 77 / 38 - 106     0     Actual/360  Aug-2013  Mar-2037   Aa1 / AA+
Class M-2     4,650,000  LIBOR + [ ] (1), (3)  4.40 / 4.64   38 - 77 / 38 - 97     0     Actual/360  Aug-2013  Mar-2037   Aa2 / AA
Class M-3     4,650,000  LIBOR + [ ] (1), (3)  4.40 / 4.60   38 - 77 / 38 - 93     0     Actual/360  Aug-2013  Mar-2037   Aa3 / AA
Class M-4     4,650,000  LIBOR + [ ] (1), (3)  4.40 / 4.54   38 - 77 / 38 - 89     0     Actual/360  Aug-2013  Mar-2037   A1 / AA-
Class M-5     4,650,000  LIBOR + [ ] (1), (3)  4.38 / 4.43   37 - 77 / 37 - 84     0     Actual/360  Aug-2013  Mar-2037   A2 / AA-
Class M-6     3,720,000  LIBOR + [ ] (1), (3)  4.33 / 4.33   37 - 77 / 37 - 77     0     Actual/360  Aug-2013  Mar-2037    A3 / A
Class B-1     3,255,000  LIBOR + [ ] (1), (3)  4.22 / 4.22   37 - 72 / 37 - 72     0     Actual/360  Mar-2013  Mar-2037   Baa1 / A
Class B-2     3,255,000  LIBOR + [ ] (1), (3)  4.05 / 4.05   37 - 66 / 37 - 66     0     Actual/360  Sep-2012  Mar-2037  Baa2 / BBB+
Class B-3     4,650,000  LIBOR + [ ] (1), (3)  3.71 / 3.71   37 - 58 / 37 - 58     0     Actual/360  Jan-2012  Mar-2037  Baa3 / BBB+
            -----------
   TOTAL:   921,630,000
            ===========

     1) Subject to the related Available Funds Cap and the related Maximum Rate Cap.

     2) If the 10% cleanup call is not exercised on the first Distribution Date on which it is exercisable, the margin on the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-3C and Class A-3D Certificates will increase to 2x its margin on the following Distribution Date.

     3) If the 10% cleanup call is not exercised on the first Distribution Date on which it is exercisable, the margin on each of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates will increase to 1.5x its respective margin on the following Distribution Date.

     4)   The Certificates will be priced at 30% CPR. Assumes 10% call.

     5)   Latest maturity date for any mortgage loan plus one month.

     6) The approximate size is subject to a permitted variance in the aggregate of plus or minus 10%.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                            FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)        MERRILL LYNCH MORTGAGE INVESTORS, INC., MANA 2007-A2

                                    CONTACTS

MBS/ABS TRADING/SYNDICATE
Scott Soltas                  212-449-3659   scott_soltas@ml.com
William Dorado                212-449-5320   william_dorado@ml.com
Charles Macintosh             212-449-5320   charles_macintosh@ml.com

GLOBAL ASSET BACKED FINANCE
Matt Whalen                   212-449-0752   matthew_whalen@ml.com
Paul Park                     212-449-6380   paul_park@ml.com
Tom Saywell                   212-449-2122   tom_saywell@ml.com
Tim Loughlin                  212-449-1646   timothy_loughlin@ml.com
Fred Hubert                   212-449-5071   fred_hubert@ml.com
Alice Chu                     212-449-1701   alice_chu@ml.com
Sonia Lee                     212-449-5067   sonia_lee@ml.com
Keith Singletary              212-449-9431   keith_singletary@ml.com
Calvin Look                   212-449-5029   calvin_look@ml.com
Yimin Ge                      212-449-9401   yimin_ge@ml.com
Hoi Yee Leung                 212-449-1901   hoiyee_leung@ml.com
Mark Dereska                  212-449-1008   mark_dereska@ml.com
Paul Fetch                    212-449-1002   paul_fetch@ml.com

MOODY'S
Gulmira Karaguishiyeva        201-395-6354   Gulmira.Karaguishiyeva@moodys.com

STANDARD & POOR'S
Jonathan Conon                212-438-2037   jonathan_conon@standardandpoors.com

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                            FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)        MERRILL LYNCH MORTGAGE INVESTORS, INC., MANA 2007-A2

TITLE OF OFFERED CERTIFICATES    Merrill Lynch Alternative Note Asset ("MANA"),
                                 Mortgage Loan Asset-Backed Certificates, Series
                                 2007-A2, consisting of:
                                 Class A-1 Certificates,
                                 Class A-2 Certificates,
                                 Class A-3A, Class A-3B, Class A-3C, and Class
                                 A-3D Certificates (collectively, the "Class A-3
                                 Certificates", and together, with the Class A-1
                                 Certificates and the Class A-2 Certificates,
                                 the "Class A Certificates"),
                                 Class M-1, Class M-2, Class M-3, Class M-4,
                                 Class M-5, and Class M-6 Certificates
                                 (collectively, the "Class M Certificates"),
                                 Class B-1, Class B-2 and Class B-3 Certificates
                                 (collectively, the "Class B Certificates"),
                                 The Class M and Class B Certificates are
                                 collectively known as the "Subordinate
                                 Certificates".
                                 The Class A, Class M, Class B Certificates are
                                 collectively known as the "Offered
                                 Certificates".

LEAD MANAGER                     Merrill Lynch, Pierce, Fenner & Smith
                                 Incorporated

ISSUING ENTITY                   Merrill Lynch Alternative Note Asset Trust,
                                 Series 2007-A2

DEPOSITOR                        Merrill Lynch Mortgage Investors, Inc.

SPONSOR                          Merrill Lynch Mortgage Lending Inc.

SERVICERS                        GreenPoint Mortgage Funding, Inc., National
                                 City Home Loan Services., Wilshire Credit
                                 Corporation and various other servicers, none
                                 of which originated 10% or more of the mortgage
                                 loans. The Sponsor retains the right to
                                 transfer servicing on the loans which are
                                 currently serviced by Wilshire Credit
                                 Corporation to a successor servicer.

MASTER SERVICER AND SECURITIES   Wells Fargo Bank, N.A.
ADMINSTRATOR

TRUSTEE                          HSBC Bank USA, National Associaton

SWAP COUNTERPARTY                [To be determined]

CAP COUNTERPARTY                 [To be determined]

CUT-OFF DATE                     March 1, 2007

PRICING DATE                     On or about March [16], 2007

CLOSING DATE                     On or about March [30], 2007

DISTRIBUTION DATES               Distribution of principal and interest on the
                                 offered certificates will be made on the 25th
                                 day of each month or, if such day is not a
                                 business day, on the first business day
                                 thereafter, commencing in April 2007.

ERISA CONSIDERATIONS             The offered certificates will be ERISA eligible
                                 as of the Closing Date. However, while any
                                 interest rate swap agreement is in effect,
                                 employee benefit plans or other retirement
                                 arrangements may not acquire the certificates
                                 covered thereby unless such acquisition and
                                 holding will not constitute or result in a
                                 non-exempt prohibited transaction under Title I
                                 of ERISA or Section 4975 of the Code. Investors
                                 should consult with their counsel with respect
                                 to the consequences under ERISA and the
                                 Internal Revenue Code of an ERISA Plan's
                                 acquisition and ownership of such Certificates.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                            FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)        MERRILL LYNCH MORTGAGE INVESTORS, INC., MANA 2007-A2

LEGAL INVESTMENT                 The Senior Certificates, Class M-1, Class M-2
                                 and Class M-3 Certificates will be "mortgage
                                 related securites" for purposes of the
                                 Secondary Mortgage Market Enhancement Act of
                                 1984.

TAX STATUS                       For federal income tax purposes, the Trust Fund
                                 will include two or more segregated asset
                                 pools, with respect to which elections will be
                                 made to treat each as a "real estate mortgage
                                 investment conduit" ("REMIC").

OPTIONAL TERMINATION             The Securities Administrator will attempt to
                                 terminate the trust when the aggregate stated
                                 principal balance of the Mortgage Loans as of
                                 the last day of the related collection period
                                 is less than or equal to 10% of the aggregate
                                 stated principal balance of the Mortgage Loans
                                 as of the Cut-Off Date. The termination will be
                                 effected by auctioning the remaining trust
                                 assets via a solicitation of bids from at least
                                 three bidders. Any such termination will occur
                                 only if the highest bid received is at least
                                 equal to the sum of (i) the aggregate
                                 outstanding stated principal balance of the
                                 Mortgage Loans, plus accrued interest thereon,
                                 (ii) any unreimbursed out-of-pocket costs and
                                 expenses and the principal portion of Advances,
                                 in each case previously incurred by the Master
                                 Servicer in the performance of its servicing
                                 obligations or by the Securities Administrator
                                 in the performance of its obligations,
                                 including conducting the auction (iii) any
                                 amounts owed to the Swap Counterparty and (iv)
                                 certain other amounts specified in the
                                 prospectus supplement.

MORTGAGE LOANS                   The mortgage pool will consist of adjustable
                                 rate first lien Alt-A mortgage loans ("Mortgage
                                 Loans") originated by GreenPoint Mortgage
                                 Funding, Inc.(29.79%), FNBA (19.63%), National
                                 City (16.67%), Ameriquest (13.03%) and other
                                 originators, none of which originated more than
                                 10% of the mortgage loans. The Mortgage Loans
                                 will be serviced by Wilshire Credit Corpoation
                                 (44.74%), Greenpoint Mortgage Funding, Inc.
                                 (29.79%), National City Home Loan Services
                                 (16.67%) and other servicers none of which will
                                 service more than 10% of the mortgage loans.
                                 The information described herein is based on a
                                 statistical pool of Mortgage Loans having an
                                 aggregate principal balance of approximately
                                 $960,668,249 as of March 1, 2007. See the
                                 attached collateral descriptions for additional
                                 information on the Mortgage Loans.

                                 The Mortgage Pool will be divided into three groups:

                                 -    Group I Mortgage Loans will consist of
                                      approximately 837 adjustable rate Mortgage
                                      Loans with an aggregate principal balance of approximately $209,239,007 and with principal balances at origination that conform to principal balance limits of Fannie Mae.

                                 -    Group II Mortgage Loans will consist of
                                      approximately 932 adjustable rate Mortgage
                                      Loans with an aggregate principal balance of approximately $203,811,222 and with principal balances at origination that conform to principal balance limits of Freddie Mac.

                                 - Group III Mortgage Loans will consist of approximately 1,353 adjustable rate
                                      Mortgage Loans with an aggregate principal balance of approximately $547,618,020 and with principal balances at origination that may or may not conform to principal balance limits of Fannie Mae or Freddie
                                      Mac.

TOTAL DEAL SIZE                  Approximately [$921,630,000]

ADMINISTRATIVE FEES              The Master Servicer, the Servicers, mortgage
                                 insurance provider and the Securities
                                 Administrator will be paid fees of a weighted
                                 average of approximately 26.8 bps per annum
                                 (payable monthly) on the stated principal
                                 balance of the Mortgage Loans.

CREDIT ENHANCEMENTS              1.   Lender-Paid Mortgage Insurance (for
                                      approximately 1.88% of the mortgage loans)

                                 2.   Excess Interest

                                 3.   Over-Collateralization

                                 4.   Subordination

                                 5.   Net Swap Payments received from the Swap
                                      Counterparty (if any)

                                 6.   Cap Payments received from the Cap
                                      Counterparty (if any)

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                            FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)        MERRILL LYNCH MORTGAGE INVESTORS, INC., MANA 2007-A2

EXCESS INTEREST                  Excess interest cashflow will be available as
                                 credit enhancement.

OVER-COLLATERALIZATION           The over-collateralization ("O/C") amount is
                                 equal to the excess of the aggregate principal
                                 balance of the Mortgage Loans over the
                                 aggregate principal balance of the Offered
                                 Certificates. On the Closing Date, the O/C
                                 amount will equal approximately 0.90% of the
                                 aggregate principal balance of the Mortgage
                                 Loans as of the Cut-Off Date. The trust fund
                                 will apply some or all of the Excess Interest
                                 as principal payments on the Class A
                                 Certificates until the O/C target is reached,
                                 resulting in a limited acceleration of
                                 principal of the Offered Certificates relative
                                 to the Mortgage Loans. Once the O/C target
                                 amount is reached, the acceleration feature
                                 will cease, unless it becomes necessary again
                                 to maintain the O/C target amount as described
                                 below:

                                 Initial: Approximately 0.90% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date

                                 Target: 0.90% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off
                                 Date before stepdown, 1.80% of current mortgage balance on or after stepdown

                                 Floor: 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date

SUBORDINATION:                    CLASSES    RATING (M/S)   SUBORDINATION (1)
                                 ---------   ------------   -----------------
                                  Class A      Aaa / AAA          5.90%
                                 Class M-1     Aa1 / AA+          4.50%
                                 Class M-2     Aa2 / AA           4.00%
                                 Class M-3     Aa3 / AA           3.50%
                                 Class M-4     A1 / AA-           3.00%
                                 Class M-5     A2 / AA-           2.50%
                                 Class M-6      A3 / A            2.10%
                                 Class B-1     Baa1 / A           1.75%
                                 Class B-2    Baa2 / BBB+         1.40%
                                 Class B-3    Baa3 / BBB+         0.90%

(1) The subordination includes the initial over-collateralization level of approximately 0.90%.

CLASS SIZES:                      CLASSES    RATING (M/S)   CLASS SIZES
                                  -------    ------------   -----------
                                  Class A      Aaa / AAA       94.10%
                                 Class M-1     Aa1 / AA+        1.40%
                                 Class M-2     Aa2 / AA         0.50%
                                 Class M-3     Aa3 / AA         0.50%
                                 Class M-4     A1 / AA-         0.50%
                                 Class M-5     A2 / AA-         0.50%
                                 Class M-6      A3 / A          0.40%
                                 Class B-1     Baa1 / A         0.35%
                                 Class B-2    Baa2 / BBB+       0.35%
                                 Class B-3    Baa3 / BBB+       0.50%

INTEREST ACCRUAL                 Interest on the Offered Certificates will
                                 initially accrue from the Closing Date to (but
                                 excluding) the first Distribution Date, and
                                 thereafter, from the prior Distribution Date to
                                 (but excluding) the current Distribution Date,
                                 on an actual/360 basis.

COUPON STEP UP                   If the optional termination of the Certificates
                                 does not occur on the first distribution date
                                 on which it can occur, (i) the margins on each
                                 class of the Class A Certificates will increase
                                 to 2x their respective margins, and (ii) the
                                 margins on each class of the Subordinate
                                 Certificates will increase to 1.5x their
                                 respective margins in each case on the
                                 following Distribution Date.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                            FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)        MERRILL LYNCH MORTGAGE INVESTORS, INC., MANA 2007-A2

SWAP CONTRACT                    The supplemental interest trust, for the
(PRELIMINARY AND SUBJECT TO      benefit for the Issuing Entity, will include a
REVISION)                        swap derivative contract for the benefit of the
                                 Certificates (the "Swap Contract") to (i)
                                 protect against interest rate risk from upward
                                 movement in one-month LIBOR, (ii) diminish
                                 basis risk associated with the hybrid
                                 adjustable-rate mortgage loans and (iii)
                                 provide additional credit enhancement in
                                 respect of the Certificates. On each
                                 Distribution Date, the supplemental interest
                                 trust will be required to make payments to the
                                 Swap Counterparty based on the applicable fixed
                                 rate and on the applicable notional balance for
                                 the Distribution Date specified in the schedule
                                 hereto and the supplemental interest trust will
                                 be entitled to receive payments from the Swap
                                 Counterparty based on one-month LIBOR and the
                                 applicable notional balance for the
                                 Distribution Date specified in the schedule
                                 hereto. The payments from the supplemental
                                 interest trust to the Swap Counterparty and
                                 from the Swap Counterparty to the supplemental
                                 interest trust on each Distribution Date will
                                 be netted so that only the net payment (the
                                 "Net Swap Payment") will be paid by the party
                                 owing the higher of the two payments on such
                                 Distribution Date. Any Net Swap Payment
                                 received from the Swap Counterparty will be
                                 available to pay current interest and any
                                 interest shortfalls, to build or maintain
                                 overcollateralization, to pay any unpaid
                                 realized loss amounts and to pay any basis risk
                                 shortfalls

CAP CONTRACT                     The supplemental interest trust, for the
(PRELIMINARY AND SUBJECT TO      benefit of the Issuing Entity, will include a
REVISION)                        cap derivative contract for the benefit of the
                                 Certificates (the "Cap Contract") to (i)
                                 protect against interest rate risk from upward
                                 movement in one-month LIBOR, (ii) diminish
                                 basis risk associated with the hybrid
                                 adjustable-rate mortgage loans and (iii)
                                 provide additional credit enhancement in
                                 respect of the Certificates. On each
                                 Distribution Date, the supplemental interest
                                 trust will be entitled to receive payments from
                                 the Cap Counterparty ("Cap Payments") based on
                                 the lesser of (a) the applicable notional
                                 balance for the Distribution Date specified in
                                 the schedule hereto and (b) the excess if any,
                                 of (A) the aggregate Certificate principal
                                 balance for the related Distribution Date over
                                 (B) the swap notional for the related
                                 Distribution Date, if the one-month LIBOR
                                 exceeds 6.00%. Any Cap Payment received from
                                 the Cap Counterparty will be available to pay
                                 current interest and any interest shortfalls,
                                 to build or maintain over-collateralization, to
                                 pay any unpaid realized loss amounts and to pay
                                 any basis risk shortfalls on the relevant
                                 Distribution Date.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                            FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)        MERRILL LYNCH MORTGAGE INVESTORS, INC., MANA 2007-A2

AVAILABLE FUNDS CAPS             Class A-1 Certificates: The per annum rate
                                 equal to the product of (i) 12, (ii) the
                                 quotient of (x) the total scheduled interest on
                                 the Group 1 Mortgage Loans based on the Net
                                 Mortgage Rates in effect on the related due
                                 date, less the pro rata portion (calculated
                                 based on the ratio of the Group 1 Mortgage
                                 Loans to the total pool of Mortgage Loans)
                                 allocable to the Group 1 Mortgage Loans of any
                                 Net Swap Payments or swap termination payments
                                 (other than defaulted swap termination
                                 payments) owed to the Swap Counterparty for
                                 such distribution date, and (y) the aggregate
                                 stated principal balance of the Group 1
                                 Mortgage Loans as of the first day of the
                                 related accrual period and (iii) a fraction,
                                 the numerator of which is 30, and the
                                 denominator of which is the actual number of
                                 days in the related accrual period.

                                 Class A-2 Certificates: The per annum rate equal to the product of (i) 12, (ii) the quotient of (x) the total scheduled interest on the Group 2 Mortgage Loans based on the Net
                                 Mortgage Rates in effect on the related due date, less the pro rata portion (calculated based on the ratio of the Group 2 Mortgage
                                 Loans to the total pool of Mortgage Loans) allocable to the Group 2 Mortgage Loans of any Net Swap Payments or swap termination payments
                                 (other than defaulted swap termination
                                 payments) owed to the Swap Counterparty for such distribution date, and (y) the aggregate stated principal balance of the Group 2
                                 Mortgage Loans as of the first day of the related accrual period and (iii) a fraction, the numerator of which is 30, and the denominator of which is the actual number of days in the related accrual period.

                                 Class A-3 Certificates: The per annum rate equal to the product of (i) 12, (ii) the quotient of (x) the total scheduled interest on the Group 3 Mortgage Loans based on the Net
                                 Mortgage Rates in effect on the related due date, less the pro rata portion (calculated based on the ratio of the Group 3 Mortgage
                                 Loans to the total pool of Mortgage Loans) allocable to the Group 3 Mortgage Loans of any Net Swap Payments or swap termination payments
                                 (other than defaulted swap termination
                                 payments) owed to the Swap Counterparty for such distribution date, and (y) the aggregate stated principal balance of the Group 3
                                 Mortgage Loans as of the first day of the related accrual period and (iii) a fraction, the numerator of which is 30, and the denominator of which is the actual number of days in the related accrual period.

                                 Subordinate Certificates: The per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group, the current principal balance of the related Class A Certificates) of the Class A-1
                                 Available Funds Cap, the Class A-2 Available
                                 Funds Cap and the Class A-3 Available Funds
                                 Cap.

                                 "Net Mortgage Rate" means, with respect to any mortgage loan the mortgage rate on such mortgage loan less the administrative fees.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                            FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)        MERRILL LYNCH MORTGAGE INVESTORS, INC., MANA 2007-A2

CORRIDOR CONTRACTS               The Class A-1, Class A-2, Class A-3 and the
                                 Subordinate Certificates will each have the
                                 benefit of one of the four corridor contracts.

                                 Payments received on the related corridor contract will be available to pay amounts to the holders of the related class or classes of Certificates, in respect of shortfalls arising as a result of the application of the applicable Available Funds Cap, as described herein (except to the extent attributable to the fact that Realized Losses are not allocated to the Class A Certificates after the Subordinate Certificates have been written down to zero).

MAXIMUM RATE CAPS                The pass-through rates of each of the Offered
                                 Certificates will also be subject to a related
                                 "Maximum Rate Cap", which will be calculated in
                                 the same manner as the related Available Funds
                                 Cap, but based on the net maximum lifetime
                                 mortgage rates for the adjustable rate Mortgage
                                 Loans and the net mortgage rates for the fixed
                                 rate Mortgage Loans in the related loan group
                                 rather than the net mortgage rate. Any interest
                                 shortfall due to the application of a Maximum
                                 Rate Cap will not be reimbursed, except under
                                 limited circumstances.

SHORTFALL REIMBURSEMENT          With respect to any Class of Certificates on
                                 any Distribution Date, an amount equal to the
                                 sum of (A) the excess, if any, of (1) the
                                 amount of interest that such Class would have
                                 accrued on such Distribution Date had the
                                 pass-through rate for that Class been equal to
                                 the lesser of (a) LIBOR plus the related margin
                                 and (b) the greater of (x) the related Maximum
                                 Rate Cap for such Distribution Date and (y) a
                                 per annum rate equal to the sum of (i) the
                                 related Available Funds Cap and (ii) the
                                 product of (AA) a fraction, stated as a
                                 percentage, the numerator of which is 360 and
                                 the denominator of which is the actual number
                                 of days in the related Accrual Period and (BB)
                                 the sum of (x) a fraction, stated as a
                                 percentage, the numerator of which is an amount
                                 equal to the proceeds, if any, payable under
                                 the related Corridor Contract with respect to
                                 such Distribution Date and the denominator of
                                 which is the aggregate certificate principal
                                 balance of the related Class or Classes of
                                 Certificates immediately prior to such
                                 Distribution Date and (y) a fraction, as stated
                                 as a percentage, the numerator of which is an
                                 amount equal to any Net Swap Payments owed by
                                 the Swap Counterparty and payments from Cap
                                 Contract for such Distribution Date and the
                                 denominator of which is the aggregate Stated
                                 Principal Balance of the Mortgage Loans as of
                                 the immediately preceding Distribution Date,
                                 over (2) the amount of interest that each such
                                 Class accrued on such Distribution Date based
                                 on a pass-through rate equal to the related
                                 Available Funds Cap and (B) the unpaid portion
                                 of any such excess from the prior Distribution
                                 Date (and interest accrued thereon at the
                                 current applicable pass-through rate for such
                                 Class, without giving effect to the related
                                 Available Funds Cap) (herein referred to as a
                                 "Carryover"). Such reimbursement will be paid
                                 only on a subordinated basis, as described
                                 below in the "Cashflow Priority" section. No
                                 such Carryover with respect to a Class will be
                                 paid to such Class once the certificate
                                 principal balance thereof has been reduced to
                                 zero.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                            FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)        MERRILL LYNCH MORTGAGE INVESTORS, INC., MANA 2007-A2

CASHFLOW PRIORITY                1.   Repayment of any unreimbursed Servicer
(Preliminary and Subject to           advances.
Revision)

                                 2.   Master Servicing fees, Servicer fees,
                                      Trustee fees, Mortgage Insurance fees and Securities Administrator fees as applicable.

                                 3. Available interest funds, as follows: to pay to the Swap Counterparty any Net Swap
                                      Payment or any swap termination payment
                                      owed to the Swap Counterparty pursuant to the Swap Contract in the event that the supplemental interest trust is the defaulting party or an affected party under the Swap Contract.

                                 4.   Available interest funds not used as
                                      provided in paragraph 3 above, as follows:
                                      monthly interest, including any unpaid
                                      monthly interest from prior months,
                                      concurrently, to each class of the Class A
                                      Certificates, then monthly interest,
                                      including any unpaid monthly interest from prior months, to the Class M-1
                                      Certificates, then to the Class M-2
                                      Certificates, then to the Class M-3
                                      Certificates, then to the Class M-4
                                      Certificates, then to the Class M-5
                                      Certificates, then to the Class M-6
                                      Certificates, then to the Class B-1
                                      Certificates, then to the Class B-2
                                      Certificates and then to the Class B-3
                                      Certificates.

                                 5. Available principal funds, as follows: to pay to the Swap Counterparty any swap termination payment owed to the Swap
                                      Counterparty pursuant to the Swap Contract in the event that the supplemental interest trust is the defaulting party or an affected party under the Swap Contract.

                                 6.   Available principal funds not used as
                                      provided in paragraph 5 above, as follows:
                                      monthly principal to the Class A
                                      Certificates as described under "PRINCIPAL
                                      PAYDOWN", then monthly principal to the
                                      Class M-1 Certificates, then monthly
                                      principal to the Class M-2 Certificates, then monthly principal to the Class M-3
                                      Certificates, then monthly principal to
                                      the Class M-4 Certificates, then monthly principal to the Class M-5 Certificates, then monthly principal to the Class M-6
                                      Certificates, then monthly principal to
                                      each the Class B-1 Certificates, then
                                      monthly principal to the Class B-2
                                      Certificates and then monthly principal to the Class B-3 Certificates, in each case as described under "PRINCIPAL PAYDOWN."

                                 7. Excess interest in the order as described under "PRINCIPAL PAYDOWN" if necessary to build or restore O/C to the required level.

                                 8.   Excess interest to pay subordinate
                                      principal shortfalls.

                                 9. Excess interest to pay Carryover resulting from imposition of the related Available
                                      Funds Cap.

                                 10.  Excess interest to pay to the Swap
                                      Counterparty any remaining amounts owed to the Swap Counterparty pursuant to the Swap
                                      Contract.

                                 11.  Any remaining amount will be paid in
                                      accordance with the pooling and servicing agreement and will not be available for payment to holders of the Offered
                                      Certificates.

                                 Payments received on the related Corridor
                                 Contracts will only be available to the related classes of Certificates to pay amounts in respect of Carryovers other than any Carryovers resulting from the fact that realized losses are not allocated to the Class A Certificates after the Subordinate Certificates have been written down to zero. Any excess of amounts received on the related Corridor Contract over amounts needed to pay such Carryovers on the related classes of Certificates will be distributed in respect of other classes of certificates not described herein.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                            FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)        MERRILL LYNCH MORTGAGE INVESTORS, INC., MANA 2007-A2

PRINCIPAL PAYDOWN
IF THE SUBORDINATE CLASS PRINCIPAL DISTRIBUTION TEST IS NOT MET:

     All scheduled and unscheduled principal received from the Mortgage Loans plus excess spread to the extent distributable as principal to replenish O/C to the required level will be paid to the Class A Certificates, as follows:

     1) The Group 1 Principal Distribution Percentage of (i) scheduled and unscheduled principal received from the Mortgage Loans and (ii) excess spread to the extent distributable as principal to replenish O/C to the required level will be paid to the Class A-1 Certificates.

     2) The Group 2 Principal Distribution Percentage of (i) scheduled and unscheduled principal received from the Mortgage Loans and (ii) excess spread to the extent distributable as principal to replenish O/C to the required level will be paid to the Class A-2 Certificates.

     3) The Group 3 Principal Distribution Percentage of (i) scheduled and unscheduled principal received from the Mortgage Loans and (ii) excess spread to the extent distributable as principal to replenish O/C to the required level will be paid to the Class A-3 Certificates.

     "Group 1 Principal Distribution Percentage" means with respect to any Distribution Date, the fraction expressed as a percentage, the numerator of which is the amount of scheduled and unscheduled principal received with respect to Group 1 mortgage loans and distributable on such Distribution Date, and the denominator of which is the amount of scheduled and unscheduled principal received from the Mortgage Loans and distributable on such Distribution Date.

     "Group 2 Principal Distribution Percentage" means with respect to any Distribution Date, the fraction expressed as a percentage, the numerator of which is the amount of scheduled and unscheduled principal received with respect to Group 2 mortgage loans and distributable on such Distribution Date, and the denominator of which is the amount of scheduled and unscheduled principal received from Mortgage Loans and distributable on such Distribution Date.

     "Group 3 Principal Distribution Percentage" means with respect to any Distribution Date, the fraction expressed as a percentage, the numerator of which is the amount of scheduled and unscheduled principal received with respect to Group 3 mortgage loans and distributable on such Distribution Date, and the denominator of which is the amount of scheduled and unscheduled principal received from Mortgage Loans and distributable on such Distribution Date.

     Principal distributions allocated to the Class A-3 Certificates will be distributed on a pro-rata basis based on the certificate principal balance of the related Certificates concurrently as follows:

          a. To the Class A-3A, Class A-3B and Class A-3C Certificates sequentially as follows: first, to the Class A-3A Certificates until its certificate principal balance is reduced to zero, then to the Class A-3B Certificates until its certificate principal balance is reduced to zero, and then to the Class A-3C Certificates until its certificate principal balance is reduced to zero; and

          b. To the Class A-3D Certificates, until its certificate principal balance is reduced to zero.

     If as a result of realized losses, the principal balance of the Class M and Class B Certificates are reduced to zero, the principal distribution amount for the Class A-3 Certificates will be made sequentially (i) pro rata to the Class A-3A, Class A-3B and Class A-3C and then (ii) to the Class A-3D Certificates so long as such certificates are outstanding.

After the certificate principal balance of any of the Class A-1, Class A-2 or Class A-3 Certificates has been reduced to zero, the amounts referred to in (1),
(2) or (3) above, as applicable, will be distributed to the remaining Class A Certificates (i.e., whichever such class or classes remains outstanding) as the case may be. After the aggregate certificate principal balance of the Class A Certificates has been reduced to zero, the amounts referred to in (1), (2) and
(3) above will be distributed sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                            FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)        MERRILL LYNCH MORTGAGE INVESTORS, INC., MANA 2007-A2

IF THE SUBORDINATE CLASS PRINCIPAL DISTRIBUTION TEST IS MET:

All Certificates will be entitled to receive payments of principal, in the following order of priority: first to the Class A Certificates (allocated among the Class A-1, Class A-2 and Class A-3 Certificates as described immediately above), second to the Class M-1 Certificates, third to the Class M-2 Certificates, fourth to the Class M-3 Certificates, fifth to the Class M-4 Certificates, sixth to the Class M-5 Certificates, seventh to the Class M-6 Certificates, eighth to the Class B-1 Certificates, ninth to the Class B-2 Certificates and tenth to the Class B-3 Certificates, in each case up to amounts necessary to maintain the subordination for each class at its required level.

The required levels of subordination are approximately as follows:

 CLASS A    11.80%*
CLASS M-1    9.00%*
CLASS M-2    8.00%*
CLASS M-3    7.00%*
CLASS M-4    6.00%*
CLASS M-5    5.00%*
CLASS M-6    4.20%*
CLASS B-1    3.50%*
CLASS B-2    2.80%*
CLASS B-3    1.80%*

*    includes 2x the overcollateralization of 0.90%

THE SUBORDINATE CLASS PRINCIPAL DISTRIBUTION TEST IS MET IF:

1.   The Distribution Date is on or after the earlier of:

     i) the first Distribution Date on which the aggregate certificate principal balance of the Class A Certificates have been reduced to zero; and

     ii)  the later of the:

          a.   April 2010 Distribution Date; and

          b. the applicable Subordinate Class Principal Distribution Date has occurred (as described below).

2.   A Step Down Loss Trigger Event does not exist.

SUBORDINATE CLASS PRINCIPAL      The first Distribution Date on which the Senior
DISTRIBUTION DATE                Enhancement Percentage (i.e., the sum of the
                                 outstanding principal balance of the
                                 subordinate Certificates and the O/C amount
                                 divided by the aggregate stated principal
                                 balance of the Mortgage Loans) is greater than
                                 or equal to the Senior Specified Enhancement
                                 Percentage (including O/C), which is equal to
                                 two times the initial Class A subordination
                                 percentage.

                                 SENIOR SPECIFIED ENHANCEMENT PERCENTAGE:

                                 11.80%
                                 or
                                 (5.00%+0.90%)*2

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                            FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)        MERRILL LYNCH MORTGAGE INVESTORS, INC., MANA 2007-A2

STEP DOWN LOSS TRIGGER EVENT     The situation that exists with respect to any
(Preliminary and Subject to      Distribution Date after the Stepdown Date, if
Revision)                        (a) the quotient of (1) the aggregate Stated
                                 Principal Balance of all Mortgage Loans 60 or
                                 more days delinquent, measured on a rolling
                                 three month basis (including Mortgage Loans in
                                 foreclosure and REO Properties) and (2) the
                                 Stated Principal Balance of all the Mortgage
                                 Loans as of the preceding master servicer
                                 remittance date, equals or exceeds the product
                                 of (i) 40.00% and (ii) the Required Percentage
                                 or (b) the quotient (expressed as a
                                 percentage)of (1) the aggregate Realized Losses
                                 incurred from the Cut-off Date through the last
                                 day of the calendar month preceding such
                                 Distribution Date and (2) the aggregate
                                 principal balance of the Mortgage Loans as of
                                 the Cut-off Date exceeds the Required Loss
                                 Percentage.

                                 DISTRIBUTION DATE OCCURRING   LOSS PERCENTAGE
                                 ---------------------------   ----------------------------------------------------
                                 April 2009 - March 2010       0.20% with respect to April 2009, plus an additional
                                                               1/12th of 0.35% for each month thereafter
                                 April 2010 - March 2011       0.55% with respect to April 2010, plus an additional
                                                               1/12th of 0.35% for each month thereafter
                                 April 2011 - March 2012       0.90% with respect to April 2011, plus an additional
                                                               1/12th of 0.40% for each month thereafter
                                 April 2012 - March 2013       1.30% with respect to April 2012, plus an additional
                                                               1/12th of 0.25% for each month thereafter
                                 April 2013 and thereafter     1.55%

                                     (PRELIMINARY AND SUBJECT TO REVISION)

ALLOCATION OF REALIZED LOSSES    Allocation of Realized Losses: The principal
                                 portion of realized losses on the Mortgage
                                 Loans will be allocated as follows: first, to
                                 the excess interest, second, to the O/C Amount,
                                 until the O/C Amount is reduced to zero; and,
                                 third, to the Class B Certificates in reverse
                                 order of their numerical class designation
                                 until the respective certificate principal
                                 balance of each such class has been reduced to
                                 zero; and fourth, to the Class M Certificates
                                 in reverse order of their numerical class
                                 designation until the respective certificate
                                 principal balance of each such class has been
                                 reduced to zero. Realized losses are NOT
                                 allocated to the Class A Certificates after the
                                 certificate principal balance of each class of
                                 the Subordinate Certificates has been reduced
                                 to zero.

PROSPECTUS                       The Certificates will be described in more
                                 detail in a Prospectus which includes a
                                 Prospectus Supplement (together, the
                                 "Prospectus"). Complete information with
                                 respect to the Certificates and the Mortgage
                                 Loans will be contained in the Prospectus.

MORTGAGE LOAN TABLES             The following tables describe the Mortgage
                                 Loans and the related mortgaged properties as
                                 of the Statistical Calculation Date. The sum of
                                 the columns below may not equal the total
                                 indicated due to rounding.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                            FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)        MERRILL LYNCH MORTGAGE INVESTORS, INC., MANA 2007-A2

                     GROUP I ADJUSTABLE RATE MORTGAGE LOANS

                                                                ORIGINAL        REMAINING      ORIGINAL   REMAINING
                                                              AMORTIZATION     AMORTIZATION    INTEREST    INTEREST
                              NET     ORIGINAL   REMAINING        TERM             TERM          ONLY        ONLY
   CURRENT      MORTGAGE   MORTGAGE     TERM       TERM      (LESS IO TERM)   (LESS IO TERM)     TERM        TERM       GROSS
 BALANCE ($)     RATE(%)    RATE(%)   (MONTHS)    (MONTHS)       (MONTHS)         (MONTHS)     (MONTHS)    (MONTHS)   MARGIN(%)
-------------   --------   --------   --------   ---------   --------------   --------------   --------   ---------   ---------
    81,318.39     6.500      6.250       360        355            240              240           120        115        2.250
    46,514.31     7.625      7.375       360        343            360              343             0          0        2.750
   186,645.08     7.000      6.750       360        354            240              240           120        114        2.250
    84,416.24     6.875      6.625       360        359            240              240           120        119        2.250
   154,892.18     7.125      6.875       360        358            240              240           120        118        2.250
   451,510.71     6.335      6.085       360        358            240              240           120        118        2.250
   197,487.53     7.375      7.125       360        354            240              240           120        114        2.250
   247,827.49     6.875      6.625       360        358            240              240           120        118        2.250
   695,949.93     6.678      6.428       360        358            240              240           120        118        2.250
   133,207.28     6.750      6.500       360        358            360              358             0          0        2.250
   185,870.62     6.250      5.950       360        356            240              240           120        116        2.500
 1,862,578.47     6.340      6.090       360        359            240              240           120        119        2.250
 1,493,547.85     6.398      6.148       360        359            240              240           120        119        2.250
 3,332,650.48     6.559      6.268       360        359            240              240           120        119        2.306
 2,676,633.69     6.477      6.227       360        355            240              240           120        115        2.250
   255,572.10     6.625      6.375       360        358            240              240           120        118        2.250
   162,636.79     6.500      6.250       360        359            360              359             0          0        2.250
   333,018.19     8.000      7.750       360        358            240              240           120        118        2.250
 1,743,307.86     6.534      6.284       360        358            240              240           120        118        2.250
   143,275.27     7.250      7.000       360        358            240              240           120        118        2.250
 4,599,958.94     6.522      6.248       360        359            240              240           120        119        2.288
 1,002,926.87     6.758      6.508       360        359            240              240           120        119        2.250
   251,699.79     6.500      6.250       360        358            240              240           120        118        2.250
    80,031.54     7.225      6.925       360        354            360              354             0          0        3.250
   823,009.42     7.862      7.562       360        355            360              355             0          0        3.250
 1,731,356.99     7.032      6.782       360        356            360              356             0          0        2.671
   307,390.28     6.400      6.150       360        356            360              356             0          0        2.750
 2,313,447.23     7.191      6.838       360        356            360              356             0          0        2.781
   153,906.56     7.160      6.910       360        356            360              356             0          0        2.750
   339,213.88     6.500      6.250       360        356            240              240           120        116        2.250
   588,137.23     6.167      5.917       360        356            240              240           120        116        2.250
13,997,622.31     6.984      6.660       360        356            240              240           120        116        2.824

                                                                      NUMBER OF
                                                                       MONTHS                    ORIGINAL
                INITIAL                                    RATE      UNTIL NEXT                  MONTHS TO
                  RATE                                    CHANGE        RATE                    PREPAYMENT
   CURRENT       CHANGE   PERIODIC   MAXIMUM   MINIMUM   FREQUENCY   ADJUSTMENT                   PENALTY
 BALANCE ($)     CAP(%)    CAP(%)    RATE(%)   RATE(%)   (MONTHS)       DATE         INDEX      EXPIRATION
-------------   -------   --------   -------   -------   ---------   ----------   -----------   ----------
    81,318.39    5.000      1.000     11.500    2.250         6           55      6M LIBOR          36
    46,514.31    5.000      1.000     12.625    2.750         6          103      6M LIBOR          36
   186,645.08    5.000      1.000     13.000    2.250         6           30      6M LIBOR          36
    84,416.24    5.000      1.000     11.875    2.250         6           83      6M LIBOR          36
   154,892.18    5.000      1.000     12.125    2.250         6          118      6M LIBOR          42
   451,510.71    5.000      1.000     11.335    2.250         6           58      6M LIBOR          42
   197,487.53    5.000      1.000     12.375    2.375         6           54      6M LIBOR          12
   247,827.49    5.000      1.000     11.875    2.250         6           58      6M LIBOR          12
   695,949.93    5.000      1.000     11.678    2.250         6           58      6M LIBOR          36
   133,207.28    5.000      1.000     11.750    2.250         6           82      6M LIBOR          36
   185,870.62    3.000      1.000     12.250    2.500         6           20      6M LIBOR          12
 1,862,578.47    5.000      1.000     12.340    2.250         6           35      6M LIBOR          12
 1,493,547.85    5.000      1.000     12.398    2.250         6           35      6M LIBOR          36
 3,332,650.48    5.000      1.000     11.559    2.306         6           59      6M LIBOR          12
 2,676,633.69    5.359      1.359     11.836    2.250         6           55      6M LIBOR          36
   255,572.10    5.000      1.000     11.625    2.250         6           82      6M LIBOR          12
   162,636.79    5.000      1.000     11.500    2.250         6           59      6M LIBOR          36
   333,018.19    5.000      1.000     13.000    2.250         6          118      6M LIBOR          36
 1,743,307.86    5.000      1.000     12.534    2.250         6           34      6M LIBOR          36
   143,275.27    5.000      1.000     12.250    2.250         6           58      6M LIBOR          12
 4,599,958.94    5.000      1.000     11.522    2.288         6           59      6M LIBOR          36
 1,002,926.87    5.000      1.000     11.758    2.250         6           83      6M LIBOR          36
   251,699.79    5.000      1.000     11.500    2.250         6           58      6M LIBOR          36
    80,031.54    3.000      1.000     13.225    3.250         6           18      6M LIBOR          12
   823,009.42    2.530      1.000     13.862    3.250         6           19      6M LIBOR          24
 1,731,356.99    5.841      1.000     12.873    2.671         6           56      6M LIBOR          12
   307,390.28    6.000      1.000     12.400    2.750         6           56      6M LIBOR          24
 2,313,447.23    5.856      1.000     13.047    2.781         6           56      6M LIBOR          36
   153,906.56    6.000      1.000     13.160    2.750         6           56      6M LIBOR          60
   339,213.88    3.000      1.000     11.500    2.250         6           32      6M LIBOR          36
   588,137.23    5.000      2.000     11.167    2.250        12           56      1Y LIBOR          12
13,997,622.31    5.985      1.000     12.969    2.817         6           56      6M LIBOR          12

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                            FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)        MERRILL LYNCH MORTGAGE INVESTORS, INC., MANA 2007-A2

                  GROUP I ADJUSTABLE RATE MORTGAGE LOANS CONT.

 3,841,923.41     6.724      6.474       360        356            240              240           120        116        2.648
11,306,874.51     6.836      6.500       360        356            240              240           120        116        2.760
   302,039.75     6.875      6.625       360        356            240              240           120        116        2.250
 1,996,663.63     7.327      6.975       360        356            240              240           120        116        2.852
   561,000.11     6.706      6.129       360        356            240              240           120        116        3.077
 4,014,330.63     7.467      7.167       360        355            360              355             0          0        2.253
   261,035.72     6.963      6.713       360        354            360              354             0          0        2.676
   518,413.77     6.599      6.349       360        350            360              350             0          0        2.492
 1,028,086.71     6.636      6.386       360        356            360              356             0          0        2.539
 8,835,747.53     7.197      6.892       360        356            360              356             0          0        2.746
   362,544.51     6.625      6.375       360        358            480              478             0          0        2.250
   492,923.57     6.813      6.563       360        357            360              357             0          0        2.750
   152,714.47     6.125      5.825       360        345            348              345            12          0        2.250
 1,764,318.75     6.401      6.151       360        355            240              240           120        115        2.250
 1,280,135.47     7.546      7.296       360        358            240              240           120        118        2.365
   234,857.28     5.875      5.575       360        344            240              240           120        104        2.375
 4,928,010.90     7.363      7.071       360        356            240              240           120        116        2.466
16,103,459.80     6.648      6.361       360        357            240              240           120        117        2.486
 5,364,633.19     7.148      6.898       360        355            240              240           120        115        2.329
64,075,380.50     6.825      6.546       360        356            240              240           120        116        2.546
 5,684,978.67     6.732      6.482       360        358            240              240           120        118        2.250
    96,807.61     7.500      7.200       360        354            336              336            24         18        2.250
   210,653.37     6.625      6.325       360        348            336              336            24         12        3.250
   348,507.41     6.625      6.375       360        343            324              324            36         19        2.250
   707,271.33     6.374      6.124       360        349            300              300            60         49        2.250
   127,689.24     5.875      5.625       360        349            300              300            60         49        2.250
15,418,648.98     6.593      6.343       360        357            300              300            60         57        2.740
   393,038.91     7.500      7.250       360        346            276              276            84         70        2.250
 8,535,181.20     6.523      6.273       360        357            276              276            84         81        2.750
 1,511,554.07     7.204      6.954       360        358            360              358             0          0        2.515
   619,920.81     7.702      7.452       360        350            360              350             0          0        5.152
   188,194.00     8.125      7.875       360        356            240              240           120        116        2.250
   251,699.79     6.875      6.625       360        357            240              240           120        117        2.250
   150,245.42     6.000      5.750       360        357            240              240           120        117        2.250
   232,241.46     7.625      7.375       360        356            240              240           120        116        2.250

 3,841,923.41    5.766      1.000     12.490    2.648         6           56       6M LIBOR        24
11,306,874.51    5.869      1.000     12.704    2.760         6           56       6M LIBOR        36
   302,039.75    5.000      1.000     11.875    2.250         6           56       6M LIBOR         6
 1,996,663.63    6.000      1.000     13.327    2.852         6           56       6M LIBOR        60
   561,000.11    6.000      1.000     12.706    3.077         6           80       6M LIBOR        36
 4,014,330.63    2.000      1.000     13.443    2.253         6           19       6M LIBOR         0
   261,035.72    2.000      2.000     12.963    2.676        12           30       1Y LIBOR         0
   518,413.77    5.065      1.000     12.599    2.492         6           26       6M LIBOR         0
 1,028,086.71    5.000      2.000     11.636    2.539        12           56       1Y LIBOR         0
 8,835,747.53    5.613      1.137     12.809    2.765         6           56       6M LIBOR         0
   362,544.51    5.000      1.000     11.625    2.250         6           58       6M LIBOR         0
   492,923.57    5.000      1.000     11.813    2.750         6           81       6M LIBOR         0
   152,714.47    2.000      2.000     12.125    2.250        12            9       1Y LIBOR         0
 1,764,318.75    5.000      2.000     11.401    2.250        12          115       1Y LIBOR         0
 1,280,135.47    5.000      1.000     12.546    2.537         6          118       6M LIBOR         0
   234,857.28    6.000      1.000     12.000    2.375         1            8       1M LIBOR         0
 4,928,010.90    2.410      1.000     13.363    2.466         6           20       6M LIBOR         0
16,103,459.80    4.319      1.000     12.604    2.486         6           33       6M LIBOR         0
 5,364,633.19    5.046      2.000     12.194    3.404        12           55       1Y LIBOR         0
64,075,380.50    5.343      1.014     12.168    2.548         6           56       6M LIBOR         0
 5,684,978.67    5.000      1.000     11.732    2.243         6           82       6M LIBOR         0
    96,807.61    2.000      1.000     13.500    2.250        12           18       1Y LIBOR         0
   210,653.37    2.000      1.000     12.625    3.250         6           12       6M LIBOR         0
   348,507.41    2.000      2.000     12.625    2.250        12           19       1Y LIBOR         0
   707,271.33    5.000      2.000     11.374    2.250        12           49       1Y LIBOR         0
   127,689.24    5.000      2.000     10.875    2.250        12           49      1Y Treasury       0
15,418,648.98    5.021      1.021     11.614    2.740         6           57       6M LIBOR         0
   393,038.91    5.000      2.000     12.500    2.250        12           70       1Y LIBOR         0
 8,535,181.20    5.000      1.000     11.523    2.750         6           81       6M LIBOR         0
 1,511,554.07    5.620      1.620     12.824    2.693         6           58       6M LIBOR        36
   619,920.81    6.000      2.000     13.702    5.152         6           50       6M LIBOR        60
   188,194.00    5.000      2.000     13.125    8.125        12           56       1Y LIBOR        12
   251,699.79    5.000      2.000     11.875    6.875        12           57       1Y LIBOR        36
   150,245.42    5.000      1.000     11.000    2.250         6           57       6M LIBOR        60
   232,241.46    5.000      2.000     12.625    7.625        12           80       1Y LIBOR        36

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                            FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)        MERRILL LYNCH MORTGAGE INVESTORS, INC., MANA 2007-A2

                     GROUP II ADJUSTABLE RATE MORTGAGE LOANS

                                                           ORIGINAL       REMAINING     ORIGINAL  REMAINING
                                                         AMORTIZATION    AMORTIZATION   INTEREST  INTEREST
                            NET    ORIGINAL  REMAINING       TERM            TERM         ONLY      ONLY
   CURRENT     MORTGAGE  MORTGAGE    TERM      TERM     (LESS IO TERM)  (LESS IO TERM)    TERM      TERM       GROSS
 BALANCE ($)    RATE(%)   RATE(%)  (MONTHS)  (MONTHS)      (MONTHS)        (MONTHS)     (MONTHS)  (MONTHS)   MARGIN(%)
-------------  --------  --------  --------  ---------  --------------  --------------  --------  ---------  ---------
   135,530.66    8.125     6.465      360       359           240             240          120       119       3.625
   100,679.92    6.375     6.125      360       357           240             240          120       117       2.250
   162,636.79    7.750     7.500      360       359           240             240          120       119       2.250
   185,870.62    6.875     6.625      360       359           360             359            0         0       2.250
   242,406.26    6.921     6.671      360       359           240             240          120       119       2.250
   152,568.80    7.375     7.125      360       358           240             240          120       118       2.250
   133,981.74    7.875     7.625      360       356           240             240          120       116       2.750
   340,762.80    7.625     7.375      360       359           360             359            0         0       2.250
   115,394.67    6.250     6.000      360       359           240             240          120       119       2.500
   236,210.58    6.625     6.375      360       358           240             240          120       118       2.250
   232,338.27    6.875     6.625      360       359           240             240          120       119       2.250
   336,890.49    7.500     7.250      360       359           240             240          120       119       2.250
   131,281.77    6.875     6.625      360       345           360             345            0         0       2.250
   142,500.81    6.500     6.250      360       358           360             358            0         0       2.250
   194,583.30    6.625     6.375      360       357           480             477            0         0       2.250
   634,089.86    6.375     6.125      360       359           240             240          120       119       2.250
   370,531.14    6.465     6.215      360       358           240             240          120       118       2.250
 2,129,573.87    6.763     6.513      360       358           240             240          120       118       2.304
 3,708,312.42    6.690     6.440      360       358           240             240          120       118       2.250
   282,678.23    6.750     6.500      360       358           240             240          120       118       2.250
   142,307.19    6.875     6.625      360       358           360             358            0         0       2.250
   252,474.25    5.875     5.625      360       355           240             240          120       115       2.500
   713,665.72    6.505     6.255      360       358           240             240          120       118       2.250
 3,614,893.07    6.714     6.464      360       358           240             240          120       118       2.269
   679,976.67    6.767     6.517      360       359           240             240          120       119       2.250
   223,439.59    6.935     6.685      360       356           360             356            0         0       2.250
    86,947.38    7.375     7.125      360       356           360             356            0         0       2.250
   486,170.62    7.108     6.765      360       350           360             350            0         0       2.620
   110,701.05    6.625     6.375      360       356           480             476            0         0       2.250
   329,039.80    7.625     7.375      360       356           480             476            0         0       2.250
   313,457.85    6.944     6.694      360       357           480             477            0         0       2.250
 1,952,043.29    6.921     6.671      360       356           360             356            0         0       2.597

                                                                NUMBER OF
                                                                 MONTHS               ORIGINAL
               INITIAL                                 RATE    UNTIL NEXT             MONTHS TO
                 RATE                                 CHANGE      RATE               PREPAYMENT
   CURRENT      CHANGE  PERIODIC  MAXIMUM  MINIMUM  FREQUENCY  ADJUSTMENT              PENALTY
 BALANCE ($)    CAP(%)   CAP(%)   RATE(%)  RATE(%)   (MONTHS)     DATE       INDEX   EXPIRATION
-------------  -------  --------  -------  -------  ---------  ----------  --------  ----------
   135,530.66   5.000     1.000    14.125   3.625       6           35     6M LIBOR      36
   100,679.92   5.000     1.000    12.375   2.250       6           33     6M LIBOR      36
   162,636.79   5.000     1.000    12.750   2.750       6           59     6M LIBOR      36
   185,870.62   5.000     1.000    11.875   2.250       6           59     6M LIBOR      36
   242,406.26   5.000     1.000    11.921   2.250       6           83     6M LIBOR      36
   152,568.80   5.000     1.000    12.375   2.250       6           58     6M LIBOR      12
   133,981.74   5.000     1.000    13.875   2.750       6           32     6M LIBOR      36
   340,762.80   5.000     1.000    12.625   2.250       6           59     6M LIBOR      36
   115,394.67   3.000     1.000    12.250   2.500       6           23     6M LIBOR      36
   236,210.58   5.000     1.000    12.625   2.250       6           34     6M LIBOR      36
   232,338.27   5.000     1.000    11.875   2.250       6           59     6M LIBOR      36
   336,890.49   5.000     1.000    12.500   2.250       6           83     6M LIBOR      36
   131,281.77   6.000     2.000    12.875   2.250       6          105     6M LIBOR      36
   142,500.81   5.000     1.000    12.500   2.250       6           34     6M LIBOR      36
   194,583.30   5.000     1.000    11.625   2.250       6           57     6M LIBOR      36
   634,089.86   5.000     1.000    12.375   2.250       6           35     6M LIBOR      12
   370,531.14   5.000     1.000    12.465   2.250       6           34     6M LIBOR      36
 2,129,573.87   5.000     1.000    11.763   2.304       6           58     6M LIBOR      12
 3,708,312.42   5.066     1.066    11.756   2.301       6           58     6M LIBOR      36
   282,678.23   5.000     1.000    11.750   2.250       6           82     6M LIBOR      36
   142,307.19   5.000     1.000    11.875   2.250       6           82     6M LIBOR      36
   252,474.25   3.000     1.000    11.875   2.500       6           19     6M LIBOR      36
   713,665.72   5.000     1.000    12.505   2.250       6           34     6M LIBOR      36
 3,614,893.07   5.000     1.000    11.714   2.269       6           58     6M LIBOR      36
   679,976.67   5.000     1.000    11.767   2.250       6           83     6M LIBOR      36
   223,439.59   2.000     1.000    12.935   6.935       6           32     6M LIBOR      12
    86,947.38   2.000     1.000    13.375   7.375       6           32     6M LIBOR      24
   486,170.62   2.000     1.000    13.108   7.108       6           26     6M LIBOR      36
   110,701.05   2.000     1.000    12.625   6.625       6           32     6M LIBOR      12
   329,039.80   2.000     1.000    13.625   7.625       6           32     6M LIBOR      24
   313,457.85   2.000     1.000    12.944   6.944       6           33     6M LIBOR      36
 1,952,043.29   5.694     1.306    12.614   3.926       6           56     6M LIBOR      12

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                            FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)        MERRILL LYNCH MORTGAGE INVESTORS, INC., MANA 2007-A2

                  GROUP II ADJUSTABLE RATE MORTGAGE LOANS CONT.

 1,426,275.42    7.322     7.072      360       356           360             356            0         0       2.580
 3,662,267.13    7.137     6.874      360       356           360             356            0         0       2.562
   139,351.68    7.125     6.875      360       356           480             476            0         0       2.250
   307,364.17    6.813     6.563      360       357           480             477            0         0       2.250
   742,953.20    6.652     6.402      360       356           480             476            0         0       2.250
   321,459.04    7.331     7.081      360       356           360             356            0         0       2.250
   481,573.28    6.971     6.721      360       355           360             355            0         0       2.250
   106,066.05    7.500     7.250      360       356           480             476            0         0       2.250
   143,323.67    6.375     6.125      360       357           240             240          120       117       2.250
   385,290.67    7.302     7.052      360       356           240             240          120       116       2.464
   370,289.12    6.875     6.625      360       356           240             240          120       116       5.000
 8,005,183.18    7.277     6.965      360       356           240             240          120       116       2.668
 4,301,316.21    7.109     6.788      360       356           240             240          120       116       2.783
 9,018,182.25    7.087     6.768      360       356           240             240          120       116       2.676
   229,619.89    7.750     7.500      360       353           240             240          120       113       2.750
 1,034,941.98    7.123     6.873      360       356           240             240          120       116       2.250
   188,774.85    5.875     5.625      360       356           300             300           60        56       2.250
   516,430.60    6.259     6.009      360       356           300             300           60        56       2.250
 1,467,599.34    6.889     6.639      360       356           300             300           60        56       2.250
   517,711.62    6.833     6.583      360       356           300             300           60        56       2.250
 4,980,553.23    6.594     6.344      360       356           300             300           60        56       2.250
   403,397.32    7.076     6.826      360       356           300             300           60        56       2.250
   506,497.43    7.018     6.768      360       356           300             300           60        56       2.250
   358,154.90    6.375     6.125      360       356           300             300           60        56       2.250
 2,443,360.67    7.675     7.375      360       355           360             355            0         0       2.468
   812,059.26    7.136     6.886      360       354           360             354            0         0       2.344
   104,513.66    7.125     6.875      360       356           480             476            0         0       2.250
 1,830,595.29    6.406     6.156      360       356           360             356            0         0       2.372
15,232,834.26    7.086     6.821      360       356           360             356            0         0       2.513
 1,015,530.43    6.631     6.381      360       356           480             476            0         0       2.250
   219,665.26    6.750     6.500      360       355           360             355            0         0       2.250
 2,880,526.21    7.321     7.071      360       356           360             356            0         0       2.250
   145,546.95    7.250     7.000      360       356           480             476            0         0       2.250
   877,561.01    6.471     6.221      360       356           240             240          120       116       2.250
 1,931,892.72    7.419     7.169      360       359           240             240          120       119       2.250
 2,758,290.91    7.692     7.392      360       355           240             240          120       115       2.491
   187,806.77    7.750     7.500      360       349           240             240          120       109       2.250
 6,319,208.52    6.635     6.383      360       357           240             240          120       117       2.693
 6,178,175.58    7.321     7.071      360       356           240             240          120       116       3.161

 1,426,275.42   5.661     1.068    12.983   2.877       6          56      6M LIBOR      24
 3,662,267.13   5.599     1.401    12.736   4.438       6          56      6M LIBOR      36
   139,351.68   5.000     2.000    12.125   7.125       6          56      6M LIBOR      12
   307,364.17   5.000     2.000    11.813   6.813       6          57      6M LIBOR      24
   742,953.20   5.000     2.000    11.652   6.652       6          56      6M LIBOR      36
   321,459.04   5.000     2.000    12.331   7.331       6          80      6M LIBOR      24
   481,573.28   5.000     2.000    11.971   6.971       6          79      6M LIBOR      36
   106,066.05   5.000     2.000    12.500   7.500       6          80      6M LIBOR      36
   143,323.67   3.000     1.000    11.375   2.250       6          33      6M LIBOR      12
   385,290.67   3.709     1.000    13.302   5.113       6          32      6M LIBOR      36
   370,289.12   5.000     2.000    11.875   5.000      12          56      1Y LIBOR      24
 8,005,183.18   5.714     1.081    12.991   3.024       6          56      6M LIBOR      12
 4,301,316.21   5.923     1.000    13.032   2.783       6          56      6M LIBOR      24
 9,018,182.25   5.801     1.052    12.888   2.922       6          56      6M LIBOR      36
   229,619.89   6.000     1.000    13.750   2.750       6          77      6M LIBOR      12
 1,034,941.98   5.000     1.828    12.123   6.349       6          80      6M LIBOR      36
   188,774.85   2.000     1.000    11.875   5.875       6          32      6M LIBOR      12
   516,430.60   2.000     1.000    12.259   6.259       6          32      6M LIBOR      36
 1,467,599.34   5.000     2.000    11.889   6.889       6          56      6M LIBOR      12
   517,711.62   5.000     2.000    11.833   6.833       6          56      6M LIBOR      24
 4,980,553.23   5.000     2.000    11.594   6.594       6          56      6M LIBOR      36
   403,397.32   5.000     2.000    12.076   7.076       6          80      6M LIBOR      12
   506,497.43   5.000     2.000    12.018   7.018       6          80      6M LIBOR      24
   358,154.90   5.000     2.000    11.375   6.375       6          80      6M LIBOR      36
 2,443,360.67   2.000     1.000    13.675   2.468       6          19      6M LIBOR       0
   812,059.26   3.336     1.000    13.136   5.152       6          30      6M LIBOR       0
   104,513.66   2.000     1.000    13.125   7.125       6          32      6M LIBOR       0
 1,830,595.29   5.000     2.000    11.406   2.372      12          56      1Y LIBOR       0
15,232,834.26   5.363     1.395    12.449   4.107       6          56      6M LIBOR       0
 1,015,530.43   5.000     1.819    11.631   5.773       6          56      6M LIBOR       0
   219,665.26   5.000     2.000    11.750   2.250      12          79      1Y LIBOR       0
 2,880,526.21   5.000     1.921    12.321   6.974       6          80      6M LIBOR       0
   145,546.95   5.000     2.000    12.250   7.250       6          80      6M LIBOR       0
   877,561.01   5.000     2.000    11.471   2.250      12         116      1Y LIBOR       0
 1,931,892.72   5.000     1.000    12.419   2.250       6         119      6M LIBOR       0
 2,758,290.91   2.241     1.000    13.692   2.491       6          19      6M LIBOR       0
   187,806.77   3.000     2.000    12.750   2.250      12          25      1Y LIBOR       0
 6,319,208.52   3.644     1.000    12.581   2.862       6          33      6M LIBOR       0
 6,178,175.58   5.000     2.000    12.321   3.306      12          56      1Y LIBOR       0

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                            FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)        MERRILL LYNCH MORTGAGE INVESTORS, INC., MANA 2007-A2

                  GROUP II ADJUSTABLE RATE MORTGAGE LOANS CONT.

47,562,676.86    6.860     6.599      360       356           240             240          120       116       2.576
   952,006.07    6.193     5.943      360       351           240             240          120       111       2.250
 5,492,922.04    6.931     6.681      360       358           240             240          120       118       2.370
    96,807.61    8.000     7.750      360       357           324             324           36        33       2.750
   396,523.98    7.125     6.875      360       356           300             300           60        56       2.250
 1,294,124.10    6.147     5.897      360       354           300             300           60        54       2.250
15,247,690.09    6.764     6.514      360       357           300             300           60        57       2.659
   396,716.92    6.801     6.551      360       357           300             300           60        57       2.250
   239,114.80    5.875     5.625      360       357           276             276           84        81       2.250
12,567,661.40    6.614     6.364      360       357           276             276           84        81       2.750
   225,658.55    7.000     6.750      360       358           360             358            0         0       5.000
 2,627,745.85    7.942     7.692      360       358           360             358            0         0       2.273
   207,168.29    7.875     7.625      360       358           360             358            0         0       2.750
 6,969,174.83    7.347     7.097      360       358           360             358            0         0       2.662
   192,887.23    8.000     7.750      360       355           240             240          120       115       2.875
   147,147.57    7.750     7.500      360       357           240             240          120       117       2.250
   181,998.31    7.500     7.250      360       349           240             240          120       109       2.250
 1,080,671.38    7.479     7.229      360       351           240             240          120       111       2.569

47,562,676.86   5.284     1.033    12.143   2.688       6          56      6M LIBOR       0
   952,006.07   5.000     2.000    11.193   2.250      12          75      1Y LIBOR       0
 5,492,922.04   5.000     1.034    11.931   2.575       6          82      6M LIBOR       0
    96,807.61   5.000     1.000    13.000   2.750       6          33      6M LIBOR       0
   396,523.98   2.000     1.000    13.125   7.125       6          32      6M LIBOR       0
 1,294,124.10   5.000     2.000    11.147   2.250      12          54      1Y LIBOR       0
15,247,690.09   5.000     1.182    11.764   3.523       6          57      6M LIBOR       0
   396,716.92   5.000     2.000    11.801   6.801       6          81      6M LIBOR       0
   239,114.80   5.000     2.000    10.875   2.250      12          81      1Y LIBOR       0
12,567,661.40   5.000     1.000    11.614   2.750       6          81      6M LIBOR       0
   225,658.55   6.000     2.000    13.000   5.000       6          34      6M LIBOR      36
 2,627,745.85   5.046     1.046    12.988   2.820       6          58      6M LIBOR      12
   207,168.29   6.000     2.000    13.875   2.750       6          58      6M LIBOR      24
 6,969,174.83   5.710     1.710    13.056   2.832       6          58      6M LIBOR      36
   192,887.23   3.000     1.000    14.000   2.875       6          19      6M LIBOR      24
   147,147.57   5.000     2.000    12.750   7.750      12          57      1Y LIBOR      36
   181,998.31   5.000     1.000    12.500   2.250       6          49      6M LIBOR      12
 1,080,671.38   5.637     1.637    13.116   3.911       6          51      6M LIBOR      36

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                            FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)        MERRILL LYNCH MORTGAGE INVESTORS, INC., MANA 2007-A2

                    GROUP III ADJUSTABLE RATE MORTGAGE LOANS


                                                            ORIGINAL        REMAINING    ORIGINAL  REMAINING
                                                          AMORTIZATION    AMORTIZATION   INTEREST   INTEREST
                             NET    ORIGINAL  REMAINING      TERM             TERM         ONLY       ONLY
    CURRENT     MORTGAGE  MORTGAGE    TERM       TERM    (LESS IO TERM)  (LESS IO TERM)    TERM       TERM      GROSS
  BALANCE ($)    RATE(%)   RATE(%)  (MONTHS)   (MONTHS)     (MONTHS)        (MONTHS)     (MONTHS)   (MONTHS)  MARGIN(%)
--------------  --------  --------  --------  ---------  --------------  --------------  --------  ---------  ---------
    231,902.45    7.463     7.163      360       357           360             357            0         0      3.037
     82,867.32    6.125     5.875      360       358           240             240          120       118      2.250
     65,740.54    8.000     7.750      360       356           360             356            0         0      2.750
    255,174.72    7.723     7.423      360       355           360             355            0         0      2.977
    417,434.43    6.750     6.500      360       358           240             240          120       118      2.250
    398,847.37    7.021     6.771      360       358           240             240          120       118      2.250
    150,148.61    6.375     6.125      360       359           240             240          120       119      2.250
    611,824.11    6.125     5.875      360       358           360             358            0         0      2.250
    406,591.97    7.000     6.750      360       358           240             240          120       118      2.250
  1,016,770.36    6.744     6.494      360       357           240             240          120       117      2.372
    433,698.11    7.000     6.750      360       359           240             240          120       119      2.250
  1,358,598.04    6.846     6.596      360       358           240             240          120       118      2.250
  1,421,135.76    6.774     6.524      360       359           240             240          120       119      2.250
    491,782.67    6.125     5.875      360       358           360             358            0         0      2.250
    503,399.59    6.750     6.500      360       359           240             240          120       119      2.250
  1,794,425.91    7.246     6.996      360       359           240             240          120       119      2.283
    658,291.77    6.125     5.875      360       359           240             240          120       119      2.500
    705,437.08    6.316     6.030      360       356           240             240          120       116      2.500
  3,013,282.16    6.757     6.507      360       358           240             240          120       118      2.250
  3,834,355.93    6.489     6.239      360       359           240             240          120       119      2.288
 10,629,621.11    6.841     6.591      360       358           240             240          120       118      2.250
 13,553,888.68    6.493     6.243      360       358           240             240          120       118      2.255
    580,845.68    6.500     6.250      360       359           240             240          120       119      2.250
  1,068,756.05    6.410     6.160      360       358           240             240          120       118      2.250
    441,442.72    6.500     6.250      360       342           300             300           60        42      2.250
    177,244.70    6.250     6.000      360       343           360             343            0         0      2.750
    154,892.18    6.625     6.375      360       359           360             359            0         0      2.250
    212,976.75    8.750     8.500      360       356           240             240          120       116      2.750
    487,910.37    8.625     8.375      360       356           240             240          120       116      2.750
    654,419.46    6.075     5.825      360       358           240             240          120       118      2.500
    999,054.57    6.500     6.250      360       359           240             240          120       119      2.250
  6,248,883.01    6.515     6.265      360       359           240             240          120       119      2.250

                                                                NUMBER OF
                                                                  MONTHS                  ORIGINAL
                INITIAL                                RATE     UNTIL NEXT                MONTHS TO
                  RATE                                 CHANGE      RATE                  PREPAYMENT
    CURRENT      CHANGE  PERIODIC  MAXIMUM  MINIMUM  FREQUENCY  ADJUSTMENT                 PENALTY
  BALANCE ($)    CAP(%)   CAP(%)   RATE(%)  RATE(%)   (MONTHS)     DATE        INDEX     EXPIRATION
--------------  -------  --------  -------  -------  ---------  ----------  ----------  -----------
    231,902.45   2.426     1.000    13.463   3.037        6          21       6M LIBOR       24
     82,867.32   5.000     1.000    11.125   2.250        6          58       6M LIBOR       36
     65,740.54   5.000     1.000    14.000   2.750        6          32       6M LIBOR       36
    255,174.72   2.455     1.000    13.723   2.977        6          19       6M LIBOR       24
    417,434.43   5.000     1.000    11.750   2.250        6          58       6M LIBOR       42
    398,847.37   5.000     1.000    12.021   2.250        6          82       6M LIBOR       42
    150,148.61   5.000     1.000    11.375   2.250        6          59       6M LIBOR       36
    611,824.11   5.000     1.000    11.125   2.250        6          58       6M LIBOR       36
    406,591.97   5.000     1.000    13.000   2.250        6          34       6M LIBOR       12
  1,016,770.36   5.000     1.000    12.744   2.372        6          33       6M LIBOR       36
    433,698.11   5.000     1.000    12.000   2.250        6          59       6M LIBOR       12
  1,358,598.04   5.000     1.000    11.846   2.250        6          58       6M LIBOR       36
  1,421,135.76   5.000     1.000    11.774   2.250        6          83       6M LIBOR       36
    491,782.67   5.000     1.000    11.125   2.250        6          58       6M LIBOR       12
    503,399.59   5.000     1.000    11.750   2.250        6         119       6M LIBOR       12
  1,794,425.91   5.000     1.000    12.246   2.283        6         119       6M LIBOR       36
    658,291.77   3.000     1.000    12.125   2.500        6          23       6M LIBOR       12
    705,437.08   3.000     1.000    12.316   2.500        6          20       6M LIBOR       36
  3,013,282.16   5.000     1.000    12.757   2.250        6          34       6M LIBOR       12
  3,834,355.93   5.000     1.000    12.489   2.288        6          35       6M LIBOR       36
 10,629,621.11   5.000     1.000    11.841   2.250        6          58       6M LIBOR       12
 13,553,888.68   5.000     1.000    11.493   2.255        6          58       6M LIBOR       36
    580,845.68   5.000     1.000    11.500   2.250        6          83       6M LIBOR       12
  1,068,756.05   5.000     1.000    11.410   2.250        6          82       6M LIBOR       36
    441,442.72   6.000     2.000    12.500   2.250        6          42       6M LIBOR       36
    177,244.70   5.000     1.000    12.250   2.750        6          19       6M LIBOR       36
    154,892.18   5.000     1.000    11.625   2.250        6          59       6M LIBOR       36
    212,976.75   5.000     1.000    13.750   3.750        6         116       6M LIBOR       12
    487,910.37   5.000     1.000    13.625   3.625        6         116       6M LIBOR       36
    654,419.46   3.000     1.000    12.075   2.500        6          22       6M LIBOR       36
    999,054.57   5.000     1.000    12.500   2.250        6          35       6M LIBOR       12
  6,248,883.01   5.000     1.000    12.515   2.250        6          35       6M LIBOR       36

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                            FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)        MERRILL LYNCH MORTGAGE INVESTORS, INC., MANA 2007-A2

                 GROUP III ADJUSTABLE RATE MORTGAGE LOANS CONT.

    191,969.50    6.750     6.500      360       359           240             240          120       119       2.250
 15,341,828.48    6.563     6.296      360       358           240             240          120       118       2.273
  1,405,646.54    6.512     6.262      360       358           240             240          120       118       2.250
    143,522.30    7.125     6.875      360       341           360             341            0         0       2.750
    865,847.29    6.571     6.321      360       359           240             240          120       119       2.250
    333,260.21    6.750     6.500      360       358           240             240          120       118       2.250
    127,127.29    7.250     6.950      360       354           360             354            0         0       2.540
    202,394.97    9.375     8.125      360       355           360             355            0         0       2.750
    193,076.53    7.625     7.375      360       356           360             356            0         0       2.250
    193,319.65    7.375     7.125      360       355           360             355            0         0       2.250
    282,591.20    7.750     7.500      360       356           480             476            0         0       2.250
    765,013.96    7.116     6.866      360       356           480             476            0         0       2.250
  3,675,427.57    7.378     7.001      360       356           360             356            0         0       2.653
  1,905,021.26    7.013     6.570      360       356           360             356            0         0       2.791
  5,550,719.28    7.010     6.760      360       356           360             356            0         0       2.430
    893,290.11    7.271     7.021      360       356           360             356            0         0       2.750
    692,860.07    6.768     6.518      360       356           480             476            0         0       2.250
    678,934.16    6.878     6.628      360       356           480             476            0         0       2.250
    580,426.38    6.743     6.493      360       355           480             475            0         0       2.250
  1,064,011.41    7.015     6.765      360       356           360             356            0         0       2.250
    883,044.11    6.704     6.454      360       356           360             356            0         0       2.250
    218,988.30    6.875     6.625      360       357           360             357            0         0       2.750
    449,989.82    7.125     6.875      360       356           480             476            0         0       2.250
    147,825.22    5.000     4.750      360       356           240             240          120       116       2.500
    193,615.23    7.625     7.375      360       356           240             240          120       116       2.250
    666,617.22    5.767     5.517      360       357           240             240          120       117       2.250
  1,336,913.13    7.450     7.200      360       355           240             240          120       115       2.250
    734,285.74    7.737     7.487      360       355           240             240          120       115       2.250
 21,525,320.66    6.984     6.710      360       356           240             240          120       116       2.726
  7,800,217.89    6.933     6.658      360       355           240             240          120       115       2.655
 19,186,810.28    7.040     6.729      360       356           240             240          120       116       2.678
  1,020,352.22    7.418     6.699      360       356           240             240          120       116       3.220
  1,565,863.13    7.197     6.947      360       356           240             240          120       116       2.451
    418,657.12    6.885     6.125      360       356           240             240          120       116       3.260
     82,286.47    8.125     7.825      360       354           336             336           24        18       2.750
    534,378.02    7.875     7.575      360       354           336             336           24        18       3.250
    199,229.84    8.250     7.950      360       354           300             300           60        54       2.740
    586,509.89    6.033     5.783      360       356           300             300           60        56       2.250
    356,174.57    7.291     7.041      360       356           300             300           60        56       2.250

    191,969.50   5.000     1.000    11.750   2.250        6          59       6M LIBOR       12
 15,341,828.48   5.000     1.000    11.563   2.273        6          58       6M LIBOR       36
  1,405,646.54   5.000     1.000    11.512   2.250        6          82       6M LIBOR       36
    143,522.30   5.000     1.000    13.125   2.750        6          17       6M LIBOR       36
    865,847.29   5.000     1.000    11.571   2.250        6          83       6M LIBOR       12
    333,260.21   5.000     1.000    11.750   2.250        6          82       6M LIBOR       36
    127,127.29   3.000     1.000    13.250   2.540       12          18     1Y Treasury      24
    202,394.97   6.000     1.000    15.375   2.750        6          19       6M LIBOR       12
    193,076.53   2.000     1.000    13.625   7.625        6          32       6M LIBOR       12
    193,319.65   2.000     1.000    13.375   7.375        6          31       6M LIBOR       36
    282,591.20   2.000     1.000    13.750   7.750        6          32       6M LIBOR       12
    765,013.96   2.000     1.000    13.116   7.116        6          32       6M LIBOR       24
  3,675,427.57   5.552     1.349    12.929   4.229        6          56       6M LIBOR       12
  1,905,021.26   5.696     1.304    12.709   4.154        6          56       6M LIBOR       24
  5,550,719.28   5.359     1.641    12.369   5.392        6          56       6M LIBOR       36
    893,290.11   6.000     1.000    13.271   2.750        6          56       6M LIBOR       60
    692,860.07   5.000     2.000    11.768   6.768        6          56       6M LIBOR       12
    678,934.16   5.000     2.000    11.878   6.878        6          56       6M LIBOR       24
    580,426.38   5.000     2.000    11.743   6.743        6          55       6M LIBOR       36
  1,064,011.41   5.000     2.000    12.015   7.015        6          80       6M LIBOR       24
    883,044.11   5.000     2.000    11.704   6.704        6          80       6M LIBOR       36
    218,988.30   6.000     1.000    12.875   2.750        6          81       6M LIBOR       60
    449,989.82   5.000     2.000    12.125   7.125        6          80       6M LIBOR       36
    147,825.22   3.000     1.000    11.000   2.500        6          20       6M LIBOR       24
    193,615.23   2.000     1.000    13.625   7.625        6          32       6M LIBOR       12
    666,617.22   2.686     1.000    11.081   3.622        6          33       6M LIBOR       36
  1,336,913.13   5.000     2.000    12.450   4.313       12          55       1Y LIBOR       24
    734,285.74   5.000     2.000    12.737   6.580       12          55       1Y LIBOR       36
 21,525,320.66   5.895     1.057    12.879   2.985        6          56       6M LIBOR       12
  7,800,217.89   5.732     1.214    12.666   3.647        6          55       6M LIBOR       24
 19,186,810.28   5.681     1.138    12.775   3.329        6          56       6M LIBOR       36
  1,020,352.22   6.000     1.000    13.418   3.220        6          56       6M LIBOR       60
  1,565,863.13   5.402     1.598    12.599   5.389        6          80       6M LIBOR       36
    418,657.12   6.000     1.000    12.885   3.260        6          80       6M LIBOR       60
     82,286.47   2.000     2.000    14.125   2.750       12          18       1Y LIBOR       24
    534,378.02   2.000     1.000    13.875   3.250        6          18       6M LIBOR       24
    199,229.84   3.000     1.000    14.250   2.740       12          18       1Y LIBOR       24
    586,509.89   2.000     1.000    12.033   6.033        6          32       6M LIBOR       12
    356,174.57   2.000     1.000    13.291   7.291        6          32       6M LIBOR       24

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                            FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)        MERRILL LYNCH MORTGAGE INVESTORS, INC., MANA 2007-A2

                 GROUP III ADJUSTABLE RATE MORTGAGE LOANS CONT.

    932,363.64    6.535     6.285      360       356           300             300           60        56       2.250
  7,804,551.51    6.715     6.465      360       356           300             300           60        56       2.250
  5,843,617.30    6.766     6.516      360       356           300             300           60        56       2.250
 13,678,184.16    6.636     6.386      360       356           300             300           60        56       2.250
  1,022,288.39    6.869     6.619      360       356           300             300           60        56       2.250
    627,918.42    7.016     6.766      360       356           300             300           60        56       2.250
  4,198,277.67    7.598     7.305      360       356           360             356            0         0       2.374
  2,747,294.36    7.349     7.099      360       357           360             357            0         0       2.624
    743,365.07    7.688     7.438      360       356           480             476            0         0       2.250
  1,964,338.22    7.525     7.275      360       350           360             350            0         0       3.283
 29,856,326.95    7.044     6.774      360       356           360             356            0         0       2.601
  1,877,094.31    6.899     6.649      360       356           480             476            0         0       2.250
    901,581.27    7.219     6.969      360       357           360             357            0         0       2.362
    781,616.79    7.140     6.890      360       356           480             476            0         0       2.250
    456,931.93    6.375     6.125      360       355           240             240          120       115       2.250
  5,691,174.35    7.314     7.064      360       357           240             240          120       117       2.250
    445,315.02    5.500     5.200      360       346           240             240          120       106       2.750
 14,877,930.56    7.273     6.981      360       357           240             240          120       117       2.842
 37,473,515.53    6.684     6.433      360       358           240             240          120       118       2.413
 13,783,113.78    7.656     7.406      360       356           240             240          120       116       3.035
147,018,696.60    6.874     6.610      360       357           240             240          120       117       2.459
  1,509,164.86    7.183     6.933      360       354           240             240          120       114       2.250
 19,806,219.89    6.954     6.690      360       358           240             240          120       118       2.287
    580,845.68    7.750     7.450      360       352           300             300           60        52       2.250
  1,812,921.98    7.664     7.414      360       354           300             300           60        54       2.356
  2,227,998.43    6.722     6.472      360       345           300             300           60        45       2.250
 32,383,993.24    6.770     6.520      360       356           300             300           60        56       2.488
  2,857,294.99    7.097     6.847      360       356           300             300           60        56       2.250
    519,082.42    7.500     7.250      360       344           276             276           84        68       2.250
  9,568,047.27    6.466     6.216      360       357           276             276           84        81       2.750
    247,246.64    6.875     6.625      360       358           360             358            0         0       5.000
  1,077,371.92    7.744     7.494      360       358           360             358            0         0       2.250
  9,193,411.01    7.115     6.865      360       358           360             358            0         0       2.695
  1,084,245.27    6.500     6.250      360       355           240             240          120       115       2.250
    573,101.07    8.575     8.325      360       356           240             240          120       116       2.250
    166,509.09    8.250     8.000      360       357           240             240          120       117       2.250
  5,792,967.56    7.777     7.527      360       356           240             240          120       116       2.250
    962,920.16    7.875     7.625      360       348           240             240          120       108       5.000
    511,144.20    6.875     6.625      360       350           240             240          120       110       2.250
    480,940.22    6.875     6.625      360       356           300             300           60        56       5.875

    932,363.64   2.000     1.000    12.535   6.535        6          32       6M LIBOR       36
  7,804,551.51   5.000     2.000    11.715   6.715        6          56       6M LIBOR       12
  5,843,617.30   5.000     2.000    11.766   6.766        6          56       6M LIBOR       24
 13,678,184.16   5.000     2.000    11.636   6.636        6          56       6M LIBOR       36
  1,022,288.39   5.000     2.000    11.869   6.869        6          80       6M LIBOR       12
    627,918.42   5.000     2.000    12.016   7.016        6          80       6M LIBOR       36
  4,198,277.67   2.217     1.000    13.641   2.374        6          20       6M LIBOR        0
  2,747,294.36   3.262     1.081    13.349   5.171        6          33       6M LIBOR        0
    743,365.07   2.000     1.000    13.688   7.688        6          32       6M LIBOR        0
  1,964,338.22   5.000     2.000    12.525   3.283       12          50       1Y LIBOR        0
 29,856,326.95   5.323     1.345    12.366   3.633        6          56       6M LIBOR        0
  1,877,094.31   5.000     1.832    11.899   5.994        6          56       6M LIBOR        0
    901,581.27   5.000     1.775    12.219   6.264        6          81       6M LIBOR        0
    781,616.79   5.000     2.000    12.140   7.140        6          80       6M LIBOR        0
    456,931.93   5.000     2.000    11.375   2.250       12         115       1Y LIBOR        0
  5,691,174.35   5.094     1.094    12.408   2.250        6         117       6M LIBOR        0
    445,315.02   2.000     2.000    11.500   2.750       12          10       1Y LIBOR        0
 14,877,930.56   2.757     1.000    13.273   2.842        6          21       6M LIBOR        0
 37,473,515.53   4.414     1.000    12.660   2.487        6          34       6M LIBOR        0
 13,783,113.78   5.000     2.000    12.656   4.347       12          56       1Y LIBOR        0
147,018,696.60   5.195     1.044    12.069   2.665        6          57       6M LIBOR        0
  1,509,164.86   5.359     2.000    12.541   2.250       12          78       1Y LIBOR        0
 19,806,219.89   5.031     1.085    11.985   2.571        6          82       6M LIBOR        0
    580,845.68   3.000     1.000    13.750   2.250        6          16       6M LIBOR        0
  1,812,921.98   2.000     1.000    13.664   7.664        6          30       6M LIBOR        0
  2,227,998.43   5.000     2.000    11.722   2.250       12          45       1Y LIBOR        0
 32,383,993.24   5.000     1.523    11.770   4.867        6          56       6M LIBOR        0
  2,857,294.99   5.000     2.000    12.097   7.097        6          80       6M LIBOR        0
    519,082.42   5.000     2.000    12.500   2.250       12          68       1Y LIBOR        0
  9,568,047.27   5.000     1.000    11.466   2.750        6          81       6M LIBOR        0
    247,246.64   6.000     2.000    12.875   5.000        6          34       6M LIBOR       36
  1,077,371.92   5.000     1.000    12.744   2.981        6          58       6M LIBOR       12
  9,193,411.01   5.665     1.665    12.780   2.896        6          58       6M LIBOR       36
  1,084,245.27   5.000     2.000    11.500   6.500       12         115       1Y LIBOR       36
    573,101.07   5.000     2.000    13.575   8.575       12          56       1Y LIBOR       12
    166,509.09   5.000     2.000    13.250   8.250       12          57       1Y LIBOR       24
  5,792,967.56   5.000     2.000    12.777   7.777       12          56       1Y LIBOR       36
    962,920.16   6.000     2.000    13.875   5.000        6          48       6M LIBOR       36
    511,144.20   6.000     2.000    12.875   2.250       12          74       1Y LIBOR       36
    480,940.22   3.000     1.000    12.875   6.875       12          20       1Y LIBOR       36

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                            FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)        MERRILL LYNCH MORTGAGE INVESTORS, INC., MANA 2007-A1

            ONE MONTH LIBOR CAP TABLE FOR THE CLASS A-1 CERTIFICATES

BEGINNING ACCRUAL   ENDING ACCRUAL   BALANCE ($)   LOWER COLLAR (%)   UPPER COLLAR (%)
-----------------   --------------   -----------   ----------------   ----------------
    03/30/07           04/25/07      190,608,000         7.344             10.290
    04/25/07           05/25/07      184,657,473         6.337             10.290
    05/25/07           06/25/07      178,881,644         6.125             10.290
    06/25/07           07/25/07      173,275,387         6.337             10.290
    07/25/07           08/25/07      167,833,726         6.125             10.290
    08/25/07           09/25/07      162,551,830         6.125             10.290

            ONE MONTH LIBOR CAP TABLE FOR THE CLASS A-2 CERTIFICATES

BEGINNING ACCRUAL   ENDING ACCRUAL   BALANCE ($)   LOWER COLLAR (%)   UPPER COLLAR (%)
-----------------   --------------   -----------   ----------------   ----------------
     03/30/07          04/25/07      185,664,000         7.509             10.290
     04/25/07          05/25/07      179,850,693         6.480             10.290
     05/25/07          06/25/07      174,208,456         6.264             10.290
     06/25/07          07/25/07      168,732,261         6.479             10.290
     07/25/07          08/25/07      163,417,226         6.264             10.290
     08/25/07          09/25/07      158,258,613         6.264             10.290

            ONE MONTH LIBOR CAP TABLE FOR THE CLASS A-3 CERTIFICATES

BEGINNING ACCRUAL   ENDING ACCRUAL   BALANCE ($)   LOWER COLLAR (%)   UPPER COLLAR (%)
-----------------   --------------   -----------   ----------------   ----------------
     03/30/07          04/25/07      498,858,000         7.483             10.311
     04/25/07          05/25/07      483,276,630         6.460             10.311
     05/25/07          06/25/07      468,152,888         6.246             10.311
     06/25/07          07/25/07      453,473,341         6.460             10.311
     07/25/07          08/25/07      439,224,949         6.246             10.311
     08/25/07          09/25/07      425,395,057         6.246             10.311

           ONE MONTH LIBOR CAP TABLE FOR THE SUBORDINATE CERTIFICATES

BEGINNING ACCRUAL   ENDING ACCRUAL   BALANCE ($)   LOWER COLLAR (%)   UPPER COLLAR (%)
-----------------   --------------   -----------   ----------------   ----------------
     03/30/07          04/25/07      46,500,000         7.143              9.986
     04/25/07          05/25/07      46,500,000         6.122              9.986
     05/25/07          06/25/07      46,500,000         5.908              9.986
     06/25/07          07/25/07      46,500,000         6.122              9.986
     07/25/07          08/25/07      46,500,000         5.908              9.986
     08/25/07          09/25/07      46,500,000         5.908              9.986

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                            FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)        MERRILL LYNCH MORTGAGE INVESTORS, INC., MANA 2007-A1

                             SWAP CONTRACT SCHEDULE

         BEGINNING    ENDING     NOTIONAL          FIXED
PERIOD    ACCRUAL    ACCRUAL    BALANCE ($)   STRIKE RATE (%)
------   ---------   --------   -----------   ---------------
   1      03/30/07   04/25/07             0         N/A
   2      04/25/07   05/25/07             0         N/A
   3      05/25/07   06/25/07             0         N/A
   4      06/25/07   07/25/07             0         N/A
   5      07/25/07   08/25/07             0         N/A
   6      08/25/07   09/25/07             0         N/A
   7      09/25/07   10/25/07   756,226,305        5.000
   8      10/25/07   11/25/07   722,942,112        5.000
   9      11/25/07   12/25/07   688,457,122        5.000
  10      12/25/07   01/25/08   654,079,513        5.000
  11      01/25/08   02/25/08   621,045,029        5.000
  12      02/25/08   03/25/08   589,630,995        5.000
  13      03/25/08   04/25/08   559,821,483        5.000
  14      04/25/08   05/25/08   531,532,932        5.000
  15      05/25/08   06/25/08   504,688,475        5.000
  16      06/25/08   07/25/08   479,217,065        5.000
  17      07/25/08   08/25/08   455,187,279        5.000
  18      08/25/08   09/25/08   432,420,045        5.000
  19      09/25/08   10/25/08   410,943,200        5.000
  20      10/25/08   11/25/08   388,835,819        5.000
  21      11/25/08   12/25/08   365,743,545        5.000
  22      12/25/08   01/25/09   345,042,156        5.000
  23      01/25/09   02/25/09   325,999,986        5.000
  24      02/25/09   03/25/09   308,407,771        5.000
  25      03/25/09   04/25/09   291,882,203        5.000
  26      04/25/09   05/25/09   276,244,754        5.000
  27      05/25/09   06/25/09   261,468,832        5.000
  28      06/25/09   07/25/09   247,478,015        5.000
  29      07/25/09   08/25/09   233,946,037        5.000
  30      08/25/09   09/25/09   221,440,107        5.000

         BEGINNING    ENDING     NOTIONAL          FIXED
PERIOD    ACCRUAL     ACCRUAL   BALANCE ($)   STRIKE RATE (%)
------   ---------   --------   -----------   ---------------
  31      09/25/09   10/25/09   208,520,555        5.000
  32      10/25/09   11/25/09   193,777,343        5.000
  33      11/25/09   12/25/09   174,566,759        5.000
  34      12/25/09   01/25/10   152,919,514        5.000
  35      01/25/10   02/25/10   140,795,961        5.000
  36      02/25/10   03/25/10   127,813,305        5.000
  37      03/25/10   04/25/10   119,911,712        5.000
  38      04/25/10   05/25/10   119,911,712        5.000
  39      05/25/10   06/25/10   112,912,738        5.000
  40      06/25/10   07/25/10   106,296,633        5.000
  41      07/25/10   08/25/10   100,051,460        5.000
  42      08/25/10   09/25/10    94,154,986        5.000
  43      09/25/10   10/25/10    88,553,493        5.000
  44      10/25/10   11/25/10    83,300,243        5.000
  45      11/25/10   12/25/10    78,345,385        5.000
  46      12/25/10   01/25/11    73,524,309        5.000
  47      01/25/11   02/25/11    69,166,899        5.000
  48      02/25/11   03/25/11    65,042,013        5.000
  49      03/25/11   04/25/11    61,142,961        5.000
  50      04/25/11   05/25/11    57,485,679        5.000
  51      05/25/11   06/25/11    53,934,287        5.000
  52      06/25/11   07/25/11    50,710,587        5.000
  53      07/25/11   08/25/11    47,662,584        5.000
  54      08/25/11   09/25/11    44,710,853        5.000
  55      09/25/11   10/25/11    41,249,929        5.000
  56      10/25/11   11/25/11    35,143,822        5.000
  57      11/25/11   12/25/11    17,869,311        5.000
  58      12/25/11   01/25/12     5,338,889        5.000
  59      01/25/12   02/25/12       982,057        5.000
  60      02/25/12   03/25/12       603,157        5.000

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                            FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)        MERRILL LYNCH MORTGAGE INVESTORS, INC., MANA 2007-A1

                              CAP CONTRACT SCHEDULE

         BEGINNING    ENDING     NOTIONAL          FIXED
PERIOD    ACCRUAL     ACCRUAL   BALANCE ($)   STRIKE RATE (%)
------   ---------   --------   -----------   ---------------
   1      03/30/07   04/25/07             0         N/A
   2      04/25/07   05/25/07             0         N/A
   3      05/25/07   06/25/07             0         N/A
   4      06/25/07   07/25/07             0         N/A
   5      07/25/07   08/25/07             0         N/A
   6      08/25/07   09/25/07             0         N/A
   7      09/25/07   10/25/07    35,163,935        6.000
   8      10/25/07   11/25/07    42,075,836        6.000
   9      11/25/07   12/25/07    49,078,040        6.000
  10      12/25/07   01/25/08    55,809,440        6.000
  11      01/25/08   02/25/08    61,944,444        6.000
  12      02/25/08   03/25/08    67,436,068        6.000
  13      03/25/08   04/25/08    72,313,941        6.000
  14      04/25/08   05/25/08    76,623,250        6.000
  15      05/25/08   06/25/08    80,405,899        6.000
  16      06/25/08   07/25/08    83,700,768        6.000
  17      07/25/08   08/25/08    86,518,998        6.000
  18      08/25/08   09/25/08    88,968,907        6.000
  19      09/25/08   10/25/08    90,971,262        6.000
  20      10/25/08   11/25/08    93,089,353        6.000
  21      11/25/08   12/25/08    95,399,024        6.000
  22      12/25/08   01/25/09    96,843,399        6.000
  23      01/25/09   02/25/09    97,902,947        6.000
  24      02/25/09   03/25/09    98,458,259        6.000
  25      03/25/09   04/25/09    98,764,669        6.000
  26      04/25/09   05/25/09    98,829,955        6.000
  27      05/25/09   06/25/09    98,652,351        6.000
  28      06/25/09   07/25/09    98,290,151        6.000
  29      07/25/09   08/25/09    98,044,227        6.000
  30      08/25/09   09/25/09    97,353,583        6.000

         BEGINNING    ENDING      NOTIONAL         FIXED
PERIOD    ACCRUAL     ACCRUAL   BALANCE ($)   STRIKE RATE (%)
------   ---------   --------   -----------   ---------------
  31      09/25/09   10/25/09    97,132,017        6.000
  32      10/25/09   11/25/09    97,885,489        6.000
  33      11/25/09   12/25/09   102,295,378        6.000
  34      12/25/09   01/25/10   109,286,064        6.000
  35      01/25/10   02/25/10   108,057,058        6.000
  36      02/25/10   03/25/10   108,915,627        6.000
  37      03/25/10   04/25/10   106,048,040        6.000
  38      04/25/10   05/25/10   102,051,964        6.000
  39      05/25/10   06/25/10    99,577,601        6.000
  40      06/25/10   07/25/10    97,125,655        6.000
  41      07/25/10   08/25/10    94,689,269        6.000
  42      08/25/10   09/25/10    92,273,057        6.000
  43      09/25/10   10/25/10    89,914,188        6.000
  44      10/25/10   11/25/10    87,455,685        6.000
  45      11/25/10   12/25/10    84,910,966        6.000
  46      12/25/10   01/25/11    82,538,744        6.000
  47      01/25/11   02/25/11    80,027,757        6.000
  48      02/25/11   03/25/11    77,589,394        6.000
  49      03/25/11   04/25/11    75,201,676        6.000
  50      04/25/11   05/25/11    72,833,935        6.000
  51      05/25/11   06/25/11    70,610,249        6.000
  52      06/25/11   07/25/11    68,316,568        6.000
  53      07/25/11   08/25/11    66,082,930        6.000
  54      08/25/11   09/25/11    63,894,672        6.000
  55      09/25/11   10/25/11    61,754,648        6.000
  56      10/25/11   11/25/11    60,917,070        6.000
  57      11/25/11   12/25/11    69,599,481        6.000
  58      12/25/11   01/25/12    74,324,592        6.000
  59      01/25/12   02/25/12    73,167,349        6.000
  60      02/25/12   03/25/12    69,498,135        6.000

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                            FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)        MERRILL LYNCH MORTGAGE INVESTORS, INC., MANA 2007-A1

                       CLASS A-1 AVAILABLE FUNDS CAP TABLE

           PAYMENT    AVAILABLE FUNDS CAP   AVAILABLE FUNDS CAP
PERIOD      DATE          (%) (1)(2)             (%) (1)(3)
------   ----------   -------------------   -------------------
   1      4/25/2007          7.554                  7.554
   2      5/25/2007          6.547                 10.500
   3      6/25/2007          6.335                 10.500
   4      7/25/2007          6.547                 10.500
   5      8/25/2007          6.335                 10.500
   6      9/25/2007          6.335                 10.500
   7     10/25/2007          6.546                 21.368
   8     11/25/2007          6.335                 21.292
   9     12/25/2007          6.548                 21.333
  10      1/25/2008          6.338                 21.247
  11      2/25/2008          6.338                 21.219
  12      3/25/2008          6.775                 21.245
  13      4/25/2008          6.340                 20.960
  14      5/25/2008          6.551                 20.895
  15      6/25/2008          6.340                 20.679
  16      7/25/2008          6.551                 20.623
  17      8/25/2008          6.340                 20.409
  18      9/25/2008          6.340                 20.280
  19     10/25/2008          6.552                 20.247
  20     11/25/2008          6.346                 20.048
  21     12/25/2008          6.570                 20.000
  22      1/25/2009          6.358                 19.718
  23      2/25/2009          6.358                 19.551
  24      3/25/2009          7.016                 19.746
  25      4/25/2009          6.358                 19.246
  26      5/25/2009          6.570                 19.236
  27      6/25/2009          6.361                 19.011
  28      7/25/2009          6.573                 18.988
  29      8/25/2009          6.360                 18.724

           PAYMENT    AVAILABLE FUNDS CAP   AVAILABLE FUNDS CAP
PERIOD      DATE           (%) (1)(2)           (%) (1)(3)
------   ----------   -------------------   -------------------
  30      9/25/2009          6.360                18.584
  31     10/25/2009          6.574                18.564
  32     11/25/2009          6.362                18.244
  33     12/25/2009          6.576                18.129
  34      1/25/2010          6.453                18.005
  35      2/25/2010          6.462                17.786
  36      3/25/2010          7.162                18.182
  37      4/25/2010          6.481                17.449
  38      5/25/2010          6.697                17.778
  39      6/25/2010          6.481                17.480
  40      7/25/2010          6.697                17.588
  41      8/25/2010          6.481                17.270
  42      9/25/2010          6.481                17.141
  43     10/25/2010          6.697                17.187
  44     11/25/2010          6.481                16.879
  45     12/25/2010          6.697                16.935
  46      1/25/2011          6.481                16.644
  47      2/25/2011          6.481                16.498
  48      3/25/2011          7.165                16.987
  49      4/25/2011          6.481                16.212
  50      5/25/2011          6.701                16.291
  51      6/25/2011          6.493                15.968
  52      7/25/2011          6.710                16.034
  53      8/25/2011          6.493                15.695
  54      9/25/2011          6.493                15.554
  55     10/25/2011          6.710                15.575
  56     11/25/2011          6.518                15.232
  57     12/25/2011          7.318                17.919
  58      1/25/2012          7.192                17.454

          PAYMENT     AVAILABLE FUNDS CAP   AVAILABLE FUNDS
PERIOD      DATE           (%) (1)(2)       CAP (%) (1)(3)
------   ----------   -------------------   ---------------
  59      2/25/2012          7.206              17.245
  60      3/25/2012          7.748              18.039
  61      4/25/2012          7.248              11.124
  62      5/25/2012          7.490              11.495
  63      6/25/2012          7.248              11.124
  64      7/25/2012          7.490              11.495
  65      8/25/2012          7.248              11.124
  66      9/25/2012          7.248              11.124
  67     10/25/2012          7.489              11.495
  68     11/25/2012          7.248              11.124
  69     12/25/2012          7.489              11.495
  70      1/25/2013          7.248              11.124
  71      2/25/2013          7.248              11.133
  72      3/25/2013          8.024              12.326
  73      4/25/2013          7.247              11.133
  74      5/25/2013          7.489              11.504
  75      6/25/2013          7.247              11.133
  76      7/25/2013          7.489              11.504
  77      8/25/2013          7.247              11.133

(1) Available Funds Cap for the Class A-1 Certificates is a per annum rate equal to the product of (i) 12, (ii) the quotient of (x) the total scheduled interest on the Group 1 Mortgage Loans based on the Net Mortgage Rates in effect on the related due date, less the pro rata portion (calculated based on the ratio of the Group 1 Mortgage Loans to the total pool of Mortgage Loans) allocable to the Group 1 Mortgage Loans of any Net Swap Payments or swap termination payments (other than defaulted swap termination payments) owed to the Swap Counterparty for such distribution date, and (y) the aggregate stated principal balance of the Group 1 Mortgage Loans as of the first day of the related accrual period and (iii) a fraction, the numerator of which is 30, and the denominator of which is the actual number of days in the related accrual period.

(2) Assumes no losses, 10% optional termination, 30% CPR on the collateral, and 1 month LIBOR, 6 month LIBOR, 1 year LIBOR and 1 year Treasury remain constant at 5.322%, 5.322%, 5.224% and 4.939%, respectively.

(3) Assumes no losses, 10% optional termination, 30% CPR on the collateral, and 1 month LIBOR, 6 month LIBOR, 1 year LIBOR and 1 year Treasury remain constant at 5.322%, 5.322%, 5.224% and 4.939%, respectively, for the first Distribution Date and all increase to 20.000% for each Distribution Date thereafter. The values indicated include any Net Swap Payments received from the Swap Counterparty and proceeds from the related Corridor Cap and Cap Contract, although such proceeds are excluded from the calculation of the Available Funds Cap described herein.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                            FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)        MERRILL LYNCH MORTGAGE INVESTORS, INC., MANA 2007-A1

                       CLASS A-2 AVAILABLE FUNDS CAP TABLE

           PAYMENT    AVAILABLE FUNDS CAP   AVAILABLE FUNDS CAP
PERIOD      DATE          (%) (1)(2)             (%) (1)(3)
------   ----------   -------------------   -------------------
   1      4/25/2007          7.719                  7.719
   2      5/25/2007          6.690                 10.500
   3      6/25/2007          6.474                 10.500
   4      7/25/2007          6.689                 10.500
   5      8/25/2007          6.474                 10.500
   6      9/25/2007          6.474                 10.500
   7     10/25/2007          6.689                 21.511
   8     11/25/2007          6.474                 21.431
   9     12/25/2007          6.689                 21.469
  10      1/25/2008          6.473                 21.377
  11      2/25/2008          6.473                 21.349
  12      3/25/2008          6.920                 21.384
  13      4/25/2008          6.473                 21.088
  14      5/25/2008          6.689                 21.027
  15      6/25/2008          6.473                 20.807
  16      7/25/2008          6.689                 20.755
  17      8/25/2008          6.473                 20.537
  18      9/25/2008          6.473                 20.407
  19     10/25/2008          6.689                 20.376
  20     11/25/2008          6.479                 20.182
  21     12/25/2008          6.695                 20.077
  22      1/25/2009          6.479                 19.791
  23      2/25/2009          6.478                 19.625
  24      3/25/2009          7.150                 19.829
  25      4/25/2009          6.479                 19.320
  26      5/25/2009          6.695                 19.320
  27      6/25/2009          6.481                 19.061
  28      7/25/2009          6.697                 19.039
  29      8/25/2009          6.481                 18.773

           PAYMENT    AVAILABLE FUNDS CAP   AVAILABLE FUNDS CAP
PERIOD       DATE          (%) (1)(2)             (%) (1)(3)
------   ----------   -------------------   -------------------
  30      9/25/2009          6.481                18.634
  31     10/25/2009          6.699                18.620
  32     11/25/2009          6.483                18.300
  33     12/25/2009          6.707                18.187
  34      1/25/2010          6.536                17.850
  35      2/25/2010          6.548                17.632
  36      3/25/2010          7.240                17.944
  37      4/25/2010          6.552                17.236
  38      5/25/2010          6.770                17.565
  39      6/25/2010          6.552                17.262
  40      7/25/2010          6.770                17.318
  41      8/25/2010          6.552                17.008
  42      9/25/2010          6.552                16.867
  43     10/25/2010          6.770                16.905
  44     11/25/2010          6.551                16.605
  45     12/25/2010          6.770                16.650
  46      1/25/2011          6.551                16.352
  47      2/25/2011          6.551                16.206
  48      3/25/2011          7.243                16.664
  49      4/25/2011          6.551                15.922
  50      5/25/2011          6.770                15.976
  51      6/25/2011          6.551                15.658
  52      7/25/2011          6.772                15.757
  53      8/25/2011          6.553                15.427
  54      9/25/2011          6.553                15.286
  55     10/25/2011          6.781                15.324
  56     11/25/2011          6.562                14.787
  57     12/25/2011          7.300                17.396
  58      1/25/2012          7.159                16.962

          PAYMENT     AVAILABLE FUNDS CAP   AVAILABLE FUNDS CAP
PERIOD      DATE           (%) (1)(2)            (%) (1)(3)
------   ----------   -------------------   -------------------
  59     2/25/2012           7.217                 17.158
  60     3/25/2012           7.716                 17.763
  61     4/25/2012           7.218                 10.865
  62     5/25/2012           7.459                 11.227
  63     6/25/2012           7.218                 10.865
  64     7/25/2012           7.459                 11.227
  65     8/25/2012           7.218                 10.865
  66     9/25/2012           7.218                 10.865
  67     10/25/2012          7.459                 11.227
  68     11/25/2012          7.218                 10.865
  69     12/25/2012          7.459                 11.227
  70     1/25/2013           7.218                 10.865
  71     2/25/2013           7.218                 10.865
  72     3/25/2013           7.991                 12.029
  73     4/25/2013           7.218                 10.865
  74     5/25/2013           7.459                 11.227
  75     6/25/2013           7.218                 10.865
  76     7/25/2013           7.465                 11.252
  77     8/25/2013           7.224                 10.889

(1) Available Funds Cap for the Class A-2 Certificates is a per annum rate equal to the product of (i) 12, (ii) the quotient of (x) the total scheduled interest on the Group 2 Mortgage Loans based on the Net Mortgage Rates in effect on the related due date, less the pro rata portion (calculated based on the ratio of the Group 2 Mortgage Loans to the total pool of Mortgage Loans) allocable to the Group 2 Mortgage Loans of any Net Swap Payments or swap termination payments (other than defaulted swap termination payments) owed to the Swap Counterparty for such distribution date, and (y) the aggregate stated principal balance of the Group 2 Mortgage Loans as of the first day of the related accrual period and (iii) a fraction, the numerator of which is 30, and the denominator of which is the actual number of days in the related accrual period.

(2) Assumes no losses, 10% optional termination, 30% CPR on the collateral, and 1 month LIBOR, 6 month LIBOR, 1 year LIBOR and 1 year Treasury remain constant at 5.322%, 5.322%, 5.224% and 4.939%, respectively.

(3) Assumes no losses, 10% optional termination, 30% CPR on the collateral, and 1 month LIBOR, 6 month LIBOR, 1 year LIBOR and 1 year Treasury remain constant at 5.322%, 5.322%, 5.224% and 4.939%, respectively, for the first Distribution Date and all increase to 20.000% for each Distribution Date thereafter. The values indicated include any Net Swap Payments received from the Swap Counterparty and proceeds from the related Corridor Cap and Cap Contract, although such proceeds are excluded from the calculation of the Available Funds Cap described herein.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                            FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)        MERRILL LYNCH MORTGAGE INVESTORS, INC., MANA 2007-A1

                       CLASS A-3 AVAILABLE FUNDS CAP TABLE

           PAYMENT    AVAILABLE FUNDS CAP    AVAILABLE FUNDS CAP
PERIOD      DATE           (%) (1)(2)             (%) (1)(3)
------   ----------   -------------------    -------------------
   1      4/25/2007          7.672                   7.672
   2      5/25/2007          6.649                  10.500
   3      6/25/2007          6.434                  10.499
   4      7/25/2007          6.649                  10.500
   5      8/25/2007          6.434                  10.499
   6      9/25/2007          6.434                  10.499
   7     10/25/2007          6.649                  21.471
   8     11/25/2007          6.434                  21.392
   9     12/25/2007          6.649                  21.429
  10      1/25/2008          6.434                  21.338
  11      2/25/2008          6.436                  21.311
  12      3/25/2008          6.880                  21.344
  13      4/25/2008          6.436                  21.051
  14      5/25/2008          6.650                  20.988
  15      6/25/2008          6.436                  20.770
  16      7/25/2008          6.650                  20.717
  17      8/25/2008          6.436                  20.502
  18      9/25/2008          6.436                  20.375
  19     10/25/2008          6.651                  20.346
  20     11/25/2008          6.437                  20.097
  21     12/25/2008          6.658                  20.015
  22      1/25/2009          6.467                  19.807
  23      2/25/2009          6.470                  19.647
  24      3/25/2009          7.142                  19.856
  25      4/25/2009          6.472                  19.345
  26      5/25/2009          6.688                  19.316
  27      6/25/2009          6.472                  19.061
  28      7/25/2009          6.688                  19.068
  29      8/25/2009          6.472                  18.803

           PAYMENT    AVAILABLE FUNDS CAP    AVAILABLE FUNDS CAP
PERIOD      DATE           (%) (1)(2)             (%) (1)(3)
------   ----------   -------------------    -------------------
  30      9/25/2009          6.472                  18.665
  31     10/25/2009          6.687                  18.647
  32     11/25/2009          6.472                  18.299
  33     12/25/2009          6.693                  18.180
  34      1/25/2010          6.484                  17.776
  35      2/25/2010          6.562                  17.856
  36      3/25/2010          7.276                  18.284
  37      4/25/2010          6.584                  17.544
  38      5/25/2010          6.804                  17.854
  39      6/25/2010          6.584                  17.544
  40      7/25/2010          6.804                  17.612
  41      8/25/2010          6.584                  17.360
  42      9/25/2010          6.584                  17.237
  43     10/25/2010          6.805                  17.294
  44     11/25/2010          6.585                  16.959
  45     12/25/2010          6.805                  17.017
  46      1/25/2011          6.588                  16.707
  47      2/25/2011          6.588                  16.600
  48      3/25/2011          7.284                  17.101
  49      4/25/2011          6.593                  16.328
  50      5/25/2011          6.812                  16.391
  51      6/25/2011          6.596                  16.072
  52      7/25/2011          6.816                  16.146
  53      8/25/2011          6.596                  15.803
  54      9/25/2011          6.596                  15.662
  55     10/25/2011          6.816                  15.683
  56     11/25/2011          6.611                  15.242
  57     12/25/2011          7.106                  16.568
  58      1/25/2012          7.122                  17.171

           PAYMENT    AVAILABLE FUNDS CAP    AVAILABLE FUNDS CAP
PERIOD      DATE           (%) (1)(2)             (%) (1)(3)
------   ----------   -------------------    -------------------
  59      2/25/2012          7.212                  17.362
  60      3/25/2012          7.711                  17.965
  61      4/25/2012          7.213                  11.055
  62      5/25/2012          7.454                  11.423
  63      6/25/2012          7.213                  11.057
  64      7/25/2012          7.454                  11.425
  65      8/25/2012          7.213                  11.057
  66      9/25/2012          7.213                  11.057
  67     10/25/2012          7.454                  11.425
  68     11/25/2012          7.213                  11.057
  69     12/25/2012          7.454                  11.430
  70      1/25/2013          7.213                  11.062
  71      2/25/2013          7.213                  11.062
  72      3/25/2013          7.986                  12.247
  73      4/25/2013          7.213                  11.062
  74      5/25/2013          7.453                  11.431
  75      6/25/2013          7.214                  11.067
  76      7/25/2013          7.454                  11.436
  77      8/25/2013          7.214                  11.068

(1) Available Funds Cap for the Class A-3 Certificates is a per annum rate equal to the product of (i) 12, (ii) the quotient of (x) the total scheduled interest on the Group 3 Mortgage Loans based on the Net Mortgage Rates in effect on the related due date, less the pro rata portion (calculated based on the ratio of the Group 3 Mortgage Loans to the total pool of Mortgage Loans) allocable to the Group 3 Mortgage Loans of any Net Swap Payments or swap termination payments (other than defaulted swap termination payments) owed to the Swap Counterparty for such distribution date, and (y) the aggregate stated principal balance of the Group 3 Mortgage Loans as of the first day of the related accrual period and (iii) a fraction, the numerator of which is 30, and the denominator of which is the actual number of days in the related accrual period.

(2) Assumes no losses, 10% optional termination, 30% CPR on the collateral, and 1 month LIBOR, 6 month LIBOR, 1 year LIBOR and 1 year Treasury remain constant at 5.322%, 5.322%, 5.224% and 4.939%, respectively.

(3) Assumes no losses, 10% optional termination, 30% CPR on the collateral, and 1 month LIBOR, 6 month LIBOR, 1 year LIBOR and 1 year Treasury remain constant at 5.322%, 5.322%, 5.224% and 4.939%, respectively, for the first Distribution Date and all increase to 20.000% for each Distribution Date thereafter. The values indicated include any Net Swap Payments received from the Swap Counterparty and proceeds from the related Corridor Cap and Cap Contract, although such proceeds are excluded from the calculation of the Available Funds Cap described herein.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                            FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)        MERRILL LYNCH MORTGAGE INVESTORS, INC., MANA 2007-A1

                      SUBORDINATE AVAILABLE FUNDS CAP TABLE

           PAYMENT    AVAILABLE FUNDS CAP    AVAILABLE FUNDS CAP
PERIOD      DATE           (%) (1)(2)             (%) (1)(3)
------   ----------   -------------------    -------------------
   1      4/25/2007          7.656                   7.656
   2      5/25/2007          6.635                  10.499
   3      6/25/2007          6.421                  10.499
   4      7/25/2007          6.635                  10.499
   5      8/25/2007          6.421                  10.499
   6      9/25/2007          6.421                  10.499
   7     10/25/2007          6.635                  21.457
   8     11/25/2007          6.421                  21.378
   9     12/25/2007          6.636                  21.417
  10      1/25/2008          6.422                  21.326
  11      2/25/2008          6.423                  21.299
  12      3/25/2008          6.865                  21.331
  13      4/25/2008          6.423                  21.039
  14      5/25/2008          6.637                  20.976
  15      6/25/2008          6.423                  20.758
  16      7/25/2008          6.637                  20.704
  17      8/25/2008          6.423                  20.489
  18      9/25/2008          6.423                  20.361
  19     10/25/2008          6.637                  20.331
  20     11/25/2008          6.426                  20.105
  21     12/25/2008          6.646                  20.025
  22      1/25/2009          6.446                  19.784
  23      2/25/2009          6.447                  19.622
  24      3/25/2009          7.116                  19.826
  25      4/25/2009          6.449                  19.318
  26      5/25/2009          6.663                  19.299
  27      6/25/2009          6.450                  19.050
  28      7/25/2009          6.664                  19.044
  29      8/25/2009          6.449                  18.779

           PAYMENT    AVAILABLE FUNDS CAP    AVAILABLE FUNDS CAP
PERIOD      DATE           (%) (1)(2)             (%) (1)(3)
------   ----------   -------------------    -------------------
  30      9/25/2009          6.449                  18.641
  31     10/25/2009          6.665                  18.623
  32     11/25/2009          6.450                  18.287
  33     12/25/2009          6.670                  18.170
  34      1/25/2010          6.488                  17.842
  35      2/25/2010          6.537                  17.793
  36      3/25/2010          7.244                  18.190
  37      4/25/2010          6.555                  17.458
  38      5/25/2010          6.773                  17.776
  39      6/25/2010          6.555                  17.470
  40      7/25/2010          6.773                  17.544
  41      8/25/2010          6.555                  17.266
  42      9/25/2010          6.555                  17.138
  43     10/25/2010          6.774                  17.188
  44     11/25/2010          6.555                  16.866
  45     12/25/2010          6.774                  16.921
  46      1/25/2011          6.557                  16.618
  47      2/25/2011          6.557                  16.494
  48      3/25/2011          7.250                  16.983
  49      4/25/2011          6.559                  16.217
  50      5/25/2011          6.779                  16.282
  51      6/25/2011          6.564                  15.962
  52      7/25/2011          6.783                  16.039
  53      8/25/2011          6.565                  15.700
  54      9/25/2011          6.564                  15.559
  55     10/25/2011          6.785                  15.583
  56     11/25/2011          6.581                  15.143
  57     12/25/2011          7.193                  17.038
  58     1/25/2012           7.145                  17.189

           PAYMENT    AVAILABLE FUNDS CAP    AVAILABLE FUNDS CAP
PERIOD      DATE           (%) (1)(2)             (%) (1)(3)
------   ----------   -------------------    -------------------
  59      2/25/2012          7.212                  17.293
  60      3/25/2012          7.720                  17.938
  61      4/25/2012          7.222                  11.030
  62      5/25/2012          7.463                  11.397
  63      6/25/2012          7.222                  11.031
  64      7/25/2012          7.463                  11.398
  65      8/25/2012          7.222                  11.031
  66      9/25/2012          7.222                  11.031
  67     10/25/2012          7.462                  11.398
  68     11/25/2012          7.222                  11.031
  69     12/25/2012          7.462                  11.401
  70      1/25/2013          7.222                  11.033
  71      2/25/2013          7.222                  11.036
  72      3/25/2013          7.995                  12.218
  73      4/25/2013          7.222                  11.036
  74      5/25/2013          7.462                  11.403
  75      6/25/2013          7.222                  11.039
  76      7/25/2013          7.464                  11.412
  77      8/25/2013          7.223                  11.044

(1) Available Funds Cap for the Subordinate Certificates is a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group the current principal balance of the related Class A Certificates) of the Class A-1 Available Funds Cap, Class A-2 Available Funds Cap and the Class A-3 Available Funds Cap.

(2) Assumes no losses, 10% optional termination, 30% CPR on the collateral, and 1 month LIBOR, 6 month LIBOR, 1 year LIBOR and 1 year Treasury remain constant at 5.322%, 5.322%, 5.224% and 4.939%, respectively.

(3) Assumes no losses, 10% optional termination, 30% CPR on the collateral, and 1 month LIBOR, 6 month LIBOR, 1 year LIBOR and 1 year Treasury remain constant at 5.322%, 5.322%, 5.224% and 4.939%, respectively, for the first Distribution Date and all increase to 20.000% for each Distribution Date thereafter. The values indicated include any Net Swap Payments received from the Swap Counterparty and proceeds from the related Corridor Cap and Cap Contract, although such proceeds are excluded from the calculation of the Available Funds Cap described herein.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                            FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)        MERRILL LYNCH MORTGAGE INVESTORS, INC., MANA 2007-A1

                         DISCOUNT MARGIN TABLE (TO CALL)

CPR                          0%             24%             30%             45%             60%
--------------------   -------------   -------------   -------------   -------------   -------------
CLASS A-1
   PRICE = 100.0000%
     DISCOUNT MARGIN        21              21              21              21              21
           WAL (YRS)       21.52           3.15            2.42            1.42            0.91
      MOD DURN (YRS)       12.06           2.71            2.15            1.32            0.87
    PRINCIPAL WINDOW   04/07 - 12/35   04/07 - 07/15   04/07 - 08/13   04/07 - 02/11   04/07 - 10/09

CLASS A-2
   PRICE = 100.0000%
     DISCOUNT MARGIN        21              21              21              21              21
           WAL (YRS)       21.24           3.14            2.41            1.41            0.91
      MOD DURN (YRS)       11.92           2.70            2.14            1.31            0.87
    PRINCIPAL WINDOW   04/07 - 12/35   04/07 - 07/15   04/07 - 08/13   04/07 - 02/11   04/07 - 10/09

CLASS A-3A
   PRICE = 100.0000%
     DISCOUNT MARGIN         9               9               9               9               9
           WAL (YRS)       17.54           1.29            1.00            0.61            0.41
      MOD DURN (YRS)       10.90           1.22            0.96            0.59            0.40
    PRINCIPAL WINDOW   04/07 - 05/31   04/07 - 02/10   04/07 - 06/09   04/07 - 08/08   04/07 - 02/08

CLASS A-3B
   PRICE = 100.0000%
     DISCOUNT MARGIN       16.0            16.0            16.0            16.0            16.0
           WAL (YRS)       25.61           3.96            3.00            1.75            1.15
      MOD DURN (YRS)       13.52           3.51            2.73            1.65            1.10
    PRINCIPAL WINDOW   05/31 - 03/34   02/10 - 05/12   06/09 - 03/11   08/08 - 05/09   02/08 - 08/08

CLASS A-3C
   PRICE = 100.0000%
     DISCOUNT MARGIN        24              24              24              24              24
           WAL (YRS)       28.24           7.26            5.60            3.22            2.03
      MOD DURN (YRS)       13.99           5.87            4.74            2.91            1.90
    PRINCIPAL WINDOW   03/34 - 12/35   05/12 - 07/15   03/11 - 08/13   05/09 - 02/11   08/08 - 10/09

CLASS A-3D
   PRICE = 100.0000%
     DISCOUNT MARGIN        22              22              22              22              22
           WAL (YRS)       21.48           3.15            2.42            1.41            0.91
      MOD DURN (YRS)       12.02           2.70            2.15            1.32            0.87
    PRINCIPAL WINDOW   04/07 - 12/35   04/07 - 07/15   04/07 - 08/13   04/07 - 02/11   04/07 - 10/09

CLASS M-1
   PRICE = 100.0000%
     DISCOUNT MARGIN        31              31              31              31              31
           WAL (YRS)       26.64           5.46            4.41            3.57            2.57
      MOD DURN (YRS)       13.53           4.56            3.82            3.20            2.37
    PRINCIPAL WINDOW   04/30 - 12/35   04/10 - 07/15   05/10 - 08/13   08/10 - 02/11   10/09 - 10/09

CLASS M-2
   PRICE = 100.0000%
     DISCOUNT MARGIN        32              32              32              32              32
           WAL (YRS)       26.64           5.46            4.40            3.50            2.57
      MOD DURN (YRS)       13.51           4.56            3.82            3.14            2.37
    PRINCIPAL WINDOW   04/30 - 12/35   04/10 - 07/15   05/10 - 08/13   07/10 - 02/11   10/09 - 10/09

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                            FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)        MERRILL LYNCH MORTGAGE INVESTORS, INC., MANA 2007-A1

                   DISCOUNT MARGIN TABLE (TO CALL) - CONTINUED

CPR                          0%             24%             30%             45%             60%
--------------------   -------------   -------------   -------------   -------------   -------------
CLASS M-3
   PRICE = 100.0000%
     DISCOUNT MARGIN        34              34              34              34              34
           WAL (YRS)       26.64           5.46            4.40            3.46            2.57
      MOD DURN (YRS)       13.48           4.56            3.81            3.10            2.37
    PRINCIPAL WINDOW   04/30 - 12/35   04/10 - 07/15   05/10 - 08/13   07/10 - 02/11   10/09 - 10/09

CLASS M-4
   PRICE = 100.0000%
     DISCOUNT MARGIN        39              39              39              39              39
           WAL (YRS)       26.64           5.46            4.40            3.43            2.57
      MOD DURN (YRS)       13.41           4.55            3.81            3.08            2.36
    PRINCIPAL WINDOW   04/30 - 12/35   04/10 - 07/15   05/10 - 08/13   06/10 - 02/11   10/09 - 10/09

CLASS M-5
   PRICE = 100.0000%
     DISCOUNT MARGIN        41              41              41              41              41
           WAL (YRS)       26.64           5.46            4.38            3.40            2.57
      MOD DURN (YRS)       13.38           4.55            3.78            3.05            2.36
    PRINCIPAL WINDOW   04/30 - 12/35   04/10 - 07/15   04/10 - 08/13   06/10 - 02/11   10/09 - 10/09

CLASS M-6
   PRICE = 100.0000%
     DISCOUNT MARGIN        48              48              48              48              48
           WAL (YRS)       26.61           5.40            4.33            3.34            2.57
      MOD DURN (YRS)       13.28           4.50            3.75            3.00            2.36
    PRINCIPAL WINDOW   04/30 - 12/35   04/10 - 07/15   04/10 - 08/13   05/10 - 02/11   10/09 - 10/09

CLASS B-1
   PRICE = 100.0000%
     DISCOUNT MARGIN        80              80              80              80              80
           WAL (YRS)       26.55           5.24            4.22            3.23            2.57
      MOD DURN (YRS)       12.83           4.36            3.64            2.89            2.35
    PRINCIPAL WINDOW   04/30 - 09/35   04/10 - 12/14   04/10 - 03/13   05/10 - 10/10   10/09 - 10/09

CLASS B-2
   PRICE = 100.0000%
     DISCOUNT MARGIN        110             110             110             110             110
           WAL (YRS)       26.45           5.04            4.05            3.16            2.57
      MOD DURN (YRS)       12.43           4.19            3.49            2.81            2.34
    PRINCIPAL WINDOW   04/30 - 06/35   04/10 - 04/14   04/10 - 09/12   05/10 - 06/10   10/09 - 10/09

CLASS B-3
   PRICE = 100.0000%
     DISCOUNT MARGIN        125             125             125             125             125
           WAL (YRS)       26.15           4.59            3.71            3.08            2.57
      MOD DURN (YRS)       12.20           3.87            3.23            2.75            2.33
    PRINCIPAL WINDOW   04/30 - 01/35   04/10 - 06/13   04/10 - 01/12   04/10 - 05/10   10/09 - 10/09

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                            FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)        MERRILL LYNCH MORTGAGE INVESTORS, INC., MANA 2007-A1

                       DISCOUNT MARGIN TABLE (TO MATURITY)

CPR                         0%             24%            30%            45%            60%
--------------------  -------------  -------------  -------------  -------------  -------------
CLASS A-1
   PRICE = 100.0000%
     DISCOUNT MARGIN       21             22             22             22             21
           WAL (YRS)      21.57          3.43           2.65           1.55           0.94
      MOD DURN (YRS)      12.06          2.86           2.29           1.42           0.89
    PRINCIPAL WINDOW  04/07 - 12/36  04/07 - 05/25  04/07 - 09/21  04/07 - 01/16  04/07 - 01/13

CLASS A-2
   PRICE = 100.0000%
     DISCOUNT MARGIN       21             22             22             22             21
           WAL (YRS)      21.29          3.41           2.64           1.55           0.93
      MOD DURN (YRS)      11.93          2.85           2.28           1.41           0.89
    PRINCIPAL WINDOW  04/07 - 12/36  04/07 - 05/25  04/07 - 08/21  04/07 - 01/16  04/07 - 12/12

CLASS A-3A
   PRICE = 100.0000%
     DISCOUNT MARGIN        9              9              9              9              9
           WAL (YRS)      17.54          1.29           1.00           0.61           0.41
      MOD DURN (YRS)      10.90          1.22           0.96           0.59           0.40
    PRINCIPAL WINDOW  04/07 - 05/31  04/07 - 02/10  04/07 - 06/09  04/07 - 08/08  04/07 - 02/08

CLASS A-3B
   PRICE = 100.0000%
     DISCOUNT MARGIN      16.0           16.0           16.0           16.0           16.0
           WAL (YRS)      25.61          3.96           3.00           1.75           1.15
      MOD DURN (YRS)      13.52          3.51           2.73           1.65           1.10
    PRINCIPAL WINDOW  05/31 - 03/34  02/10 - 05/12  06/09 - 03/11  08/08 - 05/09  02/08 - 08/08

CLASS A-3C
   PRICE = 100.0000%
     DISCOUNT MARGIN       24             26             27             27             25
           WAL (YRS)      28.47          8.51           6.61           3.81           2.12
      MOD DURN (YRS)      14.03          6.55           5.36           3.34           1.97
    PRINCIPAL WINDOW  03/34 - 12/36  05/12 - 05/25  03/11 - 09/21  05/09 - 01/16  08/08 - 01/13

CLASS A-3D
   PRICE = 100.0000%
     DISCOUNT MARGIN       22             23             23             24             22
           WAL (YRS)      21.53          3.43           2.65           1.55           0.94
      MOD DURN (YRS)      12.03          2.86           2.29           1.42           0.89
    PRINCIPAL WINDOW  04/07 - 12/36  04/07 - 05/25  04/07 - 09/21  04/07 - 01/16  04/07 - 01/13

CLASS M-1
   PRICE = 100.0000%
     DISCOUNT MARGIN       31             32             32             32             37
           WAL (YRS)      26.72          5.82           4.71           3.73           4.52
      MOD DURN (YRS)      13.54          4.77           4.01           3.32           3.94
    PRINCIPAL WINDOW  04/30 - 08/36  04/10 - 07/18  05/10 - 01/16  08/10 - 07/12  04/11 - 04/12

CLASS M-2
   PRICE = 100.0000%
     DISCOUNT MARGIN       32             33             33             32             37
           WAL (YRS)      26.71          5.75           4.64           3.63           3.99
      MOD DURN (YRS)      13.53          4.73           3.97           3.24           3.53
    PRINCIPAL WINDOW  04/30 - 06/36  04/10 - 08/17  05/10 - 04/15  07/10 - 01/12  02/11 - 04/11

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                            FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)        MERRILL LYNCH MORTGAGE INVESTORS, INC., MANA 2007-A1

                 DISCOUNT MARGIN TABLE (TO MATURITY) - CONTINUED

CPR                         0%             24%            30%            45%           60%
--------------------  -------------  -------------  -------------  -------------  -------------
CLASS M-3
   PRICE = 100.0000%
     DISCOUNT MARGIN       34             35             35             34             39
           WAL (YRS)      26.69          5.70           4.60           3.56           3.81
      MOD DURN (YRS)      13.50          4.70           3.94           3.18           3.38
    PRINCIPAL WINDOW  04/30 - 05/36  04/10 - 03/17  05/10 - 12/14  07/10 - 11/11  12/10 - 02/11

CLASS M-4
   PRICE = 100.0000%
     DISCOUNT MARGIN       39             39             39             39             44
           WAL (YRS)      26.68          5.62           4.54           3.50           3.64
      MOD DURN (YRS)      13.42          4.65           3.90           3.13           3.25
    PRINCIPAL WINDOW  04/30 - 04/36  04/10 - 10/16  05/10 - 08/14  06/10 - 08/11  10/10 - 12/10

CLASS M-5
   PRICE = 100.0000%
     DISCOUNT MARGIN       41             41             41             41             46
           WAL (YRS)      26.65          5.52           4.43           3.42           3.51
      MOD DURN (YRS)      13.39          4.59           3.82           3.07           3.14
    PRINCIPAL WINDOW  04/30 - 02/36  04/10 - 03/16  04/10 - 03/14  06/10 - 05/11  08/10 - 10/10

CLASS M-6
   PRICE = 100.0000%
     DISCOUNT MARGIN       48             48             48             48             53
           WAL (YRS)      26.61          5.40           4.33           3.34           3.39
      MOD DURN (YRS)      13.28          4.50           3.75           3.00           3.04
    PRINCIPAL WINDOW  04/30 - 12/35  04/10 - 07/15  04/10 - 08/13  05/10 - 02/11  07/10 - 08/10

CLASS B-1
   PRICE = 100.0000%
     DISCOUNT MARGIN       80             80             80             80             88
           WAL (YRS)      26.55          5.24           4.22           3.23           3.31
      MOD DURN (YRS)      12.83          4.36           3.64           2.89           2.95
    PRINCIPAL WINDOW  04/30 - 09/35  04/10 - 12/14  04/10 - 03/13  05/10 - 10/10  06/10 - 07/10

CLASS B-2
   PRICE = 100.0000%
     DISCOUNT MARGIN       110            110            110            110            120
           WAL (YRS)      26.45          5.04           4.05           3.16           3.24
      MOD DURN (YRS)      12.43          4.19           3.49           2.81           2.88
    PRINCIPAL WINDOW  04/30 - 06/35  04/10 - 04/14  04/10 - 09/12  05/10 - 06/10  05/10 - 06/10

CLASS B-3
   PRICE = 100.0000%
     DISCOUNT MARGIN       125            125            125            125            135
           WAL (YRS)      26.15          4.59           3.71           3.08           3.14
      MOD DURN (YRS)      12.20          3.87           3.23           2.75           2.79
    PRINCIPAL WINDOW  04/30 - 01/35  04/10 - 06/13  04/10 - 01/12  04/10 - 05/10  04/10 - 05/10

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                            FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)        MERRILL LYNCH MORTGAGE INVESTORS, INC., MANA 2007-A1

                               BREAKEVEN CDR TABLE

The tables below display the Constant Default Rate ("CDR"), and the related cumulative collateral loss, that can be sustained without the referenced Class incurring a writedown. Calculations are run to maturity at forward LIBOR, and at varying loss severity percentages. Other assumptions include: (1) prepayment speed at 30% CPR for the mortgage loans, (2) 0 month lag from default to loss,
(3) 100% P&I advancing, (4) triggers fail (i.e., no OC stepdown):

                                FORWARD LIBOR
                        ------------------------------
                        35% LOSS   45% LOSS   55% LOSS
                        SEVERITY   SEVERITY   SEVERITY
                        --------   --------   --------
CLASS M-1   CDR Break     9.54%      7.30%      5.91%
            Cum Loss      7.71%      7.92%      8.06%
CLASS M-2   CDR Break     8.88%      6.81%      5.53%
            Cum Loss      7.27%      7.46%      7.60%
CLASS M-3   CDR Break     8.23%      6.33%      5.15%
            Cum Loss      6.82%      7.01%      7.14%
CLASS M-4   CDR Break     7.59%      5.86%      4.77%
            Cum Loss      6.37%      6.55%      6.66%
CLASS M-5   CDR Break     6.97%      5.40%      4.40%
            Cum Loss      5.92%      6.09%      6.20%
CLASS M-6   CDR Break     6.48%      5.03%      4.10%
            Cum Loss      5.56%      5.72%      5.81%
CLASS B-1   CDR Break     6.04%      4.69%      3.84%
            Cum Loss      5.23%      5.37%      5.47%
CLASS B-2   CDR Break     5.60%      4.36%      3.57%
            Cum Loss      4.89%      5.03%      5.12%
CLASS B-3   CDR Break     5.06%      3.95%      3.24%
            Cum Loss      4.47%      4.59%      4.68%

                              (PERFORMANCE GRAPH)

                              (PLOTPOINTS TO COME)

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                            FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)        MERRILL LYNCH MORTGAGE INVESTORS, INC., MANA 2007-A1

                                  EXCESS SPREAD

The table below displays excess spread in bps. Calculations are run to maturity at both static LIBOR (1ML =5.3220%, 6ML = 5.3220%, 1YL = 5.2240%, and 1YTreas =
4.9390%) and forward LIBOR (shown in the table below). Excess spread means the per annum rate equal to 12 times the quotient of (x) the difference between (a) the sum the total scheduled interest based on the Net Mortgage Rates in effect on the related due date plus net swap payment received from the Swap Counterparty minus (b) the sum of the total interest due on the Offered Certificates and any Net Swap Payments owed to the Swap Counterparty, divided by
(y) the aggregate principal balance of the Offered Certificates as of the first day of the applicable accrual period. Other assumptions include: (1) prepayment speed is 30% CPR, (2) no defaults and no losses:

          EXCESS SPREAD IN BPS   EXCESS SPREAD IN BPS
PERIOD       (STATIC LIBOR)          (FRWD LIBOR)
-------   --------------------   --------------------
Avg yr1           130                     135
Avg yr2           144                     158
Avg yr3           141                     165
Avg yr4           139                     165
Avg yr5           157                     178

*    Year 1 average is calculated from period 2 to period 12.

           EXCESS                                       EXCESS
         SPREAD IN     1       6       12               SPREAD
            BPS      MONTH   MONTH   MONTH    1 YEAR    IN BPS
          (STATIC     FWRD    FWRD    FWRD     FWRD     (FWRD
PERIOD     LIBOR)    LIBOR   LIBOR   LIBOR   TREASURY   LIBOR)
------   ---------   -----   -----   -----   --------   ------
   1         *       5.322%  5.322%  5.224%   4.939%       *
   2        118      5.326%  5.283%  5.176%   4.882%      118
   3        100      5.328%  5.231%  5.125%   4.822%      99
   4        118      5.247%  5.167%  5.072%   4.760%      126
   5        100      5.199%  5.107%  5.025%   4.696%      113
   6        100      5.155%  5.048%  4.981%   4.632%      117
   7        150      5.093%  4.991%  4.941%   4.570%      151
   8        149      5.020%  4.937%  4.904%   4.510%      150
   9        149      4.952%  4.890%  4.872%   4.452%      151
  10        147      4.897%  4.850%  4.844%   4.397%      150
  11        146      4.855%  4.818%  4.821%   4.347%      150
  12        150      4.815%  4.791%  4.801%   4.301%      156
  13        144      4.777%  4.770%  4.784%   4.262%      151
  14        147      4.744%  4.752%  4.772%   4.232%      155
  15        143      4.720%  4.736%  4.763%   4.212%      153
  16        146      4.706%  4.722%  4.758%   4.200%      157
  17        141      4.699%  4.709%  4.756%   4.198%      154
  18        140      4.688%  4.696%  4.755%   4.204%      154
  19        144      4.671%  4.685%  4.756%   4.217%      159
  20        139      4.652%  4.679%  4.761%   4.235%      155
  21        144      4.637%  4.678%  4.768%   4.257%      161
  22        139      4.627%  4.682%  4.778%   4.282%      158
  23        139      4.623%  4.691%  4.790%   4.309%      158
  24        158      4.626%  4.702%  4.803%   4.335%      176
  25        137      4.635%  4.716%  4.817%   4.360%      159
  26        144      4.648%  4.731%  4.830%   4.382%      165
  27        136      4.661%  4.746%  4.843%   4.401%      159
  28        143      4.676%  4.761%  4.855%   4.417%      166
  29        135      4.691%  4.776%  4.867%   4.429%      159
  30        134      4.707%  4.790%  4.877%   4.439%      158
  31        142      4.722%  4.803%  4.888%   4.446%      166
  32        133      4.737%  4.814%  4.897%   4.450%      158
  33        141      4.750%  4.824%  4.906%   4.451%      167
  34        133      4.763%  4.832%  4.915%   4.451%      161
  35        138      4.774%  4.840%  4.923%   4.449%      163
  36        173      4.782%  4.847%  4.931%   4.446%      196
  37        138      4.789%  4.854%  4.939%   4.443%      164
  38        145      4.795%  4.862%  4.947%   4.440%      170
  39        133      4.801%  4.869%  4.955%   4.439%      159
  40        145      4.808%  4.877%  4.964%   4.438%      170
  41        132      4.816%  4.885%  4.973%   4.437%      159

          EXCESS                                      EXCESS
          SPREAD     1       6       12               SPREAD
          IN BPS   MONTH   MONTH   MONTH    1 YEAR    IN BPS
         (STATIC    FWRD    FWRD    FWRD     FWRD     (FWRD
PERIOD    LIBOR)   LIBOR   LIBOR   LIBOR   TREASURY   LIBOR)
------   -------   -----   -----   -----   --------   ------
  42       131     4.823%  4.894%  4.982%   4.437%      158
  43       143     4.831%  4.902%  4.991%   4.436%      169
  44       130     4.839%  4.911%  5.000%   4.435%      157
  45       143     4.848%  4.920%  5.009%   4.434%      169
  46       130     4.856%  4.929%  5.019%   4.432%      157
  47       130     4.865%  4.939%  5.027%   4.431%      157
  48       170     4.874%  4.948%  5.036%   4.430%      194
  49       130     4.883%  4.957%  5.045%   4.430%      157
  50       144     4.892%  4.966%  5.053%   4.431%      170
  51       131     4.901%  4.975%  5.061%   4.433%      157
  52       145     4.910%  4.983%  5.069%   4.436%      170
  53       131     4.919%  4.991%  5.077%   4.441%      157
  54       131     4.928%  4.999%  5.084%   4.446%      157
  55       146     4.936%  5.007%  5.091%   4.453%      171
  56       132     4.944%  5.014%  5.098%   4.459%      158
  57       185     4.952%  5.021%  5.105%   4.467%      201
  58       185     4.959%  5.028%  5.111%   4.475%      198
  59       192     4.966%  5.034%  5.118%   4.482%      203
  60       231     4.973%  5.041%  5.124%   4.490%      238
  61       194     4.979%  5.047%  5.131%   4.498%      204
  62       213     4.985%  5.053%  5.137%   4.505%      221
  63       196     4.991%  5.059%  5.144%   4.511%      206
  64       215     4.997%  5.066%  5.151%   4.517%      224
  65       198     5.003%  5.072%  5.157%   4.523%      208
  66       198     5.009%  5.079%  5.164%   4.529%      208
  67       218     5.015%  5.085%  5.170%   4.535%      226
  68       200     5.022%  5.091%  5.177%   4.541%      209
  69       220     5.028%  5.098%  5.183%   4.547%      229
  70       202     5.034%  5.105%  5.190%   4.554%      212
  71       203     5.041%  5.111%  5.196%   4.560%      213
  72       260     5.047%  5.117%  5.202%   4.566%      267
  73       205     5.054%  5.124%  5.208%   4.573%      214
  74       225     5.060%  5.130%  5.214%   4.579%      232
  75       208     5.066%  5.136%  5.220%   4.585%      217
  76       228     5.072%  5.142%  5.225%   4.592%      236
  77       210     5.078%  5.148%  5.231%   4.598%      219

  Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

MORTGAGE LOANS AS OF THE CUT-OFF DATE

Total Current Balance:                                          $960,668,249
Total Number of Loans:                                             3,122

                                                Average or
                                             Weighted Average
                                                   (1)             Minimum         Maximum
Current Balance                                $307,709.24        $410.00      $2,025,000.00
Original Balance                               $307,860.50       $30,100.00    $2,025,000.00

Loan Rate                                        6.903%            5.000%         10.440%
Servicing Fee                                    0.268%            0.250%          2.180%
Net Loan Rate                                    6.635%            4.750%          9.250%

Gross Margin                                     2.517%            2.250%          5.875%
Maximum Loan Rate                                12.272%          10.000%         16.440%

Original LTV                                     78.44%            13.56%         100.00%
Combined LTV                                     92.50%            13.56%         100.06%

Credit Score (3)                                   709              558             823

Original Term (mos)                                360              360             360
Remaining Term (mos)                               357              340             359
Seasoning (mos)                                     3                1               20

Next Rate Reset (mos)                              56                8              119
Rate Adj Freq (mos)                                 6                1               12
First Rate Adj Freq (mos)                          59                24             120

IO Original Term (2)                               110               12             120
IO Remaining Term (2)                              106               12             119

Top State Concentrations (1)               CA(34.55%),FL(9.25%),VA(6.79%),AZ(6.78%),MD(6.44%)

First Pay Date                                                   08/01/2005      03/01/2007
Next Rate Change Date                                            11/01/2007      02/01/2017
Maturity Date                                                    07/01/2035      02/01/2037

(1) Based on current balances.
(2) For Interest-Only loans.
(3) For loans with Credit Scores.

INDEX

                                                                % OF
                                                              AGGREGATE
                                                              PRINCIPAL
                                                               BALANCE
                                                 AGGREGATE   OUTSTANDING                     AVERAGE   WEIGHTED
                                                 PRINCIPAL      AS OF    WEIGHTED WEIGHTED  PRINCIPAL  AVERAGE  PERCENT PERCENT
                                      NUMBER OF   BALANCE        THE     AVERAGE  AVERAGE    BALANCE   ORIGINAL   FULL  INTEREST
                                      MORTGAGE  OUTSTANDING    CUT-OFF    COUPON   CREDIT  OUTSTANDING   LTV      DOC    ONLY
INDEX                                  LOANS       ($)          DATE        (%)    SCORE      ($)        (%)      (%)    (%)
Treasury - 1 Year                             2      263,220       0.03     6.561      655     131,610    79.99   50.11    50.11
LIBOR - 1 Month                               1      242,602       0.03     5.875      816     242,602    80.00  100.00   100.00
LIBOR - 6 Month                           2,951  902,790,142      93.98     6.883      709     305,927    78.61   12.10    84.14
LIBOR - 1 Year                              168   57,372,285       5.97     7.227      704     341,502    75.78   20.24    90.45

TOTAL:                                    3,122 $960,668,249     100.00     6.903      709    $307,709    78.44   12.62    84.51



PRODUCT TYPE

                                                                % OF
                                                              AGGREGATE
                                                              PRINCIPAL
                                                               BALANCE
                                                 AGGREGATE   OUTSTANDING                     AVERAGE   WEIGHTED
                                                 PRINCIPAL      AS OF    WEIGHTED WEIGHTED  PRINCIPAL  AVERAGE  PERCENT PERCENT
                                      NUMBER OF   BALANCE        THE     AVERAGE  AVERAGE    BALANCE   ORIGINAL   FULL  INTEREST
                                      MORTGAGE  OUTSTANDING    CUT-OFF    COUPON   CREDIT  OUTSTANDING   LTV      DOC    ONLY
PRODUCT TYPE                           LOANS       ($)          DATE        (%)    SCORE      ($)        (%)      (%)    (%)
10/20 LIBOR Loans (1 Year Libor)             13    4,321,000        0.45    6.438      739     332,385    67.29   69.23   100.00
10/20 LIBOR Loans (6 Month Libor)            35   12,982,059        1.35    7.409      699     370,916    79.66    2.65    98.59
2/28 LIBOR Loans (1 Month Libor)              1      242,602        0.03    5.875      816     242,602    80.00  100.00   100.00
2/28 LIBOR Loans (1 Year Libor)               6    1,505,350        0.16    6.676      707     250,892    80.81   53.33   100.00
2/28 LIBOR Loans (6 Month Libor)            144   40,338,968        4.20    7.354      712     280,132    78.18   23.20    68.63
2/28 Treasury Loans (1 Year Treasury)         1      131,320        0.01    7.250      643     131,320    80.00    0.00     0.00
3/27 LIBOR Loans (1 Year Libor)               4      823,644        0.09    7.001      676     205,911    78.63   27.88    67.26
3/27 LIBOR Loans (6 Month Libor)            295   99,065,652       10.31    6.686      709     335,816    79.57    9.34    93.47
3/27 LIBOR Loans (6ML 40 Yr Amort)           10    2,736,027        0.28    7.367      726     273,603    80.00    5.26     0.00
5/25 LIBOR Loans (1 Year Libor)             133   45,995,950        4.79    7.353      702     345,834    76.27   13.99    89.17
5/25 LIBOR Loans (6 Month Libor)          2,126  648,304,331       67.48    6.885      708     304,941    78.48   11.21    83.80
5/25 LIBOR Loans (6ML 40 Yr Amort)           29    6,809,012        0.71    6.778      708     234,794    78.81   29.44     0.00
5/25 Treasury Loans (1 Year Treasury)         1      131,900        0.01    5.875      666     131,900    79.99  100.00   100.00
7/23 LIBOR Loans (1 Year Libor)              12    4,726,341        0.49    6.939      699     393,862    76.62   24.36    95.20
7/23 LIBOR Loans (6 Month Libor)            306   91,021,962        9.47    6.789      713     297,457    78.48   16.87    91.47
7/23 LIBOR Loans (6ML 40 Yr Amort)            6    1,532,131        0.16    7.172      731     255,355    79.24    9.81     0.00


TOTAL:                                    3,122 $960,668,249      100.00    6.903      709    $307,709    78.44   12.62    84.51

AMORTIZATION TYPE
                                                                % OF
                                                              AGGREGATE
                                                              PRINCIPAL
                                                               BALANCE
                                                 AGGREGATE   OUTSTANDING                     AVERAGE   WEIGHTED
                                                 PRINCIPAL      AS OF    WEIGHTED WEIGHTED  PRINCIPAL  AVERAGE  PERCENT PERCENT
                                      NUMBER OF   BALANCE        THE     AVERAGE  AVERAGE    BALANCE   ORIGINAL   FULL  INTEREST
                                      MORTGAGE  OUTSTANDING    CUT-OFF    COUPON   CREDIT  OUTSTANDING   LTV      DOC    ONLY
AMORTIZATION TYPE                      LOANS       ($)          DATE        (%)    SCORE      ($)        (%)      (%)    (%)
Fully Amortizing                            557  137,684,991       14.33    7.171      705     247,190    78.54   10.68     0.00
Balloon                                      45   11,077,171        1.15    6.978      716     246,159    79.16   20.75     0.00
12 Month Interest-Only                        1      157,750        0.02    6.125      782     157,750    80.00  100.00   100.00
24 Month Interest-Only                        4      954,600        0.10    7.573      688     238,650    81.78   19.38   100.00
36 Month Interest-Only                        2      460,000        0.05    6.924      698     230,000    75.40    0.00   100.00
60 Month Interest-Only                      397  118,135,398       12.30    6.734      720     297,570    78.22   19.39   100.00
84 Month Interest-Only                      125   32,871,512        3.42    6.565      724     262,972    75.67   35.92   100.00
120 Month Interest-Only                   1,991  659,326,827       68.63    6.892      706     331,154    78.59   10.49   100.00

TOTAL:                                    3,122 $960,668,249      100.00    6.903      709    $307,709    78.44   12.62    84.51



CUT-OFF DATE STATED PRINCIPAL BALANCES
                                                                % OF
                                                              AGGREGATE
                                                              PRINCIPAL
                                                               BALANCE
                                                 AGGREGATE   OUTSTANDING                     AVERAGE   WEIGHTED
                                                 PRINCIPAL      AS OF    WEIGHTED WEIGHTED  PRINCIPAL  AVERAGE  PERCENT PERCENT
                                      NUMBER OF   BALANCE        THE     AVERAGE  AVERAGE    BALANCE   ORIGINAL   FULL  INTEREST
RANGE OF CUT-OFF DATE                 MORTGAGE  OUTSTANDING    CUT-OFF    COUPON   CREDIT  OUTSTANDING   LTV      DOC    ONLY
STATED PRINCIPAL BALANCES ($)         LOANS       ($)          DATE        (%)    SCORE      ($)        (%)      (%)    (%)
0.01 to 100,000.00                          128   10,088,070        1.05    7.261      703      78,813    76.96   26.31    54.87
100,000.01 to 200,000.00                    802  126,607,485       13.18    6.964      708     157,865    78.17   24.44    71.90
200,000.01 to 300,000.00                    899  223,291,970       23.24    6.893      708     248,378    78.94   14.06    83.79
300,000.01 to 400,000.00                    574  199,958,949       20.81    6.860      706     348,361    79.20    9.31    84.48
400,000.01 to 500,000.00                    359  160,330,591       16.69    6.861      712     446,603    79.24    9.89    92.50
500,000.01 to 600,000.00                    179   97,667,991       10.17    6.849      708     545,631    78.66    8.45    90.63
600,000.01 to 700,000.00                     86   55,912,173        5.82    6.888      708     650,142    77.48    4.67    88.57
700,000.01 to 800,000.00                     39   28,937,445        3.01    6.766      709     741,986    78.93    7.65    82.27
800,000.01 to 900,000.00                     20   16,963,399        1.77    6.928      711     848,170    75.20   24.72    95.05
900,000.01 to 1,000,000.00                   24   23,292,197        2.42    7.176      709     970,508    72.56    8.36    79.08
1,000,000.01 to 1,100,000.00                  1    1,064,050        0.11    7.750      684   1,064,050    75.00    0.00     0.00
1,100,000.01 to 1,200,000.00                  2    2,264,329        0.24    6.247      764   1,132,165    72.53   50.54   100.00
1,200,000.01 to 1,300,000.00                  1    1,300,000        0.14    7.625      672   1,300,000    73.65    0.00   100.00
1,300,000.01 to 1,400,000.00                  2    2,738,500        0.29    7.041      725   1,369,250    65.15   51.12   100.00
1,400,000.01 to 1,500,000.00                  2    2,970,000        0.31    7.876      741   1,485,000    72.53    0.00   100.00
1,500,000.01 to 2,000,000.00                  3    5,256,100        0.55    7.646      683   1,752,033    70.00    0.00    63.38
2,000,000.01 to 2,500,000.00                  1    2,025,000        0.21    8.000      770   2,025,000    75.00    0.00   100.00
TOTAL:                                    3,122 $960,668,249      100.00    6.903      709    $307,709    78.44   12.62    84.51



CURRENT MORTGAGE RATES
                                                                % OF
                                                              AGGREGATE
                                                              PRINCIPAL
                                                               BALANCE
                                                 AGGREGATE   OUTSTANDING                     AVERAGE   WEIGHTED
                                                 PRINCIPAL      AS OF    WEIGHTED WEIGHTED  PRINCIPAL  AVERAGE  PERCENT PERCENT
                                      NUMBER OF   BALANCE        THE     AVERAGE  AVERAGE    BALANCE   ORIGINAL   FULL  INTEREST
RANGE OF CURRENT                      MORTGAGE  OUTSTANDING    CUT-OFF    COUPON   CREDIT  OUTSTANDING   LTV      DOC    ONLY
MORTGAGE RATES (%)                     LOANS       ($)          DATE        (%)    SCORE      ($)        (%)      (%)    (%)
4.751 to 5.000                                3      510,650        0.05    5.000      711     170,217    79.98   34.46   100.00
5.001 to 5.250                                1      328,900        0.03    5.250      723     328,900    65.00    0.00   100.00
5.251 to 5.500                               10    3,458,190        0.36    5.439      710     345,819    79.00   24.87   100.00
5.501 to 5.750                               35   11,361,331        1.18    5.731      718     324,609    77.22   34.98    94.91
5.751 to 6.000                              138   41,301,820        4.30    5.943      728     299,289    74.82   31.51    90.33
6.001 to 6.250                              255   88,102,536        9.17    6.202      722     345,500    77.38   19.56    94.23
6.251 to 6.500                              481  159,004,151       16.55    6.442      716     330,570    77.25   18.69    92.50
6.501 to 6.750                              540  164,228,574       17.10    6.689      711     304,127    77.95   10.55    85.85
6.751 to 7.000                              562  164,288,654       17.10    6.913      706     292,329    79.14    9.94    85.52
7.001 to 7.250                              345   94,176,627        9.80    7.197      702     272,976    79.04    4.98    74.51
7.251 to 7.500                              277   85,627,804        8.91    7.431      701     309,126    79.43    6.26    76.88
7.501 to 7.750                              176   59,359,699        6.18    7.676      704     337,271    78.92   13.03    74.07
7.751 to 8.000                              138   46,842,645        4.88    7.929      695     339,439    79.84    6.19    80.00
8.001 to 8.250                               88   22,885,137        2.38    8.170      682     260,058    81.21    6.76    68.75
8.251 to 8.500                               44   11,858,815        1.23    8.440      686     269,519    84.07    0.49    78.49
8.501 to 8.750                               14    4,475,354        0.47    8.644      672     319,668    82.88    4.15    72.10
8.751 to 9.000                                8    1,533,259        0.16    8.880      696     191,657    88.13    8.38    84.01
9.001 to 9.250                                3      434,592        0.05    9.162      677     144,864    80.79    0.00    70.32
9.251 to 9.500                                2      267,512        0.03    9.402      664     133,756    86.72    0.00     0.00
9.501 to 9.750                                1      483,000        0.05    9.570      661     483,000   100.00    0.00   100.00
10.251 to 10.500                              1      139,000        0.01   10.440      673     139,000   100.00    0.00   100.00

TOTAL:                                    3,122 $960,668,249      100.00    6.903      709    $307,709    78.44   12.62    84.51

REMAINING TERM
                                                                % OF
                                                              AGGREGATE
                                                              PRINCIPAL
                                                               BALANCE
                                                 AGGREGATE   OUTSTANDING                     AVERAGE   WEIGHTED
                                                 PRINCIPAL      AS OF    WEIGHTED WEIGHTED  PRINCIPAL  AVERAGE  PERCENT PERCENT
                                      NUMBER OF   BALANCE        THE     AVERAGE  AVERAGE    BALANCE   ORIGINAL   FULL  INTEREST
RANGE OF                              MORTGAGE  OUTSTANDING    CUT-OFF    COUPON   CREDIT  OUTSTANDING   LTV      DOC    ONLY
REMAINING TERM (MONTHS)                 LOANS       ($)          DATE      (%)      SCORE      ($)        (%)      (%)    (%)
337 to 348                                   60   17,901,382        1.86    6.873      695     298,356    78.92   11.50    79.84
349 to 360                                3,062  942,766,867       98.14    6.904      709     307,893    78.44   12.64    84.60
TOTAL:                                    3,122 $960,668,249      100.00    6.903      709    $307,709    78.44   12.62    84.51









ORIGINAL LOAN-TO-VALUE RATIOS
                                                                % OF
                                                              AGGREGATE
                                                              PRINCIPAL
                                                               BALANCE
                                                 AGGREGATE   OUTSTANDING                     AVERAGE   WEIGHTED
                                                 PRINCIPAL      AS OF    WEIGHTED WEIGHTED  PRINCIPAL  AVERAGE  PERCENT PERCENT
                                      NUMBER OF   BALANCE        THE     AVERAGE  AVERAGE    BALANCE   ORIGINAL   FULL  INTEREST
RANGE OF ORIGINAL                     MORTGAGE  OUTSTANDING    CUT-OFF    COUPON   CREDIT  OUTSTANDING   LTV      DOC    ONLY
LOAN-TO-VALUE RATIOS (%)                LOANS       ($)          DATE      (%)      SCORE      ($)        (%)      (%)    (%)
10.01 to 20.00                                2      147,000        0.02    6.204      727      73,500    15.23    0.00    72.79
20.01 to 30.00                                6      927,761        0.10    6.234      762     154,627    23.71   17.25    87.10
30.01 to 40.00                               17    4,521,652        0.47    6.351      761     265,980    35.13   21.94    90.57
40.01 to 50.00                               18    5,417,460        0.56    6.442      740     300,970    44.34   31.57    95.58
50.01 to 60.00                               66   20,166,979        2.10    6.477      722     305,560    57.01   22.48    76.76
60.01 to 70.00                              143   47,412,608        4.94    6.973      709     331,557    67.46   12.72    79.20
70.01 to 75.00                              206   77,814,998        8.10    7.091      711     377,743    74.21   12.40    82.58
75.01 to 80.00                            2,473  754,461,366       78.54    6.865      707     305,079    79.80   12.11    85.62
80.01 to 85.00                               32    8,495,831        0.88    7.178      708     265,495    84.30    9.45    87.43
85.01 to 90.00                               66   16,498,978        1.72    7.092      695     249,985    89.39   17.93    77.13
90.01 to 95.00                               45   11,787,655        1.23    7.477      703     261,948    94.78   12.87    66.69
95.01 to 100.00                              48   13,015,961        1.35    7.928      731     271,166    99.92   11.38    80.22
TOTAL:                                    3,122 $960,668,249      100.00    6.903      709    $307,709    78.44   12.62    84.51




CREDIT SCORES
                                                                % OF
                                                              AGGREGATE
                                                              PRINCIPAL
                                                               BALANCE
                                                 AGGREGATE   OUTSTANDING                     AVERAGE   WEIGHTED
                                                 PRINCIPAL      AS OF    WEIGHTED WEIGHTED  PRINCIPAL  AVERAGE  PERCENT PERCENT
                                      NUMBER OF   BALANCE        THE     AVERAGE  AVERAGE    BALANCE   ORIGINAL   FULL  INTEREST
                                      MORTGAGE  OUTSTANDING    CUT-OFF    COUPON   CREDIT  OUTSTANDING   LTV      DOC    ONLY
RANGE OF CREDIT SCORES                 LOANS       ($)          DATE      (%)      SCORE      ($)        (%)      (%)    (%)
No Credit Score                               4    1,799,531        0.19    7.661        0     449,883    76.99    0.00    16.17
551 to 575                                    1      196,000        0.02    7.125      558     196,000    80.00  100.00   100.00
601 to 625                                   41   10,143,394        1.06    7.406      622     247,400    78.26    9.83    75.87
626 to 650                                  191   50,422,450        5.25    7.435      639     263,992    79.22   19.17    77.29
651 to 675                                  492  159,891,184       16.64    7.018      666     324,982    78.61   11.06    87.36
676 to 700                                  756  235,414,793       24.51    6.894      688     311,395    78.74    9.97    84.95
701 to 725                                  629  193,895,181       20.18    6.828      713     308,259    79.12   10.85    82.35
726 to 750                                  442  130,795,301       13.62    6.855      737     295,917    78.42   12.73    86.94
751 to 775                                  339  108,528,742       11.30    6.827      762     320,144    77.79   19.11    81.93
776 to 800                                  173   52,664,759        5.48    6.622      786     304,421    76.03   14.38    92.15
801 to 825                                   54   16,916,915        1.76    6.577      807     313,276    74.88   19.08    84.21

TOTAL:                                    3,122 $960,668,249      100.00    6.903      709    $307,709    78.44   12.62    84.51

GEOGRAPHIC AREA
                                                                % OF
                                                              AGGREGATE
                                                              PRINCIPAL
                                                               BALANCE
                                                 AGGREGATE   OUTSTANDING                     AVERAGE   WEIGHTED
                                                 PRINCIPAL      AS OF    WEIGHTED WEIGHTED  PRINCIPAL  AVERAGE  PERCENT PERCENT
                                      NUMBER OF   BALANCE        THE     AVERAGE  AVERAGE    BALANCE   ORIGINAL   FULL  INTEREST
                                      MORTGAGE  OUTSTANDING    CUT-OFF    COUPON   CREDIT  OUTSTANDING   LTV      DOC    ONLY
STATE                                  LOANS       ($)          DATE      (%)      SCORE      ($)        (%)      (%)    (%)
Alabama                                       6    1,185,902        0.12    7.019      689     197,650    74.82   25.02    87.74
Arizona                                     252   65,142,327        6.78    6.854      709     258,501    77.21   17.62    87.52
Arkansas                                      4      642,626        0.07    7.492      721     160,657    85.50   27.96    84.49
California                                  804  331,864,328       34.55    6.724      713     412,767    77.89    6.66    92.89
Colorado                                     64   13,223,514        1.38    7.046      705     206,617    78.74   24.92    69.42
Connecticut                                  15    3,953,808        0.41    6.896      694     263,587    77.38    4.96    77.05
Delaware                                     14    3,179,307        0.33    6.741      710     227,093    79.36   20.60    76.31
District of Columbia                         20    5,987,292        0.62    6.984      713     299,365    74.50   23.31   100.00
Florida                                     340   88,836,448        9.25    7.067      709     261,284    78.56   11.20    79.64
Georgia                                      48    9,274,391        0.97    7.016      701     193,216    79.80   20.35    70.85
Hawaii                                        1      580,000        0.06    8.000      697     580,000    72.96    0.00   100.00
Idaho                                        14    4,204,886        0.44    7.205      700     300,349    80.02    0.00    38.37
Illinois                                    131   34,895,348        3.63    7.120      707     266,377    78.46   12.15    67.20
Indiana                                       9    1,385,076        0.14    7.519      664     153,897    80.23    8.66    52.00
Iowa                                          3      239,960        0.02    6.878      719      79,987    80.00    0.00    60.51
Kansas                                        1       93,600        0.01    7.000      662      93,600    80.00    0.00   100.00
Kentucky                                      4      560,529        0.06    7.187      692     140,132    81.04   39.99   100.00
Louisiana                                    12    2,260,423        0.24    6.907      698     188,369    81.11   12.21    40.49
Maine                                         1      143,939        0.01    6.625      691     143,939    80.00  100.00     0.00
Maryland                                    193   61,825,590        6.44    6.866      702     320,340    78.49   19.44    91.15
Massachusetts                                37   11,522,194        1.20    7.076      706     311,411    78.65   27.52    74.51
Michigan                                     48    7,006,984        0.73    7.212      695     145,979    79.53   14.94    60.46
Minnesota                                    47   10,882,915        1.13    7.028      707     231,551    78.38   14.69    77.37
Mississippi                                   1      202,100        0.02    8.125      659     202,100    90.00    0.00     0.00
Missouri                                     26    4,322,952        0.45    6.824      704     166,267    80.50   50.51    64.58
Montana                                       6    1,280,492        0.13    7.005      767     213,415    74.24   10.62   100.00
Nebraska                                      2      636,810        0.07    6.372      696     318,405    85.38    0.00   100.00
Nevada                                      182   53,022,117        5.52    6.906      705     291,330    79.49    9.84    69.34
New Hampshire                                 5    1,280,467        0.13    6.675      688     256,093    78.02   29.20    54.42
New Jersey                                  129   40,086,648        4.17    7.266      698     310,749    79.79   15.27    79.31
New Mexico                                    5      808,053        0.08    6.783      739     161,611    82.77    0.00    58.12
New York                                    102   36,798,747        3.83    7.203      704     360,772    80.80    3.54    70.10
North Carolina                               32    7,771,711        0.81    6.741      716     242,866    77.26   32.68    80.06
Ohio                                         25    3,785,539        0.39    6.975      699     151,422    82.21   55.74    70.23
Oklahoma                                      5    1,425,489        0.15    6.838      725     285,098    79.71   49.60    95.29
Oregon                                       35    9,650,999        1.00    6.935      698     275,743    77.84    9.92    87.97
Pennsylvania                                 33    7,026,644        0.73    7.306      694     212,929    80.14   17.25    78.33
Rhode Island                                 14    3,132,507        0.33    7.228      708     223,750    81.06   35.83    66.56
South Carolina                               19    4,766,712        0.50    7.469      700     250,880    75.35   19.97    94.00
South Dakota                                  1      115,430        0.01    7.625      677     115,430    80.00    0.00     0.00
Tennessee                                     5      807,096        0.08    7.064      726     161,419    80.00   46.57    86.71
Texas                                        52    8,794,808        0.92    7.237      708     169,131    80.29   12.99    40.09
Utah                                         33    9,736,165        1.01    7.112      717     295,035    79.06    9.37    89.55
Vermont                                       1      180,500        0.02    8.625      683     180,500    95.00    0.00   100.00
Virginia                                    192   65,213,609        6.79    6.888      711     339,654    77.98   18.39    92.25
Washington                                  126   35,919,736        3.74    6.748      712     285,077    78.78   18.79    93.21
West Virginia                                 9    2,332,820        0.24    7.196      698     259,202    81.37   13.51   100.00
Wisconsin                                    12    2,473,912        0.26    7.266      701     206,159    80.11   21.81    43.78
Wyoming                                       2      204,800        0.02    6.619      682     102,400    79.69    0.00   100.00

TOTAL:                                    3,122 $960,668,249      100.00    6.903      709    $307,709    78.44   12.62    84.51

OCCUPANCY TYPE
                                                                % OF
                                                              AGGREGATE
                                                              PRINCIPAL
                                                               BALANCE
                                                 AGGREGATE   OUTSTANDING                     AVERAGE   WEIGHTED
                                                 PRINCIPAL      AS OF    WEIGHTED WEIGHTED  PRINCIPAL  AVERAGE  PERCENT PERCENT
                                      NUMBER OF   BALANCE        THE     AVERAGE  AVERAGE    BALANCE   ORIGINAL   FULL  INTEREST
                                      MORTGAGE  OUTSTANDING    CUT-OFF    COUPON   CREDIT  OUTSTANDING   LTV      DOC    ONLY
OCCUPANCY TYPE                         LOANS       ($)          DATE      (%)      SCORE      ($)        (%)      (%)    (%)
Primary                                   2,634  842,292,009       87.68    6.854      706     319,777    78.74   10.86    86.01
Investment                                  382   89,691,820        9.34    7.340      725     234,795    76.03   28.19    73.01
Second Home                                 106   28,684,419        2.99    6.969      724     270,608    77.25   15.49    76.64
TOTAL:                                    3,122 $960,668,249      100.00    6.903      709    $307,709    78.44   12.62    84.51

PROPERTY TYPE
                                                                % OF
                                                              AGGREGATE
                                                              PRINCIPAL
                                                               BALANCE
                                                 AGGREGATE   OUTSTANDING                     AVERAGE   WEIGHTED
                                                 PRINCIPAL      AS OF    WEIGHTED WEIGHTED  PRINCIPAL  AVERAGE  PERCENT PERCENT
                                      NUMBER OF   BALANCE        THE     AVERAGE  AVERAGE    BALANCE   ORIGINAL   FULL  INTEREST
                                      MORTGAGE  OUTSTANDING    CUT-OFF    COUPON   CREDIT  OUTSTANDING   LTV      DOC    ONLY
PROPERTY TYPE                          LOANS       ($)          DATE      (%)      SCORE      ($)        (%)      (%)    (%)
Single Family Residence                   1,810  567,775,726       59.10    6.887      709     313,688    78.19   11.86    85.34
PUD                                         770  248,291,710       25.85    6.862      708     322,457    78.75   13.54    83.90
Condominium                                 405  103,288,248       10.75    6.945      711     255,033    79.11   15.98    88.13
2-4 Family                                  118   36,061,932        3.75    7.265      703     305,610    78.43    9.47    63.88
Co-op                                        10    3,472,006        0.36    7.436      689     347,201    79.36    0.00   100.00
Townhouse                                     9    1,778,626        0.19    7.254      694     197,625    77.50   20.90    83.79
TOTAL:                                    3,122 $960,668,249      100.00    6.903      709    $307,709    78.44   12.62    84.51

LOAN PURPOSE
                                                                % OF
                                                              AGGREGATE
                                                              PRINCIPAL
                                                               BALANCE
                                                 AGGREGATE   OUTSTANDING                     AVERAGE   WEIGHTED
                                                 PRINCIPAL      AS OF    WEIGHTED WEIGHTED  PRINCIPAL  AVERAGE  PERCENT PERCENT
                                      NUMBER OF   BALANCE        THE     AVERAGE  AVERAGE    BALANCE   ORIGINAL   FULL  INTEREST
                                      MORTGAGE  OUTSTANDING    CUT-OFF    COUPON   CREDIT  OUTSTANDING   LTV      DOC    ONLY
LOAN PURPOSE                           LOANS       ($)          DATE      (%)      SCORE      ($)        (%)      (%)    (%)
Purchase                                  2,121  634,750,227       66.07    6.887      711     299,269    79.99   11.05    84.17
Refinance - Rate Term                       476  160,316,875       16.69    6.888      704     336,800    77.25   13.81    88.62
Refinance - Cashout                         525  165,601,147       17.24    6.979      704     315,431    73.68   17.50    81.86
TOTAL:                                    3,122 $960,668,249      100.00    6.903      709    $307,709    78.44   12.62    84.51

GREENPOINT DOCUMENTATION
                                                                % OF
                                                              AGGREGATE
                                                              PRINCIPAL
                                                               BALANCE
                                                 AGGREGATE   OUTSTANDING                     AVERAGE   WEIGHTED
                                                 PRINCIPAL      AS OF    WEIGHTED WEIGHTED  PRINCIPAL  AVERAGE  PERCENT PERCENT
                                      NUMBER OF   BALANCE        THE     AVERAGE  AVERAGE    BALANCE   ORIGINAL   FULL  INTEREST
                                      MORTGAGE  OUTSTANDING    CUT-OFF    COUPON   CREDIT  OUTSTANDING   LTV      DOC    ONLY
                                       LOANS       ($)          DATE      (%)      SCORE      ($)        (%)      (%)    (%)
Stated Documentation                        705  269,482,179       28.05    6.713      707     382,244    79.14    0.00    97.51
Full Documentation                           47   13,522,716        1.41    6.498      694     287,717    74.89  100.00    96.50
Stated Income Stated Assets                   9    2,781,600        0.29    7.195      704     309,067    76.23    0.00   100.00
No Income Diclosure                           1      220,000        0.02    8.750      625     220,000    80.00    0.00   100.00
No Income or Employment Disclosure            1      183,090        0.02    6.250      698     183,090    79.99    0.00     0.00

TOTAL:                                      763 $286,189,585       29.79    6.709      706    $375,085    78.92    4.73    97.43

FNBA DOCUMENTATION
                                                                % OF
                                                              AGGREGATE
                                                              PRINCIPAL
                                                               BALANCE
                                                 AGGREGATE   OUTSTANDING                     AVERAGE   WEIGHTED
                                                 PRINCIPAL      AS OF    WEIGHTED WEIGHTED  PRINCIPAL  AVERAGE  PERCENT PERCENT
                                      NUMBER OF   BALANCE        THE     AVERAGE  AVERAGE    BALANCE   ORIGINAL   FULL  INTEREST
                                      MORTGAGE  OUTSTANDING    CUT-OFF    COUPON   CREDIT  OUTSTANDING   LTV      DOC    ONLY
                                       LOANS       ($)          DATE      (%)      SCORE      ($)        (%)      (%)    (%)
Full Documentation                           84   18,619,949        1.94    6.831      705     221,666    80.00  100.00    87.84
No Documentation                             18    3,752,722        0.39    6.996      715     208,485    66.34    0.00    60.10
No Documentation w/Assets                     1      412,269        0.04    6.625      713     412,269    70.00    0.00     0.00
No Income No Assets                           3      539,120        0.06    7.359      686     179,707    64.39    0.00    44.00
No Ratio                                    126   37,337,615        3.89    7.356      715     296,330    82.57    0.00    81.19
Stated Documentation                        458  127,942,258       13.32    7.090      690     279,350    79.22    0.00    84.92

TOTAL:                                      690 $188,603,934       19.63    7.115      697    $273,339    79.64    9.87    83.67

NATCITY DOCUMENTATION
                                                                % OF
                                                              AGGREGATE
                                                              PRINCIPAL
                                                               BALANCE
                                                 AGGREGATE   OUTSTANDING                     AVERAGE   WEIGHTED
                                                 PRINCIPAL      AS OF    WEIGHTED WEIGHTED  PRINCIPAL  AVERAGE  PERCENT PERCENT
                                      NUMBER OF   BALANCE        THE     AVERAGE  AVERAGE    BALANCE   ORIGINAL   FULL  INTEREST
                                      MORTGAGE  OUTSTANDING    CUT-OFF    COUPON   CREDIT  OUTSTANDING   LTV      DOC    ONLY
                                       LOANS       ($)          DATE      (%)      SCORE      ($)        (%)      (%)    (%)
Stated Income Verified Employment           223   66,329,410        6.90    6.701      732     297,441    76.32    0.00    93.17
Full Documentation                          193   50,513,694        5.26    6.460      719     261,729    77.59  100.00    93.70
No Icome Verified Assets                     48   18,469,753        1.92    6.807      736     384,787    75.27    0.00    91.14
No Documentation                             35   10,237,327        1.07    6.674      740     292,495    70.35    0.00    95.61
Stated Income Stated Assets                  23    6,981,814        0.73    6.800      706     303,557    70.93    0.00    92.71
12 Month Income Verification                 11    3,650,354        0.38    6.286      716     331,850    66.84    0.00   100.00
No Income No Assets                          13    3,252,267        0.34    6.775      708     250,174    84.39    0.00    91.19
1 Paystub w/Verbal Verification of            3      547,445        0.06    6.309      794     182,482    78.83    0.00   100.00
Employment
Verbal Verification of Employment             1      202,800        0.02    7.000      716     202,800    80.00    0.00   100.00

TOTAL:                                      550 $160,184,864       16.67    6.631      727    $291,245    75.95   31.53    93.39

AMERIQUEST DOCUMENTATION
                                                                % OF
                                                              AGGREGATE
                                                              PRINCIPAL
                                                               BALANCE
                                                 AGGREGATE   OUTSTANDING                     AVERAGE   WEIGHTED
                                                 PRINCIPAL      AS OF    WEIGHTED WEIGHTED  PRINCIPAL  AVERAGE  PERCENT PERCENT
                                      NUMBER OF   BALANCE        THE     AVERAGE  AVERAGE    BALANCE   ORIGINAL   FULL  INTEREST
                                      MORTGAGE  OUTSTANDING    CUT-OFF    COUPON   CREDIT  OUTSTANDING   LTV      DOC    ONLY
                                       LOANS       ($)          DATE      (%)      SCORE      ($)        (%)      (%)    (%)
Stated Documentation                        386  108,434,089       11.29    6.896      717     280,917    79.58    0.00    70.13
Full Documentation                           58   13,256,344        1.38    6.631      718     228,558    79.37  100.00    56.32
Reduced Documentation                        12    3,408,869        0.35    6.817      737     284,072    80.00    0.00    82.00
Limited Documentation                         1      114,021        0.01    6.750      639     114,021    87.31    0.00     0.00

TOTAL:                                      457 $125,213,323       13.03    6.866      717    $273,990    79.57   10.59    68.93


OTHER DOCUMENTATION
                                                                % OF
                                                              AGGREGATE
                                                              PRINCIPAL
                                                               BALANCE
                                                 AGGREGATE   OUTSTANDING                     AVERAGE   WEIGHTED
                                                 PRINCIPAL      AS OF    WEIGHTED WEIGHTED  PRINCIPAL  AVERAGE  PERCENT PERCENT
                                      NUMBER OF   BALANCE        THE     AVERAGE  AVERAGE    BALANCE   ORIGINAL   FULL  INTEREST
                                      MORTGAGE  OUTSTANDING    CUT-OFF    COUPON   CREDIT  OUTSTANDING   LTV      DOC    ONLY
                                       LOANS       ($)          DATE      (%)      SCORE      ($)        (%)      (%)    (%)
No Ratio                                    134   45,305,152        4.72    7.265      696     338,098    78.47    0.00    49.96
Stated Documentation                        147   45,073,853        4.69    7.539      704     306,625    78.67    0.00    77.52
Full Documentation                          100   25,502,410        2.65    6.904      718     255,024    75.90  100.00    79.23
Stated Income Verified Assets                72   22,836,594        2.38    6.781      694     317,175    79.41    0.00    93.52
Stated Income Stated Assets                  69   19,014,311        1.98    7.223      684     275,570    79.16    0.00    85.41
No Income Verification                       42   12,636,948        1.32    7.357      704     300,880    77.57    0.00     7.22
No Documentation                             34    9,515,644        0.99    7.425      726     279,872    75.61    0.00    64.00
Stated Income Full Assets                    11    4,691,955        0.49    7.703      708     426,541    74.01    0.00    94.70
No Income No Assets                          20    4,505,567        0.47    7.009      693     225,278    82.78    0.00    67.78
Reduced Documentation                         8    4,213,954        0.44    7.111      690     526,744    73.47    0.00    76.52
Alternative Documentation                    13    3,014,700        0.31    6.289      732     231,900    77.14    0.00    74.29
No Income No Assets No Employment             7    2,312,300        0.24    7.555      726     330,329    74.28    0.00    93.89
Lite Income Verification                      1    1,120,000        0.12    6.500      768   1,120,000    70.00    0.00   100.00
No Income Verified Assets                     4      733,156        0.08    7.774      658     183,289    77.68    0.00   100.00
TOTAL:                                      662 $200,476,543       20.87    7.222      702    $302,835    77.94   12.72    69.52

MARGINS
                                                                % OF
                                                              AGGREGATE
                                                              PRINCIPAL
                                                               BALANCE
                                                 AGGREGATE   OUTSTANDING                     AVERAGE   WEIGHTED
                                                 PRINCIPAL      AS OF    WEIGHTED WEIGHTED  PRINCIPAL  AVERAGE  PERCENT PERCENT
                                      NUMBER OF   BALANCE        THE     AVERAGE  AVERAGE    BALANCE   ORIGINAL   FULL  INTEREST
                                      MORTGAGE  OUTSTANDING    CUT-OFF    COUPON   CREDIT  OUTSTANDING   LTV      DOC    ONLY
MARGINS (%)                            LOANS       ($)          DATE       (%)      SCORE      ($)        (%)      (%)    (%)
2.001 to 2.250                            1,691  550,395,070       57.29    6.861      708     325,485    78.61    8.06    84.75
2.251 to 2.500                               31    9,555,965        0.99    6.234      704     308,257    79.79   15.93    96.48
2.501 to 2.750                            1,220  338,692,206       35.26    6.903      709     277,617    77.15   18.55    85.18
2.751 to 3.000                               47   15,284,239        1.59    6.469      708     325,197    78.67   31.82    95.01
3.001 to 3.250                               54   21,445,891        2.23    7.399      732     397,146    81.10   28.19    67.72
3.251 to 3.500                               19    5,753,108        0.60    7.697      745     302,795    97.96   17.62    79.90
3.501 to 3.750                               10    2,408,232        0.25    7.862      704     240,823    97.45    5.81    74.11
3.751 to 4.000                                9    2,285,383        0.24    8.313      708     253,931   100.00    0.00    76.72
4.001 to 4.250                                5    1,466,110        0.15    8.118      678     293,222    92.23   12.11    61.15
4.251 to 4.500                                3      822,240        0.09    8.096      694     274,080    93.24   18.32    19.82
4.501 to 4.750                                2      622,000        0.06    9.764      664     311,000   100.00    0.00   100.00
4.751 to 5.000                               28   11,069,711        1.15    7.873      672     395,347    80.21    0.00    74.86
5.251 to 5.500                                2      371,295        0.04    7.623      698     185,648    80.00   30.16    30.16
5.751 to 6.000                                1      496,800        0.05    6.875      687     496,800    80.00    0.00   100.00
TOTAL:                                    3,122 $960,668,249      100.00    6.903      709    $307,709    78.44   12.62    84.51



MAXIMUM MORTGAGE RATE
                                                                % OF
                                                              AGGREGATE
                                                              PRINCIPAL
                                                               BALANCE
                                                 AGGREGATE   OUTSTANDING                     AVERAGE   WEIGHTED
                                                 PRINCIPAL      AS OF    WEIGHTED WEIGHTED  PRINCIPAL  AVERAGE  PERCENT PERCENT
                                      NUMBER OF   BALANCE        THE     AVERAGE  AVERAGE    BALANCE   ORIGINAL   FULL  INTEREST
                                      MORTGAGE  OUTSTANDING    CUT-OFF    COUPON   CREDIT  OUTSTANDING   LTV      DOC    ONLY
MAXIMUM MORTGAGE RATE (%)              LOANS       ($)          DATE       (%)      SCORE      ($)        (%)      (%)    (%)
9.751 to 10.000                               2      357,950        0.04    5.000      740     178,975    79.99   49.15   100.00
10.001 to 10.250                              1      328,900        0.03    5.250      723     328,900    65.00    0.00   100.00
10.251 to 10.500                              5    1,735,650        0.18    5.407      702     347,130    80.69    0.00   100.00
10.501 to 10.750                             28    8,680,445        0.90    5.735      723     310,016    77.69   33.00    93.33
10.751 to 11.000                             98   28,439,309        2.96    5.939      734     290,197    73.47   38.58    90.49
11.001 to 11.250                            198   69,764,588        7.26    6.204      725     352,346    76.90   20.67    94.78
11.251 to 11.500                            328  108,896,957       11.34    6.427      717     332,003    76.89   23.40    93.38
11.501 to 11.750                            373  115,046,721       11.98    6.669      714     308,436    77.89   11.92    88.84
11.751 to 12.000                            388  115,848,112       12.06    6.804      710     298,578    78.90    9.32    87.80
12.001 to 12.250                            244   70,388,419        7.33    6.938      710     288,477    78.59    7.17    80.04
12.251 to 12.500                            292   98,044,418       10.21    6.911      709     335,769    78.39    8.07    85.70
12.501 to 12.750                            270   82,754,787        8.61    7.056      703     306,499    78.19    6.40    79.28
12.751 to 13.000                            276   84,911,943        8.84    7.195      699     307,652    79.14   11.42    82.52
13.001 to 13.250                            194   54,107,799        5.63    7.417      691     278,906    80.05    5.02    75.18
13.251 to 13.500                            165   45,824,247        4.77    7.570      696     277,723    80.26    5.56    74.31
13.501 to 13.750                             85   30,845,083        3.21    7.753      704     362,883    79.36   23.23    70.64
13.751 to 14.000                             80   24,179,804        2.52    7.956      695     302,248    81.00    3.75    76.88
14.001 to 14.250                             54   11,274,552        1.17    8.174      680     208,788    81.84   11.30    54.04
14.251 to 14.500                             22    5,447,689        0.57    8.409      681     247,622    87.70    1.06    76.63
14.501 to 14.750                              9    2,097,922        0.22    8.571      660     233,102    86.27    8.85    60.16
14.751 to 15.000                              5      739,909        0.08    8.849      706     147,982    96.85    0.00    84.24
15.001 to 15.250                              1       63,534        0.01    9.250      624      63,534    70.00    0.00     0.00
15.251 to 15.500                              2      267,512        0.03    9.402      664     133,756    86.72    0.00     0.00
15.501 to 15.750                              1      483,000        0.05    9.570      661     483,000   100.00    0.00   100.00
16.251 to 16.500                              1      139,000        0.01   10.440      673     139,000   100.00    0.00   100.00

TOTAL:                                    3,122 $960,668,249      100.00    6.903      709    $307,709    78.44   12.62    84.51

NEXT RATE ADJUSTMENT DATE
                                                                % OF
                                                              AGGREGATE
                                                              PRINCIPAL
                                                               BALANCE
                                                 AGGREGATE   OUTSTANDING                     AVERAGE   WEIGHTED
                                                 PRINCIPAL      AS OF    WEIGHTED WEIGHTED  PRINCIPAL  AVERAGE  PERCENT PERCENT
                                      NUMBER OF   BALANCE        THE     AVERAGE  AVERAGE    BALANCE   ORIGINAL   FULL  INTEREST
NEXT RATE                             MORTGAGE  OUTSTANDING    CUT-OFF    COUPON   CREDIT  OUTSTANDING   LTV      DOC    ONLY
ADJUSTMENT DATE                        LOANS       ($)          DATE       (%)      SCORE      ($)        (%)      (%)    (%)
 2007-11                                      1      242,602        0.03    5.875      816     242,602    80.00  100.00   100.00
 2007-12                                      1      157,750        0.02    6.125      782     157,750    80.00  100.00   100.00
 2008-01                                      1      460,000        0.05    5.500      696     460,000    80.00  100.00   100.00
 2008-03                                      1      217,600        0.02    6.625      696     217,600    80.00    0.00   100.00
 2008-04                                      1       99,029        0.01    6.250      643      99,029    80.00  100.00     0.00
 2008-05                                      1      105,999        0.01    5.875      664     105,999    64.85    0.00     0.00
 2008-06                                      2      569,900        0.06    6.390      665     284,950    77.82   80.72   100.00
 2008-07                                      4    1,541,212        0.16    7.312      759     385,303    78.05    0.00    87.08
 2008-08                                     10    2,105,842        0.22    7.526      697     210,584    77.22   27.14    40.05
 2008-09                                     23    4,810,262        0.50    7.701      705     209,142    78.45    8.08    34.69
 2008-10                                     30    7,610,398        0.79    7.339      706     253,680    78.67   23.84    64.85
 2008-11                                     37   10,945,344        1.14    7.351      710     295,820    77.85   37.17    78.06
 2008-12                                     16    6,098,099        0.63    7.626      736     381,131    76.63   24.68    80.09
 2009-01                                     22    5,323,487        0.55    7.096      699     241,977    79.90    3.12    62.53
 2009-02                                     16    4,618,441        0.48    6.906      706     288,653    80.16   10.15    88.79
 2009-03                                      4      652,436        0.07    6.887      621     163,109    83.15   70.71    60.57
 2009-04                                      2      412,399        0.04    7.816      667     206,200    78.87    0.00   100.00
 2009-05                                      3      777,009        0.08    7.491      744     259,003    79.00    0.00   100.00
 2009-08                                      3      650,939        0.07    7.509      681     216,980    79.88   60.67    94.63
 2009-09                                      9    2,734,018        0.28    7.030      707     303,780    80.73    8.40    91.60
 2009-10                                     14    4,862,877        0.51    7.398      696     347,348    80.59    0.00    93.33
 2009-11                                     41   10,981,761        1.14    7.100      720     267,848    79.44    8.99    65.41
 2009-12                                     64   18,998,909        1.98    6.484      712     296,858    78.73   26.92    88.29
 2010-01                                     58   22,039,850        2.29    6.626      702     379,997    79.26    4.10    94.12
 2010-02                                     97   37,827,400        3.94    6.574      712     389,973    79.95    4.05    98.72
 2010-07                                      2      265,764        0.03    5.673      698     132,882    61.86   15.36   100.00
 2010-09                                      2      788,000        0.08    6.289      742     394,000    80.00    0.00   100.00
 2010-10                                      4    1,234,011        0.13    6.951      731     308,503    81.04   10.87   100.00
 2010-11                                      4    1,482,597        0.15    7.301      679     370,649    89.74    0.00    61.28
 2010-12                                      5    2,326,986        0.24    6.842      663     465,397    71.47    6.02    57.48
 2011-01                                      3      778,923        0.08    6.445      692     259,641    79.51   18.48   100.00
 2011-03                                      9    3,823,678        0.40    7.141      712     424,853    79.64    0.00    79.68
 2011-04                                     14    3,095,293        0.32    7.160      722     221,092    78.11   18.40    88.97
 2011-05                                     15    4,248,383        0.44    7.775      686     283,226    77.68    3.52    94.32
 2011-06                                     11    2,796,033        0.29    7.184      697     254,185    78.05    5.63    96.77
 2011-07                                      8    2,093,055        0.22    7.215      708     261,632    80.00    0.00    80.54
 2011-08                                     16    4,877,986        0.51    7.820      683     304,874    81.11   15.29    87.50
 2011-09                                     64   20,833,962        2.17    7.080      706     325,531    77.57    6.99    79.20
 2011-10                                    143   44,085,314        4.59    7.070      704     308,289    79.46   13.29    82.31
 2011-11                                  1,042  297,174,710       30.93    6.946      708     285,196    78.59   12.92    85.93
 2011-12                                    393  114,235,228       11.89    6.839      714     290,675    76.92   20.49    85.27
 2012-01                                    319  106,645,669       11.10    7.006      707     334,312    78.67    4.29    62.34
 2012-02                                    235   90,455,600        9.42    6.570      707     384,917    78.32    6.02    97.99
 2012-10                                      1      328,900        0.03    5.250      723     328,900    65.00    0.00   100.00
 2012-11                                      1      536,200        0.06    7.500      645     536,200    74.99    0.00   100.00
 2013-01                                      3      683,350        0.07    6.941      699     227,783    78.58   40.59   100.00
 2013-03                                      1      500,000        0.05    7.375      662     500,000    76.92    0.00   100.00
 2013-05                                      2    1,086,932        0.11    7.132      657     543,466    80.00    0.00   100.00
 2013-08                                      2      441,912        0.05    7.171      666     220,956    71.72   46.33   100.00
 2013-09                                      3      546,300        0.06    6.783      769     182,100    83.34   13.47   100.00
 2013-10                                      7    2,091,608        0.22    7.079      716     298,801    76.18   17.43    47.30
 2013-11                                     65   18,058,294        1.88    7.085      713     277,820    81.12   11.07    68.86
 2013-12                                    140   35,834,038        3.73    6.585      726     255,957    76.00   34.23    93.63
 2014-01                                     42   15,652,250        1.63    6.767      709     372,673    79.39    4.53    98.18
 2014-02                                     57   21,520,650        2.24    6.892      697     377,555    79.89    3.52    98.90
 2015-10                                      1       48,048        0.01    7.625      725      48,048    90.00    0.00     0.00
 2015-12                                      1      135,611        0.01    6.875      665     135,611    80.00    0.00     0.00
 2016-03                                      1      551,200        0.06    6.875      690     551,200    80.00    0.00   100.00
 2016-09                                      4    1,024,600        0.11    6.562      731     256,150    72.16   79.54   100.00
 2016-10                                      6    2,679,400        0.28    6.698      745     446,567    73.20   46.85   100.00
 2016-11                                      5    1,842,900        0.19    7.549      683     368,580    66.93   32.28   100.00
 2016-12                                      2      326,100        0.03    6.407      737     163,050    66.03  100.00   100.00
 2017-01                                     12    4,760,800        0.50    7.450      702     396,733    80.00    7.23   100.00
 2017-02                                     16    5,934,400        0.62    7.209      704     370,900    79.18    0.00   100.00


TOTAL:                                    3,122 $960,668,249      100.00    6.903      709    $307,709    78.44   12.62    84.51

MORTGAGE LOANS AS OF THE CUT-OFF DATE

Total Current Balance:                    $209,239,007
Total Number of Loans:                        837

                                Average or
                             Weighted Average (1)        Minimum                Maximum
Current Balance                $249,986.87              $34,939.13            $580,000.00
Original Balance               $250,058.24              $35,000.00            $580,000.00

Loan Rate                        6.828%                   5.000%                 9.000%
Servicing Fee                    0.281%                   0.250%                 1.410%
Net Loan Rate                    6.547%                   4.750%                 8.750%

Gross Margin                     2.568%                   2.250%                 5.375%
Maximum Loan Rate                12.301%                 10.000%                14.885%

Original LTV                     78.91%                   13.56%                100.00%
Combined LTV                     92.33%                   13.56%                100.00%

Credit Score (3)                   727                     626                    823

Original Term (mos)                360                     360                    360
Remaining Term (mos)               356                     341                    359
Seasoning (mos)                     4                       1                      19

Next Rate Reset (mos)              55                       8                     119
Rate Adj Freq (mos)                 6                       1                      12
First Rate Adj Freq (mos)          59                       24                    120

IO Original Term (2)               112                      12                    120
IO Remaining Term (2)              109                      12                    119

Top State Concentrations (1)      CA(25.89%),AZ(9.49%),FL(8.67%),MD(6.73%),VA(6.67%)

First Pay Date                                          09/01/2005             03/01/2007
Next Rate Change Date                                   11/01/2007             02/01/2017
Maturity Date                                           08/01/2035             02/01/2037

(1) Based on current balances.
(2) For Interest-Only loans.
(3) For loans with Credit Scores.

INDEX

                                                   % OF AGGREGATE             WEIGHTED   AVERAGE       WEIGHTED
                   NUMBER OF      AGGREGATE      PRINCIPAL BALANCE  WEIGHTED  AVERAGE   PRINCIPAL      AVERAGE   PERCENT    PERCENT
                   MORTGAGE   PRINCIPAL BALANCE  OUTSTANDING AS OF  AVERAGE    CREDIT    BALANCE       ORIGINAL   FULL     INTEREST
INDEX                LOANS     OUTSTANDING ($)    THE CUT-OFF DATE  COUPON(%)  SCORE   OUTSTANDING($)   LTV (%)   DOC (%)   ONLY (%)
-----                -----     ---------------    ----------------  ---------  -----   --------------   -------   -------   --------
Treasury - 1 Year       1           131,900            0.06          5.875      666      131,900        79.99    100.00     100.00
LIBOR - 1 Month         1           242,602            0.12          5.875      816      242,602        80.00    100.00     100.00
LIBOR - 6 Month       786       197,112,654           94.20          6.826      727      250,779        79.21     15.50      88.41
LIBOR - 1 Year         49        11,751,851            5.62          6.888      723      239,834        73.81     33.97      88.67
TOTAL:                837      $209,239,007          100.00          6.828      727     $249,987        78.91     16.68      88.45

PRODUCT TYPE

                                                  % OF AGGREGATE            WEIGHTED    AVERAGE      WEIGHTED
                    NUMBER OF     AGGREGATE     PRINCIPAL BALANCE WEIGHTED  AVERAGE    PRINCIPAL     AVERAGE    PERCENT   PERCENT
                    MORTGAGE  PRINCIPAL BALANCE OUTSTANDING AS OF AVERAGE    CREDIT     BALANCE      ORIGINAL    FULL     INTEREST
PRODUCT TYPE          LOANS    OUTSTANDING ($)   THE CUT-OFF DATE COUPON(%)  SCORE   OUTSTANDING($)   LTV (%)   DOC (%)   ONLY (%)
------------          -----    ---------------   ---------------- ---------  -----   --------------   -------   -------   --------
10/20 LIBOR Loans
(1 Year Libor)            7         1,822,500         0.87          6.401      734       260,357      64.36     88.50     100.00
10/20 LIBOR Loans
(6 Month Libor)           8         1,874,398         0.90          7.596      717       234,300      80.26     18.35      97.44
2/28 LIBOR Loans
(1 Month Libor)           1           242,602         0.12          5.875      816       242,602      80.00    100.00     100.00
2/28 LIBOR Loans
(1 Year Libor)            2           257,750         0.12          6.658      779       128,875      80.00    100.00     100.00
2/28 LIBOR Loans
(6 Month Libor)          52        10,579,650         5.06          7.407      722       203,455      78.26     21.96      51.99
3/27 LIBOR Loans
(1 Year Libor)            3           629,644         0.30          6.770      679       209,881      78.95     36.47      57.18
3/27 LIBOR Loans
(6 Month Libor)          81        22,980,803        10.98          6.596      729       283,714      80.43     12.66      97.67
5/25 LIBOR Loans
(1 Year Libor)           35         8,396,057         4.01          6.959      723       239,887      74.80     22.53      87.35
5/25 LIBOR Loans
(6 Month Libor)         573       144,000,732        68.82          6.834      725       251,310      79.16     13.02      88.78
5/25 LIBOR Loans
(6ML 40 Yr Amort)         1           374,500         0.18          6.625      764       374,500      66.06      0.00       0.00
5/25 Treasury Loans
(1 Year Treasury)         1           131,900         0.06          5.875      666       131,900      79.99    100.00     100.00
7/23 LIBOR Loans
(1 Year Libor)            2           645,900         0.31          7.546      719       322,950      80.00      0.00     100.00
7/23 LIBOR Loans
(6 Month Libor)          71        17,302,571         8.27          6.627      737       243,698      78.70     35.93      96.26










TOTAL:                  837      $209,239,007       100.00          6.828      727      $249,987     78.91      16.68      88.45

AMORTIZATION TYPE

                                                       % OF AGGREGATE            WEIGHTED   AVERAGE      WEIGHTED
                         NUMBER OF     AGGREGATE     PRINCIPAL BALANCE WEIGHTED  AVERAGE   PRINCIPAL     AVERAGE   PERCENT   PERCENT
                         MORTGAGE  PRINCIPAL BALANCE OUTSTANDING AS OF AVERAGE    CREDIT    BALANCE      ORIGINAL   FULL    INTEREST
AMORTIZATION TYPE          LOANS    OUTSTANDING ($)   THE CUT-OFF DATE COUPON(%)  SCORE   OUTSTANDING($) LTV (%)   DOC (%)  ONLY (%)
-----------------          -----    ---------------   ---------------- ---------  -----   -------------- -------   -------  --------
Fully Amortizing             114        23,793,080        11.37          7.202     718      208,711       79.26     13.61      0.00
Balloon                        1           374,500         0.18          6.625     764      374,500       66.06      0.00      0.00
12 Month Interest-Only         1           157,750         0.08          6.125     782      157,750       80.00    100.00    100.00
24 Month Interest-Only         2           317,600         0.15          6.901     721      158,800       80.00     31.49    100.00
36 Month Interest-Only         1           360,000         0.17          6.625     704      360,000       80.00      0.00    100.00
60 Month Interest-Only        70        16,789,599         8.02          6.578     732      239,851       76.56     41.81    100.00
84 Month Interest-Only        41         9,222,643         4.41          6.566     740      224,943       78.14     49.48    100.00
120 Month Interest-Only      607       158,223,835        75.62          6.815     727      260,665       79.17     12.53    100.00

TOTAL:                       837      $209,239,007       100.00          6.828     727     $249,987       78.91     16.68     88.45

CUT-OFF DATE STATED PRINCIPAL BALANCES

RANGE OF CUT-OFF                                   % OF AGGREGATE              WEIGHTED    AVERAGE       WEIGHTED
DATE STATED         NUMBER OF     AGGREGATE      PRINCIPAL BALANCE  WEIGHTED   AVERAGE    PRINCIPAL      AVERAGE   PERCENT   PERCENT
PRINCIPAL           MORTGAGE  PRINCIPAL BALANCE  OUTSTANDING AS OF  AVERAGE     CREDIT     BALANCE       ORIGINAL   FULL    INTEREST
BALANCES ($)          LOANS    OUTSTANDING ($)    THE CUT-OFF DATE  COUPON(%)   SCORE    OUTSTANDING($)  LTV (%)   DOC (%)  ONLY (%)

0.01 to 100,000.00     36         2,804,007              1.34         7.168      711       77,889          78.23     45.49     70.64
100,000.01 to
200,000.00            243        39,094,317             18.68         6.865      727      160,882          77.83     30.67     81.74
200,000.01 to
300,000.00            301        74,374,475             35.55         6.841      728      247,091          79.83     15.32     88.52
300,000.01 to
400,000.00            211        73,616,522             35.18         6.792      727      348,893          78.92     10.01     91.34
400,000.01 to
500,000.00             43        17,755,685              8.49         6.711      725      412,923          77.74     16.22     92.75
500,000.01 to
600,000.00              3         1,594,000              0.76         7.622      713      531,333          75.84      0.00    100.00















TOTAL:                837      $209,239,007            100.00         6.828      727     $249,987          78.91     16.68     88.45

CURRENT MORTGAGE RATES

                                                   % OF AGGREGATE              WEIGHTED    AVERAGE       WEIGHTED
                    NUMBER OF     AGGREGATE      PRINCIPAL BALANCE  WEIGHTED   AVERAGE    PRINCIPAL      AVERAGE   PERCENT   PERCENT
RANGE OF CURRENT    MORTGAGE  PRINCIPAL BALANCE  OUTSTANDING AS OF  AVERAGE     CREDIT     BALANCE       ORIGINAL   FULL    INTEREST
MORTGAGE RATES (%)    LOANS    OUTSTANDING ($)    THE CUT-OFF DATE  COUPON(%)   SCORE    OUTSTANDING($)  LTV (%)   DOC (%)  ONLY (%)
------------------    -----    ---------------    ----------------  ---------   -----    --------------  -------   -------  --------
4.751 to 5.000            1          182,000            0.09         5.000       722       182,000        80.00      0.00    100.00
5.251 to 5.500            3        1,118,342            0.53         5.420       741       372,781        81.23     35.77    100.00
5.501 to 5.750           14        3,519,846            1.68         5.744       731       251,418        77.73     44.93    100.00
5.751 to 6.000           49       11,617,803            5.55         5.920       744       237,098        75.38     42.80     91.42
6.001 to 6.250           78       21,813,890           10.43         6.202       736       279,665        78.82     27.04     98.73
6.251 to 6.500          139       36,441,899           17.42         6.434       734       262,172        77.69     20.72     96.39
6.501 to 6.750          149       38,284,652           18.30         6.689       725       256,944        77.93     13.44     89.81
6.751 to 7.000          132       32,140,055           15.36         6.920       722       243,485        78.29      9.27     89.13
7.001 to 7.250           99       22,796,766           10.90         7.196       724       230,270        79.99      7.59     77.89
7.251 to 7.500           63       15,143,519            7.24         7.438       729       240,373        80.92      7.88     73.18
7.501 to 7.750           46       12,034,266            5.75         7.678       722       261,614        81.10     13.15     85.71
7.751 to 8.000           29        6,539,407            3.13         7.926       697       225,497        82.01     13.97     89.46
8.001 to 8.250           19        3,802,679            1.82         8.133       695       200,141        80.61     20.47     48.40
8.251 to 8.500            9        2,545,742            1.22         8.426       701       282,860        88.24      0.00     83.52
8.501 to 8.750            3          289,271            0.14         8.585       707        96,424        79.73     64.16      0.00
8.751 to 9.000            4          968,871            0.46         8.900       715       242,218        92.87      0.00    100.00








TOTAL:                  837     $209,239,007          100.00         6.828       727      $249,987        78.91     16.68     88.45


REMAINING TERM

                                               % OF AGGREGATE              WEIGHTED    AVERAGE       WEIGHTED
RANGE OF       NUMBER OF      AGGREGATE      PRINCIPAL BALANCE  WEIGHTED   AVERAGE    PRINCIPAL      AVERAGE   PERCENT   PERCENT
REMAINING      MORTGAGE   PRINCIPAL BALANCE  OUTSTANDING AS OF  AVERAGE     CREDIT     BALANCE       ORIGINAL   FULL    INTEREST
TERM (MONTHS)    LOANS     OUTSTANDING ($)    THE CUT-OFF DATE  COUPON(%)   SCORE    OUTSTANDING($)  LTV (%)   DOC (%)  ONLY (%)
-------------    -----     ---------------    ----------------  ---------   -----    --------------  -------   -------  --------
337 to 348         17         5,160,051            2.47          6.748       730        303,532       79.08     10.99     87.33
349 to 360        820       204,078,956           97.53          6.830       727        248,877       78.90     16.83     88.48
TOTAL:            837      $209,239,007          100.00          6.828       727       $249,987       78.91     16.68     88.45


ORIGINAL LOAN-TO-VALUE RATIOS

RANGE OF                                          % OF AGGREGATE               WEIGHTED    AVERAGE       WEIGHTED
ORIGINAL         NUMBER OF     AGGREGATE       PRINCIPAL BALANCE    WEIGHTED    AVERAGE    PRINCIPAL      AVERAGE  PERCENT  PERCENT
LOAN-TO-VALUE    MORTGAGE   PRINCIPAL BALANCE   OUTSTANDING AS OF   AVERAGE     CREDIT     BALANCE       ORIGINAL   FULL    INTEREST
RATIOS (%)         LOANS     OUTSTANDING ($)     THE CUT-OFF DATE   COUPON(%)   SCORE    OUTSTANDING($)  LTV (%)   DOC (%)  ONLY (%)
----------         -----     ---------------     ----------------   ---------   -----    --------------  -------   -------  --------
10.01 to 20.00        1           40,000             0.02            6.750        645        40,000       13.56      0.00      0.00
20.01 to 30.00        1          160,000             0.08            5.875        796       160,000       21.05    100.00    100.00
30.01 to 40.00        4          897,664             0.43            6.154        769       224,416       35.28    100.00    100.00
40.01 to 50.00        3          663,500             0.32            6.166        772       221,167       47.25     51.77    100.00
50.01 to 60.00       16        3,221,702             1.54            6.643        708       201,356       55.74     32.27     86.09
60.01 to 70.00       41       10,427,269             4.98            6.894        707       254,324       66.31     19.20     78.42
70.01 to 75.00       57       14,207,494             6.79            6.892        719       249,254       74.19     22.12     90.67
75.01 to 80.00      657      166,524,580            79.59            6.779        729       253,462       79.79     14.99     89.45
80.01 to 85.00        6        1,309,993             0.63            6.518        708       218,332       83.37     46.73    100.00
85.01 to 90.00       21        4,734,907             2.26            7.367        688       225,472       89.52     32.36     65.90
90.01 to 95.00        6        1,267,719             0.61            7.353        735       211,287       94.86      0.00     58.26
95.01 to 100.00      24        5,784,178             2.76            7.765        738       241,007      100.00      3.73     93.34
TOTAL:              837     $209,239,007           100.00            6.828        727      $249,987       78.91     16.68     88.45

CREDIT SCORES

                                               % OF AGGREGATE                WEIGHTED     AVERAGE      WEIGHTED
               NUMBER OF      AGGREGATE      PRINCIPAL BALANCE  WEIGHTED      AVERAGE     PRINCIPAL    AVERAGE   PERCENT  PERCENT
RANGE OF       MORTGAGE   PRINCIPAL BALANCE  OUTSTANDING AS OF  AVERAGE       CREDIT      BALANCE      ORIGINAL   FULL    INTEREST
CREDIT SCORES    LOANS     OUTSTANDING ($)    THE CUT-OFF DATE  COUPON(%)     SCORE    OUTSTANDING($)  LTV (%)   DOC (%)  ONLY (%)
-------------    -----     ---------------    ----------------  ---------     -----    --------------  -------   -------  --------
626 to 650        38          8,306,160              3.97        7.387          637      218,583        78.35     33.27     82.82
651 to 675        63         16,833,144              8.04        6.932          665      267,193        75.64     22.89     83.45
676 to 700        75         18,180,466              8.69        6.959          690      242,406        77.83      8.59     85.90
701 to 725       241         61,028,694             29.17        6.838          713      253,231        79.80     10.85     88.46
726 to 750       182         44,911,779             21.46        6.788          738      246,768        80.58     17.31     89.53
751 to 775       142         35,534,517             16.98        6.721          762      250,243        78.88     18.66     90.00
776 to 800        72         18,716,873              8.95        6.696          786      259,957        77.56     21.18     93.41
801 to 825        24          5,727,375              2.74        6.579          810      238,641        74.67     30.43     84.96









TOTAL:           837       $209,239,007            100.00        6.828       727     $249,987     78.91     16.68     88.45


GEOGRAPHIC AREA

                                                % OF AGGREGATE              WEIGHTED     AVERAGE      WEIGHTED
                NUMBER OF      AGGREGATE      PRINCIPAL BALANCE  WEIGHTED   AVERAGE     PRINCIPAL     AVERAGE    PERCENT    PERCENT
                MORTGAGE   PRINCIPAL BALANCE  OUTSTANDING AS OF  AVERAGE     CREDIT      BALANCE      ORIGINAL    FULL     INTEREST
STATE             LOANS     OUTSTANDING ($)    THE CUT-OFF DATE  COUPON(%)   SCORE    OUTSTANDING($)  LTV (%)    DOC (%)   ONLY (%)
-----             -----     ---------------    ----------------  ---------   -----    --------------  -------    -------   --------
Arizona              87        19,859,159           9.49          6.810       717       228,266        77.40      22.34      90.67
Arkansas              1           206,976           0.10          8.500       636       206,976        90.00       0.00     100.00
California          174        54,181,744          25.89          6.568       733       311,389        78.16       9.39      95.38
Colorado             17         3,225,397           1.54          6.898       734       189,729        77.88      45.54      90.29
Connecticut           2           585,600           0.28          7.340       685       292,800        80.00       0.00      42.76
Delaware              4         1,012,039           0.48          6.679       717       253,010        80.98      42.61      51.17
District of
Columbia              8         1,851,394           0.88          6.901       715       231,424        77.17      34.44     100.00
Florida              87        18,133,200           8.67          7.006       727       208,428        78.58      14.62      80.91
Georgia              12         2,099,931           1.00          6.753       735       174,994        81.35      40.36      77.40
Hawaii                1           580,000           0.28          8.000       697       580,000        72.96       0.00     100.00
Idaho                 1           284,000           0.14          7.125       662       284,000        80.00       0.00       0.00
Illinois             28         7,293,475           3.49          6.983       724       260,481        80.55      11.28      91.57
Indiana               3           187,939           0.09          8.074       668        62,646        87.73      18.59      52.68
Iowa                  2           145,200           0.07          7.125       737        72,600        80.00       0.00     100.00
Kansas                1            93,600           0.04          7.000       662        93,600        80.00       0.00     100.00
Louisiana             2           308,938           0.15          7.068       706       154,469        80.00       0.00       0.00
Maryland             55        14,073,934           6.73          6.690       729       255,890        78.98      28.20      95.47
Massachusetts         7         1,707,850           0.82          7.783       715       243,979        79.96      15.55     100.00
Michigan              9         1,225,144           0.59          6.969       745       136,127        79.42      25.58      62.92
Minnesota            20         4,283,418           2.05          6.955       721       214,171        77.96      13.54     100.00
Mississippi           1           202,100           0.10          8.125       659       202,100        90.00       0.00       0.00
Missouri              7           977,345           0.47          6.865       710       139,621        81.70      66.32      76.69
Montana               5         1,144,492           0.55          7.035       767       228,898        73.56       0.00     100.00
Nevada               47        12,006,988           5.74          6.834       723       255,468        79.63       5.95      78.99
New Hampshire         2           583,627           0.28          7.053       665       291,813        79.85       0.00       0.00
New Jersey           45        13,036,602           6.23          7.241       718       289,702        79.49      14.56      88.70
New Mexico            2           378,853           0.18          6.940       723       189,426        85.92       0.00      57.44
New York             35        10,544,042           5.04          7.212       722       301,258        81.37       4.77      74.69
North Carolina        9         1,741,038           0.83          6.519       748       193,449        73.28      49.33     100.00
Ohio                 13         1,918,538           0.92          7.041       699       147,580        80.62      63.35      57.97
Oklahoma              1            41,977           0.02          8.250       683        41,977        70.00       0.00     100.00
Oregon               10         2,302,731           1.10          6.761       718       230,273        82.30      15.68      92.27
Pennsylvania         11         2,137,975           1.02          7.176       732       194,361        80.67      35.46      70.68
Rhode Island          2           582,993           0.28          7.206       738       291,497        85.13      51.33      51.33
South Carolina        6         1,149,819           0.55          7.112       715       191,637        72.55       0.00     100.00
Tennessee             1           151,920           0.07          7.000       755       151,920        80.00       0.00     100.00
Texas                13         2,048,523           0.98          7.264       718       157,579        78.10      27.67      72.10
Utah                 10         2,331,987           1.11          6.598       750       233,199        77.67      21.10      95.55
Virginia             52        13,958,850           6.67          6.655       732       268,439        78.35      25.64      91.59
Washington           36         9,354,745           4.47          6.622       733       259,854        81.51      10.73      94.90
West Virginia         3           457,520           0.22          6.172       733       152,507        78.65      68.88     100.00
Wisconsin             5           847,404           0.40          7.738       741       169,481        84.56      17.78      66.81














TOTAL:              837      $209,239,007         100.00          6.828       727      $249,987        78.91      16.68      88.45

OCCUPANCY TYPE

                                                  % OF AGGREGATE              WEIGHTED    AVERAGE       WEIGHTED
                  NUMBER OF      AGGREGATE      PRINCIPAL BALANCE  WEIGHTED   AVERAGE    PRINCIPAL      AVERAGE   PERCENT   PERCENT
                  MORTGAGE   PRINCIPAL BALANCE  OUTSTANDING AS OF  AVERAGE     CREDIT     BALANCE       ORIGINAL   FULL    INTEREST
OCCUPANCY TYPE      LOANS     OUTSTANDING ($)    THE CUT-OFF DATE  COUPON(%)   SCORE    OUTSTANDING($)  LTV (%)   DOC (%)  ONLY (%)
--------------      -----     ---------------    ----------------  ---------   -----    --------------  -------   -------  --------
Primary               679      177,026,510               84.60      6.772       726       260,717        79.48     14.77     90.10
Investment            126       25,003,561               11.95      7.162       727       198,441        75.68     30.61     80.63
Second Home            32        7,208,936                3.45      7.042       735       225,279        76.11     15.39     75.14
TOTAL:                837     $209,239,007              100.00      6.828       727      $249,987        78.91     16.68     88.45


PROPERTY TYPE

                                                % OF AGGREGATE              WEIGHTED    AVERAGE       WEIGHTED
                NUMBER OF      AGGREGATE      PRINCIPAL BALANCE  WEIGHTED   AVERAGE    PRINCIPAL      AVERAGE   PERCENT   PERCENT
                MORTGAGE   PRINCIPAL BALANCE  OUTSTANDING AS OF  AVERAGE     CREDIT     BALANCE       ORIGINAL   FULL    INTEREST
PROPERTY TYPE     LOANS     OUTSTANDING ($)    THE CUT-OFF DATE  COUPON(%)   SCORE    OUTSTANDING($)  LTV (%)   DOC (%)  ONLY (%)
-------------     -----     ---------------    ----------------  ---------   -----    --------------  -------   -------  --------
Single Family
Residence          462         116,295,848          55.58         6.854       725       251,723        78.59     15.43     87.93
PUD                209          54,546,605          26.07         6.756       727       260,989        79.51     18.14     88.19
Condominium        133          29,371,849          14.04         6.777       732       220,841        78.88     18.63     95.53
2-4 Family          29           8,264,582           3.95         7.163       725       284,986        79.53     14.84     71.20
Townhouse            3             494,623           0.24         6.264       744       164,874        79.59     75.16    100.00
Co-op                1             265,500           0.13         6.375       703       265,500        75.00      0.00    100.00
TOTAL:             837        $209,239,007         100.00         6.828       727      $249,987        78.91     16.68     88.45

LOAN PURPOSE

                                                % OF AGGREGATE              WEIGHTED    AVERAGE       WEIGHTED
                NUMBER OF      AGGREGATE      PRINCIPAL BALANCE  WEIGHTED   AVERAGE    PRINCIPAL      AVERAGE    PERCENT    PERCENT
                MORTGAGE   PRINCIPAL BALANCE  OUTSTANDING AS OF  AVERAGE     CREDIT     BALANCE       ORIGINAL    FULL     INTEREST
LOAN PURPOSE      LOANS     OUTSTANDING ($)    THE CUT-OFF DATE  COUPON(%)   SCORE    OUTSTANDING($)  LTV (%)    DOC (%)   ONLY (%)
------------      -----     ---------------    ----------------  ---------   -----    --------------  -------    -------   --------
Purchase          613          154,156,229          73.67         6.816       734       251,478        80.40      13.33      88.73
Refinance -
Rate Term          95           22,368,138          10.69         6.798       715       235,454        74.84      22.41      85.89
Refinance -
Cashout           129           32,714,640          15.64         6.905       702       253,602        74.65      28.60      88.89
TOTAL:            837         $209,239,007         100.00         6.828       727      $249,987        78.91      16.68      88.45


GREENPOINT DOCUMENTATION

                                                     % OF AGGREGATE             WEIGHTED   AVERAGE       WEIGHTED
                     NUMBER OF      AGGREGATE      PRINCIPAL BALANCE  WEIGHTED  AVERAGE   PRINCIPAL      AVERAGE   PERCENT   PERCENT
                     MORTGAGE   PRINCIPAL BALANCE  OUTSTANDING AS OF  AVERAGE    CREDIT    BALANCE       ORIGINAL   FULL    INTEREST
                       LOANS     OUTSTANDING ($)    THE CUT-OFF DATE  COUPON(%)  SCORE   OUTSTANDING($)  LTV (%)   DOC (%)  ONLY (%)
                       -----     ---------------    ----------------  ---------  -----   --------------  -------   -------  --------
Stated Documentation    188        53,869,153           25.75          6.638       733      286,538       79.39      0.00     96.95
Full Documentation       15         3,345,350            1.60          6.695       726      223,023       75.71    100.00    100.00
Stated Income
Stated Assets             4         1,259,000            0.60          7.533       748      314,750       78.53      0.00    100.00


























TOTAL:                  207       $58,473,503           27.95          6.660       733     $282,481       79.16      5.72     97.19

FNBA DOCUMENTATION

                                                       % OF AGGREGATE            WEIGHTED   AVERAGE      WEIGHTED
                         NUMBER OF     AGGREGATE     PRINCIPAL BALANCE WEIGHTED  AVERAGE   PRINCIPAL     AVERAGE   PERCENT   PERCENT
                         MORTGAGE  PRINCIPAL BALANCE OUTSTANDING AS OF AVERAGE    CREDIT    BALANCE      ORIGINAL   FULL    INTEREST
                           LOANS    OUTSTANDING ($)   THE CUT-OFF DATE COUPON(%)  SCORE   OUTSTANDING($) LTV (%)   DOC (%)  ONLY (%)
                           -----    ---------------   ---------------- ---------  -----   -------------- -------   -------  --------
Full Documentation           31        5,790,946           2.77        6.838       721      186,805       78.05    100.00     92.08
No Ratio                     72       17,814,027           8.51        7.185       725      247,417       81.28      0.00     83.15
Stated Documentation        154       37,854,999          18.09        6.964       713      245,812       79.90      0.00     86.95

























TOTAL:                      257      $61,459,971          29.37        7.016       718     $239,144       80.13      9.42     86.33


NATCITY DOCUMENTATION

                                                       % OF AGGREGATE             WEIGHTED   AVERAGE      WEIGHTED
                        NUMBER OF     AGGREGATE      PRINCIPAL BALANCE  WEIGHTED  AVERAGE   PRINCIPAL     AVERAGE   PERCENT  PERCENT
                        MORTGAGE  PRINCIPAL BALANCE  OUTSTANDING AS OF  AVERAGE    CREDIT    BALANCE      ORIGINAL   FULL   INTEREST
                          LOANS    OUTSTANDING ($)    THE CUT-OFF DATE  COUPON(%)  SCORE   OUTSTANDING($) LTV (%)   DOC (%) ONLY (%)
                          -----    ---------------    ----------------  ---------  -----   -------------- -------   ------- --------
Stated Income Verified
Employment                  95        22,707,931           10.85         6.660       742     239,031       78.08      0.00    94.11
Full Documentation          82        18,435,062            8.81         6.429       731     224,818       78.11    100.00    95.39
Stated Income
Stated Assets                7         1,655,350            0.79         6.435       687     236,479       73.81      0.00   100.00
12 Month Income
Verification                 4         1,182,400            0.57         6.383       744     295,600       71.08      0.00   100.00
Verbal Verification
of Employment                1           202,800            0.10         7.000       716     202,800       80.00      0.00   100.00
































TOTAL:                     189       $44,183,543           21.12         6.549       735    $233,775       77.76     41.72    95.05


AMERIQUEST DOCUMENTATION

                                                   % OF AGGREGATE              WEIGHTED    AVERAGE       WEIGHTED
                   NUMBER OF      AGGREGATE      PRINCIPAL BALANCE  WEIGHTED   AVERAGE    PRINCIPAL      AVERAGE   PERCENT   PERCENT
                   MORTGAGE   PRINCIPAL BALANCE  OUTSTANDING AS OF  AVERAGE     CREDIT     BALANCE       ORIGINAL   FULL    INTEREST
                     LOANS     OUTSTANDING ($)    THE CUT-OFF DATE  COUPON(%)   SCORE    OUTSTANDING($)  LTV (%)   DOC (%)  ONLY (%)























OTHER DOCUMENTATION

                                                 % OF AGGREGATE              WEIGHTED    AVERAGE       WEIGHTED
                 NUMBER OF      AGGREGATE      PRINCIPAL BALANCE  WEIGHTED   AVERAGE    PRINCIPAL      AVERAGE   PERCENT   PERCENT
                 MORTGAGE   PRINCIPAL BALANCE  OUTSTANDING AS OF  AVERAGE     CREDIT     BALANCE       ORIGINAL   FULL    INTEREST
                   LOANS     OUTSTANDING ($)    THE CUT-OFF DATE  COUPON(%)   SCORE    OUTSTANDING($)  LTV (%)   DOC (%)  ONLY (%)
                   -----     ---------------    ----------------  ---------   -----    --------------  -------   -------  --------
Stated
Documentation        58         13,511,083            6.46         7.377        724       232,950       78.99      0.00     65.66
No Ratio             31          8,382,106            4.01         7.101        734       270,391       78.75      0.00     52.34
Full
Documentation        39          7,339,250            3.51         6.688        735       188,186       72.10    100.00     73.71
Stated Income
Stated Assets        27          7,193,906            3.44         7.113        703       266,441       79.80      0.00     87.10
Stated Income
Verified Assets      20          5,961,224            2.85         6.633        714       298,061       80.37      0.00     96.68
Stated Income
Full Assets           4          1,183,000            0.57         7.707        704       295,750       73.95      0.00     78.99
Reduced
Documentation         3          1,165,821            0.56         6.887        715       388,607       80.00      0.00    100.00
Alternative
Documentation         2            385,600            0.18         6.375        713       192,800       80.00      0.00    100.00

















TOTAL:              184        $45,121,990           21.56         7.061        722      $245,228       78.04     16.27     73.54

MARGINS

                                                   % OF AGGREGATE              WEIGHTED    AVERAGE       WEIGHTED
                   NUMBER OF      AGGREGATE      PRINCIPAL BALANCE  WEIGHTED   AVERAGE    PRINCIPAL      AVERAGE   PERCENT   PERCENT
                   MORTGAGE   PRINCIPAL BALANCE  OUTSTANDING AS OF  AVERAGE     CREDIT     BALANCE       ORIGINAL   FULL    INTEREST
MARGINS (%)          LOANS     OUTSTANDING ($)    THE CUT-OFF DATE  COUPON(%)   SCORE    OUTSTANDING($)  LTV (%)   DOC (%)  ONLY (%)
-----------          -----     ---------------    ----------------  ---------   -----    --------------  -------   -------  --------
2.001 to 2.250        358         95,279,505           45.54         6.792       727       266,144         78.28     10.66     89.56
2.251 to 2.500          9          1,849,053            0.88         6.157       754       205,450         79.99     28.96     88.76
2.501 to 2.750        411         97,624,413           46.66         6.807       725       237,529         77.99     21.45     88.51
2.751 to 3.000         16          4,081,132            1.95         6.334       728       255,071         81.72     54.34     95.31
3.001 to 3.250         15          3,780,400            1.81         7.389       732       252,027         87.21     13.58     78.50
3.251 to 3.500         11          2,715,602            1.30         7.668       748       246,873         98.93      7.95     93.48
3.501 to 3.750          7          1,597,025            0.76         7.835       713       228,146         98.37      0.00     88.28
3.751 to 4.000          4            786,271            0.38         8.682       713       196,568        100.00      0.00    100.00
4.001 to 4.250          1            177,600            0.08         6.000       710       177,600         80.00    100.00      0.00
4.251 to 4.500          1            150,643            0.07         8.520       718       150,643         80.00    100.00      0.00
4.751 to 5.000          3            938,069            0.45         7.662       729       312,690         81.06      0.00     10.55
5.251 to 5.500          1            259,295            0.12         8.000       655       259,295         80.00      0.00      0.00



TOTAL:                837       $209,239,007          100.00         6.828       727      $249,987         78.91     16.68     88.45

MAXIMUM MORTGAGE RATE

                                                   % OF AGGREGATE              WEIGHTED    AVERAGE       WEIGHTED
MAXIMUM            NUMBER OF      AGGREGATE      PRINCIPAL BALANCE  WEIGHTED   AVERAGE    PRINCIPAL      AVERAGE   PERCENT   PERCENT
MORTGAGE           MORTGAGE   PRINCIPAL BALANCE  OUTSTANDING AS OF  AVERAGE     CREDIT     BALANCE       ORIGINAL   FULL    INTEREST
RATE (%)             LOANS     OUTSTANDING ($)    THE CUT-OFF DATE  COUPON(%)   SCORE    OUTSTANDING($)  LTV (%)   DOC (%)  ONLY (%)
--------             -----     ---------------    ----------------  ---------   -----    --------------  -------   -------  --------
9.751 to 10.000         1           182,000            0.09          5.000       722       182,000        80.00      0.00    100.00
10.251 to 10.500        1           320,350            0.15          5.375       702       320,350        84.30      0.00    100.00
10.501 to 10.750       10         2,588,511            1.24          5.750       743       258,851        76.06     45.96    100.00
10.751 to 11.000       36         8,085,921            3.86          5.918       743       224,609        73.37     46.70     93.28
11.001 to 11.250       55        15,080,949            7.21          6.203       739       274,199        78.79     35.56     99.34
11.251 to 11.500       90        23,225,812           11.10          6.401       734       258,065        76.77     31.70     97.37
11.501 to 11.750       88        22,554,262           10.78          6.652       731       256,298        78.01     16.48     93.17
11.751 to 12.000       73        18,271,629            8.73          6.730       731       250,296        78.93     14.50     94.36
12.001 to 12.250       65        16,703,872            7.98          6.799       727       256,983        78.97      5.44     86.73
12.251 to 12.500       68        18,327,345            8.76          6.669       737       269,520        79.74      4.37     90.20
12.501 to 12.750       90        22,997,655           10.99          6.957       716       255,529        78.73      9.66     88.09
12.751 to 13.000       80        19,766,458            9.45          7.039       715       247,081        77.97     10.98     85.24
13.001 to 13.250       59        13,298,634            6.36          7.224       724       225,401        80.71     10.20     75.33
13.251 to 13.500       50        12,133,229            5.80          7.549       722       242,665        80.95      8.07     75.52
13.501 to 13.750       21         5,698,337            2.72          7.686       727       271,349        81.76     20.72     76.44
13.751 to 14.000       22         4,518,857            2.16          8.007       695       205,403        83.98      5.99     84.75
14.001 to 14.250       17         3,329,879            1.59          8.124       683       195,875        80.70     23.38     49.44
14.251 to 14.500        5         1,242,766            0.59          8.369       704       248,553        95.22      0.00     66.24
14.501 to 14.750        3           289,271            0.14          8.585       707        96,424        79.73     64.16      0.00
14.751 to 15.000        3           623,271            0.30          8.844       712       207,757       100.00      0.00    100.00
















TOTAL:                837      $209,239,007          100.00          6.828       727      $249,987        78.91     16.68     88.45

NEXT RATE ADJUSTMENT DATE

                                                   % OF AGGREGATE              WEIGHTED    AVERAGE       WEIGHTED
                   NUMBER OF      AGGREGATE      PRINCIPAL BALANCE  WEIGHTED   AVERAGE    PRINCIPAL      AVERAGE   PERCENT   PERCENT
NEXT RATE          MORTGAGE   PRINCIPAL BALANCE  OUTSTANDING AS OF  AVERAGE     CREDIT     BALANCE       ORIGINAL   FULL    INTEREST
ADJUSTMENT DATE      LOANS     OUTSTANDING ($)    THE CUT-OFF DATE  COUPON(%)   SCORE    OUTSTANDING($)  LTV (%)   DOC (%)  ONLY (%)
---------------      -----     ---------------    ----------------  ---------   -----    --------------  -------   -------  --------
 2007-11                1          242,602              0.12          5.875      816       242,602        80.00    100.00    100.00
 2007-12                1          157,750              0.08          6.125      782       157,750        80.00    100.00    100.00
 2008-03                1          217,600              0.10          6.625      696       217,600        80.00      0.00    100.00
 2008-04                1           99,029              0.05          6.250      643        99,029        80.00    100.00      0.00
 2008-07                2          487,112              0.23          7.528      765       243,556        80.00      0.00     59.12
 2008-08                3          542,553              0.26          7.576      721       180,851        80.00     58.59      0.00
 2008-09               11        1,776,498              0.85          7.572      725       161,500        77.76     17.09     29.67
 2008-10               11        2,765,914              1.32          7.482      711       251,447        77.41     13.23     63.19
 2008-11               17        3,467,108              1.66          7.441      704       203,948        77.92     25.51     68.92
 2008-12                2          375,045              0.18          7.590      766       187,523        79.83     72.31     72.31
 2009-01                5        1,483,191              0.71          7.169      747       296,638        79.52      0.00     47.47
 2009-02                5        1,063,810              0.51          6.802      747       212,762        79.93     17.06     77.87
 2009-05                1          372,000              0.18          7.000      746       372,000        80.00      0.00    100.00
 2009-08                2          394,939              0.19          7.838      678       197,470        79.80    100.00     91.15
 2009-09                5        1,570,418              0.75          6.785      726       314,084        81.27     14.62     85.38
 2009-11                1          350,400              0.17          6.500      759       350,400        80.00      0.00    100.00
 2009-12               17        3,944,729              1.89          6.237      726       232,043        79.73     49.65     91.99
 2010-01               19        5,227,550              2.50          6.477      734       275,134        79.67      0.00    100.00
 2010-02               34       10,152,200              4.85          6.635      728       298,594        81.07      5.48    100.00
 2010-09                1          332,000              0.16          6.000      721       332,000        80.00      0.00    100.00
 2010-10                1          399,821              0.19          6.500      739       399,821        80.00      0.00    100.00
 2011-03                4        1,591,069              0.76          6.677      741       397,767        77.81      0.00     76.05
 2011-04                4          961,947              0.46          7.171      704       240,487        79.55     13.71     77.89
 2011-05                6        1,524,873              0.73          7.698      697       254,145        81.36      9.81    100.00
 2011-06                4          922,088              0.44          6.815      727       230,522        78.23      7.26    100.00
 2011-07                1          259,295              0.12          8.000      655       259,295        80.00      0.00      0.00
 2011-08                6        1,302,858              0.62          7.819      708       217,143        80.80     16.11     92.04
 2011-09               20        4,439,463              2.12          7.116      725       221,973        79.22      7.10     83.32
 2011-10               47       10,994,237              5.25          7.012      722       233,920        79.72     12.53     88.51
 2011-11              264       63,770,410             30.48          6.869      722       241,555        79.28     12.31     88.28
 2011-12              113       28,270,641             13.51          6.748      724       250,183        77.85     30.16     93.99
 2012-01               78       20,454,087              9.78          6.875      739       262,232        79.13      6.99     76.17
 2012-02               61       17,680,400              8.45          6.521      729       289,843        78.01      4.07     96.72
 2013-01                2          572,950              0.27          7.026      701       286,475        78.31     29.14    100.00
 2013-09                1           73,600              0.04          6.500      638        73,600        80.00    100.00    100.00
 2013-11                5        1,142,200              0.55          6.936      716       228,440        83.67      8.33    100.00
 2013-12               41        9,024,621              4.31          6.530      745       220,113        78.21     53.62     94.36
 2014-01               14        4,032,000              1.93          6.617      744       288,000        77.66     14.29     96.59
 2014-02               10        3,103,100              1.48          6.931      719       310,310        79.98     15.02    100.00
 2015-10                1           48,048              0.02          7.625      725        48,048        90.00      0.00      0.00
 2016-09                4        1,024,600              0.49          6.562      731       256,150        72.16     79.54    100.00
 2016-10                2          719,000              0.34          7.201      718       359,500        71.69     57.72    100.00
 2016-11                1          236,000              0.11          5.750      809       236,000        37.88    100.00    100.00
 2016-12                1          146,900              0.07          6.750      767       146,900        48.98    100.00    100.00
 2017-01                2          504,000              0.24          7.722      659       252,000        80.00     68.25    100.00
 2017-02                4        1,018,350              0.49          7.262      733       254,588        80.00      0.00    100.00







TOTAL:                837     $209,239,007            100.00          6.828      727      $249,987        78.91     16.68     88.45

MORTGAGE LOANS As of the Cut-off Date

Total Current Balance:                                     $203,811,222
Total Number of Loans:                                          932

                                       Average or
                                  Weighted Average (1)             Minimum                            Maximum
Current Balance                       $218,681.57                  $410.00                         $484,499.99
Original Balance                      $218,877.48                $30,100.00                        $484,500.00

Loan Rate                               6.953%                     5.000%                            10.440%
Servicing Fee                           0.264%                     0.250%                             2.180%
Net Loan Rate                           6.689%                     4.750%                             9.250%

Gross Margin                            2.557%                     2.250%                             5.420%
Maximum Loan Rate                       12.284%                    10.000%                           16.440%

Original LTV                            77.13%                     15.85%                            100.00%
Combined LTV                            88.21%                     15.85%                            100.06%

Credit Score (3)                          704                        620                               813

Original Term (mos)                       360                        360                               360
Remaining Term (mos)                      356                        340                               359
Seasoning (mos)                            4                          1                                 20

Next Rate Reset (mos)                     58                         14                                119
Rate Adj Freq (mos)                        6                          6                                 12
First Rate Adj Freq (mos)                 62                         24                                120

IO Original Term (2)                      106                        36                                120
IO Remaining Term (2)                     103                        33                                119

Top State Concentrations (1)                               CA(17.46%),FL(10.50%),MD(8.89%),AZ(8.49%),VA(7.34%)

First Pay Date                                                   08/01/2005                         03/01/2007
Next Rate Change Date                                            05/01/2008                         02/01/2017
Maturity Date                                                    07/01/2035                         02/01/2037

(1) Based on current balances.
(2) For Interest-Only loans.
(3) For loans with Credit Scores.

Index

                                                 % of Aggregate               Weighted     Average       Weighted
                 Number of      Aggregate      Principal Balance   Weighted   Average     Principal      Average  Percent   Percent
                 Mortgage   Principal Balance  Outstanding as of   Average     Credit      Balance       Original   Full   Interest
Index              Loans     Outstanding ($)    the Cut-off Date   Coupon (%)   Score   Outstanding ($)   LTV (%)  Doc (%)  Only (%)
LIBOR - 6 Month     876       191,109,240            93.77           6.958      703         218,161       77.39     17.42    75.95
LIBOR - 1 Year       56        12,701,982             6.23           6.873      708         226,821       73.12     31.01    83.33

Total:              932      $203,811,222           100.00           6.953      704        $218,682       77.13     18.26    76.41

Product Type

                                                     % of
                                                  Aggregate
                                                  Principal
                                  Aggregate        Balance                 Weighted     Average      Weighted
                    Number of     Principal      Outstanding   Weighted     Average    Principal      Average    Percent    Percent
                    Mortgage       Balance         as of the    Average     Credit      Balance       Original     Full    Interest
Product Type           Loans   Outstanding ($)  Cut-off Date   Coupon (%)    Score   Outstanding ($)   LTV (%)   Doc (%)    Only (%)
10/20 LIBOR Loans
 (1 Year Libor)           4         906,500          0.44       6.471        696         226,625       63.23     100.00     100.00
10/20 LIBOR Loans
 (6 Month Libor)          8       2,131,211          1.05       7.384        700         266,401       79.23       0.00      93.64
2/28 LIBOR Loans
(6 Month Libor)          30       5,952,432          2.92       7.586        698         198,414       75.42      20.15      57.60
3/27 LIBOR Loans
 (1 Year Libor)           1         194,000          0.10       7.750        664         194,000       77.60       0.00     100.00
3/27 LIBOR Loans
 (6 Month Libor)         65      12,755,015          6.26       6.721        705         196,231       78.79      19.14      83.99
3/27 LIBOR Loans
 (6ML 40 Yr Amort)        5         885,997          0.43       7.186        715         177,199       80.00      16.24       0.00
5/25 LIBOR Loans
 (1 Year Libor)          46      10,144,173          4.98       6.986        705         220,525       74.24      23.86      81.36
5/25 LIBOR Loans
 (6 Month Libor)        635     139,418,837         68.41       6.973        703         219,557       77.21      16.00      75.84
5/25 LIBOR Loans
 (6ML 40 Yr Amort)       13       2,478,919          1.22       6.689        704         190,686       78.84      30.89       0.00
7/23 LIBOR Loans
 (1 Year Libor)           5       1,457,309          0.72       6.226        748         291,462       70.89      41.96      84.43
7/23 LIBOR Loans
 (6 Month Libor)        118      27,226,918         13.36       6.838        706         230,737       77.75      23.05      85.48
7/23 LIBOR Loans
 (6ML 40 Yr Amort)        2         259,910          0.13       7.355        705         129,955       80.00      57.85       0.00

Total:                  932    $203,811,222        100.00       6.953        704        $218,682       77.13      18.26      76.41

Amortization Type

                                                     % of
                                                  Aggregate
                                                  Principal
                                  Aggregate        Balance                 Weighted     Average       Weighted
                    Number of     Principal      Outstanding   Weighted     Average    Principal      Average    Percent    Percent
                    Mortgage       Balance         as of the    Average     Credit      Balance       Original     Full    Interest
Amortization Type      Loans   Outstanding ($)  Cut-off Date   Coupon (%)    Score   Outstanding ($)   LTV (%)   Doc (%)    Only (%)
Fully Amortizing        236       44,450,727         21.81       7.209        702       188,351         77.82      12.96       0.00
Balloon                  20        3,624,827          1.78       6.858        707       181,241         79.21      29.24       0.00
36 Month
 Interest-Only            1          100,000          0.05       8.000        677       100,000         58.82       0.00     100.00
60 Month
 Interest-Only          118       27,140,608         13.32       6.704        724       230,005         76.83      23.87     100.00
84 Month
 Interest-Only           57       13,229,100          6.49       6.600        723       232,089         75.35      38.63     100.00
120 Month
 Interest-Only          500      115,265,961         56.56       6.956        697       230,532         77.09      16.32     100.00

Total:                  932     $203,811,222        100.00       6.953        704      $218,682         77.13      18.26      76.41

Cut-off Date Stated Principal Balances

                                                     % of
                                                  Aggregate
                                                  Principal
                                                   Balance
Range of Cut-off                    Aggregate    Outstanding               Weighted     Average       Weighted
Date                  Number of     Principal      as of the   Weighted     Average    Principal      Average    Percent    Percent
Stated Principal      Mortgage       Balance       Cut-off      Average     Credit      Balance       Original     Full    Interest
Balances ($)             Loans   Outstanding ($)     Date      Coupon (%)    Score   Outstanding ($)   LTV (%)   Doc (%)    Only (%)
0.01 to
 100,000.00                73        5,718,531        2.81       7.270        706        78,336         75.15      16.90     51.98
100,000.01 to
 200,000.00               375       57,542,424       28.23       7.009        704       153,446         77.61      25.63     67.50
200,000.01 to
 300,000.00               292       72,021,958       35.34       6.936        707       246,651         76.59      17.54     81.24
300,000.01 to
 400,000.00               164       56,806,453       27.87       6.898        699       346,381         77.95      12.72     77.63
400,000.01 to
 500,000.00                28       11,721,856        5.75       6.901        701       418,638         75.03      14.11     96.57


Total:                    932     $203,811,222      100.00       6.953        704      $218,682         77.13      18.26     76.41

Current Mortgage Rates

                                                     % of
                                                  Aggregate
                                                  Principal
                                                   Balance
                                    Aggregate    Outstanding               Weighted     Average       Weighted
                      Number of     Principal      as of the   Weighted     Average    Principal      Average    Percent    Percent
Range of Current      Mortgage       Balance       Cut-off      Average     Credit      Balance       Original     Full    Interest
Mortgage Rates ($)       Loans   Outstanding ($)     Date      Coupon (%)    Score   Outstanding ($)   LTV (%)   Doc (%)    Only (%)
4.751 to 5.000              1          175,950        0.09       5.000        758        175,950        79.98    100.00     100.00
5.001 to 5.250              1          328,900        0.16       5.250        723        328,900        65.00      0.00     100.00
5.251 to 5.500              1          224,948        0.11       5.500        694        224,948        59.21      0.00     100.00
5.501 to 5.750              6        1,208,986        0.59       5.680        724        201,498        73.19     77.69     100.00
5.751 to 6.000             41        9,778,401        4.80       5.946        731        238,498        69.31     34.56      86.65
6.001 to 6.250             66       15,707,394        7.71       6.220        723        237,991        73.36     32.64      88.29
6.251 to 6.500            129       30,933,938       15.18       6.453        707        239,798        75.97     33.31      89.54
6.501 to 6.750            146       32,402,503       15.90       6.689        707        221,935        76.47     13.94      79.31
6.751 to 7.000            177       38,154,542       18.72       6.910        701        215,562        78.16     15.89      73.64
7.001 to 7.250            106       22,252,992       10.92       7.192        700        209,934        77.64     11.76      66.66
7.251 to 7.500             93       19,071,631        9.36       7.442        695        205,071        79.87      9.71      73.34
7.501 to 7.750             56       11,807,372        5.79       7.698        698        210,846        79.94      5.33      62.09
7.751 to 8.000             44        8,822,314        4.33       7.911        690        200,507        79.14     11.59      68.84
8.001 to 8.250             38        7,780,043        3.82       8.171        684        204,738        80.51      5.28      61.60
8.251 to 8.500             18        3,875,072        1.90       8.461        684        215,282        81.37      1.49      61.51
8.501 to 8.750              3          780,073        0.38       8.663        639        260,024        83.47      0.00      53.91
8.751 to 9.000              3          245,188        0.12       8.875        659         81,729        79.99     52.43       0.00
9.001 to 9.250              1           63,534        0.03       9.250        624         63,534        70.00      0.00       0.00
9.251 to 9.500              1           58,442        0.03       9.500        662         58,442        75.00      0.00       0.00
10.251 to 10.500            1          139,000        0.07      10.440        673        139,000       100.00      0.00     100.00

Total:                    932     $203,811,222      100.00       6.953        704       $218,682        77.13     18.26      76.41

Remaining Term

                                                     % of
                                                  Aggregate
                                                  Principal
                                                   Balance
                                    Aggregate    Outstanding               Weighted     Average       Weighted
Range of              Number of     Principal      as of the   Weighted     Average    Principal      Average    Percent    Percent
Remaining             Mortgage       Balance       Cut-off      Average     Credit      Balance       Original     Full    Interest
Term (Months)            Loans   Outstanding ($)     Date      Coupon (%)    Score   Outstanding ($)   LTV (%)   Doc (%)    Only (%)
337 to 348                19        2,725,007        1.34        6.655        687       143,421         77.51     23.32      75.63
349 to 360               913      201,086,216       98.66        6.957        704       220,248         77.12     18.20      76.42
Total:                   932     $203,811,222      100.00        6.953        704      $218,682         77.13     18.26      76.41

Original Loan-to-Value Ratios

                                                     % of
                                                  Aggregate
                                                  Principal
                                                   Balance
                                    Aggregate    Outstanding               Weighted     Average       Weighted
Range of Original     Number of     Principal      as of the   Weighted     Average    Principal      Average    Percent    Percent
Loan-to-Value         Mortgage       Balance       Cut-off      Average     Credit      Balance       Original     Full    Interest
Ratios ($)              Loans    Outstanding ($)     Date      Coupon (%)    Score   Outstanding ($)   LTV (%)   Doc (%)    Only (%)
10.01 to 20.00             1          107,000        0.05        6.000        758        107,000       15.85       0.00     100.00
20.01 to 30.00             4          648,080        0.32        6.320        766        162,020       23.45       0.00     100.00
30.01 to 40.00            10        2,480,359        1.22        6.365        750        248,036       35.17       3.81      90.85
40.01 to 50.00            11        2,022,960        0.99        6.537        722        183,905       43.67      42.85      88.17
50.01 to 60.00            35        7,659,435        3.76        6.514        726        218,841       56.35      19.07      75.44
60.01 to 70.00            65       13,577,713        6.66        6.707        706        208,888       67.01      13.85      74.89
70.01 to 75.00            74       16,035,353        7.87        7.142        705        216,694       74.01      19.75      70.25
75.01 to 80.00           666      147,666,330       72.45        6.966        701        221,721       79.76      18.69      76.97
80.01 to 85.00            20        4,623,885        2.27        7.385        700        231,194       84.60       4.12      76.90
85.01 to 90.00            24        4,835,462        2.37        6.720        699        201,478       89.17      17.87      81.91
90.01 to 95.00            16        3,338,559        1.64        7.713        695        208,660       94.89      25.68      61.01
95.01 to 100.00            6          816,086        0.40        8.434        699        136,014      100.00      29.37      62.92
Total:                   932     $203,811,222      100.00        6.953        704       $218,682       77.13      18.26      76.41

Credit Scores

                                                     % of
                                                  Aggregate
                                                  Principal
                                                   Balance
                                    Aggregate    Outstanding               Weighted     Average       Weighted
                      Number of     Principal      as of the   Weighted     Average    Principal      Average    Percent    Percent
Range of              Mortgage       Balance       Cut-off      Average     Credit      Balance       Original     Full    Interest
Credit Scores           Loans    Outstanding ($)     Date      Coupon (%)    Score   Outstanding ($)   LTV (%)   Doc (%)    Only (%)
No Credit Score            1          290,981        0.14        7.500         0        290,981         75.00      0.00     100.00
601 to 625                22        4,443,810        2.18        7.561        623       201,991         75.86     13.36      68.17
626 to 650                67       14,982,536        7.35        7.430        639       223,620         77.38     21.27      78.85
651 to 675               148       33,589,624       16.48        7.000        665       226,957         79.53     16.17      82.34
676 to 700               245       53,804,568       26.40        6.936        688       219,610         78.05     19.13      75.20
701 to 725               174       38,305,216       18.79        6.867        712       220,145         78.37     17.78      68.37
726 to 750               126       25,699,712       12.61        6.980        739       203,966         75.24     18.27      75.92
751 to 775                90       19,707,783        9.67        6.789        761       218,975         75.48     20.46      76.84
776 to 800                45       10,019,324        4.92        6.554        784       222,652         67.96     14.73      89.56
801 to 825                14        2,967,669        1.46        6.678        806       211,976         76.28     23.76      89.67

Total:                   932     $203,811,222      100.00        6.953        704      $218,682         77.13     18.26      76.41

Geographic Area

                                                     % of
                                                  Aggregate
                                                  Principal
                                                   Balance
                                    Aggregate    Outstanding               Weighted     Average       Weighted
                      Number of     Principal      as of the   Weighted     Average    Principal      Average    Percent    Percent
                      Mortgage       Balance       Cut-off      Average     Credit      Balance       Original     Full    Interest
State                   Loans    Outstanding ($)     Date      Coupon (%)    Score   Outstanding ($)   LTV (%)   Doc (%)    Only (%)
Alabama                    4           483,982       0.24        6.892        703       120,995        77.76      50.58       69.96
Arizona                   84        17,312,652       8.49        6.743        712       206,103        77.39      20.57       84.76
Arkansas                   2           179,651       0.09        7.211        728        89,825        88.15     100.00       44.53
California               118        35,586,416      17.46        6.738        705       301,580        73.08      12.36       86.72
Colorado                  38         6,501,060       3.19        7.016        712       171,081        78.82      25.11       58.94
Connecticut                6         1,182,588       0.58        6.901        715       197,098        76.70       0.00       79.74
Delaware                   6           958,878       0.47        6.851        692       159,813        79.02      23.35       92.09
District
 of Columbia               8         2,185,198       1.07        6.987        715       273,150        67.95      34.68      100.00
Florida                  104        21,408,778      10.50        7.184        706       205,854        79.00      15.17       76.49
Georgia                   19         2,487,413       1.22        7.169        695       130,916        77.71      23.20       81.29
Idaho                     10         2,374,088       1.16        7.185        724       237,409        80.15       0.00       31.95
Illinois                  52        10,545,434       5.17        7.176        711       202,797        78.48      14.29       48.30
Indiana                    4           575,937       0.28        7.266        678       143,984        79.74       0.00        0.00
Kentucky                   2           224,161       0.11        7.112        710       112,080        79.64     100.00      100.00
Louisiana                  1           113,925       0.06        8.125        711       113,925        95.00       0.00        0.00
Maine                      1           143,939       0.07        6.625        691       143,939        80.00     100.00        0.00
Maryland                  74        18,126,712       8.89        6.810        693       244,956        78.77      18.11       87.67
Massachusetts             16         4,195,879       2.06        6.783        714       262,242        74.16      29.48       56.77
Michigan                  28         3,434,511       1.69        7.305        685       122,661        79.45      18.49       45.42
Minnesota                 16         3,077,232       1.51        7.164        692       192,327        78.66      22.30       63.37
Missouri                  10         1,523,573       0.75        6.719        715       152,357        78.12      46.34       80.07
Montana                    1           136,000       0.07        6.750        769       136,000        80.00     100.00      100.00
Nevada                    61        13,984,199       6.86        7.026        709       229,249        77.59      15.07       54.29
New Hampshire              2           485,720       0.24        6.134        725       242,860        74.97      76.98      100.00
New Jersey                32         9,335,867       4.58        7.244        681       291,746        78.64      20.71       74.15
New Mexico                 2           309,600       0.15        6.506        754       154,800        80.00       0.00       81.40
New York                  11         2,211,016       1.08        7.184        667       201,001        77.78       0.00       79.32
North Carolina            16         2,709,467       1.33        7.176        684       169,342        78.58      22.39       77.78
Ohio                       8         1,277,187       0.63        6.906        715       159,648        84.49      54.99       89.97
Oklahoma                   2           143,512       0.07        8.192        656        71,756        80.00      46.76       53.24
Oregon                    15         3,194,603       1.57        7.009        705       212,974        73.11      18.66       87.14
Pennsylvania              10         1,842,539       0.90        7.223        684       184,254        77.62      24.65       66.91
Rhode Island               7         1,563,272       0.77        7.532        707       223,325        81.90      27.17       73.66
South Carolina            10         1,603,269       0.79        7.340        706       160,327        75.59       6.99       82.17
South Dakota               1           115,430       0.06        7.625        677       115,430        80.00       0.00        0.00
Tennessee                  1           144,000       0.07        6.500        735       144,000        80.00     100.00      100.00
Texas                     19         2,230,633       1.09        7.644        723       117,402        80.86       3.19       23.66
Utah                      10         1,525,891       0.75        7.150        699       152,589        78.24      16.07       68.53
Vermont                    1           180,500       0.09        8.625        683       180,500        95.00       0.00      100.00
Virginia                  62        14,960,006       7.34        6.757        708       241,290        77.74      17.61       91.67
Washington                49        11,315,515       5.55        6.807        707       230,929        76.08      26.32       93.13
West Virginia              3           755,300       0.37        6.801        712       251,767        85.06       0.00      100.00
Wisconsin                  4           960,888       0.47        7.062        673       240,222        76.26      40.46       40.70
Wyoming                    2           204,800       0.10        6.619        682       102,400        79.69       0.00      100.00

Total:                   932      $203,811,222     100.00        6.953        704      $218,682        77.13      18.26       76.41

Occupancy Type

                                                     % of
                                                  Aggregate
                                                  Principal
                                                   Balance
                                    Aggregate    Outstanding               Weighted     Average       Weighted
                      Number of     Principal      as of the   Weighted     Average    Principal      Average    Percent    Percent
                      Mortgage       Balance       Cut-off      Average     Credit      Balance       Original     Full    Interest
Occupancy Type          Loans    Outstanding ($)     Date      Coupon (%)    Score   Outstanding ($)   LTV (%)   Doc (%)    Only (%)
Primary                  648      147,359,060        72.30       6.848        697       227,406         77.19     17.41      80.16
Investment               221       41,560,319        20.39       7.336        721       188,056         76.63     23.04      61.87
Second Home               63       14,891,843         7.31       6.922        723       236,378         77.91     13.39      79.93
Total:                   932     $203,811,222       100.00       6.953        704      $218,682         77.13     18.26      76.41

Property Type

                                                     % of
                                                  Aggregate
                                                  Principal
                                                   Balance
                                    Aggregate    Outstanding               Weighted     Average       Weighted
                      Number of     Principal      as of the   Weighted     Average    Principal      Average    Percent    Percent
                      Mortgage       Balance       Cut-off      Average     Credit      Balance       Original     Full    Interest
Property Type           Loans    Outstanding ($)     Date      Coupon (%)    Score   Outstanding ($)   LTV (%)   Doc (%)    Only (%)
Single Family
 Residence               529       114,236,026      56.05        6.915         702      215,947         76.55     19.41      77.10
PUD                      215        51,303,895      25.17        6.897         708      238,623         78.15     16.78      79.67
Condominium              131        24,360,679      11.95        7.067         708      185,959         78.10     18.82      76.66
2-4 Family                48        12,054,568       5.91        7.249         698      251,137         75.70     15.39      53.21
Co-op                      5         1,150,113       0.56        7.241         687      230,023         81.45      0.00     100.00
Townhouse                  4           705,942       0.35        7.783         672      176,486         79.91      0.00      77.40
Total:                   932      $203,811,222     100.00        6.953         704     $218,682         77.13     18.26      76.41

Loan Purpose

                                                     % of
                                                  Aggregate
                                                  Principal
                                                   Balance
                                    Aggregate    Outstanding               Weighted     Average       Weighted
                      Number of     Principal      as of the   Weighted     Average    Principal      Average    Percent    Percent
                      Mortgage       Balance       Cut-off      Average     Credit      Balance       Original     Full    Interest
Loan Purpose            Loans    Outstanding ($)     Date      Coupon (%)    Score   Outstanding ($)   LTV (%)   Doc (%)    Only (%)
Purchase                 385       72,020,408       35.34        7.003        716       187,066         79.45     22.17      71.56
Refinance - Rate Term    252       62,382,652       30.61        6.922        692       247,550         78.65     15.03      86.55
Refinance - Cashout      295       69,408,162       34.06        6.930        701       235,282         73.35     17.12      72.33
Total:                   932     $203,811,222      100.00        6.953        704      $218,682         77.13     18.26      76.41

Greenpoint Documentation

                                                     % of
                                                  Aggregate
                                                  Principal
                                                   Balance
                                    Aggregate    Outstanding               Weighted     Average       Weighted
                      Number of     Principal      as of the   Weighted     Average    Principal      Average    Percent    Percent
                      Mortgage       Balance       Cut-off      Average     Credit      Balance       Original     Full    Interest
                        Loans    Outstanding ($)     Date      Coupon (%)    Score   Outstanding ($)   LTV (%)   Doc (%)    Only (%)
Stated Documentation     128       32,677,878       16.03        6.838        687       255,296         77.81      0.00       94.19
Full Documentation        16        2,923,566        1.43        6.718        693       182,723         73.33    100.00       94.97
Stated Income Stated
 Assets                    3          476,350        0.23        7.595        678       158,783         77.32      0.00      100.00

Total:                   147      $36,077,794       17.70        6.838        688      $245,427         77.44      8.10       94.33

FNBA Documentation

                                                     % of
                                                  Aggregate
                                                  Principal
                                                   Balance
                                    Aggregate    Outstanding               Weighted     Average       Weighted
                      Number of     Principal      as of the   Weighted     Average    Principal      Average    Percent    Percent
                      Mortgage       Balance       Cut-off      Average     Credit      Balance       Original     Full    Interest
                        Loans    Outstanding ($)     Date      Coupon (%)    Score   Outstanding ($)   LTV (%)   Doc (%)    Only (%)
Full Documentation        37        7,309,021        3.59       6.772         692       197,541         79.64    100.00      77.93
No Documentation           9        1,736,078        0.85       6.893         705       192,898         55.83      0.00      57.87
No Income No Assets        2          435,022        0.21       7.295         692       217,511         61.85      0.00      54.52
No Ratio                  21        4,915,387        2.41       7.407         705       234,066         81.13      0.00      71.63
Stated Documentation     127       26,962,553       13.23       7.223         682       212,304         79.58      0.00      79.04

Total:                   196      $41,358,061       20.29       7.152         688      $211,011         78.59     17.67      76.82

NatCity Documentation

                                                     % of
                                                  Aggregate
                                                  Principal
                                                   Balance
                                    Aggregate    Outstanding               Weighted     Average       Weighted
                      Number of     Principal      as of the   Weighted     Average    Principal      Average    Percent    Percent
                      Mortgage       Balance       Cut-off      Average     Credit      Balance       Original     Full    Interest
                        Loans    Outstanding ($)     Date      Coupon (%)    Score   Outstanding ($)   LTV (%)   Doc (%)    Only (%)
Stated Income
 Verified Employment      76       17,100,183        8.39        6.705        734        225,002        75.94      0.00      95.68
Full Documentation        72       14,798,008        7.26        6.563        710        205,528        77.64    100.00      97.44
No Icome Verified
 Assets                   25        5,990,132        2.94        6.885        730        239,605        75.56      0.00      95.00
No Documentation          19        5,117,331        2.51        6.621        732        269,333        65.42      0.00     100.00
Stated Income
 Stated Assets            10        1,872,049        0.92        6.811        726        187,205        81.48      0.00     100.00
No Income No Assets        7        1,673,098        0.82        6.622        696        239,014        77.15      0.00     100.00
12 Month Income
 Verification              4          994,799        0.49        6.217        742        248,700        62.44      0.00     100.00
1 Paystub w/Verbal
 Verification of
  Employment               3          547,445        0.27        6.309        794        182,482        78.83      0.00     100.00

Total:                    216     $48,093,045       23.60        6.661        725       $222,653        75.31     30.77      97.06

Ameriquest Documentation

                                                     % of
                                                  Aggregate
                                                  Principal
                                                   Balance
                                    Aggregate    Outstanding               Weighted     Average       Weighted
                      Number of     Principal      as of the   Weighted     Average    Principal      Average    Percent    Percent
                      Mortgage       Balance       Cut-off      Average     Credit      Balance       Original     Full    Interest
                        Loans    Outstanding ($)     Date      Coupon (%)    Score   Outstanding ($)   LTV (%)   Doc (%)    Only (%)
Stated Documentation     127       26,666,871       13.08        6.947        712       209,975         78.60       0.00     53.91
Full Documentation        28        5,189,959        2.55        6.707        716       185,356         78.39     100.00     43.19
Reduced Documentation      2          449,476        0.22        6.326        733       224,738         80.00       0.00     69.41
Limited Documentation      1          114,021        0.06        6.750        639       114,021         87.31       0.00      0.00

Total:                   158      $32,420,326       15.91        6.900        712      $205,192         78.61      16.01     52.22

Other Documentation

                                                     % of
                                                  Aggregate
                                                  Principal
                                                   Balance
                                    Aggregate    Outstanding               Weighted     Average       Weighted
                      Number of     Principal      as of the   Weighted     Average    Principal      Average    Percent    Percent
                      Mortgage       Balance       Cut-off      Average     Credit      Balance       Original     Full    Interest
                        Loans    Outstanding ($)     Date      Coupon (%)    Score   Outstanding ($)   LTV (%)   Doc (%)    Only (%)
No Ratio                  43        10,513,542      5.16        7.402         700       244,501         77.98       0.00      35.54
Full Documentation        36         7,177,852      3.52        6.613         706       199,385         74.83     100.00      75.86
No Income
 Verification             29         5,421,195      2.66        7.588         725       186,938         79.09       0.00      10.45
Stated
 Documentation            27         5,293,709      2.60        7.441         688       196,063         77.00       0.00      59.87
Stated Income
 Verified Assets          24         4,999,136      2.45        7.101         691       208,297         78.38       0.00      92.03
Stated Income
 Stated Assets            17         4,221,464      2.07        7.365         686       248,321         79.03       0.00      76.51
No Documentation          15         3,815,450      1.87        7.268         716       254,363         69.36       0.00      55.64
Alternative
 Documentation             8         1,757,872      0.86        6.404         733       219,734         74.81       0.00      83.68
No Income
 No Assets                 9         1,604,022      0.79        6.916         682       178,225         71.02       0.00      66.77
No Income
 No Assets
  No Employment            2           558,300      0.27        7.527         724       279,150         71.57       0.00      74.69
Stated Income
 Full Assets               3           309,955      0.15        7.912         711       103,318         73.17       0.00     100.00
No Income
 Verified Assets           2           189,500      0.09        7.653         645        94,750         71.05       0.00     100.00

Total:                   215       $45,861,996     22.50        7.208         702      $213,312         76.42      15.65      57.41

Margins

                                                     % of
                                                  Aggregate
                                                  Principal
                                                   Balance
                                    Aggregate    Outstanding               Weighted     Average       Weighted
                      Number of     Principal      as of the   Weighted     Average    Principal      Average    Percent    Percent
                      Mortgage       Balance       Cut-off      Average     Credit      Balance       Original     Full    Interest
Margins (%)             Loans    Outstanding ($)     Date      Coupon (%)    Score   Outstanding ($)   LTV (%)   Doc (%)    Only (%)
2.001 to 2.250           452       99,225,119       48.68        6.934        701        219,525        77.30      13.87     70.47
2.251 to 2.500             3          616,000        0.30        6.474        725        205,333        80.00      19.35    100.00
2.501 to 2.750           428       92,641,172       45.45        6.932        706        216,451        76.35      22.91     82.55
2.751 to 3.000            16        3,543,987        1.74        6.512        722        221,499        78.46      24.25    100.00
3.001 to 3.250            14        3,488,014        1.71        7.229        718        249,144        81.47      28.79     39.94
3.251 to 3.500             3          865,805        0.42        7.850        688        288,602        90.92       0.00     89.51
3.501 to 3.750             1          140,000        0.07        8.125        672        140,000       100.00     100.00    100.00
3.751 to 4.000             1          112,131        0.06        8.400        693        112,131       100.00       0.00      0.00
4.001 to 4.250             1          234,500        0.12        8.350        680        234,500       100.00       0.00    100.00
4.501 to 4.750             1          139,000        0.07       10.440        673        139,000       100.00       0.00    100.00
4.751 to 5.000            11        2,693,494        1.32        7.999        666        244,863        79.43       0.00     88.23
5.251 to 5.500             1          112,000        0.05        6.750        799        112,000        80.00     100.00    100.00

Total:                   932     $203,811,222      100.00        6.953        704       $218,682        77.13      18.26     76.41

Maximum Mortgage Rate

                                                     % of
                                                  Aggregate
                                                  Principal
                                                   Balance
                                    Aggregate    Outstanding               Weighted     Average       Weighted
                      Number of     Principal      as of the   Weighted     Average    Principal      Average    Percent    Percent
Maximum Mortgage      Mortgage       Balance       Cut-off      Average     Credit      Balance       Original     Full    Interest
Rate (%)                Loans    Outstanding ($)     Date      Coupon (%)    Score   Outstanding ($)   LTV (%)   Doc (%)    Only (%)
9.751 to 10.000            1          175,950        0.09        5.000        758        175,950        79.98     100.00     100.00
10.001 to 10.250           1          328,900        0.16        5.250        723        328,900        65.00       0.00     100.00
10.501 to 10.750           6        1,208,986        0.59        5.680        724        201,498        73.19      77.69     100.00
10.751 to 11.000          29        6,878,962        3.38        5.940        737        237,206        66.36      40.85      85.18
11.001 to 11.250          55       13,727,407        6.74        6.217        724        249,589        72.43      30.21      90.10
11.251 to 11.500          89       21,546,002       10.57        6.442        706        242,090        76.06      32.69      91.15
11.501 to 11.750         110       24,713,956       12.13        6.693        709        224,672        76.24      14.22      84.88
11.751 to 12.000         132       29,487,008       14.47        6.818        707        223,386        78.16      13.76      79.37
12.001 to 12.250          72       14,637,715        7.18        7.064        710        203,302        76.85      19.46      70.40
12.251 to 12.500          93       20,319,055        9.97        6.979        706        218,484        77.75      22.20      80.02
12.501 to 12.750          71       14,816,915        7.27        7.170        698        208,689        78.69       7.90      62.70
12.751 to 13.000          78       15,742,113        7.72        7.170        693        201,822        77.79      20.14      65.41
13.001 to 13.250          63       13,281,049        6.52        7.472        689        210,810        79.67       5.65      64.68
13.251 to 13.500          52       11,045,410        5.42        7.683        682        212,412        79.93       5.44      67.14
13.501 to 13.750          22        4,859,504        2.38        7.728        701        220,887        80.01       9.49      60.58
13.751 to 14.000          24        4,775,724        2.34        7.941        683        198,988        80.13      11.57      64.57
14.001 to 14.250          20        4,094,257        2.01        8.147        680        204,713        80.39      10.04      54.53
14.251 to 14.500           7        1,195,122        0.59        8.461        696        170,732        84.07       4.83      82.09
14.501 to 14.750           2          599,573        0.29        8.675        626        299,787        80.00       0.00      40.03
14.751 to 15.000           2          116,638        0.06        8.875        673         58,319        80.00       0.00       0.00
15.001 to 15.250           1           63,534        0.03        9.250        624         63,534        70.00       0.00       0.00
15.251 to 15.500           1           58,442        0.03        9.500        662         58,442        75.00       0.00       0.00
16.251 to 16.500           1          139,000        0.07       10.440        673        139,000       100.00       0.00     100.00

Total:                   932     $203,811,222      100.00        6.953        704       $218,682        77.13      18.26      76.41

Next Rate Adjustment Date

                                                     % of
                                                  Aggregate
                                                  Principal
                                                   Balance
                                    Aggregate    Outstanding               Weighted     Average       Weighted
                      Number of     Principal      as of the   Weighted     Average    Principal      Average    Percent    Percent
Next Rate             Mortgage       Balance       Cut-off      Average     Credit      Balance       Original     Full    Interest
Adjustment Date         Loans    Outstanding ($)     Date      Coupon (%)    Score   Outstanding ($)   LTV (%)   Doc (%)    Only (%)
 2008-05                   1          105,999        0.05       5.875         664        105,999        64.85       0.00      0.00
 2008-06                   1          109,900        0.05       7.500         649        109,900        68.69       0.00    100.00
 2008-08                   4        1,006,696        0.49       7.742         691        251,674        74.19      25.19     63.99
 2008-09                   5        1,157,260        0.57       7.900         697        231,452        75.99       0.00     25.84
 2008-10                   7        1,507,731        0.74       7.216         700        215,390        74.16       0.00     86.99
 2008-11                   1           59,872        0.03       7.750         622         59,872        45.28       0.00      0.00
 2008-12                   6          829,852        0.41       7.790         747        138,309        74.25      59.34     44.08
 2009-01                   6        1,144,375        0.56       7.618         668        190,729        80.53      14.54     59.28
 2009-02                   4          401,631        0.20       6.812         692        100,408        82.08      71.51     29.68
 2009-03                   2          257,249        0.13       6.812         684        128,624        88.00      25.71      0.00
 2009-04                   1          194,000        0.10       7.750         664        194,000        77.60       0.00    100.00
 2009-05                   1           93,009        0.05       7.750         637         93,009        71.62       0.00    100.00
 2009-08                   1          256,000        0.13       7.000         685        256,000        80.00       0.00    100.00
 2009-09                   1          196,000        0.10       6.625         712        196,000        80.00       0.00    100.00
 2009-10                   2          362,950        0.18       7.935         657        181,475        79.99       0.00    100.00
 2009-11                  16        3,146,701        1.54       6.961         721        196,669        77.42      15.02     63.21
 2009-12                  23        4,671,571        2.29       6.620         720        203,112        78.15      29.34     86.20
 2010-01                  10        2,229,050        1.09       6.638         687        222,905        79.58      11.39     73.21
 2010-02                   9        2,057,600        1.01       6.576         696        228,622        80.63      20.51    100.00
 2010-07                   2          265,764        0.13       5.673         698        132,882        61.86      15.36    100.00
 2010-10                   2          274,190        0.13       6.997         671        137,095        84.66      48.94    100.00
 2010-12                   1          140,100        0.07       5.875         688        140,100        89.95     100.00    100.00
 2011-01                   2          395,953        0.19       7.239         684        197,976        80.00      36.36    100.00
 2011-03                   2          445,957        0.22       7.630         741        222,978        76.74       0.00    100.00
 2011-04                   7        1,324,632        0.65       7.477         736        189,233        77.38       7.85    100.00
 2011-05                   4          679,355        0.33       7.585         688        169,839        70.15       0.00     64.47
 2011-06                   3          508,949        0.25       6.586         718        169,650        70.23      17.75     82.25
 2011-07                   3          674,364        0.33       7.546         729        224,788        80.00       0.00    100.00
 2011-08                   4          897,780        0.44       7.840         696        224,445        81.18       0.00     43.62
 2011-09                  17        3,884,615        1.91       6.817         717        228,507        80.45      22.35     71.32
 2011-10                  35        7,703,040        3.78       7.104         689        220,087        77.36      20.96     81.60
 2011-11                 321       67,702,759       33.22       6.944         702        210,912        76.87      20.55     79.37
 2011-12                 144       32,185,591       15.79       6.853         709        223,511        76.06      18.48     80.66
 2012-01                 106       24,679,081       12.11       7.196         704        232,822        77.94       6.48     44.35
 2012-02                  41       10,279,800        5.04       6.722         688        250,727        77.55       8.72     92.68
 2012-10                   1          328,900        0.16       5.250         723        328,900        65.00       0.00    100.00
 2013-01                   1          110,400        0.05       6.500         686        110,400        80.00     100.00    100.00
 2013-08                   1          237,192        0.12       7.750         702        237,192        64.58       0.00    100.00
 2013-09                   2          472,700        0.23       6.827         790        236,350        83.87       0.00    100.00
 2013-10                   6        1,631,608        0.80       6.890         731        271,935        75.11      22.34     32.44
 2013-11                  25        5,148,937        2.53       7.273         699        205,957        81.26      18.10     52.24
 2013-12                  67       15,269,400        7.49       6.648         718        227,901        75.66      36.01     96.76
 2014-01                   9        1,971,400        0.97       6.715         669        219,044        79.99       6.74     92.54
 2014-02                  13        3,773,600        1.85       6.947         684        290,277        80.00       0.00     93.75
 2015-12                   1          135,611        0.07       6.875         665        135,611        80.00       0.00      0.00
 2016-10                   2          368,400        0.18       6.732         695        184,200        77.15     100.00    100.00
 2016-11                   1          358,900        0.18       6.375         689        358,900        40.56     100.00    100.00
 2016-12                   1          179,200        0.09       6.125         712        179,200        80.00     100.00    100.00
 2017-01                   2          404,000        0.20       7.675         675        202,000        80.00       0.00    100.00
 2017-02                   5        1,591,600        0.78       7.354         710        318,320        78.97       0.00    100.00

Total:                   932     $203,811,222      100.00       6.953         704       $218,682        77.13      18.26     76.41

MORTGAGE LOANS AS OF THE CUT-OFF DATE

Total Current Balance:                                            $547,618,020
Total Number of Loans:                                                   1,353

                                                   Average or
                                                Weighted Average (1)    Minimum           Maximum
Current Balance                                   $404,743.55         $51,920.00      $2,025,000.00
Original Balance                                  $404,913.46         $51,920.00      $2,025,000.00

Loan Rate                                            6.914%             5.000%            9.570%
Servicing Fee                                        0.265%             0.250%            2.070%
Net Loan Rate                                        6.649%             4.750%            9.000%

Gross Margin                                         2.484%             2.250%            5.875%
Maximum Loan Rate                                   12.257%            10.375%           15.570%

Original LTV                                         78.76%             28.63%           100.00%
Combined LTV                                         94.17%             28.63%           100.01%

Credit Score (3)                                      703                558               813

Original Term (mos)                                   360                360               360
Remaining Term (mos)                                  357                341               359
Seasoning (mos)                                        3                  1                 19

Next Rate Reset (mos)                                  56                 10               119
Rate Adj Freq (mos)                                    6                  6                 12
First Rate Adj Freq (mos)                              59                 24               120

IO Original Term (2)                                  110                 24               120
IO Remaining Term (2)                                 106                 18               119

Top State Concentrations (1) CA(44.21%),FL(9.00%),VA(6.63%),MD(5.41%),AZ(5.11%)

First Pay Date                                                        09/01/2005        03/01/2007
Next Rate Change Date                                                 01/01/2008        02/01/2017
Maturity Date                                                         08/01/2035        02/01/2037

(1)  Based on current balances.

(2)  For Interest-Only loans.

(3)  For loans with Credit Scores.


INDEX

                                               % OF AGGREGATE               WEIGHTED     AVERAGE      WEIGHTED
                  NUMBER OF     AGGREGATE     PRINCIPAL BALANCE  WEIGHTED    AVERAGE    PRINCIPAL      AVERAGE   PERCENT   PERCENT
                   MORTGAGE PRINCIPAL BALANCE OUTSTANDING AS OF  AVERAGE     CREDIT      BALANCE      ORIGINAL     FULL   INTEREST
INDEX               LOANS    OUTSTANDING ($)  THE CUT-OFF DATE  COUPON (%)    SCORE  OUTSTANDING ($)   LTV (%)   DOC (%)  ONLY (%)
Treasury - 1 Year      1         131,320          0.02            7.250       643        131,320        80.00      0.00       0.00
LIBOR - 6 Month    1,289     514,568,248         93.96            6.877       704        399,200        78.84      8.83      85.55
LIBOR - 1 Year        63      32,918,452          6.01            7.485       696        522,515        77.50     11.18      93.84


TOTAL:             1,353    $547,618,020        100.00            6.914       703       $404,744        78.76      8.97      86.03


PRODUCT TYPE

                                                    % OF AGGREGATE              WEIGHTED     AVERAGE     WEIGHTED
                      NUMBER OF      AGGREGATE     PRINCIPAL BALANCE  WEIGHTED   AVERAGE    PRINCIPAL     AVERAGE PERCENT  PERCENT
                       MORTGAGE  PRINCIPAL BALANCE OUTSTANDING AS OF  AVERAGE    CREDIT      BALANCE     ORIGINAL   FULL  INTEREST
PRODUCT TYPE            LOANS     OUTSTANDING ($)  THE CUT-OFF DATE  COUPON (%)   SCORE  OUTSTANDING ($)  LTV (%) DOC (%) ONLY (%)
10/20 LIBOR Loans
  (1 Year Libor)          2        1,592,000             0.29         6.463        768        796,000      72.96    29.65  100.00
10/20 LIBOR Loans
  (6 Month Libor)        19        8,976,450             1.64         7.376        695        472,445      79.64     0.00  100.00
2/28 LIBOR Loans
  (1 Year Libor)          4        1,247,600             0.23         6.680        692        311,900      80.98    43.68  100.00
2/28 LIBOR Loans
  (6 Month Libor)        62       23,806,886             4.35         7.273        711        383,982      78.84    24.50   78.79
2/28 Treasury Loans
  (1 Year Treasury)       1          131,320             0.02         7.250        643        131,320      80.00     0.00    0.00
3/27 LIBOR Loans
  (6 Month Libor)       149       63,329,834            11.56         6.712        702        425,032      79.41     6.16   93.85
3/27 LIBOR Loans
  (6ML 40 Yr Amort)       5        1,850,030             0.34         7.453        731        370,006      80.00     0.00    0.00
5/25 LIBOR Loans
  (1 Year Libor)         52       27,455,720             5.01         7.610        695        527,995      77.47     7.73   92.61
5/25 LIBOR Loans
  (6 Month Libor)       918      364,884,762            66.63         6.871        703        397,478      78.70     8.66   84.88
5/25 LIBOR Loans
  (6ML 40 Yr Amort)      15        3,955,593             0.72         6.848        705        263,706      80.00    31.32    0.00
7/23 LIBOR Loans
  (1 Year Libor)          5        2,623,132             0.48         7.186        668        524,626      78.98    20.59  100.00
7/23 LIBOR Loans
  (6 Month Libor)       117       46,492,473             8.49         6.821        708        397,372      78.83     6.15   93.18
7/23 LIBOR Loans
  (6ML 40 Yr Amort)       4        1,272,221             0.23         7.134        736        318,055      79.09     0.00    0.00

TOTAL:                1,353     $547,618,020           100.00         6.914        703       $404,744      78.76     8.97   86.03


AMORTIZATION TYPE

                                                     % OF AGGREGATE              WEIGHTED     AVERAGE     WEIGHTED
                        NUMBER OF     AGGREGATE     PRINCIPAL BALANCE  WEIGHTED   AVERAGE    PRINCIPAL     AVERAGE PERCENT  PERCENT
                         MORTGAGE PRINCIPAL BALANCE OUTSTANDING AS OF  AVERAGE    CREDIT      BALANCE     ORIGINAL   FULL  INTEREST
AMORTIZATION TYPE         LOANS    OUTSTANDING ($)  THE CUT-OFF DATE  COUPON (%)   SCORE  OUTSTANDING ($)  LTV (%) DOC (%) ONLY (%)
Fully Amortizing          207       69,441,184            12.68        7.137       703      335,465        78.76     8.22      0.00
Balloon                    24        7,077,844             1.29        7.058       717      294,910        79.84    17.50      0.00
24 Month Interest-Only      2          637,000             0.12        7.908       671      318,500        82.67    13.34    100.00
60 Month Interest-Only    209       74,205,192            13.55        6.781       716      355,049        79.11    12.68    100.00
84 Month Interest-Only     27       10,419,769             1.90        6.519       713      385,917        73.89    20.47    100.00
120 Month Interest-Only   884      385,837,031            70.46        6.905       701      436,467        78.80     7.91    100.00

TOTAL:                  1,353     $547,618,020           100.00        6.914       703     $404,744        78.76     8.97     86.03

CUT-OFF DATE STATED PRINCIPAL BALANCES


                                                      % OF AGGREGATE             WEIGHTED     AVERAGE     WEIGHTED
RANGE OF CUT-OFF DATE    NUMBER OF     AGGREGATE     PRINCIPAL BALANCE  WEIGHTED  AVERAGE    PRINCIPAL     AVERAGE PERCENT  PERCENT
STATED PRINCIPAL          MORTGAGE PRINCIPAL BALANCE OUTSTANDING AS OF  AVERAGE   CREDIT      BALANCE     ORIGINAL   FULL  INTEREST
  BALANCES ($)             LOANS    OUTSTANDING ($)  THE CUT-OFF DATE  COUPON (%)  SCORE  OUTSTANDING ($)  LTV (%) DOC (%) ONLY (%)
0.01 to 100,000.00           19       1,565,531             0.29       7.395        681        82,396       81.29    26.35   37.17
100,000.01 to 200,000.00    184      29,970,744             5.47       7.007        689       162,884       79.70    14.03   67.53
200,000.01 to 300,000.00    306      76,895,537            14.04       6.904        691       251,293       80.28     9.59   81.61
300,000.01 to 400,000.00    199      69,535,973            12.70       6.901        689       349,427       80.51     5.79   82.81
400,000.01 to 500,000.00    288     130,853,049            23.89       6.878        711       454,351       79.82     8.65   92.11
500,000.01 to 600,000.00    176      96,073,991            17.54       6.836        708       545,875       78.71     8.59   90.47
600,000.01 to 700,000.00     86      55,912,173            10.21       6.888        708       650,142       77.48     4.67   88.57
700,000.01 to 800,000.00     39      28,937,445             5.28       6.766        709       741,986       78.93     7.65   82.27
800,000.01 to 900,000.00     20      16,963,399             3.10       6.928        711       848,170       75.20    24.72   95.05
900,000.01
  to 1,000,000.00            24      23,292,197             4.25       7.176        709       970,508       72.56     8.36   79.08
1,000,000.01
  to 1,100,000.00             1       1,064,050             0.19       7.750        684     1,064,050       75.00     0.00    0.00
1,100,000.01
  to 1,200,000.00             2       2,264,329             0.41       6.247        764     1,132,165       72.53    50.54  100.00
1,200,000.01
  to 1,300,000.00             1       1,300,000             0.24       7.625        672     1,300,000       73.65     0.00  100.00
1,300,000.01
  to 1,400,000.00             2       2,738,500             0.50       7.041        725     1,369,250       65.15    51.12  100.00
1,400,000.01
  to 1,500,000.00             2       2,970,000             0.54       7.876        741     1,485,000       72.53     0.00  100.00
1,500,000.01
  to 2,000,000.00             3       5,256,100             0.96       7.646        683     1,752,033       70.00     0.00   63.38
2,000,000.01
  to 2,500,000.00             1       2,025,000             0.37       8.000        770     2,025,000       75.00     0.00  100.00
TOTAL:                    1,353    $547,618,020           100.00       6.914        703      $404,744       78.76     8.97   86.03


CURRENT MORTGAGE RATES

                                                 % OF AGGREGATE              WEIGHTED     AVERAGE     WEIGHTED
                   NUMBER OF      AGGREGATE     PRINCIPAL BALANCE  WEIGHTED   AVERAGE    PRINCIPAL     AVERAGE PERCENT   PERCENT
RANGE OF CURRENT    MORTGAGE  PRINCIPAL BALANCE OUTSTANDING AS OF  AVERAGE    CREDIT      BALANCE     ORIGINAL   FULL   INTEREST
MORTGAGE RATES (%)   LOANS     OUTSTANDING ($)  THE CUT-OFF DATE  COUPON (%)   SCORE  OUTSTANDING ($)  LTV (%) DOC (%)  ONLY (%)
4.751 to 5.000         1           152,700         0.03            5.000       645       152,700        79.95   0.00     100.00
5.251 to 5.500         6         2,114,900         0.39            5.443       696       352,483        79.92  21.75     100.00
5.501 to 5.750        15         6,632,499         1.21            5.733       710       442,167        77.69  21.91      91.27
5.751 to 6.000        48        19,905,616         3.63            5.954       717       414,700        77.20  23.43      91.49
6.001 to 6.250       111        50,581,253         9.24            6.197       716       455,687        78.01  12.27      94.13
6.251 to 6.500       213        91,628,314        16.73            6.441       713       430,180        77.51  12.96      91.95
6.501 to 6.750       245        93,541,419        17.08            6.690       706       381,802        78.47   8.20      86.50
6.751 to 7.000       253        93,994,057        17.16            6.912       702       371,518        79.83   7.75      89.11
7.001 to 7.250       140        49,126,870         8.97            7.200       693       350,906        79.23   0.69      76.50
7.251 to 7.500       121        51,412,655         9.39            7.425       695       424,898        78.82   4.50      79.29
7.501 to 7.750        74        35,518,061         6.49            7.667       699       479,974        77.84  15.55      74.11
7.751 to 8.000        65        31,480,924         5.75            7.935       696       484,322        79.59   3.06      81.16
8.001 to 8.250        31        11,302,415         2.06            8.181       675       364,594        81.89   3.17      80.51
8.251 to 8.500        17         5,438,001         0.99            8.431       679       319,882        84.03   0.00      88.24
8.501 to 8.750         8         3,406,010         0.62            8.644       677       425,751        83.01   0.00      82.38
8.751 to 9.000         1           319,200         0.06            8.825       667       319,200        80.00   0.00     100.00
9.001 to 9.250         2           371,058         0.07            9.147       686       185,529        82.64   0.00      82.36
9.251 to 9.500         1           209,069         0.04            9.375       664       209,069        90.00   0.00       0.00
9.501 to 9.750         1           483,000         0.09            9.570       661       483,000       100.00   0.00     100.00

TOTAL:             1,353      $547,618,020       100.00            6.914       703      $404,744        78.76   8.97      86.03


REMAINING TERM

                                                      % OF AGGREGATE              WEIGHTED     AVERAGE     WEIGHTED
                        NUMBER OF      AGGREGATE     PRINCIPAL BALANCE  WEIGHTED   AVERAGE    PRINCIPAL     AVERAGE PERCENT  PERCENT
RANGE OF                 MORTGAGE  PRINCIPAL BALANCE OUTSTANDING AS OF  AVERAGE    CREDIT      BALANCE     ORIGINAL   FULL  INTEREST
REMAINING TERM (MONTHS)   LOANS     OUTSTANDING ($)  THE CUT-OFF DATE  COUPON (%)   SCORE  OUTSTANDING ($)  LTV (%) DOC (%) ONLY (%)
337 to 348                  24      10,016,324             1.83         6.997         679       417,347      79.22    8.54     77.13
349 to 360               1,329     537,601,695            98.17         6.912         704       404,516      78.75    8.98     86.19
TOTAL:                   1,353    $547,618,020           100.00         6.914         703      $404,744      78.76    8.97     86.03


ORIGINAL LOAN-TO-VALUE RATIOS

                                                       % OF AGGREGATE            WEIGHTED      AVERAGE     WEIGHTED
                         NUMBER OF     AGGREGATE     PRINCIPAL BALANCE  WEIGHTED AVERAGE     PRINCIPAL     AVERAGE  PERCENT  PERCENT
RANGE OF ORIGINAL         MORTGAGE PRINCIPAL BALANCE OUTSTANDING AS OF  AVERAGE  CREDIT       BALANCE     ORIGINAL    FULL  INTEREST
LOAN-TO-VALUE RATIOS (%)   LOANS    OUTSTANDING ($)  THE CUT-OFF DATE  COUPON (%) SCORE   OUTSTANDING ($)  LTV (%)  DOC (%) ONLY (%)
20.01 to 30.00                1         119,682             0.02        6.250      697        119,682       28.63    0.00      0.00
30.01 to 40.00                3       1,143,629             0.21        6.475      779        381,210       34.95    0.00     82.54
40.01 to 50.00                4       2,731,000             0.50        6.438      745        682,750       44.12   18.31    100.00
50.01 to 60.00               15       9,285,841             1.70        6.388      724        619,056       58.00   21.89     74.60
60.01 to 70.00               37      23,407,625             4.27        7.162      711        632,639       68.24    9.19     82.05
70.01 to 75.00               75      47,572,150             8.69        7.133      711        634,295       74.28    7.03     84.32
75.01 to 80.00            1,150     440,270,456            80.40        6.863      701        382,844       79.81    8.82     87.07
80.01 to 85.00                6       2,561,954             0.47        7.141      724        426,992       84.24    0.00    100.00
85.01 to 90.00               21       6,928,609             1.27        7.163      696        329,934       89.44    8.12     81.47
90.01 to 95.00               23       7,181,377             1.31        7.389      701        312,234       94.71    9.19     70.83
95.01 to 100.00              18       6,415,697             1.17        8.010      729        356,428       99.85   15.98     70.59

TOTAL:                    1,353    $547,618,020           100.00        6.914      703       $404,744       78.76    8.97     86.03

CREDIT SCORES

                                                    % OF AGGREGATE              WEIGHTED     AVERAGE     WEIGHTED
                       NUMBER OF     AGGREGATE     PRINCIPAL BALANCE  WEIGHTED   AVERAGE    PRINCIPAL     AVERAGE PERCENT  PERCENT
                        MORTGAGE PRINCIPAL BALANCE OUTSTANDING AS OF  AVERAGE    CREDIT      BALANCE     ORIGINAL   FULL  INTEREST
RANGE OF CREDIT SCORES   LOANS    OUTSTANDING ($)  THE CUT-OFF DATE  COUPON (%)   SCORE  OUTSTANDING ($)  LTV (%) DOC (%) ONLY (%)
No Credit Score             3       1,508,550          0.28            7.692       0        502,850       77.37     0.00    0.00
551 to 575                  1         196,000          0.04            7.125      558       196,000       80.00   100.00  100.00
601 to 625                 19       5,699,584          1.04            7.285      622       299,978       80.12     7.09   81.87
626 to 650                 86      27,133,755          4.95            7.453      640       315,509       80.51    13.69   74.73
651 to 675                281     109,468,417         19.99            7.036      666       389,567       78.78     7.68   89.50
676 to 700                436     163,429,759         29.84            6.873      688       374,839       79.07     7.10   88.06
701 to 725                214      94,561,271         17.27            6.806      713       441,875       78.98     8.04   84.06
726 to 750                134      60,183,810         10.99            6.852      736       449,133       78.17     6.96   89.73
751 to 775                107      53,286,442          9.73            6.911      762       498,004       77.91    18.90   78.43
776 to 800                 56      23,928,562          4.37            6.594      787       427,296       78.21     8.91   92.25
801 to 825                 16       8,221,870          1.50            6.540      805       513,867       74.53     9.48   81.71

TOTAL:                  1,353    $547,618,020        100.00            6.914      703      $404,744       78.76     8.97   86.03


GEOGRAPHIC AREA

                                                  % OF AGGREGATE              WEIGHTED     AVERAGE     WEIGHTED
                     NUMBER OF     AGGREGATE     PRINCIPAL BALANCE  WEIGHTED   AVERAGE    PRINCIPAL     AVERAGE  PERCENT  PERCENT
                      MORTGAGE PRINCIPAL BALANCE OUTSTANDING AS OF  AVERAGE    CREDIT      BALANCE     ORIGINAL    FULL  INTEREST
STATE                  LOANS    OUTSTANDING ($)  THE CUT-OFF DATE  COUPON (%)   SCORE  OUTSTANDING ($)  LTV (%)  DOC (%) ONLY (%)
Alabama                   2         701,920          0.13            7.107      678        350,960      72.80     7.40    100.00
Arizona                  81      27,970,515          5.11            6.954      702        345,315      76.98    12.44     86.98
Arkansas                  1         256,000          0.05            6.875      785        256,000      80.00     0.00    100.00
California              512     242,096,168         44.21            6.757      709        472,844      78.54     5.21     93.24
Colorado                  9       3,497,057          0.64            7.237      665        388,562      79.37     5.57     69.64
Connecticut               7       2,185,620          0.40            6.774      685        312,231      77.05     8.97     84.78
Delaware                  4       1,208,390          0.22            6.705      717        302,097      78.26     0.00     84.85
District of Columbia      4       1,950,700          0.36            7.058      708        487,675      79.29     0.00    100.00
Florida                 149      49,294,470          9.00            7.038      704        330,835      78.37     8.23     80.54
Georgia                  17       4,687,047          0.86            7.054      689        275,709      80.23     9.87     62.38
Idaho                     3       1,546,798          0.28            7.250      671        515,599      79.83     0.00     55.26
Illinois                 51      17,056,439          3.11            7.144      697        334,440      77.55    11.19     68.47
Indiana                   2         621,200          0.11            7.586      651        310,600      78.41    13.68    100.00
Iowa                      1          94,760          0.02            6.500      692         94,760      80.00     0.00      0.00
Kentucky                  2         336,369          0.06            7.237      680        168,184      81.97     0.00    100.00
Louisiana                 9       1,837,560          0.34            6.804      696        204,173      80.44    15.02     49.81
Maryland                 64      29,624,944          5.41            6.984      694        462,890      78.08    16.08     91.22
Massachusetts            14       5,618,464          1.03            7.081      697        401,319      81.61    29.70     80.02
Michigan                 11       2,347,329          0.43            7.201      682        213,394      79.72     4.19     81.20
Minnesota                11       3,522,265          0.64            6.998      705        320,206      78.64     9.45     62.09
Missouri                  9       1,822,033          0.33            6.889      692        202,448      81.86    45.52     45.14
Nebraska                  2         636,810          0.12            6.372      696        318,405      85.38     0.00    100.00
Nevada                   74      27,030,930          4.94            6.876      695        365,283      80.41     8.86     72.83
New Hampshire             1         211,120          0.04            6.875      666        211,120      80.00     0.00    100.00
New Jersey               52      17,714,179          3.23            7.295      693        340,657      80.61    12.94     75.12
New Mexico                1         119,600          0.02            7.000      749        119,600      80.00     0.00      0.00
New York                 56      24,043,689          4.39            7.200      700        429,352      80.83     3.32     67.23
North Carolina            7       3,321,206          0.61            6.502      725        474,458      78.26    32.34     71.47
Ohio                      4         589,815          0.11            6.908      660        147,454      82.44    32.62     67.38
Oklahoma                  2       1,240,000          0.23            6.633      735        620,000      80.00    51.61    100.00
Oregon                   10       4,153,665          0.76            6.975      682        415,367      79.01     0.00     86.22
Pennsylvania             12       3,046,130          0.56            7.447      674        253,844      81.29     0.00     90.61
Rhode Island              5         986,242          0.18            6.759      693        197,248      77.32    40.40     64.31
South Carolina            3       2,013,624          0.37            7.774      688        671,208      76.76    41.71    100.00
Tennessee                 3         511,176          0.09            7.242      715        170,392      80.00    45.37     79.01
Texas                    20       4,515,651          0.82            7.025      696        225,783      81.01    11.16     33.69
Utah                     13       5,878,287          1.07            7.307      709        452,176      79.83     2.98     92.62
Virginia                 78      36,294,753          6.63            7.032      705        465,317      77.94    15.92     92.74
Washington               41      15,249,475          2.78            6.781      703        371,938      79.11    18.15     92.22
West Virginia             3       1,120,000          0.20            7.882      674        373,333      80.00     0.00    100.00
Wisconsin                 3         665,620          0.12            6.959      689        221,873      80.00     0.00     18.92

TOTAL:                1,353    $547,618,020        100.00            6.914      703       $404,744      78.76     8.97     86.03


OCCUPANCY TYPE

                                                    % OF AGGREGATE              WEIGHTED     AVERAGE     WEIGHTED
                       NUMBER OF     AGGREGATE     PRINCIPAL BALANCE  WEIGHTED   AVERAGE    PRINCIPAL     AVERAGE PERCENT  PERCENT
                        MORTGAGE PRINCIPAL BALANCE OUTSTANDING AS OF  AVERAGE    CREDIT      BALANCE     ORIGINAL   FULL  INTEREST
OCCUPANCY TYPE           LOANS    OUTSTANDING ($)  THE CUT-OFF DATE  COUPON (%)   SCORE  OUTSTANDING ($)  LTV (%) DOC (%) ONLY (%)
Primary                 1,307     517,906,438          94.57          6.885        702       396,256      78.93    7.67     86.27
Investment                 35      23,127,941           4.22          7.541        731       660,798      75.33   34.84     84.82
Second Home                11       6,583,641           1.20          6.993        714       598,513      76.99   20.35     70.85
TOTAL:                  1,353    $547,618,020         100.00          6.914        703      $404,744      78.76    8.97     86.03

PROPERTY TYPE

                                                      % OF AGGREGATE              WEIGHTED     AVERAGE     WEIGHTED
                        NUMBER OF      AGGREGATE     PRINCIPAL BALANCE  WEIGHTED   AVERAGE    PRINCIPAL     AVERAGE PERCENT  PERCENT
                         MORTGAGE  PRINCIPAL BALANCE OUTSTANDING AS OF  AVERAGE    CREDIT      BALANCE     ORIGINAL   FULL  INTEREST
PROPERTY TYPE             LOANS     OUTSTANDING ($)  THE CUT-OFF DATE  COUPON (%)   SCORE  OUTSTANDING ($)  LTV (%) DOC (%) ONLY (%)
Single Family Residence    819     337,243,852            61.58        6.888         705         411,775    78.60    8.07     87.24
PUD                        346     142,441,210            26.01        6.889         702         411,680    78.67   10.61     83.79
Condominium                141      49,555,720             9.05        6.984         701         351,459    79.74   13.00     89.38
2-4 Family                  41      15,742,783             2.87        7.331         696         383,970    79.93    2.13     68.21
Co-op                        4       2,056,393             0.38        7.681         689         514,098    78.76    0.00    100.00
Townhouse                    2         578,062             0.11        7.457         679         289,031    72.77    0.00     77.72
TOTAL:                   1,353    $547,618,020           100.00        6.914         703        $404,744    78.76    8.97     86.03


LOAN PURPOSE

                                                   % OF AGGREGATE              WEIGHTED     AVERAGE     WEIGHTED
                      NUMBER OF     AGGREGATE     PRINCIPAL BALANCE  WEIGHTED   AVERAGE    PRINCIPAL     AVERAGE PERCENT  PERCENT
                       MORTGAGE PRINCIPAL BALANCE OUTSTANDING AS OF  AVERAGE    CREDIT      BALANCE     ORIGINAL   FULL  INTEREST
LOAN PURPOSE            LOANS    OUTSTANDING ($)  THE CUT-OFF DATE  COUPON (%)   SCORE  OUTSTANDING ($)  LTV (%) DOC (%) ONLY (%)
Purchase               1,123      408,573,590         74.61          6.894       701        363,823      79.93     8.23     84.67
Refinance - Rate Term    129       75,566,085         13.80          6.887       709        585,784      76.81    10.25     91.14
Refinance - Cashout      101       63,478,345         11.59          7.072       710        628,498      73.53    12.21     88.64
TOTAL:                 1,353     $547,618,020        100.00          6.914       703       $404,744      78.76     8.97     86.03


GREENPOINT DOCUMENTATION

                                                     % OF AGGREGATE              WEIGHTED     AVERAGE     WEIGHTED
                        NUMBER OF     AGGREGATE     PRINCIPAL BALANCE  WEIGHTED   AVERAGE    PRINCIPAL     AVERAGE PERCENT  PERCENT
                         MORTGAGE PRINCIPAL BALANCE OUTSTANDING AS OF  AVERAGE    CREDIT      BALANCE     ORIGINAL   FULL  INTEREST
                          LOANS    OUTSTANDING ($)  THE CUT-OFF DATE  COUPON (%)   SCORE  OUTSTANDING ($)  LTV (%) DOC (%) ONLY (%)
Stated Documentation       389      182,935,148         33.41          6.713       703      470,270        79.31     0.00    98.27
Full Documentation          16        7,253,800          1.32          6.318       681      453,363        75.14   100.00    95.50
Stated Income Stated
  Assets                     2        1,046,250          0.19          6.607       663      523,125        72.95     0.00   100.00
No Income Diclosure          1          220,000          0.04          8.750       625      220,000        80.00     0.00   100.00
No Income or Employment
  Disclosure                 1          183,090          0.03          6.250       698      183,090        79.99     0.00     0.00

TOTAL:                     409     $191,638,288         34.99          6.700       702     $468,553        79.12     3.79    98.08


FNBA Documentation

                                                      % OF AGGREGATE              WEIGHTED     AVERAGE     WEIGHTED
                         NUMBER OF     AGGREGATE     PRINCIPAL BALANCE  WEIGHTED   AVERAGE    PRINCIPAL     AVERAGE PERCENT  PERCENT
                          MORTGAGE PRINCIPAL BALANCE OUTSTANDING AS OF  AVERAGE    CREDIT      BALANCE     ORIGINAL   FULL  INTEREST
                           LOANS    OUTSTANDING ($)  THE CUT-OFF DATE  COUPON (%)   SCORE  OUTSTANDING ($)  LTV (%) DOC (%) ONLY (%)
Full Documentation          16        5,519,983           1.01          6.902       704       344,999       82.52   100.00    96.52
No Documentation             9        2,016,644           0.37          7.086       725       224,072       75.38     0.00    62.01
No Documentation
  w/Assets                   1          412,269           0.08          6.625       713       412,269       70.00     0.00     0.00
No Income No Assets          1          104,099           0.02          7.625       662       104,099       75.00     0.00     0.00
No Ratio                    33       14,608,201           2.67          7.547       705       442,673       84.62     0.00    82.03
Stated Documentation       177       63,124,706          11.53          7.110       679       356,637       78.65     0.00    86.21

TOTAL:                     237      $85,785,901          15.67          7.169       686      $361,966       79.80     6.43    85.07

NatCity Documentation

                                      AGGREGATE     % OF AGGREGATE              WEIGHTED   AVERAGE      WEIGHTED
                         NUMBER OF    PRINCIPAL    PRINCIPAL BALANCE  WEIGHTED  AVERAGE   PRINCIPAL      AVERAGE PERCENT  PERCENT
                          MORTGAGE     BALANCE     OUTSTANDING AS OF  AVERAGE   CREDIT     BALANCE      ORIGINAL   FULL  INTEREST
                           LOANS    OUTSTANDING($)  THE CUT-OFF DATE  COUPON(%)   SCORE  OUTSTANDING($)   LTV(%)  DOC(%)  ONLY(%)
Stated Income Verified
  Employment                  52    26,521,296           4.84          6.734      721       510,025       75.06     0.00     90.75
Full Documentation            39    17,280,624           3.16          6.404      716       443,093       77.00   100.00     88.70
No Icome Verified Assets      23    12,479,621           2.28          6.770      739       542,592       75.13     0.00     89.28
No Documentation              16     5,119,997           0.93          6.727      749       320,000       75.28     0.00     91.22
Stated Income Stated
  Assets                       6     3,454,415           0.63          6.968      704       575,736       63.83     0.00     85.27
No Income No Assets            6     1,579,170           0.29          6.938      721       263,195       92.05     0.00     81.86
12 Month Income
  Verification                 3     1,473,154           0.27          6.256      677       491,051       66.40     0.00    100.00

TOTAL:                       145   $67,908,276          12.40          6.662      723      $468,333       75.22    25.45     89.71


Ameriquest Documentation

                                                   % OF AGGREGATE              WEIGHTED     AVERAGE     WEIGHTED
                      NUMBER OF     AGGREGATE     PRINCIPAL BALANCE  WEIGHTED   AVERAGE    PRINCIPAL     AVERAGE PERCENT  PERCENT
                       MORTGAGE PRINCIPAL BALANCE OUTSTANDING AS OF  AVERAGE    CREDIT      BALANCE     ORIGINAL   FULL  INTEREST
                        LOANS    OUTSTANDING ($)  THE CUT-OFF DATE  COUPON (%)   SCORE  OUTSTANDING ($)  LTV (%) DOC (%) ONLY (%)
Stated Documentation     259      81,767,219            14.93        6.879        718       315,704       79.90    0.00     75.42
Full Documentation        30       8,066,385             1.47        6.582        720       268,880       80.00  100.00     64.77
Reduced Documentation     10       2,959,393             0.54        6.892        737       295,939       80.00    0.00     83.92

Total:                   299     $92,792,998            16.94        6.854        719      $310,344       79.91    8.69     74.77


Other Documentation

                                                       % OF AGGREGATE             WEIGHTED     AVERAGE     WEIGHTED
                          NUMBER OF     AGGREGATE     PRINCIPAL BALANCE  WEIGHTED  AVERAGE    PRINCIPAL     AVERAGE PERCENT  PERCENT
                           MORTGAGE PRINCIPAL BALANCE OUTSTANDING AS OF  AVERAGE   CREDIT      BALANCE     ORIGINAL   FULL  INTEREST
                            LOANS    OUTSTANDING ($)  THE CUT-OFF DATE  COUPON(%)   SCORE  OUTSTANDING($)   LTV (%) DOC (%) ONLY (%)
No Ratio                      60       26,409,505           4.82        7.262        682      440,158       78.58     0.00     54.95
Stated Documentation          62       26,269,061           4.80        7.641        697      423,695       78.85     0.00    87.17
Stated Income
  Verified Assets             28       11,876,234           2.17        6.720        686      424,151       79.37     0.00    92.56
Full Documentation            25       10,985,307           2.01        7.239        714      439,412       79.13   100.00    85.13
Stated Income
  Stated Assets               25        7,598,941           1.39        7.247        664      303,958       78.63     0.00    88.74
No Income Verification        13        7,215,753           1.32        7.184        689      555,058       76.42     0.00     4.80
No Documentation              19        5,700,194           1.04        7.531        733      300,010       79.79     0.00    69.59
Stated Income
  Full Assets                  4        3,199,000           0.58        7.681        710      799,750       74.12     0.00   100.00
Reduced Documentation          5        3,048,133           0.56        7.197        680      609,627       70.97     0.00    67.54
No Income No Assets           11        2,901,545           0.53        7.061        700      263,777       89.28     0.00    68.34
No Income No Assets
  No Employment                5        1,754,000           0.32        7.564        726      350,800       75.14     0.00   100.00
Lite Income Verification       1        1,120,000           0.20        6.500        768    1,120,000       70.00     0.00   100.00
Alternative Documentation      3          871,228           0.16        6.019        740      290,409       80.57     0.00    43.96
No Income Verified Assets      2          543,656           0.10        7.816        662      271,828       80.00     0.00   100.00

Total:                       263     $109,492,557          19.99        7.295        694     $416,322       78.53    10.03    72.93

Margins

                                                  % OF AGGREGATE              WEIGHTED     AVERAGE     WEIGHTED
                     NUMBER OF     AGGREGATE     PRINCIPAL BALANCE  WEIGHTED   AVERAGE    PRINCIPAL     AVERAGE  PERCENT   PERCENT
                      MORTGAGE PRINCIPAL BALANCE OUTSTANDING AS OF  AVERAGE    CREDIT      BALANCE     ORIGINAL    FULL   INTEREST
MARGINS (%)            LOANS    OUTSTANDING ($)  THE CUT-OFF DATE  COUPON (%)   SCORE  OUTSTANDING ($)  LTV (%)  DOC (%)  ONLY (%)
2.001 to 2.250          881     355,890,446            64.99         6.859      705         403,962       79.06   5.75     87.44
2.251 to 2.500           19       7,090,912             1.29         6.234      689         373,206       79.72  12.24     98.18
2.501 to 2.750          381     148,426,621            27.10         6.949      700         389,571       77.11  13.92     84.62
2.751 to 3.000           15       7,659,120             1.40         6.521      691         510,608       77.13  23.32     92.54
3.001 to 3.250           25      14,177,476             2.59         7.444      735         567,099       79.37  31.94     71.67
3.251 to 3.500            5       2,171,701             0.40         7.672      763         434,340       99.55  36.74     59.09
3.501 to 3.750            2         671,207             0.12         7.870      691         335,603       94.75   0.00     35.02
3.751 to 4.000            4       1,386,982             0.25         8.098      707         346,746      100.00   0.00     69.72
4.001 to 4.250            3       1,054,010             0.19         8.423      673         351,337       92.56   0.00     62.81
4.251 to 4.500            2         671,597             0.12         8.001      688         335,799       96.21   0.00     24.27
4.501 to 4.750            1         483,000             0.09         9.570      661         483,000      100.00   0.00    100.00
4.751 to 5.000           14       7,438,148             1.36         7.854      667         531,296       80.39   0.00     78.13
5.751 to 6.000            1         496,800             0.09         6.875      687         496,800       80.00   0.00    100.00

TOTAL:                1,353    $547,618,020           100.00         6.914      703        $404,744       78.76   8.97     86.03


MAXIMUM MORTGAGE RATE

                                                       % OF AGGREGATE              WEIGHTED     AVERAGE    WEIGHTED
                          NUMBER OF     AGGREGATE     PRINCIPAL BALANCE  WEIGHTED   AVERAGE    PRINCIPAL    AVERAGE PERCENT  PERCENT
                           MORTGAGE PRINCIPAL BALANCE OUTSTANDING AS OF  AVERAGE    CREDIT      BALANCE    ORIGINAL   FULL  INTEREST
MAXIMUM MORTGAGE RATE (%)   LOANS    OUTSTANDING ($)  THE CUT-OFF DATE  COUPON (%)   SCORE  OUTSTANDING($)  LTV (%) DOC (%) ONLY (%)
10.251 to 10.500                4      1,415,300           0.26          5.414       702       353,825      79.88     0.00   100.00
10.501 to 10.750               12      4,882,948           0.89          5.740       711       406,912      79.67    15.06    88.15
10.751 to 11.000               33     13,474,427           2.46          5.951       726       408,316      77.17    32.56    91.53
11.001 to 11.250               88     40,956,232           7.48          6.199       720       465,412      77.70    12.00    94.67
11.251 to 11.500              149     64,125,143          11.71          6.431       715       430,370      77.21    17.27    92.68
11.501 to 11.750              175     67,778,503          12.38          6.665       710       387,306      78.45     9.56    88.85
11.751 to 12.000              183     68,089,475          12.43          6.817       705       372,074      79.21     6.00    89.68
12.001 to 12.250              107     39,046,832           7.13          6.949       702       364,924      79.07     3.31    80.79
12.251 to 12.500              131     59,398,018          10.85          6.963       702       453,420      78.20     4.38    86.25
12.501 to 12.750              109     44,940,218           8.21          7.069       698       412,296      77.74     4.23    80.23
12.751 to 13.000              118     49,403,372           9.02          7.266       695       418,673      80.04     8.82    86.88
13.001 to 13.250               72     27,528,116           5.03          7.484       677       382,335      79.91     2.22    80.17
13.251 to 13.500               63     22,645,608           4.14          7.525       689       359,454      80.05     4.27    77.17
13.501 to 13.750               42     20,287,242           3.70          7.777       699       483,030      78.53    27.23    71.42
13.751 to 14.000               34     14,885,223           2.72          7.945       698       437,801      80.37     0.56    78.45
14.001 to 14.250               17      3,850,416           0.70          8.247       677       226,495      84.38     2.21    57.49
14.251 to 14.500               10      3,009,801           0.55          8.405       665       300,980      86.03     0.00    78.75
14.501 to 14.750                4      1,209,078           0.22          8.516       666       302,269      90.95     0.00    84.53
15.251 to 15.500                1        209,069           0.04          9.375       664       209,069      90.00     0.00     0.00
15.501 to 15.750                1        483,000           0.09          9.570       661       483,000     100.00     0.00   100.00

TOTAL:                      1,353   $547,618,020         100.00          6.914       703      $404,744      78.76     8.97    86.03

NEXT RATE ADJUSTMENT DATE

                                                      % OF AGGREGATE             WEIGHTED     AVERAGE     WEIGHTED
                         NUMBER OF     AGGREGATE     PRINCIPAL BALANCE  WEIGHTED  AVERAGE    PRINCIPAL     AVERAGE PERCENT  PERCENT
NEXT RATE                 MORTGAGE PRINCIPAL BALANCE OUTSTANDING AS OF  AVERAGE   CREDIT      BALANCE     ORIGINAL   FULL  INTEREST
ADJUSTMENT DATE            LOANS    OUTSTANDING ($)  THE CUT-OFF DATE  COUPON(%)   SCORE   OUTSTANDING($)  LTV (%) DOC (%) ONLY (%)
 2008-01                       1        460,000             0.08        5.500      696        460,000      80.00   100.00   100.00
 2008-06                       1        460,000             0.08        6.125      669        460,000      80.00   100.00   100.00
 2008-07                       2      1,054,100             0.19        7.212      756        527,050      77.15     0.00   100.00
 2008-08                       3        556,592             0.10        7.087      686        185,531      79.98     0.00    35.80
 2008-09                       7      1,876,504             0.34        7.701      691        268,072      80.63     4.53    44.91
 2008-10                      12      3,336,753             0.61        7.277      705        278,063      81.75    43.40    56.22
 2008-11                      19      7,418,364             1.35        7.306      713        390,440      78.08    42.92    82.96
 2008-12                       8      4,893,202             0.89        7.601      731        611,650      76.78    15.15    86.79
 2009-01                      11      2,695,921             0.49        6.835      685        245,084      79.84     0.00    72.19
 2009-02                       7      3,153,000             0.58        6.952      693        450,429      80.00     0.00   100.00
 2009-03                       2        395,187             0.07        6.936      580        197,594      80.00   100.00   100.00
 2009-04                       1        218,399             0.04        7.875      670        218,399      80.00     0.00   100.00
 2009-05                       1        312,000             0.06        8.000      773        312,000      80.00     0.00   100.00
 2009-09                       3        967,600             0.18        7.510      675        322,533      80.00     0.00   100.00
 2009-10                      12      4,499,927             0.82        7.355      700        374,994      80.63     0.00    92.79
 2009-11                      24      7,484,661             1.37        7.186      718        311,861      80.27     6.88    64.72
 2009-12                      24     10,382,609             1.90        6.516      703        432,609      78.61    17.20    87.83
 2010-01                      29     14,583,250             2.66        6.677      693        502,871      79.06     4.46    95.21
 2010-02                      54     25,617,600             4.68        6.550      708        474,400      79.45     2.15    98.11
 2010-09                       1        456,000             0.08        6.500      758        456,000      80.00     0.00   100.00
 2010-10                       1        560,000             0.10        7.250      754        560,000      80.00     0.00   100.00
 2010-11                       4      1,482,597             0.27        7.301      679        370,649      89.74     0.00    61.28
 2010-12                       4      2,186,886             0.40        6.904      662        546,721      70.29     0.00    54.76
 2011-01                       1        382,970             0.07        5.625      699        382,970      79.00     0.00   100.00
 2011-03                       3      1,786,653             0.33        7.432      684        595,551      81.99     0.00    77.84
 2011-04                       3        808,715             0.15        6.631      721        269,572      77.61    41.25    84.07
 2011-05                       5      2,044,156             0.37        7.896      677        408,831      77.44     0.00   100.00
 2011-06                       4      1,364,996             0.25        7.657      670        341,249      80.86     0.00   100.00
 2011-07                       4      1,159,396             0.21        6.846      708        289,849      80.00     0.00    87.24
 2011-08                       6      2,677,349             0.49        7.814      666        446,225      81.24    20.02   100.00
 2011-09                      27     12,509,884             2.28        7.150      696        463,329      76.10     2.18    80.18
 2011-10                      61     25,388,037             4.64        7.085      700        416,197      79.98    11.30    79.84
 2011-11                     457    165,701,541            30.26        6.976      704        362,585      79.04    10.04    87.70
 2011-12                     136     53,778,996             9.82        6.878      711        395,434      76.96    16.62    83.45
 2012-01                     135     61,512,500            11.23        6.973      698        455,648      78.80     2.52    64.95
 2012-02                     133     62,495,400            11.41        6.559      704        469,890      78.54     6.13    99.22
 2012-11                       1        536,200             0.10        7.500      645        536,200      74.99     0.00   100.00
 2013-03                       1        500,000             0.09        7.375      662        500,000      76.92     0.00   100.00
 2013-05                       2      1,086,932             0.20        7.132      657        543,466      80.00     0.00   100.00
 2013-08                       1        204,720             0.04        6.500      624        204,720      80.00   100.00   100.00
 2013-10                       1        460,000             0.08        7.750      665        460,000      80.00     0.00   100.00
 2013-11                      35     11,767,157             2.15        7.016      719        336,204      80.80     8.26    73.11
 2013-12                      32     11,540,016             2.11        6.546      721        360,626      74.72    16.71    88.93
 2014-01                      19      9,648,850             1.76        6.840      703        507,834      79.98     0.00   100.00
 2014-02                      34     14,643,950             2.67        6.870      696        430,704      79.85     2.00   100.00
 2016-03                       1        551,200             0.10        6.875      690        551,200      80.00     0.00   100.00
 2016-10                       2      1,592,000             0.29        6.463      768        796,000      72.96    29.65   100.00
 2016-11                       3      1,248,000             0.23        8.227      657        416,000      80.00     0.00   100.00
 2017-01                       8      3,852,800             0.70        7.391      711        481,600      80.00     0.00   100.00
 2017-02                       7      3,324,450             0.61        7.123      693        474,921      79.04     0.00   100.00

TOTAL:                     1,353   $547,618,020           100.00        6.914      703       $404,744      78.76     8.97    86.03

FREE WRITING PROSPECTUS SUPPLEMENT
(Dated: March 12, 2007)

                   MERRILL LYNCH ALTERNATIVE NOTE ASSET TRUST,
                                 SERIES 2007-A2

                       MORTGAGE PASS-THROUGH CERTIFICATES

MERRILL LYNCH MORTGAGE   MERRILL LYNCH MORTGAGE   MERRILL LYNCH ALTERNATIVE NOTE
     LENDING, INC.           INVESTORS, INC.        ASSET TRUST, SERIES 2007-A2
        SPONSOR                 DEPOSITOR                 ISSUING ENTITY

                                   ----------

THE ISSUING ENTITY

The Merrill Lynch Alternative Note Asset Trust, Series 2007-A2 will be established to hold assets transferred to it by Merrill Lynch Mortgage Investors, Inc. The assets of the issuing entity will consist of adjustable rate prime mortgage loans secured by first liens on one- to four-family residential properties that were originated or acquired by Merrill Lynch Mortgage Lending, Inc. from GreenPoint Mortgage Funding, Inc., First National Bank of Nevada, Ameriquest Mortgage Company, National City Mortgage Co. and various other originators. The mortgage loans will be serviced by Wilshire Credit Corporation, GreenPoint Mortgage Funding, Inc., National City Mortgage Co. and various other servicers.

THE CERTIFICATES

Merrill Lynch, Pierce, Fenner & Smith Incorporated will sell the certificates, which will be issued in one or more classes and each class will evidence beneficial ownership of a specified portion of future payments secured by the assets in the Merrill Lynch Alternative Note Asset Trust, Series 2007-A2. INVESTING IN THESE CERTIFICATES INVOLVES RISKS. YOU SHOULD NOT PURCHASE THESE CERTIFICATES UNLESS YOU FULLY UNDERSTAND THEIR RISKS AND STRUCTURE. SEE "RISK FACTORS" IN THIS FREE WRITING PROSPECTUS SUPPLEMENT AND PAGE 1 OF THE ATTACHED PROSPECTUS. Neither these certificates nor the assets of the issuing entity will be obligations of Merrill Lynch Pierce, Fenner & Smith Incorporated, Wilshire Credit Corporation, GreenPoint Mortgage Funding, Inc., National City Mortgage Co., any other servicer, HSBC Bank USA, National Association, Wells Fargo Bank, N.A. or any of their affiliates. These certificates will not be insured or guaranteed by any governmental agency or any other entity.

Principal and interest will be payable monthly, as described herein and in the related prospectus supplement. The first distribution date will be April 25, 2007. Credit enhancement for the offered certificates includes excess interest, overcollateralization, subordination, net swap payments (if any) received from a swap counterparty and cap payments (if any) received from a cap contract counterparty under the cap contract. The issuing entity will also own one or more interest rate corridor contracts purchased for the benefit of the certificates. The interest rate corridor contracts will be provided by the cap contract counterparty.

     THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT (WHICH PROSPECTUS IS ATTACHED AS EXHIBIT A HERETO) AND OTHER DOCUMENTS THE ISSUING ENTITY HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR, THE ISSUING ENTITY AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL FREE 1-800-248-3580.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS FREE WRITING PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  Underwriter:
                               MERRILL LYNCH & CO.

                                TABLE OF CONTENTS

                                                                           PAGE
                                                                          ------
Summary of Terms ......................................................      S-1
Risk Factors ..........................................................      S-7
The Certificates ......................................................     S-19
   General ............................................................     S-19
   Book-Entry Certificates ............................................     S-19
   Payments on Mortgage Loans; Accounts ...............................     S-24
   Distributions of Interest ..........................................     S-24
   Distribution of Principal ..........................................     S-25
   Excess Cashflow ....................................................     S-25
   Interest Rate Cap Contract .........................................     S-26
   Corridor Contracts .................................................     S-26
   Interest Rate Swap Agreement .......................................     S-27
   Subordination of the Payment of the Subordinate Certificates .......     S-27
   Reports to Certificateholders ......................................     S-27
Underwriting Guidelines ...............................................     S-30
   General ............................................................     S-30
   GreenPoint Mortgage Funding, Inc Underwriting Guidelines ...........     S-32
   GreenPoint Underwriting Guidelines .................................     S-33
   FNBN ...............................................................     S-35
   FNBN Underwriting Guidelines .......................................     S-36
Static Pool Information ...............................................     S-38
The Sponsor ...........................................................     S-39
The Depositor .........................................................     S-40
The Issuing Entity ....................................................     S-40
The Trustee ...........................................................     S-41
The Master Servicer and Securities Administrator ......................     S-41
The Servicers .........................................................     S-43
   General ............................................................     S-43
   Wilshire Credit Corporation ........................................     S-43
   GreenPoint Mortgage Funding, Inc. ..................................     S-48
The Cap Contract Counterparty and the Swap Counterparty ...............     S-50
Affiliations and Relationships ........................................     S-51
Administration of the Issuing Entity ..................................     S-51
   Servicing and Administrative Responsibilities ......................     S-51
Servicing of the Mortgage Loan ........................................     S-54
   Servicing and Collection Procedures ................................     S-54
   Servicing Compensation and Payment of Expense ......................     S-55
   Adjustment to Servicing Fees in Connection with Certain Prepaid
      Mortgage Loans ..................................................     S-56
   Advances ...........................................................     S-56
   Evidence as to Compliance ..........................................     S-57
The Pooling and Servicing Agreement ...................................     S-57
   General ............................................................     S-57
   Assignment of Mortgage Loans .......................................     S-58
   Amendment ..........................................................     S-58
   Optional Termination of the Certificates ...........................     S-58
   Events of Default ..................................................     S-59
   Indemnification and Limitation of Liability ........................     S-59
Yield, Prepayment and Weighted Average Life ...........................     S-60
   General ............................................................     S-60
Material Federal Income Tax Considerations ............................     S-61
   General ............................................................     S-61
   Original Issue Discount and Amortizable Bond Premium ...............     S-62
   Special Tax Attributes of the Certificates .........................     S-63
   Prohibited Transactions Tax and Other Taxes ........................     S-63
   Residual Class of Certificates .....................................     S-64
Benefit Plan Considerations ...........................................     S-65
Legal Investment Considerations .......................................     S-68
Annex I ...............................................................    A-I-1
Annex II ..............................................................   A-II-1

                                SUMMARY OF TERMS

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE CERTIFICATES, IT IS NECESSARY THAT YOU READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING MATERIALS.

PARTIES

ISSUING ENTITY

The name of the issuing entity is Merrill Lynch Alternative Note Asset Trust, Series 2007-A2. The issuing entity will be formed pursuant to a pooling and servicing agreement among the depositor, the master servicer, the securities administrator and the trustee.

SPONSOR

Merrill Lynch Mortgage Lending, Inc., a Delaware corporation whose address is 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York 10080 and whose telephone number is (212) 449-0336, will sell the mortgage loans to the depositor.

See "The Sponsor" and "Affiliates and Related Transactions."

DEPOSITOR

Merrill Lynch Mortgage Investors, Inc., a Delaware corporation whose address is 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York 10080 and whose telephone number is (212) 449-0357, will deposit the mortgage loans in the issuing entity.

See "The Depositor" and "Affiliates and Related Transactions."

ORIGINATORS

GreenPoint Mortgage Funding, Inc., a New York corporation whose address is 100 Wood Hollow Drive, Novato, California 94945 and whose telephone number is (415) 878-5000, First National Bank of Nevada, a national banking association whose address is 1665 West Alameda Drive, Tempe, Arizona 85282 and whose phone number is (866) 213-2112, National City Mortgage Co., an Ohio corporation whose address is 3232 Newmark Drive, Miamisburg, Ohio 45342 and whose telephone number is
(937) 910-1200, Ameriquest Mortgage Company, a Delaware corporation whose address is 1100 Town and Country Road, Orange, California 92868 and whose telephone number is (800) 561-4072 and various other banks, savings and loans and other mortgage lending institutions (collectively, the "ORIGINATORS").

See "Underwriting Guidelines."

SERVICERS

Wilshire Credit Corporation, a Nevada corporation whose address is 14523 SW Millikan Way, Suite 200, Beaverton, Oregon 97005 and whose telephone number is
(503) 223-5600, GreenPoint Mortgage Funding, Inc., a New York corporation whose address is 100 Wood Hollow Drive, Novato, California 94945 and whose telephone number is (415) 878-5000, National City Mortgage Co., an Ohio corporation whose address is 3232 Newmark Drive, Miamisburg, Ohio 45342 and whose telephone number is (937) 910-1200 and various other servicers (collectively, the "SERVICERS").

See "The Servicers."

TRUSTEE

HSBC Bank USA, National Association, a national banking association, whose address is 452 Fifth Avenue, New York, New York 10018 and whose telephone number is (212) 525-1367, will act as trustee of the issuing entity under the pooling and servicing agreement.

See "The Trustee."

MASTER SERVICER AND SECURITIES ADMINISTRATOR

Wells Fargo Bank, N.A., a national banking association whose address is 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and whose telephone number is
(410) 884-2000, will be the master servicer and securities administrator.

See "The Master Servicer and Securities Administrator."

CAP CONTRACT COUNTERPARTY

A cap contract counterparty will provide four interest rate corridor contracts and one interest rate cap contract for the benefit of the holders of some of the classes of certificates. See "The Cap Contract Counterparty and the Swap Counterparty."

SWAP COUNTERPARTY

A swap counterparty will provide an interest rate swap agreement for the benefit of the holders of some of the offered certificates. See "The Cap Contract Counterparty and the Swap Counterparty."

The following diagram illustrates the various parties involved in the transaction and their respective functions:

                                  (FLOW CHART)

IMPORTANT DATES

CUT-OFF DATE

The cut-off date will be March 1, 2007.

CLOSING DATE

The closing date will be on or around March 30, 2007.

DISTRIBUTION DATE

Principal and/or interest on the certificates will be distributed on the 25th day of each month commencing in April 2007. However, if the 25th day is not a business day, distributions will be made on the next business day after the 25th day of the month.

RECORD DATE

With respect to the certificates, the record date will be the last business day of the month preceding the month of a distribution date (or, in the case of the first distribution date, the closing date).

FINAL SCHEDULED DISTRIBUTION DATE

The final scheduled distribution date for the offered certificates is the distribution date in the month that is one month after the scheduled maturity date for the latest maturing mortgage loan.

THE MERRILL LYNCH ALTERNATIVE NOTE ASSET TRUST, SERIES 2007-A2 CERTIFICATES

The Merrill Lynch Alternative Note Asset Trust, Series 2007-A2 certificates represent ownership interests in the issuing entity, the assets of which will consist of first lien, adjustable rate prime residential mortgage loans.

Distributions of principal and interest on the certificates will be based primarily on collections from the mortgage loans.

DISTRIBUTIONS OF INTEREST

Interest will accrue on each class of offered certificates at specified annual rates.

The interest accrual period for any distribution date and the certificates will be the period from and including the preceding distribution date, or in the case of the first distribution date, from the closing date, through and including the day prior to the current distribution date. Calculations of interest on the certificates will be made on the basis of the actual number of days in the interest accrual period and on a 360-day year.

The interest rate on certain classes of certificates may be limited by an "available funds cap," which is a limitation generally based on the weighted average mortgage rates of the related mortgage loans during the applicable collection period (subject to adjustment based on the actual days in the accrual period), net of certain fees and expenses of the issuing entity, including certain payments (if any) owed to the swap counterparty, and a "maximum rate cap", which is a limitation generally based on the weighted average net maximum lifetime mortgage rates of the related mortgage loans during the applicable collection period (subject to adjustment based on actual days in the accrual period), net of certain fees and expenses of the issuing entity, including certain payments (if any) owed to the swap counterparty.

THE INTEREST RATE CORRIDOR CONTRACTS

The securities administrator, not in its individual capacity but solely on behalf of the issuing entity, will enter into four interest rate corridor contracts with the cap contract counterparty, for the benefit of one or more specified classes of certificates.

Under each interest rate corridor contract, beginning and ending on specified distribution dates, the cap contract counterparty will be obligated to make payments to the issuing entity if one-month LIBOR moves above a specified rate for each interest rate corridor contract.

The interest rate corridor contracts will provide only temporary, limited protection against upward movements in one-month LIBOR.

THE INTEREST RATE CAP CONTRACT

The supplemental interest trust trustee will enter into an interest rate cap contract with the cap contract counterparty, for the benefit of the supplemental interest trust.

Under the interest rate cap contract, on or prior to each distribution date, beginning and ending on specified distribution dates, the cap contract counterparty will be obligated to make payments to the supplemental interest trust based on the lesser of (x) the scheduled cap notional balance for the distribution date and (y) the excess if any, of (A) the beginning aggregate certificate principal balance for such distribution date over (B) the swap notional balance for such distribution date, if LIBOR (as determined under the interest rate cap contract) moves above a specified rate.

THE INTEREST RATE SWAP AGREEMENT

The supplemental interest trust trustee will also enter into an interest rate swap agreement with the swap counterparty, for the benefit of the supplemental interest trust.

Under the interest rate swap agreement, on or prior to each distribution date, beginning and ending on specified distribution dates, the supplemental interest trust will be obligated to make payments at the applicable fixed rate of payment owed by the supplemental interest trust, and prior to each distribution date, the swap counterparty will be obligated to make floating payments at LIBOR (as determined under the interest rate swap agreement), in each case calculated on a scheduled notional amount and adjusted to a monthly basis. To the extent that the fixed payment exceeds the floating payment relating to any distribution date, amounts otherwise available to the applicable certificateholders will be applied to make a net swap payment to the swap counterparty, and to the extent that a floating payment exceeds the fixed payment relating to any distribution date, the swap counterparty will owe a net swap payment to the supplemental interest trust.

DISTRIBUTIONS OF PRINCIPAL

The amount of principal payable to the certificates will be determined by (1) formulas that allocate portions of principal payments received on the related mortgage loans among the different related certificate classes, (2) funds received on related mortgage loans that are available to make principal payments on the related certificates and (3) the application of excess interest from each group of mortgage loans to pay principal on the related certificates.

Funds received on the mortgage loans may consist of (1) expected monthly scheduled payments or (2) unscheduled payments resulting from prepayments or defaults by borrowers, liquidation of defaulted mortgage loans or repurchases of mortgage loans under specified circumstances.

LIMITED RECOURSE

The only source of cash available to make interest and principal payments on the certificates will be the assets of the issuing entity. The issuing entity will have no source of cash other than collections and recoveries of the mortgage loans through insurance or otherwise and from payments received from any interest rate cap contract, the interest rate corridor contracts and the interest rate swap agreement.

CREDIT ENHANCEMENT

The payment structure of this transaction will include excess interest, overcollateralization, subordination and loss allocation features, net swap payments, if any, received from the swap counterparty and cap payments, if any, received from the cap contract counterparty to enhance the likelihood that holders of more senior classes of certificates will receive regular distributions of interest and principal.

Subordination

On each distribution date, classes that are lower in order of payment priority will not receive payments until the classes that are higher in order of payment priority and entitled to receive payments have been paid. If there are insufficient funds on a distribution date to pay all classes, the most subordinate classes are the first to forego payment.

Overcollateralization

If the total principal balance of the mortgage loans held by the issuing entity exceeds the total principal balance of the certificates, there is overcollateralization available to absorb losses on the mortgage loans before such losses affect these certificates. If the level of overcollateralization falls below what is required under the pooling and servicing agreement, substantially all of the monthly excess interest, as described in the next section will be paid to the certificates as principal. This will have the effect of reducing the principal balance of the certificates faster than the reduction of the principal balance of the mortgage loans, which will continue until the required level of overcollateralization is reached.

Monthly Excess Interest

Because more interest is expected to be paid by the mortgagors than is necessary to pay the interest accrued on the certificates, it is expected there will be excess interest each month. Substantially all of the excess interest will be used to maintain overcollateralization, to pay interest that was previously earned but not paid to the certificates, to reimburse these certificates for losses and certain shortfalls that they experienced previously and to make distributions to classes of certificates that we will not be offering as provided herein.

Application of Realized Losses

If, on any distribution date after the balances of the certificates have been reduced by the amount of cash distributed on that date, the total principal balance of the certificates is greater than the total principal balance of the mortgage loans, the principal balance of the class of certificates that is lowest in order of payment priority will be reduced by the amount of such excess. Realized losses will not be directly allocated to the senior certificates, although the senior certificates may experience losses if the credit enhancements described above are exhausted.

The Interest Rate Swap Agreement

Pursuant to the interest rate swap agreement, any net swap payment received will be applied to pay interest shortfalls and basis risk shortfalls, build and/or maintain overcollateralization and repay losses for the related certificates.

The Interest Rate Cap Contract

     Pursuant to the interest rate cap contract, any cap payment received will be applied to pay interest shortfalls and basis risk shortfalls, build and/or maintain overcollateralization and repay losses for the related certificates.

OPTIONAL TERMINATION

Immediately following the distribution date on which the aggregate outstanding principal balance of the mortgage loans is reduced to less than or equal to 10% of the initial principal balance of the mortgage loans, the securities administrator will attempt to terminate the issuing entity through a one-time auction process. If the issuing entity is not terminated because a sufficient purchase price is not achieved at such auction, the master servicer, or one or more of the servicers, may purchase all of the mortgage loans, which similarly would result in the termination of the issuing entity.

BENEFIT PLAN CONSIDERATIONS

Generally, all of the offered certificates (other than the residual certificate) may be purchased by employee benefit plans or other retirement arrangements subject to the Employee Retirement Income Security Act of 1974, as amended, or
Section 4975 of the Internal Revenue Code of 1986, as amended. However, while any interest rate swap agreement or interest rate cap contract is in effect, such employee benefit plans or other retirement arrangements may not acquire the certificates covered thereby unless such acquisition and holding will not constitute or result in a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code. See "ERISA Considerations" in the prospectus.

TAX STATUS

The securities administrator will elect to treat all or a portion of the issuing entity as one or more REMICs for federal income tax purposes. Each of the offered certificates (other than the residual certificate) will represent ownership of "regular interests" in a REMIC, and may also represent certain contractual rights and obligations.

To the extent that certificates represent regular interests in a REMIC, they will generally be treated as debt instruments. Holders of such certificates will be required to include in income all interest and original issue discount on the portion of their certificates that represents a regular interest in a REMIC, in accordance with the accrual method of accounting. See "Material Federal Income Tax Consequences" in the prospectus.

The residual certificate will represent the residual interest in each of the REMICs included in the issuing entity and may also represent certain contractual rights and obligations. The residual certificate will not be treated as a debt instrument for federal income tax purposes. The beneficial owner of the residual certificate will be required to include the taxable income or loss of the REMICs in determining its taxable income. All or most of the taxable income of the REMICs includable by the beneficial owner of the residual certificate will be treated as "excess inclusion" income which is subject to special limitations for federal income tax purposes. As a result of this tax treatment, the after-tax return on the residual certificate may be significantly lower than would be the case if the residual certificate were taxed as a debt instrument, or may be negative.

Additionally, the residual certificate will be treated as a "noneconomic residual interest" for tax purposes and, as a result, certain transfers of the residual certificate may be disregarded for federal income tax purposes, with the transferor continuing to have tax liabilities for the transferred certificates. See "Material Federal Income Tax Consequences--Tax-Related Restrictions on Transfers of REMIC Residual Certificates" in the prospectus.

LEGAL INVESTMENT

You should consult with counsel to see if you are permitted to buy the certificates, since legal investment rules will vary depending on the type of entity purchasing the certificates, whether that entity is subject to regulatory authority, and if so, by whom. The certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

                                  RISK FACTORS

THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES CERTAIN SIGNIFICANT SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE OFFERED CERTIFICATES. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" IN THE PROSPECTUS.

RECENT DEVELOPMENTS IN THE RESIDENTIAL MORTGAGE MARKET MAY ADVERSELY AFFECT THE MARKET VALUE OF THE CERTIFICATES

          Investors should note that the residential mortgage market in the United States has recently encountered a variety of difficulties and changed economic conditions that may adversely affect the performance or market value of your certificates.

          In recent months, delinquencies and losses with respect to residential mortgage loans generally have increased and may continue to increase. In addition, in recent months residential property values in many states have declined or remained stable, after extended periods during which those values appreciated. A continued decline or an extended flattening in those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, especially with respect to second homes and investor properties, and with respect to any residential mortgage loans where the aggregate loan amounts (including any subordinate loans) are close to or greater than the related property values.

          Another factor that may have contributed to, and may in the future result in, higher delinquency rates is the increase in monthly payments on adjustable rate mortgage loans. Any increase in prevailing market interest rates may result in increased payments for borrowers who have adjustable rate mortgage loans. A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance, and in addition many mortgage loans have prepayment charges that inhibit refinancing. Furthermore, borrowers who intend to sell their homes on or before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their mortgage loans. These events, alone or in combination, may contribute to higher delinquency rates.

VALUE OF THE MORTGAGE LOANS MAY BE AFFECTED BY, AMONG OTHER THINGS, A DECLINE IN REAL ESTATE VALUES, WHICH MAY RESULT IN LOSSES ON THE OFFERED CERTIFICATES

          No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, in the mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In some areas of the United States, real estate values have risen at a greater rate in recent years than in the past. In particular, mortgage loans with high principal balances or high loan-to-value ratios will be affected by any decline in real estate values. Real estate values in any area of the country may be affected by several factors, including population trends, mortgage interest rates, and the economic well-being of that area. Any decrease in the value of the mortgage loans may result in the allocation of losses which are not covered by credit enhancement to the offered certificates or notes.

THE OVERCOLLATERALIZATION PROVISIONS OF YOUR CERTIFICATES WILL AFFECT THE YIELD TO MATURITY OF THE CERTIFICATES

          The overcollateralization provisions of the issuing entity will affect the weighted average life of the certificates and consequently the yield to maturity of the certificates. To the extent necessary to maintain the required amount of overcollateralization, net excess cashflow will be applied as distributions of principal to the most senior classes of certificates then outstanding, thereby reducing the weighted average lives of the certificates. The actual required amount of overcollateralization may change from distribution date to distribution date, producing uneven distributions of accelerated payments in respect of principal under these circumstances. We cannot predict whether, or to what degree, it will be necessary to apply net excess cashflow as distributions of principal in order to maintain the required amount of overcollateralization.

          Net excess cashflow generally is the excess of interest collected or advanced on the mortgage loans over the amount required to pay interest on the certificates and the expenses of the issuing entity. Mortgage loans with higher interest rates will contribute more interest to the net excess cashflow. Mortgage loans with higher interest rates may prepay faster than mortgage loans with relatively lower interest rates in response to a given change in market interest rates. Any disproportionate prepayments of mortgage loans that have higher interest rates may adversely affect the amount of net excess cashflow.

          As a result of the interaction of these factors, the effect of the overcollateralization provisions on the weighted average life of the offered certificates may vary significantly over time. See "Yield, Prepayment and Weighted Average Life" in this free writing prospectus supplement and "Yield Considerations - Prepayments - Maturity and Weighted Average Life" in the prospectus.

PREPAYMENTS ARE UNPREDICTABLE AND AFFECT YIELD

          The rate of principal distributions on the certificates will be directly related to the rate of principal payments on the mortgage loans in the related mortgage pool, in the case of the senior certificates or the combined mortgage pools, in the case of the subordinate certificates. For example, the rate of principal payments on the mortgage loans will be affected by the following:

          -    the amortization schedules of the mortgage loans; and

          - the rate of principal prepayments, including partial prepayments and full prepayments resulting from:

               -    refinancing by borrowers;

               -    liquidations of defaulted loans by a servicer; and

               - repurchases of mortgage loans by the originator as a result of defective documentation or breaches of representations and warranties.

          In addition, Wilshire Credit Corporation may enter into programs with affiliated or non-affiliated third parties that may be designed to encourage refinancing. As a result of these programs, the rate of principal payments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case.

          In addition to the rate of principal payments on the mortgage loans, the yield to maturity of the certificates will also be affected by the exercise of the optional termination rights.

          Some of the mortgage loans may be prepaid in whole or in part at any time without payment of a prepayment penalty. The rate of principal payments on mortgage loans is influenced by a wide variety of economic, geographic, social and other factors, including general economic conditions, the level of prevailing interest rates, the availability of alternative financing and homeowner maturity. For example, if interest rates for similar loans fall below the interest rates on the mortgage loans, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar loans rise above the interest rates on the mortgage loans, the rate of prepayment would generally be expected to decrease. We cannot predict the rate at which borrowers will repay their mortgage loans. Please consider the following:

          If you are purchasing any offered certificate at a discount, your yield may be lower than expected if principal payments on the related mortgage loans occur at a slower rate than you expected;

          If you are purchasing any offered certificate at a premium, your yield may be lower than expected if principal payments on the related mortgage loans occur at a faster rate than you expected, and you could lose your initial investment;

          If the rate of default and the amount of losses on the related mortgage loans are higher than you expect, then your yield may be lower than you expect;

          The earlier a payment of principal occurs, the greater the impact on your yield. For example, if you purchase any offered certificate at a premium, although the average rate of principal payments is consistent with your expectations, if the rate of principal payments occurs initially at a rate higher than expected, which would adversely impact your yield, a subsequent reduction in the rate of principal payments will not offset any adverse yield effect; and

          The priorities governing payments of scheduled and unscheduled principal will have the effect of accelerating the rate of principal payments to holders of the classes of senior certificates relative to the classes of subordinate certificates.

          The yield on the classes of offered certificates that have variable interest rates will also be sensitive to the level of one-month LIBOR. In addition, the yield to maturity of any offered certificates that you purchase at a discount or premium will be more sensitive to the rate and timing of payments thereon. You should consider, in the case of any offered certificates that you purchase at a discount, the risk that a slower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificates that you purchase at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. For mortgage loans that contain prepayment charges, the rate of principal prepayments during the term of such prepayment charges may be less than the rate of principal prepayments for mortgage loans that do not contain prepayment charges; however, principal prepayments on the mortgage loans could be expected to increase, perhaps materially, at or near the time of the expiration of such prepayment charges. We cannot make any representation as to the anticipated rate of prepayments on the mortgage loans, the amount and timing of losses on the mortgage loans, the level of one-month LIBOR or the mortgage index or the resulting yield to maturity of any offered certificates. Any reinvestment risks resulting from a faster or slower incidence of prepayments on the mortgage loans will be borne entirely by the certificateholders. See "Yield, Prepayment and Weighted Average Life" in this free writing prospectus supplement and "Yield Considerations - Prepayments - Maturity and Weighted Average Life" in the prospectus.

WILSHIRE CREDIT CORPORATION MAY ENTER INTO PROGRAMS THAT COULD LEAD TO THE REFINANCING OF SOME MORTGAGE LOANS

          Wilshire Credit Corporation may enter into programs with affiliated or non-affiliated third parties that may be designed to encourage refinancing. As a result of these programs, the rate of principal prepayments on the mortgage loans in the mortgage pool may be higher than would otherwise be the case.

MORTGAGE LOANS WITH INTEREST-ONLY PAYMENTS AND HIGH BALANCE LOANS

          Some of the mortgage loans provide for payment of interest at the related mortgage rate, but no scheduled payment of principal, for a period of one, two, three, five, seven or ten years following the origination of the related mortgage loan. Following the applicable interest-only period, the monthly payment with respect to the mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over its remaining term, and to pay interest at the related mortgage interest rate.

          Such interest-only mortgage loans will, absent other considerations, result in longer weighted average lives of the certificates when compared to certificates backed by fully amortizing mortgage loans. If you purchase a certificate at a discount, you should consider that the extension of its weighted average life could result in a lower yield than would be the case if such mortgage loans provided for payment of principal and interest on every distribution date. In addition, a borrower may view the absence of any obligation to make a payment of principal during the first one, two, three, five, seven or ten years, as applicable, of the term of the mortgage loan as a disincentive to prepayment.

          If a recalculated monthly payment as described above is substantially higher than a borrower's previous interest-only monthly payment, that loan may also be subject to an increased risk of delinquency and loss.

          As of the cut-off date, the principal balances of certain of the mortgage loans may be in excess of $1,000,000. You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on the performance of each pool.

THE INTEREST RATES ON CERTAIN SENIOR CLASSES OF THE CERTIFICATES MAY BE CAPPED DEPENDING ON FLUCTUATIONS IN ONE-MONTH LIBOR, SIX-MONTH LIBOR, ONE-YEAR LIBOR AND ONE-YEAR CMT.

          The pass-through rates on classes of certificates that have variable interest rates are calculated based upon the value of an index (one-month LIBOR) that is different from the value of the index applicable to all of the mortgage loans (six-month LIBOR, one-year LIBOR and one-year CMT) in the mortgage pool and are subject to the related available funds caps and maximum rate caps.

          An available funds cap effectively limits the amount of interest accrued on the certificates to a per annum rate equal to the weighted average of the mortgage rates of the related mortgage loans during the applicable collection period, net of certain fees and expenses, including swap payments (if any) owed to the swap counterparty, of the issuing entity. Various factors may cause an available funds cap to limit the amount of interest that would otherwise accrue on the certificates. First, this can result if one-month LIBOR increases more rapidly than six-month LIBOR, one-year LIBOR and one-year CMT. In addition, the interest rates on the classes of certificates with variable interest rates adjust monthly, while the interest rates on the mortgage loans adjust less frequently, with the result that the operation of an available funds cap may limit increases in the interest rates for extended periods in a rising interest rate environment. The mortgage loans are also subject to periodic (i.e., semi-annual or annual) adjustment caps and maximum rate caps, and the weighted average margin is subject to change based upon prepayment experience, which also may result in an available funds cap limiting increases in the interest rates for the certificates. Furthermore, if an available funds cap determines the interest rate for a class of certificates for a distribution date, the market value of those certificates may be temporarily or permanently reduced.

          A maximum rate cap limits the interest rates on the certificates by reference to a per annum interest rate equal to the weighted average of the lifetime maximum mortgage rates of the related mortgage loans during the applicable collection period, net of certain fees and expenses of the issuing entity, including swap payments (if any) owed to the swap counterparty. A maximum rate cap may limit increases in the interest rates of the certificates. This can occur even if there is sufficient interest collected on the mortgage loans in the trust fund, net of expenses, to pay interest on the certificates without giving effect to the related maximum rate cap.

LIMITED RECOURSE

          Neither the certificates nor the assets of the issuing entity will be guaranteed by the depositor, the sponsor, the servicers, the master servicer, the securities administrator, the trustee or any of their respective affiliates or insured by any governmental agency. Consequently, if collections on the mortgage loans and payments received from any interest rate cap contracts, the interest rate corridor contracts or any interest rate swap agreement are insufficient to make all payments required on the certificates and the protection against losses provided by subordination is exhausted, you may incur a loss on your investment.

THE PROTECTION AFFORDED TO YOUR CERTIFICATES BY SUBORDINATION IS LIMITED

          The rights of the class M certificates to receive distributions with respect to the mortgage loans will be subordinate to the rights of the class A certificates to receive those distributions, and the rights of the class B certificates to receive distributions with respect to the mortgage loans will be subordinate to the rights of the class M certificates to receive those distributions. The rights of the class M certificates with a higher numerical designation to receive distributions with respect to the mortgage loans will be subordinate to the rights of the class M certificates with lower numerical designations to receive those distributions. The rights of the class B certificates with a higher numerical designation to receive distributions with respect to the mortgage loans will be subordinate to the rights of the class B certificates with lower numerical designations to receive those distributions. This subordination is intended to enhance the likelihood of regular receipt by higher-ranking classes of certificates of the full amount of the monthly distributions allocable to them, and to afford protection against losses.

THE INTEREST RATE CAP CONTRACT

          Any amounts received pursuant to the terms of the interest rate cap contract will be applied to pay interest shortfalls and basis risk shortfalls, maintain overcollateralization and repay losses on the related certificates. However, no amounts will be payable to the supplemental interest trust by the cap contract counterparty unless the amount of LIBOR (as determined under the interest rate cap contract) moves above a specified rate. We cannot assure you that any amounts will be received under the interest rate cap contract, or that any such amounts that are received will be sufficient to maintain required overcollateralization, pay interest shortfalls and basis risk shortfalls or repay losses on the related mortgage loans.

THE INTEREST RATE SWAP AGREEMENT

          Any amounts received pursuant to the terms of the interest rate swap agreement will be applied to pay interest shortfalls and basis risk shortfalls, maintain overcollateralization and repay losses on the related certificates. However, no amounts will be payable to the supplemental interest trust by the swap counterparty unless the floating amount owed by the swap counterparty on a distribution date exceeds the fixed amount owed to the swap counterparty. We cannot assure you that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization, pay interest shortfalls and basis risk shortfalls or repay losses on the related mortgage loans.

          Further, any net swap payment payable to the swap counterparty pursuant to the terms of the interest rate swap agreement will reduce amounts available for distribution to holders of the related certificates and may reduce payments of interest on the related certificates. If the rate of prepayments on the related mortgage loans is faster than anticipated, the scheduled notional amount on which payments due under the interest rate swap agreement are calculated may exceed the total principal balance of such mortgage loans, thereby increasing the relative proportion of interest collections on such mortgage loans that must be applied to make swap payments to the swap counterparty and, under certain circumstances, requiring application of principal received on such mortgage loans to make net swap payments to the swap counterparty. Therefore, the combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the related certificates.

          In the event that the supplemental interest trust, after application of all interest and principal received on the related mortgage loans, cannot make the required net swap payments to the swap counterparty, a swap termination payment may be owed to the swap counterparty. Certain termination payments payable to the swap counterparty in the event of early termination of the interest rate swap agreement will reduce amounts available for distribution to the holders of the related certificates.

          Failure of the swap counterparty to provide information required of providers of derivative instruments pursuant to Regulation AB and subsequent failure to replace itself with a swap counterparty that can provide such required information may result in a swap termination event

          The interest rate swap agreement imposes a contractual obligation on the swap counterparty to provide all information that may be required pursuant to Regulation AB for providers of derivative instruments. To the extent that the swap counterparty cannot provide the required information in accordance with the interest rate swap agreement, the swap counterparty is required to replace itself with a swap provider that can provide the necessary information. If the swap counterparty cannot secure a replacement provider, the failure to comply with the interest rate swap agreement will result in an "additional termination event" under the interest rate swap agreement in which the swap provider is the sole affected party. In the event that interest rates are such that the amount of the net swap payments owed by the supplemental interest trust exceeds the amount of net swap receipts payable by the swap counterparty, a swap termination payment will be owed to the swap counterparty in connection with the additional termination event described above or in connection with any other additional termination event provided for under the interest rate swap agreement. Such swap termination payments will reduce the amounts available to make payments on the certificates.

FAILURE OF THE CAP CONTRACT COUNTERPARTY TO PROVIDE INFORMATION REQUIRED OF PROVIDERS OF DERIVATIVE INSTRUMENTS PURSUANT TO REGULATION AB AND SUBSEQUENT FAILURE TO REPLACE ITSELF WITH A CAP CONTRACT COUNTERPARTY THAT CAN PROVIDE SUCH REQUIRED INFORMATION MAY RESULT IN A CAP TERMINATION EVENT

          The interest rate cap contract imposes a contractual obligation on the cap contract counterparty to provide all information that may be required pursuant to Regulation AB for providers of derivative instruments. To the extent that the cap contract counterparty cannot provide the required information in accordance with the interest rate cap contract, the cap contract counterparty is required to replace itself with a cap provider that can provide the necessary information. If the cap contract counterparty cannot secure a replacement provider, the failure to comply with the interest rate cap contract will result in an "additional termination event" under the interest rate cap contract in which the cap provider is the sole affected party.

THE ORIGINATORS AND MERRILL LYNCH MORTGAGE LENDING, INC. MAY NOT BE ABLE TO REPURCHASE DEFECTIVE MORTGAGE LOANS

          Each originator has made various representations and warranties to Merrill Lynch Mortgage Lending, Inc. With respect to certain originators, Merrill Lynch Mortgage Lending, Inc. will restate certain of those representations and warranties to Merrill Lynch Mortgage Investors, Inc. In addition, Merrill Lynch Mortgage Lending, Inc. will also make certain additional representations and warranties directly to Merrill Lynch Mortgage Investors, Inc. These representations are summarized in "Description of the Agreements--Representations and Warranties; Repurchases" in the prospectus.

          If the related originator or Merrill Lynch Mortgage Lending, Inc. fails to cure in a timely manner a material breach of its representations and warranties with respect to any mortgage loan sold by it, then such originator or Merrill Lynch Mortgage Lending, Inc., as applicable, would be required to repurchase or substitute for the defective mortgage loan. It is possible that the related originator or Merrill Lynch Mortgage Lending, Inc. may not be capable of repurchasing or substituting for any defective mortgage loans, for financial or other reasons. The inability of the related originator or Merrill Lynch Mortgage Lending, Inc. to repurchase or substitute for defective mortgage loans would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on the certificates could occur.

ALLOCATION OF LOSSES TO SUBORDINATE CERTIFICATES MAKES THE YIELD TO MATURITY ON THOSE CLASSES OF CERTIFICATES SENSITIVE TO DEFAULTS ON THE MORTGAGE LOANS

          If realized losses are incurred with respect to the mortgage loans to the extent that the aggregate principal balance of the certificates exceeds, after distributions on such distribution date, the aggregate stated principal balance of the mortgage loans, the principal balances of the subordinate certificates will be reduced in reverse order of seniority by the amount of the excess. Consequently, the yields to maturity on each class of the subordinate certificates will be sensitive, in varying degrees, to defaults on the mortgage loans and the timing of these defaults. Investors should fully consider the risks associated with an investment in the subordinate certificates, including the possibility that investors may not fully recover their initial investments as a result of realized losses.

THERE ARE RISKS OF NON-PAYMENT OF INSURED AMOUNTS UNDER THE LENDER-PAID MORTGAGE INSURANCE POLICIES

          Approximately 1.88% of the mortgage loans are covered under a lender-paid mortgage insurance policy. Failure to pay such premiums on such policies may result in cancellation of the mortgage insurance policies or failure of the insurer to pay amounts otherwise due with respect to defaulted mortgage loans covered under such policies. Furthermore, there can be no assurance that any filed claims will be filed properly, which may adversely affect the recovery of insurance proceeds on the related mortgage loan. This may have an adverse effect on your certificates. The mortgage insurance policies will provide only limited protection against losses on defaulted mortgage loans. For example, losses on any mortgage loan covered by a lender-paid mortgage insurance policy are covered only up to such policy's limits. In addition, the mortgage insurance policies will not cover some losses resulting from fraud or certain other losses resulting from irregularities in the way a mortgage loan was originated or serviced, or certain other losses described in the mortgage insurance policies. Any such lack of coverage may reduce the payments you would otherwise receive on your certificates. In addition, despite having a contractual obligation to pay claims covered by the mortgage insurance policies, in the event of the bankruptcy or insolvency of a mortgage insurer, we cannot assure you that such mortgage insurer would be able to pay such claims. This may have an adverse effect on your certificates.

DELAYS AND EXPENSES CONNECTED WITH THE LIQUIDATION OF MORTGAGED PROPERTIES MAY RESULT IN LOSSES TO YOU

          Even assuming that the mortgaged properties provide adequate security for the mortgage loans, there could be substantial delays in connection with the liquidation of mortgage loans that are delinquent and resulting shortfalls in distributions to you could occur. Further, liquidation expenses, such as legal fees, real estate taxes and maintenance and preservation expenses, will reduce the security for the mortgage loans and thereby reduce the proceeds payable to you. If any of the mortgaged properties fail to provide adequate security for the related mortgage loans, you could experience a loss, particularly if you are a holder of one of the most subordinate classes.

THERE ARE RISKS RELATING TO BALLOON LOANS

          Balloon loans pose a risk because a mortgagor must make a large lump sum payment of principal at the end of the loan term. If the mortgagor is unable to pay the lump sum or refinance such amount, you may suffer a loss. Some of the mortgage loans are balloon loans.

CASH FLOW CONSIDERATIONS AND RISKS

          The related mortgage loans, the related mortgaged property and other assets of the issuing entity are the sole source of payments on the certificates. Even if the mortgaged properties provide adequate security for the mortgage loans, you could encounter substantial delays in connection with the liquidation of mortgage loans that are delinquent. This could result in shortfalls in payments on the certificates if the credit enhancement provided by subordination is insufficient. Further, liquidation expenses, such as legal fees, real estate taxes and maintenance and preservation expenses, will reduce the security for the related mortgage loans and could thereby reduce the proceeds payable to certificateholders. If any of the mortgaged properties fail to provide adequate security for the related mortgage loans, certificateholders could experience a loss if the credit enhancement created by the subordination has been exhausted.

RATINGS ON THE CERTIFICATES DO NOT ADDRESS ALL OF THE FACTORS YOU SHOULD CONSIDER WHEN PURCHASING CERTIFICATES

          The rating of each class of certificates will depend primarily on an assessment by the rating agencies of the mortgage loans as well as the structure of the transaction. The rating by the rating agencies of any class of certificates is not a recommendation to purchase, hold or sell any rated certificates, inasmuch as the rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be qualified, lowered or withdrawn by the rating agencies. In general, the ratings address credit risk and do not address the likelihood of prepayments or the likelihood that any floating rate certificate carryover amounts will be paid.

COLLECTIONS ON THE MORTGAGE LOANS MAY BE DELAYED OR REDUCED IF THE SPONSOR OR A SERVICER BECOMES INSOLVENT

          The sale of the mortgage loans from Merrill Lynch Mortgage Lending, Inc. to Merrill Lynch Mortgage Investors, Inc. will be treated as a sale of the mortgage loans. However, in the event of an insolvency of Merrill Lynch Mortgage Lending, Inc., the conservator, receiver or trustee in bankruptcy of such entity may attempt to recharacterize the mortgage loan sale as a borrowing by the applicable entity, secured by a pledge of the applicable mortgage loans. If this transfer was to be challenged, delays in payments of the certificates and reductions in the amounts of these payments could occur.

          In the event of a bankruptcy or insolvency of Wilshire Credit Corporation, GreenPoint Mortgage Funding, Inc., National City Mortgage Co. or one of the other servicers, the bankruptcy trustee or receiver may have the power to prevent Wells Fargo Bank, N.A., as master servicer, or the certificateholders, from appointing a successor servicer. Regardless of whether a successor servicer is appointed, any termination of Wilshire Credit Corporation, GreenPoint Mortgage Funding, Inc., National City Mortgage Co. or one of the other servicers (whether due to bankruptcy or insolvency or otherwise) could adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans.

THE INTEREST RATE CORRIDOR CONTRACTS, INTEREST RATE CAP CONTRACT AND THE INTEREST RATE SWAP AGREEMENT ARE SUBJECT TO COUNTERPARTY RISK

          The assets of the issuing entity will include four interest rate corridor contracts, and the assets of the supplemental interest trust will include an interest rate cap contract and the interest rate swap agreement. The interest rate corridor contracts, the interest rate cap contract and the interest rate swap agreement will require the cap contract counterparty and the swap counterparty, as applicable, thereunder to make certain payments for the benefit of the holders of some of the certificates. To the extent that distributions on these certificates depend in part on payments to be received by the securities administrator under the interest rate corridor contracts or the supplemental interest trust trustee under the interest rate cap contract or the interest rate swap agreement, the ability of the securities administrator or the supplemental interest trust trustee, respectively, to make such payments on such certificates will be subject to the credit risk of the cap contract counterparty or the swap counterparty to such interest rate corridor contracts, interest rate cap contract or the swap agreement, as applicable. Although there will be a mechanism in place to facilitate replacement of the interest rate corridor contracts, the interest rate cap contract or the interest rate swap agreement upon the default or credit impairment of the counterparty thereunder, there can be no assurance that any such mechanism will result in the ability of the securities administrator or the supplemental interest trust trustee, as applicable, to obtain a suitable replacement corridor contract, cap contract or swap agreement.

THE CERTIFICATES MAY BE INAPPROPRIATE FOR INDIVIDUAL INVESTORS

          The certificates may not be an appropriate investment for you if you do not have sufficient resources or expertise to evaluate the particular characteristics of the applicable class of certificates. This may be the case because, among other things:

               - The yield to maturity of certificates purchased at a price other than par will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans;

               - The rate of principal distributions on, and the weighted average life of, the certificates will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans and the priority of principal distributions among the classes of certificates, and for that reason, the certificates may be inappropriate investments for you if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions;

               - You may not be able to reinvest amounts distributed in respect of principal on a certificate (which, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the pass-through rates on the certificates; or

               - It is possible that a secondary market for the certificates will not develop or that your investment may not be liquid. Lack of liquidity could result in a substantial decrease in the market value of your certificates.

          You should also carefully consider the further risks and other special considerations discussed above and under the heading "Yield, Prepayment and Weighted Average Life" in this free writing prospectus supplement and under the heading "Risk Factors" in the prospectus.

THE GEOGRAPHIC CONCENTRATION OF MORTGAGE LOANS MEANS YOUR INVESTMENT MAY BE ESPECIALLY SENSITIVE TO ECONOMIC CONDITIONS IN PARTICULAR STATES

          The mortgage loans may be secured by properties located disproportionately in one or more states. An overall decline in the residential real estate market in these states could adversely affect the values of the mortgaged properties securing the related mortgage loans. As the residential real estate market is influenced by many factors, including the general condition of the economy and interest rates, we cannot assure you that the residential real estate market in these states will not weaken. If the residential real estate market in these states should experience an overall decline in property values, the rates of losses on the related mortgage loans would be expected to increase, and could increase substantially. Natural disasters affect regions of the United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of principal of those mortgage loans. Properties in certain states may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes and hurricanes, as well as floods, wildfires, mudslides and other natural disasters.

THE LACK OF A SECONDARY MARKET MAY LIMIT YOUR ABILITY TO SELL YOUR CERTIFICATES

          The underwriter intends to make a secondary market in the certificates it purchases, but it has no obligation to do so. There is no assurance that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

          The secondary markets for mortgage backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

VIOLATIONS OF FEDERAL, STATE AND LOCAL LAWS

          Federal, state and local laws regulate the underwriting, origination, servicing and collection of the mortgage loans. These laws have changed over time and have become more restrictive or stringent with respect to specific activities of servicers and originators. Actual or alleged violations of these federal, state and local laws may, among other things:

               - limit the ability of the servicer to collect principal, interest and servicing advances on the mortgage loans;

               - provide the borrowers with a right to rescind the mortgage loans;

               - entitle the borrowers to refunds of amounts previously paid or to set-off those amounts against their loan obligations;

               - result in a litigation proceeding (including class action litigation) being brought against the issuing entity; and

               - subject the issuing entity to liability for expenses, penalties and damages resulting from the violations.

          As a result, these violations or alleged violations could result in shortfalls in the distributions due on your certificates. See "Certain Legal Aspects of Mortgage Loans" in the prospectus.

SUITABILITY OF THE CERTIFICATES AS INVESTMENTS

          The certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

CONSEQUENCES OF OWNING BOOK-ENTRY CERTIFICATES

          Limit on Liquidity of Certificates. Issuance of the certificates in book-entry form may reduce their liquidity in the secondary trading market because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

          Limit on Ability to Transfer or Pledge. Since transactions in the book-entry certificates can be effected only through The Depository Trust Company, participating organizations, indirect participants and certain banks, your ability to transfer or pledge a book-entry certificate to persons or entities that do not participate in The Depository Trust Company system or otherwise to take actions in respect of such certificates, may be limited due to lack of physical certificates.

          Delays in Payments. You may experience some delay in the receipt of payments on book-entry certificates because the payment will be forwarded by the securities administrator to The Depository Trust Company for The Depository Trust Company to credit the accounts of its participants, which will thereafter credit them to your account either directly or indirectly through indirect participants, as applicable.

DELINQUENCIES MAY ADVERSELY AFFECT INVESTMENT

          The mortgage loans were either originated or acquired generally in accordance with the underwriting guidelines described in this free writing prospectus supplement. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the date of origination of the mortgage loans.

DELINQUENCIES DUE TO SERVICING TRANSFER

          It is possible that servicing of mortgage loans may be transferred in the future in accordance with the provisions of the pooling and servicing agreement and the related servicing agreement as a result of, among other things, (i) the occurrence of unremedied events of default in the servicer's performance under the related servicing agreement or (ii) the exercise by the seller of its right to terminate a servicer without cause upon written notice as described in the servicing agreement.

YOU COULD BE ADVERSELY AFFECTED BY VIOLATIONS OF CONSUMER PROTECTION LAWS

          Applicable state laws generally regulate interest rates and other charges and require certain disclosures. In addition, federal, state and local consumer protection laws, unfair and deceptive practices acts and debt collection practices acts may apply to the origination or collection of the mortgage loans. Depending on the provisions of the applicable law, violations of these laws may limit the ability of the servicer to collect all or part of the principal, interest and servicing advances on the mortgage loans, may entitle the borrower to a refund of related amounts previously paid and, in addition, could subject the servicer to damages and administrative enforcement. See "Certain Legal Aspects of the Mortgage Loans" in the prospectus.

BANKRUPTCY AND INSOLVENCY RISKS

          It is believed that the transfer of the mortgage loans from the sponsor to the depositor will be treated as a sale rather than a secured financing for purposes of state law. Counsel for the sponsor will render an opinion on the closing date that in the event of the bankruptcy of the sponsor, the mortgage loans and other assets of the issuing entity would not be considered part of the sponsor's bankruptcy estate and, thus, would not be available to its creditors. On the other hand, a bankruptcy trustee or one of the creditors of the sponsor might challenge this conclusion and argue that the transfer of the mortgage loans should be characterized as a pledge of assets in a secured borrowing rather than as a sale. Such an attempt, even if unsuccessful, might result in delays in distributions on the certificates.

TERRORIST ATTACKS AND MILITARY ACTION MAY INCREASE RISK OF LOSS ON THE MORTGAGE LOANS

          The Servicemembers Civil Relief Act and comparable state legislation provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active duty after the origination of their mortgage loans. Certain state laws provide relief similar to that of the Servicemembers Civil Relief Act and may permit the mortgagor to delay or forego certain interest and principal payments. The response of the United States to the terrorist attacks on September 11, 2001 and to the current situation in Iraq and Afghanistan has involved military operations that have placed a substantial number of citizens on active duty status, including persons in reserve status or in the National Guard who have been called or will be called to active duty. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. The Servicemembers Civil Relief Act provides generally that a mortgagor who is covered by the Servicemembers Civil Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the mortgagor's active duty. These shortfalls are not required to be paid by the mortgagor at any future time. The servicers are not required to advance these shortfalls as delinquent payments and such shortfalls are not covered by any form of credit enhancement on the certificates. Shortfalls on the mortgage loans due to the application of the Servicemembers Civil Relief Act or similar state legislation or regulations will reduce the amount of collections available for distribution on the certificates.

          The Servicemembers Civil Relief Act and comparable state legislation also limit the ability of the servicers to foreclose on a mortgage loan during the mortgagor's period of active duty and, in some cases, during an additional three-month period thereafter. As a result, there may be delays in payment and increased losses on the mortgage loans. Those delays and increased losses will be borne primarily by the outstanding class of certificates with the lowest payment priority.

          Merrill Lynch Mortgage Lending, Inc. does not know how many mortgage loans have been or may be affected by the application of the Servicemembers Civil Relief Act or any similar state legislation.

          See "Certain Legal Aspects of Mortgage Loans--Servicemembers Civil Relief Act" in the prospectus.

HIGH COST LOANS

          None of the mortgage loans are covered by the Home Ownership and Equity Protection Act of 1994. In addition to the Home Ownership and Equity Protection Act of 1994, however, a number of legislative proposals have been introduced at both the federal and state levels that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such mortgage loans. In some cases, state law may impose requirements and restrictions greater than those in the Home Ownership and Equity Protection Act of 1994. The failure to comply with these laws could subject the issuing entity, and other assignees of the mortgage loans, to monetary penalties and could result in the borrowers rescinding such mortgage loans against either the issuing entity or subsequent holders of the mortgage loans. Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

GOVERNMENTAL PROGRAMS REQUIRING LENDERS TO SUBORDINATE THEIR LIENS

          Certain governmental programs may provide the borrowers with benefits in the event their homes are subject to disasters. The governmental programs may require the borrower to file covenants against the property and lenders to subordinate their liens to these covenants as a condition for the borrower receiving the benefits. If this were to occur, the servicer may subordinate the lien of the mortgage to these covenants which may adversely affect the value of the mortgage.

COMBINATION OR "LAYERING" OF MULTIPLE RISK FACTORS MAY SIGNIFICANTLY INCREASE YOUR RISK OF LOSS

          Although the various risks discussed in this free writing prospectus supplement and the accompanying prospectus are generally described separately, prospective investors in the offered certificates should consider the potential effects on those certificates of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor may be significantly increased. For example, a particular mortgage loan pool may include loans that not only have relatively high loan-to-value ratios but also were originated concurrently with second lien loans not included in the trust fund. Many of these mortgage loans may also have been originated in regions that are experiencing home price depreciation. An investor in subordinated securities may be particularly exposed to such a potential combination of risks. There are many other circumstances in which layering of multiple risks with respect to an asset pool and the related certificates may magnify the effect of those risks. In considering the potential effects of layered risks, prospective investors should carefully review the descriptions of the mortgage loans and the offered certificates.

                                THE CERTIFICATES

GENERAL

          The certificates will represent the entire beneficial ownership interest in the Issuing Entity to be created under the Pooling and Servicing Agreement. A copy of the Pooling and Servicing Agreement will be attached as an exhibit to the Current Report on Form 8-K of the Depositor that will be available to purchasers of the certificates at, and will be filed with, the Securities and Exchange Commission within fifteen (15) days of the initial delivery of the certificates. Reference is made to the attached prospectus, dated February 20, 2007, which is on file with the Securities and Exchange Commission, for additional information regarding the terms and conditions of the Pooling and Servicing Agreement.

BOOK-ENTRY CERTIFICATES

          The offered certificates (other than the residual certificate) will be Book-Entry Certificates. Certificate Owners may elect to hold their Book-Entry Certificates through DTC in the United States, or Clearstream Luxembourg or Euroclear in Europe, if they are Participants in such systems, or indirectly through organizations that are Participants in such systems. The Book-Entry Certificates will be issued in one or more certificates that equal the aggregate principal balance of the offered certificates (other than the residual certificate) and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream Luxembourg and JPMorgan Chase Bank, N.A. will act as depositary for Euroclear. Investors may hold such beneficial interests in the Book-Entry Certificates in minimum certificate principal balances of $25,000 and integral multiples of $1 in excess of $25,000. With respect to European investors only, the Underwriter will only sell offered certificates in minimum total investment amounts of $100,000. Except as described below, no person acquiring a Book-Entry Certificate will be entitled to receive a Definitive Certificate. Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

          The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the Financial Intermediary that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a Participant, and on the records of Clearstream Luxembourg or Euroclear, as appropriate).

          Certificate Owners will receive all distributions of principal of, and interest on, the Book-Entry Certificates from the Securities Administrator through DTC and Participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the Rules, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. Indirect Participants, with whom Certificate Owners have accounts with respect to Book-Entry Certificates, are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interests.

          Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Book-Entry Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

          Because of time zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the Business Day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such Business Day. Cash received in Clearstream Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream Luxembourg Participant or Euroclear Participant to a Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the Business Day following settlement in DTC. For information with respect to tax documentation procedures relating to the Book-Entry Certificates, see "Material Federal Income Tax Consequences--Grantor Trust Funds--Non U.S. Persons," "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Non U.S. Persons" and "Material Federal Income Tax Consequences--Tax Treatment of Certificates as Debt for Tax Purposes--Foreign Investors" in the prospectus and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex II hereto.

          Transfers between Participants will occur in accordance with the Rules. Transfers between Clearstream Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

          Cross market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

          DTC, which is a New York-chartered limited purpose trust company, performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and Participants as in effect from time to time.

          Clearstream Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream Luxembourg holds securities for Clearstream Luxembourg Participants and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg Participants through electronic book-entry changes in accounts of Clearstream Luxembourg Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream Luxembourg in any of 28 currencies, including United States dollars. Clearstream Luxembourg provides to its Clearstream Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Luxembourg Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg Participant, either directly or indirectly.

          Euroclear was created in 1968 to hold securities for its Participants and to clear and settle transactions between its Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium.

          The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and Participants of certain other securities intermediaries through electronic book-entry changes in accounts of such Participants or other securities intermediaries. The Euroclear Operator provides Euroclear Participants with, among other things, safekeeping, administration, clearance and settlement, securities lending and borrowing and other related services.

          Non-Participants of Euroclear may hold and transfer book-entry interests in the certificates through accounts with a direct Participant of Euroclear or any other securities intermediary that holds a book-entry interest in the Certificates through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator.

          The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

          Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

          Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Securities Administrator to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable Participants in accordance with DTC's normal procedures. Each Participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

          Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Securities Administrator to Cede & Co. Distributions with respect to Book-Entry Certificates held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Clearstream Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting and may be subject to tax withholding in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences--Grantor Trust Funds--Non U.S. Persons," "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--

Non U.S. Persons" and "Material Federal Income Tax Consequences--Tax Treatment of Certificates as Debt for Tax Purposes--Foreign Investors" in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of those offered certificates in the secondary market since some potential investors may be unwilling to purchase offered certificates for which they cannot obtain physical certificates.

          Monthly reports will be made available by the Securities Administrator to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

          DTC has advised the Depositor and the Securities Administrator that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the Pooling and Servicing Agreement on behalf of a Clearstream Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

          None of the Sponsor, the Depositor, the Servicer, the Master Servicer, the Securities Administrator or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

          Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if:

          (1) DTC or the Depositor advises the Securities Administrator in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor is unable to locate a qualified successor;

          (2) the Depositor notifies the Securities Administrator and DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the beneficial owners of the Book-Entry Certificates agree to initiate such termination; or

          (3) after the occurrence and continuation of an event of default, beneficial owners having not less than 51% of the voting rights evidenced by any class of Book-Entry Certificates advise the Securities Administrator and DTC through the Financial Intermediaries and the Participants in writing that the continuation of a book-entry system through DTC (or a successor to DTC) is no longer in the best interests of beneficial owners of such class.

          Upon the occurrence of any of the events described in the immediately preceding paragraph, the Securities Administrator will be required to notify all beneficial owners of the occurrence of such event and the availability of Definitive Certificates through DTC. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re registration, the Issuing Entity will issue Definitive Certificates, and thereafter the Securities Administrator will recognize the holders of such Definitive Certificates as holders of the offered certificates under the Pooling and Servicing Agreement.

          Although DTC, Clearstream Luxembourg and Euroclear have agreed to these procedures in order to facilitate transfers of certificates among Participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

          On or prior to the Closing Date, each Servicer will establish and maintain or cause to be established and maintained the Collection Accounts. On or prior to the Closing Date, the Securities Administrator will establish and maintain the Certificate Account. On each Servicer Remittance Date, each Servicer will remit all amounts on deposit in its Collection Account to the Master Servicer for deposit into the Master Servicer Collection Account. The Master Servicer Collection Account may be a sub-account of the Certificate Account.

          The Supplemental Interest Trust will be established as a separate trust, the corpus of which will be held by the Supplemental Interest Trust Trustee, in trust, for the benefit of the certificateholders and to establish the Swap Account and Cap Contract Account, which will each be part of the Supplemental Interest Trust. On any Distribution Date, any Swap Termination Payments or Net Swap Payments owed to the Swap Counterparty will be paid out of, or any Net Swap Payments or Swap Termination Payments received from the Swap Counterparty, or cap contract payments received from the Cap Contract Counterparty, will be deposited into, the Supplemental Interest Trust. The Supplemental Interest Trust will not be an asset of any REMIC. On each Distribution Date, the Supplemental Interest Trust Trustee will distribute funds in the Swap Account and the Cap Contract Account in the manner described in "Description of the Certificates--Distributions from the Supplemental Interest Trust" in the related prospectus supplement. Funds on deposit in the Swap Account, Cap Corridor Account and the Cap Contract Account shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Securities Administrator or the Supplemental Interest Trust Trustee held pursuant to the Pooling and Servicing Agreement.

DISTRIBUTIONS OF INTEREST

          The amount of interest distributable on each Distribution Date in respect of each class of certificates will equal the sum of (1) Current Interest for such class and for such date and (2) any Interest Carry Forward Amount for such class and for such date. The interest rate for each class of certificates will be the applicable annual rate specified in the related prospectus supplement.

          The interest rates on the certificates may be limited by application of an Available Funds Cap or a Maximum Rate Cap, as described in "Risk Factors--The Interest Rates on Certain Senior Classes of the Certificates May Be Capped Depending on Fluctuations in One-Month LIBOR, Six-Month LIBOR. One-Year LIBOR and One-Year CMT" in this free writing prospectus supplement. Amounts that would accrue to the certificateholders but for the application of such caps are "basis risk shortfalls." Although excess cash or other sources of cash may be applied to pay basis risk shortfalls that result from the application of an Available Funds Cap, there can be no assurances that excess interest or other amounts will be sufficient to fully offset any such basis risk shortfalls.

          The Interest Funds for the Mortgage Loans, other than prepayment charges, will be distributed on each Distribution Date, generally as follows:

          (i) concurrently, to the senior certificates, Current Interest and any Interest Carry Forward Amount for such classes for such Distribution Date (any shortfall in Current Interest and Interest Carry Forward Amount to be allocated among such classes in proportion to the amount of Current Interest and Interest Carry Forward Amount that would otherwise be distributable thereon);

          (ii) to the subordinate certificates, sequentially in accordance with their seniority, Current Interest and any Interest Carry Forward Amount for such classes for such Distribution Date; and

          (iii) for the application as part of monthly excess cashflow for such Distribution Date.

          Net Swap Payments or any Swap Termination Payment owed to the Swap Counterparty pursuant to the Swap Agreement in the event that the Supplemental Interest Trust is the defaulting party or an affected party under the Swap Agreement will generally be paid to the Swap Counterparty before the priorities described above.

          Because borrowers are generally charged interest to the date of a prepayment, the prepayment of a Mortgage Loan may result in reduced collections of interest. Generally, the Servicers are obligated to make payments of Compensating Interest for Mortgage Loans paid in full from the 15th day of the month through the last day of the month in an amount not in excess of one-half of its Servicing Fee for the related Distribution Date to offset some of such shortfalls caused by prepayments. However, such obligation is limited and thus may not fully offset Prepayment Interest Shortfalls.

DISTRIBUTION OF PRINCIPAL

          Prior to the occurrence of the Stepdown Date, or upon the occurrence of a Stepdown Trigger Event, principal payments received on the Mortgage Loans (less fees, expenses and indemnity amounts reimbursed to the Securities Administrator, the Master Servicer, the Trustee and the Servicers) will generally be applied solely to the payment of the senior certificates (and if the senior certificates are no longer outstanding, to the next most senior class of subordinate certificates outstanding).

          Following the occurrence of the Stepdown Date (and as long as a Stepdown Trigger Event has not occurred) principal received on the related Mortgage Loans will be applied on the senior and subordinate certificates in a manner that maintains specified levels of credit enhancement among the classes of certificates as described in the related prospectus supplement.

          Net Swap Payments or any Swap Termination Payment owed to the Swap Counterparty pursuant to the Swap Agreement in the event that the Issuing Entity is the defaulting party or an affected party under the Swap Agreement (to the extent such amounts are not paid out of interest received on the Mortgage Loans) will generally be paid to the Swap Counterparty prior to any payment to the certificateholders.

EXCESS CASHFLOW

          On any Distribution Date, to the extent interest received on the Mortgage Loans exceeds interest payments required to be made on the certificates, the Securities Administrator will apply such excess, depending on the date, to maintain the required level of overcollateralization (by paying down the principal balances of specified classes), for the repayment of basis risk shortfalls or for other purposes specified in the Pooling and Servicing Agreement. Excess interest remaining on any Distribution Date will generally be released by the Securities Administrator and will not be available to certificateholders on future dates.

INTEREST RATE CAP CONTRACT

          On the Closing Date, the Supplemental Interest Trust Trustee, on behalf of the Supplemental Interest Trust, will be directed to enter into a Cap Contract with the Cap Contract Counterparty. The Cap Contract Counterparty will be rated at least "A" by at least two rating agencies among Moody's, S&P and Fitch.

          Under the Cap Contract, with respect to each Distribution Date beginning in October 2007 and terminating immediately following the Distribution Date in March 2012, the Cap Contract Counterparty will be obligated to make payments to the Supplemental Interest Trust based on the lesser of (x) the scheduled notional balance for the Distribution Date (to be specified in the Cap Contract) and (y) the excess if any, of (A) the beginning aggregate certificate principal balance for such Distribution Date over (B) the swap notional balance for such Distribution Date, if One-Month LIBOR moves above a specified rate.

          The offered certificates will not represent an obligation of the Cap Contract Counterparty. Holders of the offered certificates will not have any right to proceed directly against the Cap Contract Counterparty in respect of its obligations under the Cap Contract.

CORRIDOR CONTRACTS

          On the Closing Date, the Securities Administrator, on behalf of the Issuing Entity, will be directed to enter into four interest rate corridor transactions with the Cap Contract Counterparty as evidenced by the Corridor Contracts. Each of the Corridor Contracts will be entered into in lieu of negotiating an ISDA Master Agreement and confirmation thereunder, and pursuant to the Corridor Contracts, an ISDA Master Agreement will be deemed to have been executed by the Securities Administrator and the Cap Contract Counterparty on the date that the Corridor Contracts were executed. The Corridor Contracts will be subject to certain ISDA definitions. On or prior to the related Corridor Contract Termination Date (as such term is defined in the related Corridor Contract), amounts, if any, received by the Securities Administrator for the benefit of the Issuing Entity in respect of the applicable Corridor Contract will be used to pay Floating Rate Certificate Carryover on the related classes of certain offered certificates except Floating Rate Certificate Carryover resulting from the fact that the Pooling and Servicing Agreement does not provide for the reduction of the principal balance of the senior certificates as a result of Realized Losses. Any amounts that are received on the Corridor Contracts that are not used to pay such Floating Rate Certificate Carryover on offered certificates will be released by the Securities Administrator and will be unavailable for distributions to the offered certificates.

          Each Corridor Contract will be scheduled to remain in effect until the applicable Corridor Contract Termination Date and will be subject to early termination only in limited circumstances. Such circumstances include certain insolvency or bankruptcy events in relation to the Cap Contract Counterparty or the Issuing Entity, the failure by the Cap Contract Counterparty (after a grace period, as set forth in the related Corridor Contract, after notice of such failure is received by the Cap Contract Counterparty) to make a payment due under the related Corridor Contract, the failure by the Cap Contract Counterparty or the Issuing Entity (after a cure period after notice of such failure is received) to perform any other agreement made by it under the related Corridor Contract, the termination of the Issuing Entity, and the related Corridor Contract becoming illegal or subject to certain kinds of taxation.

          The offered certificates will not represent an obligation of the Cap Contract Counterparty. Holders of the offered certificates will not have any right to proceed directly against the Cap Contract Counterparty in respect of its obligations under any Corridor Contract.

INTEREST RATE SWAP AGREEMENT

          On the Closing Date, the Supplemental Interest Trust Trustee, on behalf of the Supplemental Interest Trust, will be directed to enter into a Swap Agreement with the Swap Counterparty. The Swap Counterparty will be rated at least "A" by at least two rating agencies among Moody's, S&P and Fitch. Under the Swap Agreement, with respect to each Distribution Date beginning in October 2007 and terminating immediately after the Distribution Date in March 2012, the Supplemental Interest Trust will make payments to the Swap Counterparty based on the applicable fixed rate and on the applicable notional balance for the Distribution (to be specified in the Swap Agreement) and the Supplemental Interest Trust will be entitled to receive payments from the Swap Counterparty based on One-Month LIBOR and the applicable notional balance for the Distribution Date (to be specified in the Swap Agreement). To the extent the fixed payment owed by the Supplemental Interest Trust exceeds the floating payment owed by the Swap Counterparty, on the related Distribution Date, the Supplemental Interest Trust will make a Net Swap Payment out of amounts otherwise available to certificateholders. To the extent that the floating payment owed by the Swap Counterparty exceeds the fixed payment owed by the Supplemental Interest Trust, the Supplemental Interest Trust shall receive from the Swap Counterparty, prior to the related Distribution Date, a Net Swap Payment.

          The offered certificates will not represent an obligation of the Swap Counterparty. Holders of the offered certificates will not have any right to proceed directly against the Swap Counterparty in respect of its obligations under the Swap Agreement.

SUBORDINATION OF THE PAYMENT OF THE SUBORDINATE CERTIFICATES

          The rights of the holders of the subordinate certificates to receive distributions with respect to the Mortgage Loans will be subordinated to the rights of the holders of the senior certificates and the rights of the holders of each class of subordinate certificates (other than the most senior class of the subordinate certificates) to receive such distributions will be further subordinated to the rights of the class or classes of subordinate certificates with lower numerical class designations, in each case only to the extent described in the related prospectus supplement. The subordination of the subordinate certificates to the senior certificates and the further subordination among the subordinated certificates are intended to provide the certificateholders having higher relative payment priority with protection against Realized Losses.

REPORTS TO CERTIFICATEHOLDERS

          On each Distribution Date, the Securities Administrator will prepare and make available on its website located at www.ctslink.com to each certificateholder, the Servicers, the Depositor and any other interested party a statement, based on information from the Servicers required to be delivered by the Master Servicer pursuant to the Pooling and Servicing Agreement and certain calculations by the Securities Administrator, generally setting forth among other information:

          (1) the amount of the related distribution to holders of each class of certificates allocable to principal, separately identifying
               (A) the aggregate amount of any principal prepayments included within the related group of Mortgage Loans, (B) the aggregate amount of all Scheduled Payments of principal included within the related group of Mortgage Loans and (C) any extra principal distribution amount, with respect to each group of the Mortgage Loans;

          (2) the amount of such distribution to holders of each class of certificates allocable to interest;

          (3)  the Interest Carry Forward Amount for each class of certificates;

          (4) the principal balance of each class of certificates after giving effect to the distribution of principal on such Distribution Date;

          (5) the aggregate outstanding principal balance of each class of certificates for the following Distribution Date;

          (6) the amount of the Servicing Fee paid to or retained by each Servicer and any amounts constituting reimbursement or indemnification of the Servicers, the Master Servicer, the Trustee or the Securities Administrator;

          (7) the pass-through rate for each class of certificates for such Distribution Date;

          (8) the amount of advances included in the distribution on such Distribution Date;

          (9) the cumulative amount of (A) Realized Losses and (B) Applied Realized Loss Amounts to date, with respect to each group of Mortgage Loans;

          (10) the amount of (A) Realized Losses and (B) Applied Realized Loss Amounts with respect to such Distribution Date, with respect to each group of Mortgage Loans;

          (11) the number and aggregate principal amounts of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, and (B) in foreclosure and delinquent (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, in each case as of the close of business on the last day of the calendar month preceding such Distribution Date, with respect to each group of Mortgage Loans;

          (12) with respect to any Mortgage Loans that become REO Properties during the preceding calendar month, the number and aggregate Stated Principal Balance of such Mortgage Loans as of the close of business on the Determination Date;

          (13) whether a Stepdown Trigger Event has occurred and is in effect;

          (14) the total number and principal balance of any REO Properties as of the close of business on the related Determination Date, in the aggregate;

          (15) any Floating Rate Certificate Carryover paid and all Floating Rate Certificate Carryover remaining on each class of the offered certificates on such Distribution Date;

          (16) the number and amount of prepayment charges and the amount of late payment fees received during the related Prepayment Period in the aggregate;

          (17) as of each Distribution Date, the amount, if any, received pursuant to each Corridor Contract;

          (18) as of each Distribution Date, the amount of any Cap Payments paid or received by the Supplemental Interest Trust pursuant to the Cap Contract;

          (19) as of each Distribution Date, the amount of any Net Swap Payments or Swap Termination Payments paid or received by the Supplemental Interest Trust pursuant to the Swap Agreement and the amount of any defaulted swap termination payments paid by the Supplemental Interest Trust;

          (20) the number of Mortgage Loans with respect to which a reduction in the Mortgage Rate has occurred;

          (21) the amounts distributed as interest in respect of the portion of each class of certificates that represents a regular or residual interest in a REMIC and the amount of distributions on each class of certificates not treated as distributions on a regular or residual interest in a REMIC.

          (22) the aggregate amount of all advances recovered during the related Due Period;

          (23) the allocation to each class of certificate of any Realized Losses during the related Due Period;

          (24) with respect to each class of certificates, the amount of any Compensating Interest shortfalls on such Distribution Date; and

          (25) information regarding any pool asset changes (other than in connection with a pool asset converting into cash in accordance with its terms), such as additions or removals in connection with pool asset substitutions and repurchases (and purchase rates, if applicable).

          The Securities Administrator will also make available on its website any reports on Form 10-D, 10-K and 8-K that have been prepared and filed by the Securities Administrator with respect to the Issuing Entity promptly after such material is electronically filed with, or furnished to, the Securities and Exchange Commission. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Securities Administrator shall have the right to change the way statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Securities Administrator shall provide timely and adequate notification to all above parties regarding any such changes.

          In addition, within a reasonable period of time after the end of each calendar year, the Securities Administrator will, upon request, prepare and deliver to each certificateholder of record during the previous calendar year a statement containing information necessary to enable certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

                             UNDERWRITING GUIDELINES

          The assets in the corpus of the trust estate will consist of mortgage loans that were originated or acquired by Merrill Lynch Mortgage Lending, Inc. from various Originators. Of the various Originators, only GreenPoint Mortgage Funding, Inc., First National Bank of Nevada, National City Mortgage Co. and Ameriquest Mortgage Company originated loans constituting more than 10% of the aggregate principal balance of the Mortgage Loans. The remainder of the Mortgage Loans were originated by various other originators, none of which originated Mortgage Loans constituting more than 10% of the aggregate principal balance of the Mortgage Loans.

          All of the Mortgage Loans were originated or acquired by one of the Originators and subsequently purchased by the Sponsor. The Mortgage Loans were originated generally in accordance with the underwriting criteria, standards and guidelines of each Originator. Approximately 29.79%, 19.63%, 16.67% and 13.03% of the Mortgage Loans were underwritten in accordance with the underwriting guidelines of GreenPoint Mortgage Funding, Inc., First National Bank of Nevada, National City Mortgage Co. and Ameriquest Mortgage Company, respectively. The remaining Mortgage Loans were originated by various other originators, none of which originated Mortgage Loans representing more than approximately 20.00% of the Mortgage Loans. The following is a general summary of the underwriting guidelines applicable to all of the Mortgage Loans. These summaries do not purport to be a complete description of any such underwriting guidelines. In addition, from time to time, exceptions and/or variances to the underwriting guidelines may be made.

GENERAL

          All of the Mortgage Loans are "conventional mortgage loans" (i.e., loans which are not insured by the Federal Housing Authority or partially guaranteed by the Veterans Administration). The underwriting standards applicable to the Mortgage Loans typically differ from, and, with respect to a substantial number of Mortgage Loans, are generally less stringent than, the underwriting standards established by Fannie Mae or Freddie Mac, primarily with respect to original principal balances, loan-to-value ratios, mortgagor income, mortgagor credit history, mortgagor employment history, required documentation, interest rates, mortgagor occupancy of the mortgaged property and/or property types. Because the programs reflect underwriting standards different from those of Fannie Mae and Freddie Mac, the performance of the Mortgage Loans thereunder may reflect relatively higher delinquency rates and/or credit losses. In addition, certain exceptions to the underwriting standards described herein may have been made in cases where compensating factors were demonstrated by a prospective mortgagor. In general, neither the Sponsor nor the Depositor has re-underwritten any mortgage loan.

          Generally, each mortgagor was required to complete an application designed to provide to the original lender pertinent credit information concerning the mortgagor. As part of the description of the mortgagor's financial condition, such mortgagor generally furnished information (which may be supplied solely in such application) with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and furnished an authorization to apply for a credit report which summarizes the mortgagor's credit history with local merchants and lenders and any record of bankruptcy. The mortgagor may also have been required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources. With respect to a mortgaged property consisting of vacation or second homes, income derived from the property generally was not considered for underwriting purposes. In the case of certain mortgagors with acceptable payment histories, income was not required to be stated (or verified) in connection with the loan application.

          Based on the data provided in the application and certain verifications (if required), a determination was made by the original lender that the mortgagor's monthly income (if required to be stated) should be sufficient to enable the mortgagor to meet its monthly obligations on the Mortgage Loan and other expenses related to the mortgaged property (such as property taxes, standard hazard insurance and other fixed obligations other than housing expenses). Generally, scheduled payments on a Mortgage Loan during the first year of its term plus taxes and insurance and other fixed obligations equal no more than a specified percentage of the prospective mortgagor's gross income. The percentage applied varies on a case-by-case basis depending on a number of underwriting criteria, including the loan-to-value ratio of the Mortgage Loan. The Originators may also have considered the amount of liquid assets available to the mortgagor at the time of origination.

          Certain Mortgage Loans were originated under "alternative," "reduced documentation," "no-ratio," "stated income/stated assets" or "no income/no asset" programs, which require either alternative or less documentation and verification than do traditional "full documentation" programs. Generally, an "alternative" documentation program requires information regarding the mortgagor's income (i.e., W-2 forms, tax returns and/or pay stubs) and assets (i.e., bank statements). Generally, under a "reduced documentation" program, either no verification of a mortgagor's stated income and/or employment is undertaken by the originator or no verification of a mortgagor's assets is undertaken by the originator. Under a "no-ratio" program, certain mortgagors with acceptable payment histories and credit scores will not be required to provide any information regarding income and no other investigation regarding the mortgagor's income will be undertaken. Under a "stated income/stated assets" program, no verification of either a mortgagor's income or a mortgagor's assets is undertaken by the originator. Generally, under a "no income/no asset" program, the mortgagor is not required to state its income or assets and therefore, no verification of such mortgagor's income or assets is undertaken by the originator. The underwriting for such Mortgage Loans may be based primarily or entirely on the estimated value of the mortgaged property and the loan-to-value ratio at origination as well as on the credit score.

          The adequacy of the mortgaged property as security for repayment of the related Mortgage Loan will generally have been determined by an appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to an Originator. All appraisals conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are on forms acceptable to Fannie Mae and/or Freddie Mac. Appraisers may be staff appraisers employed by an Originator or independent appraisers selected in accordance with pre-established appraisal procedure guidelines established by or acceptable to an Originator. The appraisal procedure guidelines generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement costs analysis based on the current cost of constructing or purchasing a similar property.

          Under the underwriting standards, various risk categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the Mortgage Loan. These categories generally establish the maximum permitted loan-to-value ratio and loan amount, given the occupancy status of the mortgaged property and the mortgagor's credit history and debt-to-income ratio. In general, higher credit risk mortgage loans are graded in categories that permit higher debt-to-income ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies; however, the underwriting standards establish lower maximum loan-to-value ratios and lower maximum loan amounts for loans graded in such categories.

GREENPOINT MORTGAGE FUNDING, INC.

          GreenPoint Mortgage Funding, Inc., a New York corporation ("GREENPOINT"), is an indirect, wholly-owned subsidiary of Capital One Financial Corporation ("CAPITAL ONE"). Capital One is listed on the New York Stock Exchange under the symbol "COF". GreenPoint was formerly an indirect wholly-owned subsidiary of North Fork Bancorporation, Inc., which was merged into Capital One on December 1, 2006.

          GreenPoint is engaged in the mortgage banking business, and as part of that business, originates, acquires, sells and services mortgage loans. GreenPoint originates loans primarily through its wholesale division, which works with a nationwide network of independent mortgage brokers, each of which must be approved by GreenPoint. GreenPoint also originates loans through its retail and correspondent lending divisions. Mortgage loans originated by GreenPoint are secured primarily by one-to-four family residences. GreenPoint's executive offices are located at 100 Wood Hollow Drive, Novato, California, 94945.

          GreenPoint has originated residential mortgage loans of substantially the same type as the Mortgage Loans since its formation in October 1999, when it acquired the assets and liabilities of Headlands Mortgage Company.

          The following table sets forth, by number and dollar amount of mortgage loans, GreenPoint's residential mortgage loan production for the periods indicated.

                   RESIDENTIAL MORTGAGE LOAN PRODUCTION TABLE

                                 AT DECEMBER 31,   AT DECEMBER 31,   AT DECEMBER 31,   AT DECEMBER 31,
LOAN TYPE                             2003               2004             2005               2006
                                 ---------------   ---------------   ---------------   ---------------
ALT A AND SPECIALTY
Number of Loans                           56,702            65,284            67,707            58,917
Dollar Volume                    $11,505,997,786   $14,579,659,658   $19,148,814,451   $18,105,817,619
Percent Adjustable                            19%               67%               84%               81%
Percent of Total Dollar Volume                30%               37%               45%               50%

AGENCY
Number of Loans                           28,460            10,975            12,408            11,508
Dollar Volume                    $ 5,378,009,580   $ 2,188,737,211   $ 2,746,779,129   $ 2,623,218,142
Percent Adjustable                             0%                3%                1%                2%
Percent of Total Dollar Volume                14%                6%                7%                7%

JUMBO
Number of Loans                           53,106            53,522            41,614            29,502
Dollar Volume                    $19,426,400,804   $17,667,106,136   $14,899,732,857   $11,073,921,037
Percent Adjustable                            69%               84%               74%               76%
Percent of Total Dollar Volume                50%               44%               35%               30%

HELOC AND SECONDS
Number of Loans                           44,346            83,902            82,258            67,566
Dollar Volume                    $ 2,556,735,253   $ 5,374,039,738   $ 5,450,355,355   $ 4,601,708,216
Percent Adjustable                            96%               97%               95%               79%
Percent of Total Dollar Volume                 7%               14%               13%               13%

Number of Loans                          182,614           213,683           203,987           167,493
Dollar Volume                    $38,867,143,423   $39,809,542,743   $42,245,681,792   $36,404,665,013
Average Loan Amount              $       212,838   $       186,302   $       207,100   $       217,350
Non-Purchase Transactions                     66%               52%               51%               57%
Adjustable Rate Loans*                        47%               75%               76%               74%

* % of total loan production based on dollar volume % may not add to 100% due to rounding

GREENPOINT UNDERWRITING GUIDELINES

          Generally, the GreenPoint underwriting guidelines are applied to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Exceptions to the guidelines are permitted where compensating factors are present. The GreenPoint underwriting guidelines are generally not as strict as Fannie Mae or Freddie Mac guidelines. GreenPoint's underwriting guidelines are applied in accordance with applicable federal and state laws and regulations.

          In assessing a prospective borrower's creditworthiness, GreenPoint may use FICO(R) credit scores. FICO credit scores are statistical credit scores designed to assess a borrower's creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower's credit history. FICO credit scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a borrower to repay its mortgage loan. FICO credit scores range from approximately 300 to approximately 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.

          In determining whether a prospective borrower has sufficient monthly income available to meet the borrower's monthly obligation on the proposed mortgage loan and monthly housing expenses and other financial obligations, GreenPoint generally considers the ratio of those amounts to the proposed borrower's monthly gross income. These ratios vary depending on a number of underwriting criteria, including loan-to-value ratios ("LTV"), and are determined on a loan-by-loan basis. The ratios generally are limited to 40% but may be extended to 50% with adequate compensating factors, such as disposable income, reserves, higher FICO credit score, or lower LTV's. Each mortgage loan has a required amount of reserves, with the minimum being three months of principal, interest, taxes and insurance for full documentation loans. Depending on the LTV and occupancy types, these reserve requirements may be increased to compensate for the additional risk.

          As part of its evaluation of potential borrowers, GreenPoint generally requires a description of the borrower's income. If required by its underwriting guidelines, GreenPoint obtains employment verification providing current and historical income information and/or a telephonic employment confirmation. Employment verification may be obtained through analysis of the prospective borrower's recent pay stubs and/or W-2 forms for the most recent two years or relevant portions of the borrower's most recent two years' tax returns, or from the prospective borrower's employer, wherein the employer reports the borrower's length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

          GreenPoint acquires or originates many mortgage loans under "limited documentation" or "no documentation" programs. Under limited documentation programs, more emphasis is placed on the value and adequacy of the mortgaged property as collateral, credit history and other assets of the borrower, than on verified income of the borrower. Mortgage loans underwritten under this type of program are generally limited to borrowers with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion, and certain credit underwriting documentation concerning income or income verification and/or employment verification is waived. Mortgage loans originated and acquired with limited documentation programs include cash-out refinance loans, super-jumbo mortgage loans and mortgage loans secured by investor-owned properties. Permitted maximum loan-to-value ratios (including secondary financing) under limited documentation programs are generally more restrictive than mortgage loans originated with full documentation requirements. Under no documentation programs, income ratios for the prospective borrower are not calculated. Emphasis is placed on the value and adequacy of the mortgaged property as collateral and the credit history of the prospective borrower, rather than on verified income and assets of the borrower. Documentation concerning income, employment verification and asset verification is not required and income ratios are not calculated. Mortgage loans underwritten under no documentation programs are generally limited to borrowers with favorable credit histories and who satisfy other standards for limited documentation programs.

          Periodically, the data used by GreenPoint to underwrite mortgage loans may be obtained by an approved loan correspondent. In those instances, the initial determination as to whether a mortgage loan complies with GreenPoint's underwriting guidelines may be made by such loan correspondent. In addition, GreenPoint may acquire mortgage loans from approved correspondent lenders under a program pursuant to which GreenPoint delegates to the correspondent the obligation to underwrite the mortgage loans to GreenPoint's standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by GreenPoint before acquisition of the mortgage loan, and the correspondent represents to GreenPoint that its underwriting standards have been met. After purchasing mortgage loans under those circumstances, GreenPoint conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including GreenPoint's prior experience with the correspondent lender and the results of the quality control review process itself.

          In determining the adequacy of the property as collateral, an independent appraisal is generally made of each property considered for financing. All appraisals are required to conform the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standard Board of the Appraisal Foundation. Each appraisal must meet the requirements of Fannie Mae and Freddie Mac. The requirements of Fannie Mae and Freddie Mac require, among other things, that the appraiser, or its agent on its behalf, personally inspect the property inside and out, verify whether the property is in a good condition and verify that construction, if new, has been substantially completed. The appraisal generally will have been based on prices obtained on recent sales of comparable properties determined in accordance with Fannie Mae and Freddie Mac guidelines. In certain cases, an analysis based on income generated by the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property may be used. GreenPoint's Underwriting Guidelines require that the underwriters be satisfied that the value of the property being financed supports, and will continue to support, the outstanding loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values.

          GreenPoint may provide secondary financing to a borrower contemporaneously with the origination of a mortgage loan, subject to the limitation that the combined Loan-to-Value Ratio may not exceed 100%. GreenPoint's underwriting guidelines do not prohibit or otherwise restrict a borrower from obtaining secondary financing from lenders other than GreenPoint, whether at origination of the mortgage loan or thereafter.

          Generally, each mortgage with an LTV at origination of greater than 80% is covered by a primary mortgage insurance policy issued by a mortgage insurance company acceptable to Fannie Mae or Freddie Mac. The policy provides coverage in the amount equal to a specified percentage multiplied by the sum of the remaining principal balance of the related mortgage loan, the accrued interest on it and the related foreclosure expenses. The specified coverage percentage is, generally, 12% for LTV's between 80.01% and 85.00%, 25% for LTV's between 85.01% and 90% and 30% for LTV's between 90.01% and 95%. However, under certain circumstances, the specified coverage levels for these mortgage loans may vary from the foregoing. No primary mortgage insurance policy will be required with respect to any mortgage loan if maintaining the policy is prohibited by applicable law, after the date on which the related LTV is 80% or less, or where, based on a new appraisal, the principal balance of the mortgage loan represents 80% or less of the new appraised value.

          GreenPoint requires title insurance on all of its mortgage loans secured by first liens on real property. In addition, GreenPoint requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less. GreenPoint also requires flood insurance to be maintained on the mortgaged property if and to the extent such insurance is required by applicable law or regulation.

FNBN

          First National Bank of Nevada ("FNBN") is a national banking association and a wholly owned subsidiary of First National Bank Holding Company ("FNBHC"). FNBHC is a financial holding company and is also the parent of First National Bank of Arizona. The principal executive office of FNBN's mortgage division is located at 1665 West Alameda Drive, Tempe, AZ 85282.

          FNBN has been originating mortgage loans since 1998. A large majority of the mortgage loans originated or acquired by FNBN are secured primarily by one- to four-unit family residences. The mortgage loans were originated or acquired through retail, wholesale and correspondent channels or from FNBN's affiliate, First National Bank of Arizona and, in every case, generally in accordance with FNBN's "alternative" underwriting guidelines. In addition, FNBN also originates mortgage loans through joint ventures with various correspondents by which such correspondents identify an applicant and provide the initial loan application. Thereafter, FNBN processes, underwrites and closes the loan. FNBN originates and acquires mortgage loans for purpose of sale into the secondary markets and does not maintain a significant portfolio of mortgage loans. Accordingly, FNBN limits its servicing functions to providing interim servicing of its mortgage loans prior to and immediately after the sale of a pool of mortgage loans.

          The following table reflects FNBN's originations of mortgage loans for the past three years and for the periods indicated.

                                                                                  YTD AS OF
                       YEAR ENDED          YEAR ENDED          YEAR ENDED        DECEMBER 30,
FIXED RATE LOANS    DECEMBER 31, 2003   DECEMBER 31, 2004   DECEMBER 31, 2005       2006
-----------------   -----------------   -----------------   -----------------   --------------
Number of Loans               23,440              22,381              20,279            19,171
Principal Balance     $4,214,680,461      $4,294,114,920      $3,460,526,527    $2,835,621,892

                                                                                   YTD AS OF
                       YEAR ENDED          YEAR ENDED           YEAR ENDED         JUNE 30,
ARM LOANS           DECEMBER 31, 2003   DECEMBER 31, 2004   DECEMBER 31, 2005        2006
-----------------   -----------------   -----------------   -----------------   --------------
Number of Loans               1,975                6,887              12,176            16,805
Principal Balance      $481,752,653       $1,725,075,099      $3,312,995,148    $4,413,808,991

With respect to the table above, an ARM loan is any mortgage loan whereby the interest rate is adjusted from time to time.

FNBN UNDERWRITING GUIDELINES

          All of the mortgage loans have been originated either under FNBN's "full" or "alternative" underwriting guidelines (i.e., the underwriting guidelines applicable to the mortgage loans typically are less stringent than the underwriting guidelines established by Fannie Mae or Freddie Mac primarily with respect to the income and/or asset documentation which borrower is required to provide). To the extent the programs reflect underwriting guidelines different from those of Fannie Mae and Freddie Mac, the performance of the mortgage loans there under may reflect relatively higher delinquency rates and/or credit losses. In addition, FNBN may make certain exceptions to the underwriting guidelines described herein if, in FNBN's discretion, compensating factors are demonstrated by a prospective borrower.

          In addition to its originations, FNBN also acquires mortgage loans from approved correspondent lenders under a program pursuant to which the correspondent agrees to originate the mortgage loans in accordance with the underwriting guidelines of FNBN. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed (or may have been partially reviewed) by FNBN prior to acquisition of the mortgage loan. In that case, FNBN relies on the representations and warranties of the correspondent lender that it has underwritten the mortgage loan in compliance with the underwriting guidelines of FNBN. FNBN generally conducts a quality control review of a sample of these mortgage loans within 45 after the origination or purchase of such mortgage loan. The number of loans reviewed in the quality control process varies based on a variety of factors, including FNBN's prior experience with the correspondent lender and the results of the quality control review process itself.

          FNBN's underwriting guidelines are primarily intended to evaluate the prospective borrower's credit standing and ability to repay the loan, as well as the value and adequacy of the proposed mortgaged property as collateral. A prospective borrower applying for a mortgage loan is required to complete an application, which elicits pertinent information about the prospective borrower including, depending upon the loan program, the prospective borrower's financial condition (assets, liabilities, income and expenses), the property being financed and the type of loan desired. FNBN employs or contracts with underwriters through Mortgage insurance Companies to scrutinize the prospective borrower's credit profile. If required by the underwriting guidelines, employment verification is obtained either from the prospective borrower's employer or through analysis of copies of borrower's federal withholding (IRS W-2) forms and/or current payroll earnings statements. With respect to every prospective borrower, a credit report summarizing the prospective borrower's credit history or non-traditional credit history is obtained. In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the borrower from other sources, if applicable. With respect to mortgaged property consisting of vacation or second homes, no income derived from the property generally will have been considered for underwriting purposes.

          Based on the data provided in the application and certain verifications (if required), a determination will have been made that the borrower's monthly income (if required to be stated or verified) should be sufficient to enable the borrower to meet its monthly obligations on the mortgage loan and other expenses related to the mortgaged property (such as property taxes, standard hazard insurance and other fixed obligations other than housing expenses). Generally, scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and other fixed obligations equal no more than a specified percentage of the prospective borrower's gross income. The percentage applied varies on a case-by-case basis depending on a number of underwriting criteria including, but not limited to, the loan-to-value ratio of the mortgage loan or the amount of liquid assets available to the borrower after origination.

          The adequacy of the mortgaged property as security for repayment of the related mortgage loan will generally have been determined by an appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator. All appraisals conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and must be on forms acceptable to Fannie Mae and/or Freddie Mac. Appraisers may be staff appraisers employed by the originator or independent appraisers selected in accordance with pre-established appraisal procedure guidelines established by or acceptable to the originator. The appraisal procedure guidelines generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

          FNBN's underwriting guidelines are applied in a standard procedure that is intended to comply with applicable federal and state laws and regulations. However, the application of FNBN's underwriting guidelines does not imply that each specific criterion was satisfied individually. FNBN will have considered a mortgage loan to be originated in accordance with a given set of underwriting guidelines if, based on an overall qualitative evaluation, in FNBN's discretion such mortgage loan is in substantial compliance with such underwriting guidelines or if the borrower can document compensating factors. A mortgage loan may be considered to comply with a set of underwriting guidelines, even if one or more specific criteria included in such underwriting guidelines were not satisfied, if other factors compensated for the criteria that were not satisfied or the mortgage loan is considered to be in substantial compliance with the underwriting guidelines.

          In addition to the "full/alternate" underwriting guidelines, FNBN also originates or purchases loans that have been originated under certain limited documentation programs designed to streamline the loan underwriting process. These "stated income," "no ratio," "no income/no assets," "stated income/stated assets," "no documentation with assets," "no documentation" and "lite documentation" programs may not require income, employment or asset verifications. Generally, in order to be eligible for a limited or no documentation program, the mortgaged property must have a loan-to-value ratio that supports the amount of the mortgage loan and the prospective borrower must have a credit history that demonstrates an established ability to repay indebtedness in a timely fashion.

          Under the full/alternate documentation program, the prospective borrower's employment, income and assets are verified through written or telephonic communication. Alternative methods of employment and income verification generally include using copies of federal withholding forms (IRS W-2) or pay stubs. Alternative methods of asset verification generally include using copies of the borrower's recent bank statements. All loans may be submitted under the full/alternate documentation program.

          Under the stated income documentation and the no ratio programs, more emphasis is placed on a prospective borrower's credit score and on the value and adequacy of the mortgaged property as collateral and other assets of the prospective borrower rather than on income underwriting. The stated income documentation program requires prospective borrowers to provide information regarding their assets and income. Information regarding assets is verified through written communications or bank statements. Information regarding income is not verified. The no ratio program requires prospective borrowers to provide information regarding their assets, which is then verified through written communications or bank statements. The no ratio program does not require prospective borrowers to provide information regarding their income. In both the stated income and no ratio programs, the employment history is verified through written or telephonic communication.

          Under the no income/no assets program, emphasis is placed on the credit score of the prospective borrower and on the value and adequacy of the mortgaged property as collateral. Income and assets are not stated on the prospective borrower's application. Disclosure of employment is required and verified through written or telephonic communication.

          Under the stated income/stated assets program, emphasis is placed on the credit score of the prospective borrower and on the value and adequacy of the mortgaged property as collateral. Income is stated on the prospective borrower's application but is not verified. Assets are also stated on the application but are not verified. Employment is verified through written or telephonic communication.

          Under the no documentation with assets and no documentation programs, emphasis is placed on the credit score of the prospective borrower and on the value and adequacy of the mortgaged property as collateral. Under the no documentation with assets program, a prospective borrower's assets are stated and verified through written communication or bank statements. A prospective borrower is not required to provide information regarding income or employment. Under the no documentation with assets program, a prospective borrower's income and employment are not stated or verified but assets are verified. Under the no documentation program, a prospective borrower's income, assets and employment are not stated or verified.

          The lite documentation programs are loan programs for prospective borrowers to obtain mortgage loans that FNBN has determined to be of sub-prime quality. Under these programs, prospective borrowers are generally qualified based on verification of adequate cash flows by means of personal or business bank statements for the previous twelve or twenty-four months.

                             STATIC POOL INFORMATION

          Information concerning the sponsor's prior residential mortgage loan securitizations involving adjustable rate prime mortgage loans secured by first lien mortgages or deeds of trust in residential real properties issued by the Depositor is available on the internet at http://www.mlabsreports.ml.com. On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each Distribution Date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this free writing prospectus supplement. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust that will issue the certificates offered by this free writing prospectus supplement. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor's control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.

          In the event any changes or updates are made to the information available on the website, the Depositor will provide to any person a copy of the information as it existed as of the date of this free writing prospectus supplement upon request who writes or calls the Depositor at 4 World Financial Center, New York, New York 10080, Attention: Christopher McGee, securities administrator, telephone number (212) 449-1441.

          The information available on the website relating to any mortgage loan securitizations issued prior to January 1, 2006 is not deemed to be part of this free writing prospectus supplement, the accompanying free writing prospectus or the Depositor's registration statement.

                                   THE SPONSOR

          The Sponsor is a Delaware corporation. MLML is an affiliate, through common parent ownership, of Merrill Lynch, Pierce, Fenner & Smith Incorporated, the underwriter. MLML is also an affiliate of the Depositor and Wilshire Credit Corporation, a servicer, and a direct, wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc. The executive offices of MLML are located at 4 World Financial Center, 10th Floor, New York, New York 10080, telephone number (212) 449-0336. MLML purchases first- and second-lien residential mortgage loans for securitization or resale, or for its own investment. MLML also originates commercial mortgage loans. MLML does not currently service mortgage loans. Instead, MLML contracts with other entities to service the loans on its behalf.

          Prior to acquiring any residential mortgage loans, MLML conducts a review of the related mortgage loan seller that is based upon the credit quality of the selling institution. MLML's review process may include reviewing select financial information for credit and risk assessment and conducting an underwriting guideline review, senior level management discussion and/or background checks. The scope of the mortgage loan due diligence varies based on the credit quality of the mortgage loans.

          The underwriting guideline review entails a review of the mortgage loan origination processes and systems. In addition, such review may involve a consideration of corporate policy and procedures relating to state and federal predatory lending, origination practices by jurisdiction, historical loan level loss experience, quality control practices, significant litigation and/or material investors.

          MLML contracts with third party servicers for servicing the mortgage loans that it acquires. Third party servicers are also assessed based upon the servicing rating and the credit quality of the servicing institution. The servicers may be reviewed for their systems and reporting capabilities, review of collection procedures and confirmation of servicers' ability to provide detailed reporting on the performance of the securitization pool. In addition, MLML may conduct background checks, meet with senior management to determine whether the servicers comply with industry standards or otherwise monitor the servicers on an ongoing basis.

          MLML has been the sponsor of securitizations backed by residential mortgage loans, including Alt-A mortgage loans, since 2003. The following table sets forth the approximate aggregate initial principal amount of securities issued during the period specified below where the collateral was adjustable rate Alt-A quality mortgage loans secured by first lien mortgages or deeds of trust in residential real properties sponsored by MLML since 2003.

        APPROXIMATE INITIAL
       PRINCIPAL BALANCE OF
YEAR        SECURITIES
----   --------------------
2003      $2,758,067,156
2004      $1,929,417,127
2005      $7,267,763,609
2006      $5,183,918,531

          As a sponsor, MLML acquires mortgage loans and initiates their securitization by transferring the mortgage loans to the Depositor or another entity that acts in a similar capacity as the Depositor, which loans will ultimately be transferred to the Issuing Entity for the related securitization. In coordination with the Underwriter, MLML works with rating agencies, mortgage loan sellers and servicers in structuring the securitization transaction.

                                  THE DEPOSITOR

          The Depositor is Merrill Lynch Mortgage Investors, Inc., a Delaware corporation whose offices are located at 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York, 10080 and whose telephone number is
(212) 449-0357. The Depositor is an affiliate of the Sponsor, Wilshire Credit Corporation, a servicer, and the Underwriter.

          The Depositor has been engaged since its incorporation in 1986 in the securitization of mortgage loans and other asset types included within the description of the Issuing Entity assets in this free writing prospectus supplement. The Depositor is engaged in the business of acting as depositor of trusts that issue series of notes that are secured by, or certificates that represent interests in, the assets of the trust. The Depositor acquires assets specifically for inclusion in a securitization from various sellers in privately negotiated transactions.

          The certificate of incorporation of the Depositor limits its activities to those necessary or convenient to carry out its securitization activities. The Depositor will have limited obligations with respect to a series of securities. The Depositor will obtain the mortgage loans from the Sponsor and may also assign to the Trustee certain rights of the Sponsor with respect to the mortgage loans. In addition, after the issuance of a series of securities, the Depositor may have limited obligations with respect to that series which may include appointing a successor trustee if the Trustee resigns or is otherwise removed and preparing certain reports filed under the Securities Exchange Act of 1934.

                               THE ISSUING ENTITY

          The Issuing Entity, Merrill Lynch Alternative Note Asset Trust, Series 2007-A2, will be formed on the Closing Date under the Pooling and Servicing Agreement as a common law trust formed under the laws of the State of New York. After its formation, the Issuing Entity will not engage in any activity other than:

     - acquiring and holding the Mortgage Loans and the other assets of the Issuing Entity and proceeds from those Mortgage Loans;

     -    issuing the certificates;

     -    making payments on the certificates; and

     - engaging in other activities that are necessary, suitable or convenient to accomplish the specified obligations or are incidental to the specified obligations or connected with those obligations.

                                   THE TRUSTEE

          HSBC Bank USA, National Association, a national banking association organized and existing under the laws of the United States of America will be named trustee under the Pooling and Servicing Agreement. The Trustee will perform administrative functions on behalf of the trust and for the benefit of the certificateholders pursuant to the terms of the Pooling and Servicing Agreement. The Trustee's offices for notices under the Pooling and Servicing Agreement are located at 452 Fifth Avenue, New York, New York 10018, and its telephone number is (212) 525-1367.

          In the event the Master Servicer defaults in the performance of its obligations pursuant to the terms of the Pooling and Servicing Agreement prior to the appointment of a successor, the Trustee is obligated to perform such obligations until a successor master servicer is appointed. Notwithstanding the foregoing, the Trustee will be permitted to, if it is unwilling to act, or will be required to, if it is legally unable to act, appoint, or petition a court of competent jurisdiction to appoint, a successor master servicer in accordance with the terms of the pooling and servicing agreement. If the Trustee resigns or is removed under the terms of the Pooling and Servicing Agreement, a successor trustee shall be appointed within 30 days by the Securities Administrator. If no such successor trustee is appointed within the 30-day period, then a court of competent jurisdiction may be petitioned to appoint a successor trustee.

          As compensation to the Trustee in respect of its obligations under the Pooling and Servicing Agreement, the Trustee's annual fee will be paid by the Securities Administrator pursuant to a separate agreement between the Trustee and the Securities Administrator, and such compensation will not be an expense of the Issuing Entity.

          The Trustee and any director, officer, employee or agent of the Trustee will be indemnified and held harmless by the Issuing Entity against any loss, liability or expense set forth in the Pooling and Servicing Agreement. In addition, the Trustee shall be indemnified by the Master Servicer for any losses, liabilities or expenses resulting from the Master Servicer's breach of its obligations as provided in the Pooling and Servicing Agreement. The Trustee's duties are limited solely to its express obligations under the Pooling and Servicing Agreement.

          HSBC Bank USA, National Association, has been, and currently is, serving as trustee for numerous securities transactions involving similar pool assets to those found in this transaction.

                THE MASTER SERVICER AND SECURITIES ADMINISTRATOR

          Wells Fargo Bank will act as Master Servicer and Securities Administrator under the Pooling and Servicing Agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately

$483 billion in assets, 23+ million customers and 167,000+ employees as of September 30, 2006, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor, the Trustee and the Servicers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

          Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust Fund. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

          Wells Fargo Bank acts as Master Servicer pursuant to the Pooling and Servicing Agreement. The Master Servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the Servicers under the terms of their respective Servicing Agreements as modified by their respective Assignment Agreements. In particular, the Master Servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the Servicers. The Master Servicer also reviews the servicing of defaulted loans for compliance with the terms of the Pooling and Servicing Agreement. In addition, upon the occurrence of certain servicer events of default under the terms of any Servicing Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Issuing Entity against such defaulting Servicer. Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995. As of December 31, 2006, Wells Fargo Bank was acting as master servicer for approximately 1,427 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $748,854,000,000.

          Under the terms of the Pooling and Servicing Agreement, Wells Fargo Bank also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As Securities Administrator, Wells Fargo Bank is responsible for the preparation of all REMIC tax returns on behalf of the Issuing Entity and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of December 31, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $1,006,418,000,000 of outstanding residential mortgage-backed securities.

          Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant to a custodial agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the Mortgage Notes and other contents of the Mortgage Files on behalf of the Trustee and the Certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt

Lake City, Utah. As of December 31 2006, Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.

                                  THE SERVICERS

GENERAL

          There are several Servicers who service the mortgage loans under the terms of their respective Servicing Agreements: Wilshire Credit Corporation, GreenPoint Mortgage Funding, Inc., National City Mortgage Co. and various others. Only Wilshire Credit Corporation, GreenPoint Mortgage Funding, Inc. and National City Mortgage Co. service mortgage loans constituting more than 10% of the aggregate principal balance of the mortgage loans as of the Cut-off Date, and only Wilshire Credit Corporation and GreenPoint Mortgage Funding, Inc. service mortgage loans constituting more than 20% of the aggregate principal balance of the mortgage loans as of the Cut-off Date.

WILSHIRE CREDIT CORPORATION

          The principal executive offices of Wilshire are located at 14523 SW Millikan Way, Suite 200, Beaverton, Oregon 97005. The telephone number of such offices is (503) 223-5600.

          Wilshire, a Nevada corporation, is an affiliate of the Sponsor, the Depositor and the Underwriter. Wilshire, together with the predecessor to Wilshire, has conducted a loan servicing business since 1994.

          Wilshire is primarily engaged in the non-prime loan servicing business. As of December 31, 2006, Wilshire was servicing approximately $31.9 billion aggregate principal amount of loans and charge off assets. As of December 31, 2006, Wilshire had approximately 756 employees.

          Wilshire (or its predecessor in interest) has serviced mortgage loans since 1994 and has serviced mortgage loans similar to the Mortgage Loans since 2000.

          The size, composition and growth of Wilshire's portfolio of assets of the type included in the current transaction are as follows:

                                                            APPROXIMATE
                                                            OUTSTANDING
TYPE OF ASSET   AS OF DECEMBER 31,   NUMBER OF LOANS   PRINCIPAL BALANCE ($)
-------------   ------------------   ---------------   ---------------------
Sub-Prime              2000                 8,140             303,111,697

Sub-Prime              2001                12,045             584,972,781

Sub-Prime              2002                 8,820             365,199,943

Sub-Prime              2003                18,520           2,137,893,258

Sub-Prime              2004                23,070           3,779,048,540

Sub-Prime              2005                80,585          14,302,067,780

Sub-Prime              2006               135,778          25,061,144,599

          Wilshire has implemented the following processes to service loans.

          Customer service representatives undergo three weeks of orientation, classroom instruction, and mentoring before graduating to a live call-center environment, where they are monitored and supervised extensively. The call center is automated and utilizes a variety of technologies such as an automated call distribution system and a voice response unit ("VRU"). Wilshire attempts to increase its interaction with borrowers through:

               - Extended daily hours of operation to accommodate a diverse geographic portfolio.

               -    A bilingual 24-hour VRU.

               - An extensive customer service website that offers various payment options, detailed account information, and FAQ section.

               - Trending analysis of call volume to monitor customer service issues, determine workflow demands, and identify training needs.

               - Customer service desk reference and other web-based materials for easy reference.

               - A dedicated support group to handle research tasks to maximize call center efficiency.

               - An Executive Response Team to respond to regulatory inquiries and attorney letters.

               - Proprietary systems that work in tandem with Wilshire's predictive dialer, enabling management to customize calling campaigns for multiple collectors or on an individual basis.

          Wilshire uses an early stage collections group that is responsible for loans in the 3-59 days past due category. Loans that migrate sixty (60) days past due and beyond are handled by the late stage collections group. In this group, collectors have the discretion to establish a pre-forbearance agreement up to six (6) months in duration prior to submitting the delinquent loan to a loss mitigation counselor. At approximately seventy-five (75) days past due, delinquent loans are reviewed for submission to the foreclosure department or submitted for charge-off consideration, based upon the equity analysis and lien position. See additional procedures described under Wilshire's handling of delinquencies, losses, bankruptcy and recoveries.

          Wilshire has created an internal control regimen that oversees its procedures to ensure that they are followed. These include: corporate audit, internal legal counsel, a dedicated compliance officer, an internal risk management department, and a quality assurance group, each of which is obligated to separately police Wilshire's procedures.

          Under Wilshire's internal control program, all loan servicing departments are responsible for identifying operational and financial risks and testing internal controls, reporting test results, and undertaking corrective action, when appropriate. The entire program is overseen by the internal control group, which is independent of the loan servicing functions.

          Wilshire utilizes an estimated severity calculation to help minimize losses by using the loss information to determine the best servicing strategy. Estimated losses can determine collection strategy, foreclosure bid amounts, or aid in the determination of acceptance of loss mitigation transactions. At key points in the servicing process such as foreclosure referral or short sale transactions, Wilshire utilizes an asset review committee to approve transactions to encourage creative and prudent decisions.

          Loss mitigation efforts are administered by the loan workout officers and officially commence with a mass mailing to all accounts that are forty-five
(45) days delinquent depending on asset type. The loan workout officers are primarily responsible for identifying and soliciting viable workout opportunities through telephone and special letter campaigns. Policies and procedures for loss mitigation efforts are documented with clearly defined approval levels and step-by-step procedures for pre-qualifying borrowers for workout packages. Loss mitigation efforts currently include:

               - Periodic contact attempts every five (5) days with a 30-day "door knock"

               -    Updated broker price opinion (BPO) every six (6) months.

               - Proprietary foreclosure disposition model which performs calculations for best exit strategy to minimize loss severity.

               - Reasons for default are reviewed to identify legitimate hardship situations that qualify for workouts.

               -    No charges for forbearance agreements.

          A foreclosure committee, consisting of at least two corporate officers, is required to review and approve any loan for foreclosure commencement. A referral specialist in Wilshire is tasked with reviewing foreclosure files that have been inherited from a previous servicer to identify potential issues that may challenge efficient timeline processing.

          Wilshire's REO group is responsible for REO property marketing and disposition, as well as property inspections and preservation work, insurance claims, and property valuations. Its processes include the following:

               - A minimum of two property valuations post-acquisition are obtained to determine asset value and list price.

               - Assets are assigned based on investor and geographic considerations.

               - A written marketing plan is developed that includes list price, recommendations for property repairs, estimated sales price, and gain/loss projections.

               - Marketing plans are effective for a duration of 120 days and require management approval to ensure consistency in the marketing process.

               - Asset managers enjoy delegated approval to accept offers within pre-defined authority levels.

               - Cash for keys is used to minimize protracted eviction proceedings and to facilitate marketing time.

               -    Repairs are considered on a cost-benefit basis.

               - Wilshire reviews monthly broker status reports and generates scorecards to ensure acceptable marketing effort.

               - Marketing is facilitated by property listing on internet site.

          Wilshire has made the following material changes to its policies and procedures in servicing all of its mortgages during the past three years:

               - On May 1, 2004, Wilshire was acquired by Merrill Lynch Mortgage Capital Inc. With improved access to capital funding, Wilshire has been able to upgrade its servicing technology, infrastructure, and build additional capacity to accommodate future portfolio growth.

               - In 2004, Wilshire implemented a staffing model to ensure that employee resources are equivalent to projected portfolio growth per each quarter throughout the calendar year. Wilshire has expanded its training and recruitment programs, and in 2005 adopted a centralized training and career-pathing corporate initiative.

               - In 2005, Wilshire created a separate department to work with borrowers and provide reports to investors with regard to mortgage loans located in federally declared disaster areas.

               - In 2005 Wilshire established a separate executive response team to respond to escalated borrower issues.

          The Pooling and Servicing Agreement generally will provide that Wilshire and its directors, officers, employees or agents shall not be under any liability to the Issuing Entity or the certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the agreement, or for errors in judgment; provided, however, that will not protect Wilshire or any such person against any breach of representations or warranties made by it or protect Wilshire or any such person from any liability that would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence in the performance of duties, or by reason of reckless disregard of its obligations and duties. Wilshire and any director, officer, employee or agent of Wilshire will be entitled to rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters. Wilshire and any director, officer, employee or agent of Wilshire also will be indemnified by the Issuing Entity and held harmless against any loss, liability or expense, incurred in connection with the performance of its duties under, or incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties under the agreement, or by reason of reckless disregard of obligations and duties thereunder. Wilshire will be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties and that in its opinion may involve it in any expense or liability; provided, however, that Wilshire, in its discretion, may undertake any such action that it may deem necessary or desirable. In such event, the legal expenses and costs of such action and any liability resulting therefrom, shall be expenses, costs and liabilities of the Issuing Entity, and Wilshire shall be entitled to be reimbursed therefor out of the Collection Account.

          Wilshire is required to make advances to the extent described herein. See "Servicing of the Mortgage Loans--Advances." Wilshire has not failed to make a required advance in connection with any mortgage-backed securitization.

          Wilshire does not have custodial responsibility for the mortgage loan documents except to the extent that it receives such documents in connection with pay-offs of the Mortgage Loans. Wilshire's lien release department holds the paid in full loan files in locked fire proof cabinets until the lien release is sent to the county.

          Wilshire also may receive original documents for the purpose of pursuing a foreclosure action or other borrower requests such as subordinations. Wilshire's collateral control department holds all files in locked fire proof cabinets until the loan is reinstated or liquidated, at which time the files are returned to the custodian or archived.

          Wilshire's Delinquency and Foreclosure Statistics

          Wilshire's servicing portfolio was acquired from, and originated by, a variety of institutions. Wilshire does not believe that the information regarding the delinquency, loss and foreclosure experience of Wilshire's servicing portfolio is likely to be a meaningful indicator of the delinquency, loss and foreclosure experience of the Mortgage Loans. For example, the delinquency and loss experience of Wilshire's servicing portfolio includes (i) loans and financial assets acquired from entities other than those by which the Mortgage Loans were originated, (ii) loans and financial assets from the same or different entities originated pursuant to different underwriting standards and
(iii) loans and financial assets which Wilshire began servicing when they were in a state of delinquency, foreclosure or bankruptcy. In addition, Wilshire's consolidated servicing portfolio includes loans with a variety of payment and other characteristics that do not correspond to those of the Mortgage Loans.

                      WILSHIRE LOAN DELINQUENCY EXPERIENCE

                                                      WILSHIRE LOAN DELINQUENCY EXPERIENCE
                         ------------------------------------------------------------------------------------------------
                                     AS OF DECEMBER 31, 2004                          AS OF DECEMBER 31, 2005
                         -----------------------------------------------  -----------------------------------------------
                                                     PERCENT  PERCENT BY                              PERCENT  PERCENT BY
                          NUMBER      PRINCIPAL       BY NO.   PRINCIPAL   NUMBER      PRINCIPAL       BY NO.   PRINCIPAL
                         OF LOANS      BALANCE      OF LOANS    BALANCE   OF LOANS      BALANCE      OF LOANS    BALANCE
                         --------  ---------------  --------  ----------  --------  ---------------  --------  ----------
Period of
Delinquency*
   30-59 Days..........     3,369  $   243,643,389     2.06%      2.39%      6,490  $   615,760,035     2.73%      2.82%
   60-89 Days..........     1,606  $   113,054,726     0.98%      1.11%      3,003  $   270,191,716     1.26%      1.24%
   90 Days or more.....    12,207  $   533,986,181     7.45%      5.25%     10,269  $   678,125,561     4.32%      3.11%
                          -------  ---------------   ------     ------     -------  ---------------   ------     ------
Total Delinquent
   Loans...............    17,182  $   890,684,297    10.49%      8.75%     19,762  $ 1,564,077,311     8.31%      7.17%
                          =======  ===============   ======     ======     =======  ===============   ======     ======
Current................   144,170  $ 9,017,124,348    88.01%     88.61%    215,248  $19,881,372,967    90.50%     91.18%
Loans in Foreclosure...     2,466  $   268,528,404     1.51%      2.64%      2,839  $   358,655,069     1.19%      1.64%
                          -------  ---------------   ------     ------     -------  ---------------   ------     ------
Total..................   163,818  $10,176,337,049   100.00%    100.00%    237,849  $21,804,105,346   100.00%    100.00%
                          =======  ===============   ======     ======     =======  ===============   ======     ======

                               WILSHIRE LOAN DELINQUENCY EXPERIENCE
                         -----------------------------------------------
                                     AS OF DECEMBER 31, 2006
                         -----------------------------------------------
                                                     PERCENT  PERCENT BY
                          NUMBER      PRINCIPAL       BY NO.   PRINCIPAL
                         OF LOANS      BALANCE      OF LOANS    BALANCE
                         --------  ---------------  --------  ----------
Period of
Delinquency*
   30-59 Days..........    10,411  $ 1,407,695,674     3.97%      4.41%
   60-89 Days..........     5,074  $   685,759,683     1.94%      2.15%
   90 Days or more.....    15,782  $ 1,490,462,545     6.02%      4.67%
                          -------  ---------------   ------     ------
Total Delinquent
   Loans...............    31,267  $ 3,583,917,902    11.93%     11.24%
                          =======  ===============   ======     ======
Current................   224,058  $27,130,101,124    85.50%     85.05%
Loans in Foreclosure...     6,744  $ 1,183,985,767     2.57%      3.71%
                          -------  ---------------   ------     ------
Total..................   262,069  $31,898,004,793   100.00%    100.00%
                          =======  ===============   ======     ======

----------
* All of the delinquency experience above has been calculated using the ABS method. Under ABS methodology, a loan is not considered delinquent until any payment is contractually past due thirty (30) days or more, assuming 30-day months. For example, a loan due on the first day of a month is not considered thirty (30) days delinquent until the first day of the next month.

It is unlikely that the delinquency experience of the Mortgage Loans will correspond to the delinquency experience of Wilshire's mortgage portfolio set forth in the foregoing table. The statistics shown above represent the delinquency experience for Wilshire's mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the Mortgage Loans will depend on the results obtained over the life of the mortgage pool. Wilshire does not have significant historical delinquency, bankruptcy, foreclosure or default experience that may be referred to for purposes of estimating the future delinquency and loss experience of the Mortgage Loans. There can be no assurance that the Mortgage Loans comprising the mortgage pool will perform consistent with the delinquency or foreclosure experience described herein. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by Wilshire. In addition, adverse economic conditions may affect the timely payment by mortgagors of Scheduled Payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage pool.

GREENPOINT MORTGAGE FUNDING, INC.

          GreenPoint Mortgage Funding, Inc., a New York corporation ("GREENPOINT"), is an indirect, wholly-owned subsidiary of Capital One Financial Corporation ("CAPITAL ONE"). Capital One is listed on the New York Stock Exchange under the symbol "COF". GreenPoint was formerly an indirect wholly-owned subsidiary of North Fork Bancorporation, Inc., which was merged into Capital One on December 1, 2006.

          GreenPoint is engaged in the mortgage banking business, and as part of that business, originates, acquires, sells and services mortgage loans. GreenPoint originates loans primarily through its wholesale division, which works with a nationwide network of independent mortgage brokers, each of which must be approved by GreenPoint. GreenPoint also originates loans through its retail and correspondent lending divisions. Mortgage loans originated by GreenPoint are secured primarily by one-to-four family residences. GreenPoint's executive offices are located at 100 Wood Hollow Drive, Novato, California, 94945.

          GreenPoint has been servicing residential mortgage loans since its formation in October 1999 when it acquired the assets and liabilities of Headlands Mortgage Company. GreenPoint is an approved mortgage loan servicer for Fannie Mae and Freddie Mac and is licensed to service mortgage loans in each state where a license is required based on the conduct of its servicing business. In its capacity as servicer,

GreenPoint will be responsible for servicing the mortgage loans in accordance with the terms set forth in the applicable servicing agreement.

          GreenPoint sells substantially all of the mortgage loans it originates or acquires. In connection with such sales, GreenPoint sometimes continues to service the loans it sells, and sometimes transfers the servicing to loan purchasers. The relative proportions in which GreenPoint sells and transfers servicing for loans vary to a significant degree depending on a number of factors, including market conditions. As of December 31, 2006, December 31, 2005, December 31, 2004 and December 31, 2003, GreenPoint provided servicing for mortgage loans with an aggregate principal balance of approximately $49.6 billion, $50 billion, $42.6 billion and $31.9 billion, respectively, of which approximately 66.8%, 66.6%, 65.6% and 62.1%, respectively, are being serviced for unaffiliated persons.

          GreenPoint has established standard policies for the servicing of mortgages. Servicing includes, but is not limited to: (i) collecting, aggregating and remitting mortgage loan payments; (ii) accounting for principal and interest; (iii) holding escrow funds for future payment of taxes and insurance; (iv) making inspections as required of the mortgaged properties; (v) preparation of tax related information in connection with mortgage loans; (vi) management of delinquent mortgage loans (including mortgage loans of borrowers who have declared bankruptcy); (vii) loss mitigation efforts; (viii) foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and
(ix) generally administering mortgage loans, for which it receives servicing fees.

          GreenPoint provides billing statements monthly with respect to mortgage loans. The statement includes payment details and payment application information and specifies the next payment due. GreenPoint monitors adjustable rate mortgage loans to capture changes to the applicable index. GreenPoint processes all rate changes and sends written notification to affected borrowers prior to the effective payment date.

          When a borrower fails to make a payment on a mortgage loan, GreenPoint attempts to cure the default by contacting the borrower by phone. In most cases, defaults are cured promptly. Pursuant to GreenPoint's servicing procedures, GreenPoint generally mails to the borrower a notice of intent to foreclose after the loan becomes 45 days past due (two payments due but not received) and, generally within 45 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings are terminated if the delinquency is cured. Mortgage loans to borrowers who declare bankruptcy may be restructured by bankruptcy courts in accordance with law and with a view to maximizing recovery of the loans.

          Once foreclosure is initiated by GreenPoint, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, GreenPoint determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

          If foreclosed, the mortgaged property is sold at a public sale and may be purchased by GreenPoint. After foreclosure, GreenPoint may liquidate the mortgaged property and charge-off any balance which was not recovered through liquidation proceeds.

          Servicing administration, collection practices and charge-off policies with respect to mortgage loans are generally consistent with industry practices, but may change over time in accordance with, among other things, GreenPoint's business judgment, servicing requirements, changes in the servicing portfolio and applicable laws and regulations.

          Foreclosure and Delinquency Experience

          Historically, a variety of factors, including the appreciation of real estate values, have limited GreenPoint's foreclosure and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the control of GreenPoint, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

          A general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans. If the real estate market and economy were to decline, GreenPoint may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

          The following table summarizes the delinquency experience for all the mortgage loans originated and serviced by GreenPoint. The data presented in the following table is for illustrative purposes only, and there is no assurance that the delinquency experience of the mortgage loans included in the trust will be similar to that set forth below.

                        GREENPOINT MORTGAGE FUNDING, INC.
        OVERALL MORTGAGE PORTFOLIO DELINQUENCY AND FORECLOSURE EXPERIENCE
                             (DOLLARS IN THOUSANDS)

                                                             AT DECEMBER 31,
                                   ------------------------------------------------------------------      AT DECEMBER 31,
                                           2003                   2004                   2005                   2006
                                   --------------------   --------------------   --------------------   --------------------
                                               PERCENT                PERCENT                PERCENT                PERCENT
                                                 OF                     OF                     OF                     OF
                                    NUMBER    SERVICING    NUMBER    SERVICING    NUMBER    SERVICING    NUMBER    SERVICING
                                   OF LOANS   PORTFOLIO   OF LOANS   PORTFOLIO   OF LOANS   PORTFOLIO   OF LOANS   PORTFOLIO
                                   --------   ---------   --------   ---------   --------   ---------   --------   ---------
Total Portfolio*................    212,711      6.20%     286,698      3.41%     289,304      3.74%     281,502      4.27%

Period of Delinquency
   30-59 days...................      6,381      3.00%       4,931      1.72%       6,065      2.10%       6,591      2.34
   60-89 days...................      2,056      0.97%       1,333      0.46%       1,626      0.56%       1,720       .61
   90 days or more..............      1,922      0.90%       1,799      0.63%       2,138      0.74%       2,449       .87

Total Delinquencies
   (excluding Foreclosures)**...     10,359      4.87%       8,063      2.81%       9,829      3.40%      10,760      3.82

Foreclosures Pending............      2,831      1.33%       1,709      0.60%         988      0.34%       1,267       .45

* The total number of loans in the portfolio has been reduced by the number of loans for which a servicing released sale is pending or loans which have been foreclosed.

**   Percentages may not total properly due to rounding.

             THE CAP CONTRACT COUNTERPARTY AND THE SWAP COUNTERPARTY

          There will be four Corridor Contracts and a Cap Contract provided by a Cap Contract Counterparty and a Swap Agreement provided by a Swap Counterparty. Each of the Cap Contract Counterparty and the Swap Counterparty conducts business in the over-the-counter derivatives market, writing a variety of derivative instruments, including interest rate swaps, currency swaps, credit default swaps and interest rate options with institutional clients. Each of the Cap Contract Counterparty and the Swap Counterparty has a minimum credit rating as set forth under the related Corridor Contract, Cap Contract or Swap Agreement, as applicable.

          The significance percentage, as calculated in accordance with Item 1115 of Regulation AB is less than ten percent (10%). The "significance percentage" for purposes of Item 1115 of Regulation AB is a percentage that is a reasonable good faith estimate of the proportion that the maximum probable exposure of each of the Corridor Contracts, the Cap Contract and the Swap Agreement (estimated in substantially the same manner as that used in the Sponsor's internal risk management process in respect of similar instruments), on the one hand, bears to the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, on the other.

                       AFFILIATES AND RELATED TRANSACTIONS

          The Depositor, the Sponsor, Wilshire Credit Corporation and the Underwriter are all affiliated. The Depositor is an affiliate, through common parent ownership, of each of the Sponsor, Wilshire Credit Corporation and the Underwriter. The Sponsor is an affiliate, through common parent ownership, of the Underwriter. The Sponsor is also an affiliate of the Depositor and Wilshire Credit Corporation and a direct wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc.

                      ADMINISTRATION OF THE ISSUING ENTITY

SERVICING AND ADMINISTRATIVE RESPONSIBILITIES

     The Servicers, the Master Servicer, the Securities Administrator and the Trustee will have the following responsibilities with respect to the Issuing
Entity:

PARTY:                           RESPONSIBILITIES:
------                           -----------------
Servicers.....................   Performing the servicing functions with respect
                                 to the Mortgage Loans and the mortgaged
                                 properties in accordance with the provisions of
                                 the Servicing Agreements, including, but not
                                 limited to:

                                      -   collecting monthly remittances of
                                          principal and interest on the Mortgage
                                          Loans from the related borrowers,
                                          depositing such amounts in the related
                                          servicing account, and delivering all
                                          amounts on deposit in the servicing
                                          accounts to the Master Servicer for
                                          deposit in the master servicer
                                          collection account on the servicer
                                          remittance date;

                                      -   collecting amounts in respect of taxes
                                          and insurance from the related
                                          borrowers, depositing such amounts in
                                          the related escrow account, and paying
                                          such amounts to the related taxing
                                          authorities and insurance providers,
                                          as applicable;

                                      -   making advances with respect to
                                          delinquent payments of principal and
                                          interest on the mortgage loans;

                                      -   making servicing advances in respect
                                          of customary costs and expenses
                                          incurred in the performance by the
                                          Servicer of its servicing obligations,
                                          including, but not limited to, the
                                          cost of (a) the preservation,
                                          restoration and protection of the
                                          mortgaged property, (b) taxes,

PARTY:                           RESPONSIBILITIES:
------                           -----------------
                                          assessments and other charges which
                                          are or may become a lien upon the
                                          mortgaged property or (c)
                                          borrower-paid primary mortgage
                                          insurance policy premiums and fire and
                                          hazard insurance coverage;

                                      -   enforcement of foreclosure
                                          proceedings; and

                                      -   providing monthly loan-level reports
                                          to the Master Servicer.

Master Servicer...............   Performing the master servicing functions in
                                 accordance with the provisions of the Pooling
                                 and Servicing Agreement, including but not
                                 limited to:

                                      -   monitoring each Servicer's performance
                                          and enforcing each Servicer's
                                          obligations under the related
                                          Servicing Agreement;

                                      -   receiving monthly remittances from
                                          each Servicer for deposit in the
                                          master servicer collection account on
                                          the related Servicer's remittance date
                                          and delivering all amounts on deposit
                                          in the master servicer collection
                                          account to the Securities
                                          Administrator for deposit in the
                                          certificate account;

                                      -   gathering the monthly loan-level
                                          reports delivered by each Servicer and
                                          providing a comprehensive loan-level
                                          report to the Securities Administrator
                                          with respect to the mortgage loans;

                                      -   upon the termination of a Servicer,
                                          appointing a successor servicer to the
                                          extent provided for in the Pooling and
                                          Servicing Agreement, and until a
                                          successor servicer is appointed,
                                          acting as successor servicer; and

                                      -   upon the failure of a Servicer to make
                                          any advance it is required to make
                                          with respect to a mortgage loan,
                                          making those advances to the extent
                                          provided in the Pooling and Servicing
                                          Agreement.

PARTY:                           RESPONSIBILITIES:
------                           -----------------
Securities Administrator......   Performing the securities administration
                                 functions in accordance with the provisions of
                                 the Pooling and Servicing Agreement, including
                                 but not limited to:

                                      -   receiving monthly remittances from the
                                          Master Servicer for deposit in the
                                          certificate account and distributing
                                          amounts on deposit therein to
                                          certificateholders;

                                      -   depositing any corridor contract
                                          payments received from the Cap
                                          Contract Counterparty into the
                                          Corridor Contract Account;

                                      -   as Supplemental Interest Trust
                                          Trustee, depositing any Cap Payments
                                          received from the Cap Contract
                                          Counterparty into the Supplemental
                                          Interest Trust;

                                      -   as Supplemental Interest Trust
                                          Trustee, depositing any Net Swap
                                          Payments or Swap Termination Payments
                                          received from the Swap Counterparty
                                          into the Supplemental Interest Trust;

                                      -   as Supplemental Interest Trust
                                          Trustee, distributing amounts on
                                          deposit in the Supplemental Interest
                                          Trust to the holders of the related
                                          certificates and the Swap
                                          Counterparty, based solely on the
                                          information contained in the investor
                                          reports, in accordance with the
                                          priorities described in the Pooling
                                          and Servicing Agreement on each
                                          Distribution Date or prior to such
                                          Distribution Date, as applicable;

                                      -   preparing and making available
                                          investor reports, including the
                                          monthly Distribution Date statement to
                                          certificateholders based on
                                          information received from the Master
                                          Servicer, the Cap Contract
                                          Counterparty and the Swap Counterparty
                                          and reports necessary to enable
                                          certificateholders to prepare their
                                          tax returns;

                                      -   preparing and filing annual federal
                                          and (if required) state tax returns on
                                          behalf of the Issuing Entity; and

                                      -   preparing and filing certain periodic
                                          reports with the Securities and
                                          Exchange Commission on behalf of the
                                          Issuing Entity with respect to the
                                          certificates.

Trustee.......................   Performing the trustee functions in accordance
                                 with the provisions of the Pooling and
                                 Servicing Agreement, including but not limited
                                 to:

PARTY:                           RESPONSIBILITIES:
------                           -----------------
                                      -   enforcing the obligations of each of
                                          the Master Servicer and the Securities
                                          Administrator under the Pooling and
                                          Servicing Agreement;

                                      -   holding and maintaining the mortgage
                                          loan documents related to the mortgage
                                          loans in a fire-resistant facility
                                          intended for the safekeeping of
                                          mortgage loan files (which functions
                                          shall be performed by a custodian);
                                          and

                                      -   until a successor master servicer is
                                          appointed, acting as successor master
                                          servicer in the event the Master
                                          Servicer resigns or is removed by the
                                          Trustee.

                         SERVICING OF THE MORTGAGE LOANS

SERVICING AND COLLECTION PROCEDURES

          The Servicers will service the Mortgage Loans pursuant to the related Servicing Agreement. Servicing functions to be performed by the Servicers under the Servicing Agreement include collection and remittance of principal and interest payments, administration of mortgage escrow accounts, collection of certain insurance claims, and, if necessary, foreclosure. The Servicers may contract with subservicers to perform some or all of such servicing duties, but the Servicers will not thereby be released from its obligations under the Servicing Agreement. When used herein with respect to servicing obligations, the term "Servicer" includes a subservicer.

          The Servicers will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with the applicable Servicing Agreement and any primary mortgage insurance policy, follow such collection procedures as are customary with respect to Mortgage Loans that are comparable to the Mortgage Loans. Consistent with the above, each Servicer may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a related Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a primary mortgage insurance policy, arrange with a mortgagor a schedule for the liquidation of delinquencies. The Sponsor's prior approval or consent will be required for certain servicing activities such as modification of the terms of any Mortgage Loan and the sale of any defaulted Mortgage Loan or REO Property.

          Each Servicer will establish and maintain one or more Collection Accounts. Each Collection Account and the investment of deposits therein shall comply with the requirements of the related Servicing Agreement and shall meet the requirements of the rating agencies. Each Servicer will deposit and retain in the related Collection Account all collections from the mortgagors for the payment of taxes, assessments, insurance premiums or comparable items as agent of the mortgagors as provided in the related Servicing Agreement. Withdrawals of amounts from the Collection Accounts may be made only to effect timely payment of taxes, assessments, insurance premiums or comparable items, to reimburse the related Servicer or the Master Servicer for any advances made with respect to such items, to refund to any mortgagors any sums as may be determined to be overages, to pay interest, if required, to mortgagors on balances in the Collection Accounts, to pay earnings not required to be paid to mortgagors to the Master

Servicer or the related Servicer, or to clear and terminate the Collection Accounts at or at any time after the termination of the related Servicing Agreement.

          The Servicers may solicit or refer to a mortgage originator any mortgagor for refinancing or otherwise take action to encourage refinancing. Any such solicitation or action may cause the rate of prepayments on the Mortgage Loans to occur at a faster rate than might otherwise be the case.

          The Master Servicer will establish and maintain in the name of the Trustee, for the benefit of the certificateholders, the Master Servicer Collection Account, into which it will deposit amounts received from each Servicer and advances (to the extent required to make advances) made from the Master Servicer's own funds (less the Master Servicer's expenses, as provided in the Pooling and Servicing Agreement). The Master Servicer Collection Account and amounts at any time credited thereto are required to comply with the requirements of the Pooling and Servicing Agreement and meet the requirements of the rating agencies and may be a subaccount of the Certificate Account. The amount at any time credited to the Master Servicer Collection Account may be invested in the name of the Trustee in such permitted investments selected by the Master Servicer as set forth in the Pooling and Servicing Agreement. The Master Servicer will be entitled to any amounts earned and will be liable for any losses in permitted investments in the Master Servicer Collection Account.

          The Securities Administrator will establish and maintain in the name of the Securities Administrator, for the benefit of the certificateholders, the Certificate Account, into which on the day prior to each distribution date it will deposit all amounts transferred to it by the Master Servicer from the Master Servicer Collection Account. All amounts deposited in the Certificate Account will be held in the name of the Trustee in trust for the benefit of the certificateholders in accordance with the terms and provisions of the Pooling and Servicing Agreement. The amount at any time credited to the Certificate Account may be invested in the name of the Securities Administrator, in such permitted investments selected by the Securities Administrator as set forth in the Pooling and Servicing Agreement. The Securities Administrator will be entitled to any amounts earned and will be liable for any losses on permitted investments in the Certificate Account.

          The Securities Administrator, on behalf of the Issuing Entity, will be obligated to establish the Corridor Contract Account to be held in trust for the benefit of the certificateholders, into which the Securities Administrator shall promptly deposit upon receipt any amounts received by it and paid pursuant to any related Corridor Contract. The funds in the Corridor Contract Account shall not be invested.

          The Supplemental Interest Trust Trustee will establish and maintain in the name of the Supplemental Interest Trust Trustee, for the benefit of the certificateholders, the Cap Contract Account, into which the Supplemental Interest Trust Trustee will promptly deposit upon receipt any amounts paid pursuant to the Cap Contract. The funds in the Cap Contract Account may not be invested. The Supplemental Interest Trust Trustee also will establish and maintain in the name of the Supplemental Interest Trust Trustee, for the benefit of the certificateholders, the Swap Account, into which the Supplemental Interest Trust Trustee will promptly deposit upon receipt any amounts paid pursuant to the Swap Agreement. The funds in the Swap Account may not be invested.

          The Sponsor has the right to cause the servicing rights of the Mortgage Loans currently serviced by Wilshire Credit Corporation to be transferred to another qualified servicer.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

          The Servicers will be paid the applicable Servicing Fee for each Mortgage Loan serviced by it. The amount of the monthly Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described below under "--Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans." Each Servicer also is entitled to receive, as additional servicing compensation, Prepayment Interest Excesses, excess proceeds from REO Property sales and all service-related fees, including all late payment charges, insufficient funds charges, assumption fees, modification fees, extension fees and other similar charges (other than prepayment charges) and all investment income earned on, or benefits from, amounts on deposit in the related Collection Account and amounts on deposit in the escrow accounts not required to be paid to the mortgagors. Each Servicer is obligated to pay certain ongoing expenses associated with the related Mortgage Loans in connection with its responsibilities under the related Servicing Agreement.

ADJUSTMENT TO SERVICING FEES IN CONNECTION WITH CERTAIN PREPAID MORTGAGE LOANS

          When a mortgagor prepays all of a Mortgage Loan between scheduled payment dates, the mortgagor pays interest on the amount prepaid only from the last scheduled payment date to the date of the prepayment, thereby causing a shortfall in interest for that month. The related Servicer will be required to deposit Compensating Interest into the Certificate Account in an amount equal to any Prepayment Interest Shortfall with respect to prepayments in full received during the period from and including the 15th day of the month through and including the last day of the month; provided, however, that the amount so deposited with respect to any distribution date shall be limited to a portion of the total amount of servicing fees received on the Mortgage Loans serviced by it for the applicable Distribution Date. The Master Servicer, solely in its capacity as successor servicer, will be obligated, in accordance with the terms of the Pooling and Servicing Agreement, to make such Compensating Interest payments in the event that such Servicer is required to and fails to do so.

ADVANCES

          Subject to the limitations described in the following paragraph, each Servicer will be required to advance prior to each Distribution Date, from its own funds, or funds in the related Collection Account that are not otherwise required to be remitted to the Certificate Account for such distribution date, monthly advances.

          Monthly advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates rather than to guarantee or insure against losses. Each Servicer is obligated to make monthly advances with respect to delinquent payments of interest and principal on each Mortgage Loan serviced by it, to the extent that such monthly advances are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loans and subject to certain limitations related to the Relief Act, bankruptcy, the length of delinquency on such Mortgage Loans and non-regularly scheduled monthly payments set forth in the applicable Servicing Agreement. Any failure by a Servicer to make a monthly advance as required under the applicable Servicing Agreement will constitute a default thereunder, in which case the Master Servicer will be required, solely in its capacity as successor servicer, to make a monthly advance in accordance with the terms of the Pooling and Servicing Agreement; provided, however, that in no event will the Master Servicer be required to make a monthly advance that is not, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If the Servicer determines on any determination date to make a monthly advance, such monthly advance will be included with the payment to certificateholders on the related distribution date.

EVIDENCE AS TO COMPLIANCE

          The Servicers, the Master Servicer and the Securities Administrator will provide to the Depositor, the Master Servicer and the Securities Administrator, as applicable, a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(d) of Regulation AB (the "AB SERVICING CRITERIA"). The Pooling and Servicing Agreement will provide that (1) the Master Servicer will provide to the Depositor and the Securities Administrator a report on an assessment of compliance with the AB Servicing Criteria applicable to it and (2) the Securities Administrator will provide to the Depositor a report on an assessment of compliance with the AB Servicing Criteria applicable to it. Each Servicing Agreement will provide that the related Servicer will provide to the Master Servicer, the Securities Administrator and the Depositor a report on an assessment of compliance with the AB Servicing Criteria applicable to it. In addition, any permitted subservicer or subcontractor of any of the parties described above that is participating in the servicing function relating to the mortgage loans within the meaning of Regulation AB, will also provide to the Depositor, the Master Servicer and the Securities Administrator a report on an assessment of compliance with the AB Servicing Criteria.

          Each party that is required to deliver a report on assessment of servicing compliance, will also deliver an attestation report from a firm of independent public accountants on the related assessment of compliance. The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting and pool asset administration. Each report is required to indicate that the AB Servicing Criteria were used to test compliance of the relevant party on a platform level basis and will set out any material instances of noncompliance.

          The Pooling and Servicing Agreement also provides for delivery to the Depositor and the Securities Administrator, on or before a specified date in each year, a separate annual statement of compliance from the Master Servicer and the Securities Administrator pursuant to Item 1123 of Regulation AB to the effect that, to the best knowledge of the signing officer, the Master Servicer and the Securities Administrator, as applicable, have fulfilled in all material respects their obligations under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a failure in the fulfillment of any obligation, the statement will specify each failure and the nature and status of that failure. The Servicing Agreement will also provide for delivery to the Depositor and Master Servicer, on or before a specified date in each year, a separate annual statement of compliance from each Servicer pursuant to Item 1123 of Regulation AB.

          The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports prepared and filed by the Securities Administrator with respect to the Issuing Entity pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the Securities Administrator promptly after such material is electronically filed with, or furnished to, the Securities and Exchange Commission.

                       THE POOLING AND SERVICING AGREEMENT

GENERAL

          The certificates will be issued pursuant to the Pooling and Servicing Agreement. The certificates in certificated form will be transferable and exchangeable at the office of the Securities Administrator, which will serve as certificate registrar and paying agent.

ASSIGNMENT OF MORTGAGE LOANS

          The Mortgage Loans will be assigned to the Trustee, together with all principal and interest received with respect to the Mortgage Loans on and after the Cut-off Date, other than Scheduled Payments due on or before that date. As to each Mortgage Loan, the following documents are generally required to be delivered to the Trustee (or its custodian) in accordance with the Pooling and Servicing Agreement: (1) the related original mortgage note endorsed without recourse to the Trustee or in blank, (2) the original mortgage with evidence of recording indicated (or, if the original recorded Mortgage has not yet been returned by the recording office, a copy thereof certified to be a true and complete copy of such mortgage sent for recording) or, in the case of a co-op loan, the original security agreement and related documents, (3) an original assignment of the mortgage to the Trustee or in blank in recordable form (except as described below) or, in the case of a co-op loan, an original assignment of security agreement and related documents, (4) the policies of title insurance issued with respect to each Mortgage Loan (other than a co-op loan) and (5) the originals of any assumption, modification, extension or guaranty agreements.

          Pursuant to the terms of the sale agreement, the Sponsor will make certain representations and warranties concerning the related Mortgage Loans that generally include representations and warranties similar to those summarized in the Prospectus under the heading "Description of the Agreements--Representations and Warranties; Repurchases." These representations and warranties will be brought forward to the closing date. Within the period of time specified in the sale agreement following its discovery of a breach of any representation or warranty that materially or adversely affects the interests of holders of certificates in a Mortgage Loan, or receipt of notice of such breach, the Sponsor will be obligated to cure such breach or purchase the affected Mortgage Loan from the Issuing Entity for a price equal to the unpaid principal balance thereof plus any costs and damages incurred by the Issuing Entity in connection with any violation by the affected Mortgage Loan of any anti-predatory or anti-abusive lending laws (or, in certain circumstances, to substitute another mortgage loan).

          To the extent that any Mortgage Loan as to which a representation or warranty has been breached is not purchased by the Sponsor and a Realized Loss occurs with respect to that Mortgage Loan, holders of the certificates may incur a loss.

AMENDMENT

          The Pooling and Servicing Agreement may be amended by the Depositor, the Master Servicer, the Securities Administrator and the Trustee, without the consent of certificateholders, for any of the purposes set forth under "Description of the Agreements--Amendment" in the Prospectus, including, without limitation, for the purpose of compliance with Regulation AB. In addition, the Pooling and Servicing Agreement may be amended by the Depositor, the Master Servicer, the Securities Administrator, the Trustee, and the holders of a 66 2/3% Percentage Interest of each class of certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the certificateholders, with certain limitations.

OPTIONAL TERMINATION OF THE CERTIFICATES

          On the Distribution Date on or after the first Distribution Date on which the aggregate outstanding principal balance of the Mortgage Loans as of the related due date is equal to or less than 10% of the principal balance of the Mortgage Loans (in the aggregate) as of the Cut-off Date, the Securities Administrator will attempt to terminate the Issuing Entity through an auction process and thereby effect the retirement of all of the certificates. The Securities Administrator will attempt to auction the remaining assets of the Issuing Entity via a solicitation of bids from at least three bidders. Any such termination will occur only if the highest bid received is at least equal to the sum of (i) the then aggregate outstanding principal balance of the Mortgage Loans (or if such Mortgage Loan is an REO Property, the fair market value of such REO Property), plus accrued interest thereon through the due date in the month in which the proceeds of the auction will be distributed on the certificates, (ii) any unreimbursed fees, indemnity amounts and out-of-pocket costs and expenses owed to the Trustee, the Securities Administrator, the Master Servicer and the Servicers and all unreimbursed monthly advances, (iii) any unreimbursed cost, penalties and/or damages incurred by the Issuing Entity in connection with any violation relating to any of the Mortgage Loans of any predatory or abusive lending law, (iv) all reasonable fees and expenses incurred by the Securities Administrator in connection with such auction and (v) any Net Swap Payment or any Swap Termination Payment owed to the Swap Counterparty pursuant to the Swap Agreement in the event that the Issuing Entity is the defaulting party or an affected party under the Swap Agreement. Proceeds from the purchase will be distributed to the certificateholders in the order of priority described herein. Any such optional termination of the Issuing Entity will result in an early retirement of the certificates. If the Issuing Entity is not terminated because a sufficient purchase price is not achieved at such auction, the Master Servicer, or the Servicers, may purchase all of the Mortgage Loans, which similarly would result in the termination of the Issuing Entity.

EVENTS OF DEFAULT

          Events of default under the Pooling and Servicing Agreement consist of
(i) failure by the Master Servicer to cause to be deposited in the Certificate Account amounts required to be deposited by the Master Servicer pursuant to the Pooling and Servicing Agreement, and such failure continues unremedied for three
(3) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer,
(ii) failure by the Master Servicer to observe or perform in any material respect any other material covenants and agreements set forth in the Pooling and Servicing Agreement to be performed by it, and such failure continues unremedied for sixty (60) days after the date on which written notice of such failure has been given to the Master Servicer by the Trustee, (iii) the entry against the Master Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days, (iv) consent by the Master Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or substantially all of its property, or (v) admission by the Master Servicer in writing of its inability to pay its debts generally as they become due, filing of a petition to take advantage of any applicable insolvency or reorganization statute, any assignment for the benefit of its creditors, or voluntary suspension of payment of its obligations.

INDEMNIFICATION AND LIMITATION OF LIABILITY

          The Pooling and Servicing Agreement will provide that the Trustee, the Master Servicer, the Servicer, the Securities Administrator, and any officer, employee or agent thereof will be indemnified from the Issuing Entity and will be held harmless against any loss, liability, damage, cost or expense incurred in connection with (i) any audit, controversy or judicial proceeding relating to a governmental authority or any legal proceeding incurred without negligence or willful misconduct on their part, arising out of, or in connection with the acceptance or administration of the trusts created under the Pooling and Servicing Agreement and (ii) the performance of their duties under the Pooling and Servicing Agreement, including any applicable fees and expenses payable under the Pooling and Servicing Agreement, and the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties thereunder. The Trustee, the Master Servicer, and the Securities Administrator also will be entitled to reimbursement by the Issuing Entity of all reasonable expenses, disbursements and advances incurred or made by the Trustee, the Master Servicer and the Securities Administrator in accordance with the Pooling and Servicing Agreement (including the fees and expenses of its counsel), except any such expenses, disbursements and advances that are not unanticipated or arise from its negligence, bad faith or willful misconduct.

                   YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE

GENERAL

          The yields to maturity (or to early termination) of the certificates will be affected by the rate of principal payments (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the related Mortgage Loans and the application of excess interest to retire the class principal amounts of the certificates. Yields will also be affected by the extent to which Mortgage Loans bearing higher Mortgage Rates prepay at a more rapid rate than Mortgage Loans with lower Mortgage Rates, the amount and timing of borrower delinquencies and defaults resulting in Realized Losses, the purchase price for the certificates and other factors.

          Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors, including the credit quality of the Mortgage Loans. In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Mortgage Loans include such factors as changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged properties, changes in the values of mortgaged properties, mortgage market interest rates and servicing decisions. The Mortgage Loans generally have due-on-sale clauses. In addition, Wilshire Credit Corporation may solicit or refer to a mortgage originator any mortgagor for refinancing or otherwise take action to encourage refinancing. Any such refinancings will affect the rate of principal prepayments on the mortgage pool.

          The rate of principal payments on the Mortgage Loans will also be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments thereon by the borrowers, liquidations of defaulted Mortgage Loans and repurchases of Mortgage Loans due to certain breaches of representations and warranties or defective documentation. The timing of changes in the rate of prepayments, liquidations and purchases of the related Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully herein and in the prospectus under "Yield Considerations"), no assurance can be given as to such rate or the timing of principal payments on the certificates. In general, the earlier a prepayment of principal of the Mortgage Loans, the greater the effect on an investor's yield. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

          Prepayments, liquidations and purchases of Mortgage Loans will result in distributions to holders of the related certificates of principal amounts that would otherwise be distributed over the remaining terms of such Mortgage Loans. The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on Mortgage Loans are expected to occur with greater frequency in their early years.

          As described herein, excess interest will be applied, to the extent available, as an additional payment of principal on the certificates to maintain the required level of overcollateralization and to offset certain losses and shortfalls on the certificates. The level of excess interest available on any Distribution Date will be influenced by, among other things:

               - the overcollateralization level of the Mortgage Loans. This means the extent to which interest on the Mortgage Loans is accruing on a higher principal balance than the certificate principal amounts of the related certificates;

               - the loss experience of the Mortgage Loans. For example, excess interest will be reduced as a result of Realized Losses on the Mortgage Loans;

               -    the value of One-Month LIBOR;

               - the extent to which the weighted average of the Net Mortgage Rates of the Mortgage Loans exceeds the weighted average of the interest rates of all the classes of the offered certificates.

          No assurances can be given as to the amount or timing of excess interest distributable on the certificates.

          The yields to investors in the certificates will be affected by whether the Issuing Entity is terminated pursuant to an auction as described herein in "The Pooling and Servicing Agreement -- Optional Termination of the Certificates."

          If the purchaser of a certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. For this purpose, prepayments of principal include not only voluntary prepayments made by the borrower, but repurchases of Mortgage Loans by the Sponsor due to breaches of representations and warranties.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

          For federal income tax purposes, the Issuing Entity will include one or more segregated asset pools, with respect to which elections will be made to treat each as a separate REMIC. Each class of offered certificates (other than the residual certificate) will represent the beneficial ownership of the corresponding regular interest in a REMIC. The residual certificate will represent the beneficial ownership of the residual interest in each of the REMICs.

          In addition to representing the beneficial ownership of the corresponding interest in a REMIC, each class of offered certificates may also represent certain contractual rights and obligations to receive or make certain non-REMIC payments. Such rights and obligations will not, for federal income tax purposes, be treated as interests in a REMIC. Investors are urged to consult their own tax advisors regarding the appropriate tax treatment of such rights and obligations.

          To the extent that certificates represent regular interests in a REMIC, they will generally be treated as debt instruments. Holders of such certificates will be required to include in income all interest and original issue discount on the portion of their certificates that represents a regular interest in a REMIC, in accordance with the accrual method of accounting. See "Material Federal Income Tax Consequences" in the prospectus.

          Upon the issuance of the certificates, independent tax counsel will deliver its opinion to the effect that, assuming compliance with the Pooling and Servicing Agreement and the Servicing Agreements and the accuracy of certain representations, each of the REMICs formed pursuant to the Pooling and Servicing Agreement will qualify as a REMIC within the meaning of Section 860D of the Code.

          The offered certificates (other than the residual certificate) may be issued with original issue discount ("OID"). A beneficial owner of a certificate must include any OID in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. See "Material Federal Income Tax Consequences" in the prospectus.

          Holders of subordinate certificates may be required to accrue income currently even though their distributions may be reduced due to defaults and delinquencies on the related Mortgage Loans. See "Material Federal Income Tax Consequences" in the prospectus.

ORIGINAL ISSUE DISCOUNT AND AMORTIZABLE BOND PREMIUM

          The portions of certain classes of the offered certificates (other than the residual certificate) representing REMIC regular interests may be treated as being issued with original issue discount.

          The portions of other classes of the offered certificates (other than the residual certificate) representing REMIC regular interests may be treated as being issued at a premium. If this occurs, the holders of such certificates may elect under Section 171 of the Internal Revenue Code of 1986, as amended (the "Code") to amortize that premium under the constant yield method and to treat that amortizable premium as an offset to interest income on such regular interests. This election, however, applies to all the certificateholder's debt instruments held during or after the first taxable year in which the election is first made, may not be revoked without IRS consent and should only be made after consulting with a tax advisor.

          If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a certificateholder, such certificateholder will be permitted to offset such excess amounts only against the respective future income, if any, from the REMIC regular interest represented by such certificate. Although the tax treatment is uncertain, a certificateholder may be permitted to deduct a loss to the extent that such holder's respective remaining basis in the REMIC regular interest represented by such certificate exceeds the maximum amount of future payments to which such holder is entitled with respect to its REMIC regular interest, assuming no further principal prepayments on the Mortgage Loans are received. Although the matter is not free from doubt, any such loss might be treated as a capital loss.

SPECIAL TAX ATTRIBUTES OF THE CERTIFICATES

          As is described more fully under "Material Federal Income Tax Consequences" in the prospectus, the REMIC interests represented by the offered certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the Issuing Entity, exclusive of any non-REMIC assets, would be so treated; provided, however, that if at least 95% of the assets of the Issuing Entity, exclusive of any non-REMIC assets, are assets described in Section 7701(a)(19)(C)(i)-(x) of the Code, the REMIC interests represented by the offered certificates will be treated in their entirety as assets described in Section 7701(a)(19)(C) of the Code.

          The REMIC interests represented by the offered certificates will be treated as "real estate assets" under Section 856(c)(5)(B) of the Code in the same proportion that the assets of the Issuing Entity, exclusive of any non-REMIC assets, would be so treated; provided, however, that if at least 95% of the assets of the Issuing Entity, exclusive of any non-REMIC assets, are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, then the REMIC interests represented by the offered certificates will be treated in their entirety as "real estate assets" under Section 856(c)(5)(B) of the Code. Interest on the REMIC interests represented by the offered certificates will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code in the same proportion that income of the Issuing Entity, exclusive of income from any non-REMIC assets, is income described in Section 856(c)(3)(B) of the Code; provided, however, that if at least 95% of the assets of the Issuing Entity, exclusive of any non-REMIC assets, are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, then all interest on the REMIC interests represented by the offered certificates will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code.

PROHIBITED TRANSACTIONS TAX AND OTHER TAXES

          The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions." In general, subject to specified exceptions, a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the certificates. It is not anticipated that the Issuing Entity will engage in any prohibited transactions in which it would recognize a material amount of net income.

          In addition, contributions to a trust fund that elects to be treated as a REMIC made after the day on which such trust fund issues all of its interests could result in the imposition of a tax on the Issuing Entity equal to 100% of the value of the contributed property. The Issuing Entity will not accept contributions that would subject it to such tax.

          In addition, a trust fund that elects to be treated as a REMIC may be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income derived from foreclosure property, including gain from the sale of a foreclosure property, other than qualifying rents and other income or gain that would be qualifying income for a real estate investment trust. It is not anticipated that the Issuing Entity will recognize net income from foreclosure property subject to federal income tax.

          Where the above-referenced prohibited transactions tax, tax on contributions to a trust fund, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC arises out of a breach of the Master Servicer's or the Trustee's obligations, as the case may be, under the Pooling and Servicing Agreement and in respect of compliance with then applicable law, such tax will be borne by the Master Servicer or the Trustee, as applicable, in either case out of its own funds. In the event that either the Master Servicer or the Trustee, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be paid by the Issuing Entity first with amounts that might otherwise be distributable to the holders of certificates in the manner provided in the Pooling and Servicing Agreement. It is not anticipated that any material state or local income or franchise tax will be imposed on the Issuing Entity.

          For further information regarding the federal income tax consequences of investing in the certificates, see "Material Federal Income Tax Consequences--REMICs" in the prospectus.

THE RESIDUAL CERTIFICATE

          The holder of the residual certificate must include the taxable income or loss of the REMICs in determining its federal taxable income. The residual certificate will remain outstanding for federal income tax purposes until there are no certificates of any other class outstanding. Prospective investors are cautioned that the REMIC taxable income and the tax liability thereon of the holder of the residual certificate may exceed, and may substantially exceed, cash distributions to such holder during certain periods, in which event the holder thereof must have sufficient alternative sources of funds to pay such tax liability. Furthermore, it is anticipated that all or a substantial portion of the taxable income of the REMICs includable by the holder of the residual certificate will be treated as "excess inclusion" income, resulting in (i) the inability of such holder to use net operating losses to offset such income from the REMICs, (ii) the treatment of such income as "unrelated business taxable income" to certain holders who are otherwise tax-exempt and (iii) the treatment of such income as subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction.

          The residual certificate will be considered to represent "noneconomic residual interests," with the result that transfers thereof would be disregarded for federal income tax purposes if any significant purpose of the transfer was to impede the assessment or collection of tax. All transfers of the residual certificate will be subject to certain restrictions intended to reduce the possibility of any such transfer being disregarded. Such restrictions include requirements that (i) the transferor represent that it has conducted an investigation of the transferee and made certain findings regarding whether the transferee has historically paid its debts when they become due, (ii) the proposed transferee make certain representations regarding its understanding that as the holder of a residual certificate the transferee may incur tax liabilities in excess of the cashflow from the residual certificate and its intention to pay the taxes associated with holding the residual certificate as they become due and (iii) the proposed transferee agree that it will not transfer the residual certificate to any person unless that person agrees to comply with the same restrictions on future transfers. See "Material Federal Income Tax Consequences--Tax-Related Restrictions on Transfers of REMIC Residual Certificates" in the prospectus.

          An individual, trust or estate that holds the residual certificate (whether such residual certificate is held directly or indirectly through certain pass-through entities) also may have additional gross income with respect to, but may be subject to limitations on the deductibility of, Servicing Fees on the Mortgage Loans and other administrative expenses of the Issuing Entity in computing such holder's regular tax liability, and may not be able to deduct such fees or expenses to any extent in computing such holder's alternative minimum tax liability. In addition, some portion of a purchaser's basis, if any, in the residual certificate may not be recovered until termination of the Issuing Entity. Furthermore, the federal income tax consequences of any consideration paid to a transferee on a transfer of the residual certificate are unclear. Recently issued regulations require an acquiror or transferee of a noneconomic residual interest to recognize as income any fee received to induce such person to become a holder of such interest over a period reasonably related to the period during which the applicable REMIC is expected to generate taxable income or net loss in a manner that reasonably reflects the after-tax costs and benefits (without regard to such fee) of holding such interest. The regulations provide two safe harbor methods that satisfy this requirement. Under one method, the fee is recognized in accordance with the method of accounting, and over the same period, that the taxpayer uses for financial reporting purposes, provided that the fee is included in income for financial reporting purposes over a period that is not shorter than the period during which the applicable REMIC is expected to generate taxable income. Under a second method, the fee is recognized ratably over the anticipated weighted average life of the applicable REMIC (as determined under applicable Treasury regulations) remaining as of the date of acquisition of the noneconomic residual interest. The IRS may provide additional safe harbor methods in future guidance. Once a taxpayer adopts a particular method of accounting for such fees, the taxpayer generally may not change to a different method without consent of the IRS. Under the regulations, if any portion of such a fee has not been recognized in full by the time the holder of a noneconomic residual interest disposes of such interest, then the holder must include the unrecognized portion in income at that time. The regulations also provide that such a fee shall be treated as income from sources within the United States. Any transferee receiving consideration with respect to the residual certificate should consult its tax advisors.

          Due to the special tax treatment of residual interests, the effective after-tax return of the residual certificate may be significantly lower than would be the case if the residual certificate were taxed as a debt instrument, or may be negative.

                           BENEFIT PLAN CONSIDERATIONS

          Section 406 of ERISA prohibits "parties in interest" with respect to an employee benefit plan or arrangement subject to ERISA and Section 4975 of the Code prohibits "disqualified persons" with respect to a plan subject thereto (collectively, a "Plan") from engaging in certain transactions involving such Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes and other penalties on prohibited transactions involving Plans subject to that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans subject to Title I of ERISA in certain circumstances. Any Plan fiduciary proposing to cause a Plan to acquire the offered certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and holding of the offered certificates. The residual certificate may not be purchased by a Plan or plan subject to Similar Law; therefore, references in the following discussion to the offered certificates do not apply, in general, to the residual certificate. See "ERISA Considerations" in the prospectus.

          Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA. Accordingly, assets of such plans may be invested in the offered certificates without regard to the ERISA Considerations described herein and in the related prospectus, subject to any provisions under any federal, state, local, non-U.S. or other laws or regulations that are substantively similar to Title I of ERISA or Section 4975 of the Code.

          Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary deciding whether to invest the assets of a Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans.

          The U.S. Department of Labor has granted an exemption to Merrill Lynch, Pierce, Fenner & Smith Incorporated (Prohibited Transaction Exemption 90-25, 55 Fed. Reg. 21459 (1990), as amended) from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code with respect to the initial purchase, the holding, the servicing and the subsequent resale by Plans of certificates in pass-through trusts that consist of receivables, loans and other obligations that meet the conditions and requirements of the exemption (the "Exemption").

          Among the general conditions that must be satisfied for the Exemption to apply are the following:

          (1) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

          (2) the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust Fund, other than in the case of Designated Transactions;

          (3) the certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three (or in the case of Designated Transactions, four) highest generic rating categories of Fitch, Moody's or S & P;

          (4) the Trustee must not be an affiliate of any other member of the Restricted Group other than an underwriter;

          (5) the sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the Sponsor for the assignment of the Mortgage Loans to the Trust Fund represents not more than the fair market value of such Mortgage Loans; the sum of all payments made to and retained by the Servicers and any other servicer represents not more than reasonable compensation for such person's services under the agreement in which the loans are pooled and reimbursements of such person's reasonable expenses in connection therewith; and

          (6) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

          The Trust Fund must also meet the following requirements:

          (1) the corpus of the Trust Fund must consist solely of assets of the type that have been included in other investment pools;

          (2) certificates in such other investment pools must have been rated in one of the three (or in the case of Designated Transactions, four) highest rating categories of Fitch, Moody's or S&P for at least one year prior to the Plan's acquisition of certificates; and

          (3) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

          Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes a Plan (other than a Plan sponsored by a member of the Restricted Group) to acquire certificates in a trust and the fiduciary (or its affiliate) is an obligor on the receivables held in the trust, provided that, among other requirements:

          (1) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent (50%) of the aggregate interest in the trust is acquired by persons independent of the Restricted Group;

          (2) such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust;

          (3) the Plan's investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and

          (4) immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

          Further, additional conditions under the Exemption are applicable to eligible swaps or cap contracts and these conditions are discussed in "ERISA Considerations" in the prospectus.

          Subsequent to the termination of the Swap Agreement and the Cap Contract, it is expected that the Exemption will apply to the acquisition and holding by Plans of the offered certificates (other than the residual certificate) that have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from a rating agency and that all conditions of the Exemption other than those within the control of the investors will be met. The rating of a class of offered certificates may change. If a class of offered certificates no longer has a rating of at least "BBB-," certificates of that class will no longer be eligible for relief under the Exemption and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the certificate when it had an investment-grade rating would not be required by the Exemption to dispose of it). In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent (5%) or more of the mortgage moans included in the Issuing Entity by aggregate unamortized principal balance of the assets of the Issuing Entity.

          The Swap Agreement does not satisfy all of the requirements to qualify as an "eligible swap" under the Exemption. Until the termination of the Cap Contract and Swap Agreement, for ERISA purposes, an interest in a class of offered certificates will be deemed to represent a beneficial interest in each of two assets: (i) the right to receive payments with respect to the applicable class of offered certificates without taking into account payments made or received with respect to the Cap Contract and the Swap Agreement and (ii) the right in the Supplemental Interest Trust to receive payments under the Cap Contract and the Swap Agreement. Under this approach, the Exemption does not cover the acquisition or holding of the interest described in (ii). Consequently, a Plan's acquisition and holding of an offered certificate could constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code unless an exemption is available with respect to the acquisition and holding of the interest described in (ii).

          Accordingly, until the termination of the Cap Contract and the Swap Agreement, neither a Plan nor any person acting for, on behalf of or with any assets of a Plan may acquire or hold any interest in an offered certificate unless such acquisition and holding is eligible for relief under and is covered by an

Investor-Based Exemption. Even if the conditions specified in one or more of the Investor-Based Exemptions are met, however, the scope of relief provided by the Investor-Based Exemptions may not necessarily cover all acts that might constitute prohibited transactions. Plan fiduciaries should consult their legal counsel concerning these issues. Until the termination of the Cap Contract and the Swap Agreement, each beneficial owner of an offered certificate (other than the residual certificate) or any interest therein shall be deemed to have represented that either (i) it is not a Plan or a person acting for, on behalf of or with any assets of a Plan or (ii) the acquisition and holding of the offered certificate will not constitute or result in a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code.

          Because the characteristics of the residual certificate may not meet the requirements of the Exemption or any other issued exemption under ERISA, a Plan may have engaged in a prohibited transaction or incur excise taxes or civil penalties if it purchases and holds the residual certificate. Consequently, transfers of the residual certificate will not be registered by the Securities Administrator unless the Securities Administrator receives a representation from the transferee of the residual certificate, acceptable to and in form and substance satisfactory to the Securities Administrator, to the effect that the transferee is not a Plan, and is not directly or indirectly acquiring the residual certificate for, on behalf of or with any assets of any such Plan. Any purported transfer of a residual certificate to or on behalf of a Plan without the delivery to the Securities Administrator of a representation as described above shall be void and of no effect. Neither the Securities Administrator nor the trustee shall be under any liability to any person for any registration or transfer of any residual certificate that is in fact not permitted, for making any payments due on such residual certificate to the holder thereof or taking any other action with respect to such holder so long as the transfer was registered in accordance with the foregoing requirements. The Securities Administrator shall be entitled, but not obligated, to recover from any holder of any residual certificate that was in fact a Plan or person acting on behalf of a Plan at the time it became a holder or that subsequently became a Plan or person acting on behalf of a Plan, all payments made on such residual certificate at and after either such time. Any such payments so recovered by the Securities Administrator shall be paid and delivered to the last preceding holder of such residual certificate that is not such a Plan or person acting on behalf of a Plan.

          Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemption and PTE 83-1 (described in the related prospectus), and the potential consequences in their specific circumstances, prior to making an investment in the offered certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of ERISA, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                         LEGAL INVESTMENT CONSIDERATIONS

          Certain classes of offered certificates will constitute "mortgage related securities" under SMMEA. The appropriate characterization of the certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the certificates will constitute legal investments for them.

          No representations are made as to the proper characterization of the certificates for legal investment or financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of the certificates. See "Legal Investment" in the prospectus.

          Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state chartered institutions from purchasing or holding similar types of securities.

          Accordingly, investors should consult their own legal advisors to determine whether and to what extent the certificates may be purchased by such investors. See "Legal Investment" in the prospectus.

                                     ANNEX I

                                    GLOSSARY

APPLIED REALIZED LOSS AMOUNT     means, with respect to any class of subordinate
                                 certificates and as to any Distribution Date,
                                 the sum of the Realized Losses with respect to
                                 Mortgage Loans which have been applied in
                                 reduction of the certificate principal balance
                                 of such class of certificates.

ASSIGNMENT AGREEMENTS            means the Assignment, Assumption and
                                 Recognition Agreements, each dated as of March
                                 1, 2007.

AVAILABLE FUNDS CAP              means, with respect to the senior classes of
                                 certificates, a limitation generally based on
                                 the weighted average mortgage rates of the
                                 related Mortgage Loans during the applicable
                                 Due Period (subject to adjustment based on
                                 actual days in the accrual period), net of
                                 certain fees and expenses, including payments,
                                 if any, made pursuant to the Swap Agreement, of
                                 the Issuing Entity, and with respect to the
                                 subordinate classes of certificates, a
                                 limitation generally based on the weighted
                                 average (weighted in proportion to the results
                                 of subtracting from the aggregate principal
                                 balance of each loan group, the current
                                 principal balance of the related senior
                                 certificates) of the available funds cap
                                 applicable to each group of senior certificates
                                 during the applicable Due Period.

BOOK-ENTRY CERTIFICATES          means the offered certificates other than any
                                 Definitive Certificates.

BUSINESS DAY                     means any day other than (i) a Saturday or
                                 Sunday or (ii) a day on which banking
                                 institutions in the states specified in the
                                 related prospectus supplement are authorized or
                                 obligated by law or executive order to be
                                 closed.

CAP CONTRACT                     means the confirmation and the master agreement
                                 incorporated therein, as well as the schedule
                                 thereto and the related credit support annex,
                                 between the Cap Contract Counterparty and the
                                 Supplemental Interest Trust Trustee for the
                                 benefit of the Supplemental Interest Trust.

CAP CONTRACT ACCOUNT             means an account created and maintained by the
                                 Supplemental Interest Trust Trustee in the name
                                 of the Supplemental Interest Trust Trustee for
                                 the benefit of the Supplemental Interest Trust
                                 and into which the Supplemental Interest Trust
                                 Trustee shall deposit any cap contract payments
                                 received from the Cap Contract Counterparty.


                                     A-I-1

CAP CONTRACT COUNTERPARTY        means the entity with whom the Securities
                                 Administrator or the Supplemental Interest
                                 Trust Trustee is entering into the Corridor
                                 Contracts and the Cap Contract, respectively.

CAP CONTRACT TERMINATION DATE    means the date as defined in the related Cap
                                 Contract.

CAP PAYMENT                      means, for each Distribution Date, the cap
                                 payment that the Cap Contract Counterparty is
                                 obligated to pay to the Supplemental Interest
                                 Trust, if One-Month LIBOR moves above a
                                 specified rate.

CERTIFICATE ACCOUNT              means the one or more accounts established by
                                 the Securities Administrator, for the benefit
                                 of the certificateholders, into which the
                                 Securities Administrator is required to deposit
                                 or cause to be deposited certain payments
                                 received from the Master Servicer as described
                                 herein.

CERTIFICATE OWNERS               means persons acquiring beneficial ownership
                                 interests in the offered certificates.

CLEARSTREAM LUXEMBOURG           means Clearstream Banking, societe anonyme.

CLEARSTREAM LUXEMBOURG           means Clearstream Luxembourg's participating
PARTICIPANTS                     organizations.

CLOSING DATE                     means on or about March 30, 2007.

CODE means the Internal Revenue Code of 1986, as amended.

COLLECTION ACCOUNT               means the one or more accounts established by
                                 the Servicers, for the benefit of the
                                 certificateholders, into which the Servicers
                                 are required to deposit or cause to be
                                 deposited certain payments described in the
                                 Pooling and Servicing Agreement or the related
                                 Servicing Agreement.

COMPENSATING INTEREST            means, for any Distribution Date and all
                                 Principal Prepayments in full in respect of a
                                 Mortgage Loan that are received during the
                                 period from the first day of the related
                                 Prepayment Period through the last day of the
                                 month preceding such Distribution Date, a
                                 payment made by each Servicer (provided that
                                 the amount of such payment shall not exceed one
                                 half of the Servicing Fee for the related
                                 Distribution Date) equal to the amount of
                                 interest at the Net Mortgage Rate for such
                                 Mortgage Loans from the date of prepayment
                                 through the 30th day of such preceding month.

CORRIDOR CONTRACT                means each confirmation and agreement between
                                 the Securities Administrator, on behalf of the
                                 Issuing Entity, and the Cap Contract
                                 Counterparty for the benefit of certain
                                 certificates.


                                     A-I-2

CORRIDOR CONTRACT ACCOUNT        means the separate account into which payments
                                 received on the Corridor Contracts will be
                                 deposited.

CURRENT INTEREST                 means, with respect to each class of the
                                 offered certificates and each Distribution
                                 Date, the interest accrued at the applicable
                                 pass-through rate for the applicable interest
                                 accrual period on the certificate principal
                                 balance of such class as of the first day of
                                 such interest accrual period (after giving
                                 effect to all distributions of principal made
                                 or deemed to be made as of such first day) plus
                                 any amount previously distributed with respect
                                 to Current Interest or Interest Carry Forward
                                 Amounts for such class that is recovered as a
                                 voidable preference by a trustee in bankruptcy
                                 less any Prepayment Interest Shortfalls
                                 allocated to such class on such Distribution
                                 Date.

CUT-OFF DATE                     means March 1, 2007.

DEFINITIVE CERTIFICATE           means a physical certificate representing a
                                 certificate.

DEPOSITOR                        means Merrill Lynch Mortgage Investors, Inc.

DETERMINATION DATE               means, with respect to a Distribution Date, (a)
                                 for each Servicer other than Wells Fargo Bank,
                                 the 15th day of the month of such Distribution
                                 Date (or, if such day is not a business day,
                                 the immediately preceding business day) and (b)
                                 for Wells Fargo Bank, the Business Day prior to
                                 the Servicer Remittance Date.

DISTRIBUTION DATE                means the 25th day of each month beginning in
                                 April 2007, or if such day is not a Business
                                 Day, the first Business Day thereafter.

DTC                              means The Depository Trust Company.

DUE DATE means a scheduled monthly payment date for any Mortgage Loan.

DUE PERIOD                       means, with respect to any Distribution Date,
                                 the period beginning on the second day of the
                                 calendar month preceding the calendar month in
                                 which such Distribution Date occurs and ending
                                 on the first day in the month in which such
                                 Distribution Date occurs.

ERISA                            means the Employee Retirement Income Security
                                 Act of 1974, as amended.

EUROCLEAR                        means the Euroclear System.

EUROCLEAR OPERATOR               means Euroclear Bank S.A./N.V., a bank
                                 incorporated under the laws of the Kingdom of
                                 Belgium.


                                     A-I-3

EUROCLEAR PARTICIPANT            means Euroclear's participating organizations.

EUROPEAN DEPOSITARIES            means Citibank, N.A., as depositary for
                                 Clearstream Luxembourg and JPMorgan Chase Bank,
                                 N.A., as depositary for Euroclear,
                                 collectively.

EXEMPTION                        means PTE 90-29 (Exemption Application No.
                                 D-8012, 55 Fed. Reg. 21459 (1990)), as amended,
                                 granted by the U.S. Department of Labor to
                                 Merrill Lynch and its affiliates, or any
                                 substantially similar administrative exemption
                                 granted by the U.S. Department of Labor to an
                                 underwriter as amended.

FANNIE MAE                       means the Federal National Mortgage Association
                                 or any successor.

FINANCIAL INTERMEDIARY           means a bank, brokerage firm, thrift
                                 institution or other financial intermediary.

FITCH                            means Fitch, Inc., or its successor in
                                 interest.

FLOATING RATE CERTIFICATE
CARRYOVER                        means, with respect to a Distribution Date, in
                                 the event that the pass-through rate for a
                                 class of offered certificates is based upon the
                                 related Available Funds Cap or the related
                                 Maximum Rate Cap, the sum of (A) the excess of
                                 (1) the amount of interest that such class
                                 would have been entitled to receive on such
                                 Distribution Date had the pass-through rate for
                                 that class not been calculated based on the
                                 related Available Funds Cap or the related
                                 Maximum Rate Cap, up to but not exceeding the
                                 greater of (a) the related Maximum Rate Cap or
                                 (b) the sum of (i) the related Available Funds
                                 Cap and (ii) the product of (AA) a fraction,
                                 the numerator of which is 360 and the
                                 denominator of which is the actual number of
                                 days in the related interest accrual period and
                                 (BB) the sum of (x) the quotient of (I) an
                                 amount equal to the proceeds, if any, payable
                                 under the related Corridor Contract with
                                 respect to such Distribution Date and (II) the
                                 aggregate certificate principal balance of each
                                 of the classes of certificates to which such
                                 Corridor Contract relates for such Distribution
                                 Date and (y) the quotient of (I) an amount
                                 equal to the sum of (1) any Net Swap Payments
                                 owed by the Swap Counterparty for such
                                 Distribution Date and (2) an amount equal to
                                 any Cap Payments owed by the Cap Contract
                                 Counterparty for such Distribution Date and
                                 (II) the aggregate Stated Principal Balance of
                                 the Mortgage Loans as of the immediately
                                 preceding Distribution Date over (2) the amount
                                 of interest such class was entitled to receive
                                 on such Distribution Date based on the related
                                 Available Funds Cap; (B) the unpaid portion of
                                 any such excess from prior Distribution Dates
                                 (and interest accrued thereon at the then
                                 applicable pass-through rate for such class,
                                 without giving


                                     A-I-4

                                 effect to the related Available Funds Cap or the related Maximum Rate Cap) and (C) any amount previously distributed with respect to Floating Rate Certificate Carryover for such class that is recovered as a voidable preference by a trustee in bankruptcy.

FNBN                             means First National Bank of Nevada.

FREDDIE MAC                      means the Federal Home Loan Corporation.

INDIRECT PARTICIPANTS            means Participants and organizations which have
                                 indirect access to the DTC system, such as
                                 banks, brokers, dealers and trust companies
                                 that clear through or maintain a custodial
                                 relationship with a Participant, either
                                 directly or indirectly.

INTEREST CARRY FORWARD AMOUNT    means, with respect to each class of the
                                 offered certificates and each Distribution
                                 Date, the sum of (1) the excess of (A) Current
                                 Interest for such class with respect to prior
                                 Distribution Dates (excluding any Floating Rate
                                 Certificate Carryover for such class, if
                                 applicable) over (B) the amount actually
                                 distributed to such class with respect to
                                 Current Interest and Interest Carry Forward
                                 Amount on such prior Distribution Dates and (2)
                                 interest on such excess (to the extent
                                 permitted by applicable law) at the applicable
                                 pass-through rate for the related interest
                                 accrual period.

INTEREST DETERMINATION DATE      means each date that is the second LIBOR
                                 Business Day preceding the commencement of each
                                 interest accrual period for the offered
                                 certificates that have a variable interest
                                 rate.

INTEREST FUNDS                   means, with respect to any Distribution Date,
                                 the sum, without duplication, of (1) all
                                 scheduled interest due during the related Due
                                 Period that is received before the related
                                 Servicer Remittance Date or advanced on or
                                 before the related Servicer Remittance Date
                                 less the Servicing Fees, (2) all advances
                                 relating to interest, (3) all Compensating
                                 Interest, (4) liquidation proceeds collected
                                 during the related Prepayment Period (to the
                                 extent such liquidation proceeds relate to
                                 interest), (5) proceeds of any Mortgage Loan
                                 purchased by the Depositor or any transferor
                                 under the Pooling and Servicing Agreement
                                 during the related Prepayment Period for
                                 document defects, breach of a representation or
                                 warranty, realization upon default or optional
                                 termination (to the extent such proceeds relate
                                 to interest) and (6) prepayment charges
                                 received with respect to the related Mortgage
                                 Loans, less all non-recoverable advances
                                 relating to certain expenses, fees, indemnity
                                 amounts, interest and other amounts
                                 reimbursable to the Trustee, the Securities
                                 Administrator, the Master Servicer and the
                                 Servicers.


                                     A-I-5

INTEREST-ONLY MORTGAGE LOANS     means a Mortgage Loan that provides for monthly
                                 payments of interest at the Mortgage Rate but
                                 no payments of principal for a limited period
                                 of time (one, two, three, five, seven or ten
                                 years) after origination.

INVESTOR-BASED EXEMPTION         means any of (but not limited to) Section
                                 408(b)(17) of ERISA and Section 4975(d)(20) of
                                 the Code, (for transactions with persons who
                                 provide services to Plans), PTE 84-14 (for
                                 transactions by independent "qualified
                                 professional asset managers"), PTE 90-1 (for
                                 transactions by insurance company pooled
                                 separate accounts), PTE 91-38 (for transactions
                                 by bank collective investment funds), PTE 95-60
                                 (for transactions by insurance company general
                                 accounts) or PTE 96-23 (for transactions
                                 effected by "in-house asset managers"), each as
                                 it may be amended from time to time.

IRS                              means the Internal Revenue Service.

ISSUING ENTITY                   means Merrill Lynch Alternative Note Asset
                                 Trust, Series 2007-A2.

LIBOR BUSINESS DAY               means a day on which banks are open for dealing
                                 in foreign currency and exchange in London and
                                 New York City.

MASTER SERVICER                  means Wells Fargo Bank in its capacity as
                                 Master Servicer under the Pooling and Servicing
                                 Agreement.

MASTER SERVICER COLLECTION
ACCOUNT means the one or more accounts established by the Master Servicer, for the benefit of the certificateholders, into which the Master
                                 Servicer is required to deposit or cause to be deposited certain payments described in the Pooling and Servicing Agreement.

MAXIMUM RATE CAP                 means a limitation, calculated in the same
                                 manner as the related Available Funds Cap and
                                 generally based on the weighted average net
                                 maximum lifetime mortgage rates of the related
                                 Mortgage Loans during the applicable Due
                                 Period, net of certain fees and expenses of the
                                 Issuing Entity, including payments, if any,
                                 made pursuant to the Swap Agreement,.

MERRILL LYNCH                    means Merrill Lynch, Pierce, Fenner & Smith
                                 Incorporated.

MLML                             means Merrill Lynch Mortgage Lending, Inc.

MOODY'S means Moody's Investors Service, Inc., or any successor in interest.

MORTGAGE LOANS                   means the Mortgage Loans included in the
                                 Issuing Entity as of the Closing Date.


                                     A-I-6

MORTGAGE RATE                    means the per annum interest rate borne by a
                                 Mortgage Loan.

NET MORTGAGE RATE                means, with respect to any Mortgage Loan, the
                                 Mortgage Rate with respect to such Mortgage
                                 Loan less the fees paid to the Servicers and
                                 mortgage insurance providers.

NET SWAP PAYMENT                 means, for each Distribution Date, the net
                                 amount of the fixed swap payment that the
                                 Supplemental Interest Trust is obligated to pay
                                 to the Swap Counterparty and the floating swap
                                 payment that the Swap Counterparty is obligated
                                 to pay to the Supplemental Interest Trust.

ONE-MONTH LIBOR                  means the London interbank offered rate for
                                 one-month United States dollar deposits.

ONE-YEAR CMT                     means the weekly average yield on United States
                                 Treasury Securities adjusted to a constant
                                 maturity of one year, as made available by the
                                 Federal Reserve Board, as most recently
                                 announced as of a date 45 days prior to such
                                 adjustment date.

ONE-YEAR LIBOR                   means the London interbank offered rate for
                                 one-year United States dollar deposits.

ORIGINATORS                      means GreenPoint Mortgage Funding, Inc., First
                                 National Bank of Nevada, National City Mortgage
                                 Co., Ameriquest Mortgage Company and the other
                                 originators of the Mortgage Loans.

PARTICIPANTS                     means participating organizations that utilize
                                 the services of DTC, including securities
                                 brokers and dealers, banks and trust companies
                                 and clearing corporations and certain other
                                 organizations.

PERCENTAGE INTEREST              means, with respect to any certificate, the
                                 percentage derived by dividing the denomination
                                 of such certificate by the aggregate
                                 denominations of all certificates of the
                                 applicable class.

PLAN means an employee benefit plan or arrangement subject to Title I of ERISA, a plan subject to
                                 Section 4975 of the Code or a plan subject to any provisions under any federal, state, local, non-U.S. or other laws or regulations that are substantively similar to the foregoing provisions of ERISA or the Code.

POOLING AND SERVICING
   AGREEMENT                     means the Pooling and Servicing Agreement,
                                 dated as of March 1, 2007, among the Depositor,
                                 the Master Servicer, the Securities
                                 Administrator and the Trustee.


                                      A-I-7

PREPAYMENT INTEREST EXCESSES     means, with respect to any Servicer Remittance
                                 Date, for each Mortgage Loan that was the
                                 subject of a Principal Prepayment in full
                                 during the portion of the related Prepayment
                                 Period occurring between the first day of the
                                 calendar month in which such Servicer
                                 Remittance Date occurs and the last day of the
                                 related Prepayment Period, an amount equal to
                                 interest (to the extent received) at the
                                 applicable Net Mortgage Rate on the amount of
                                 such Principal Prepayment for the number of
                                 days commencing on the first day of the
                                 calendar month in which such Servicer
                                 Remittance Date occurs and ending on the date
                                 on which such Principal Prepayment is so
                                 applied.

PREPAYMENT INTEREST SHORTFALL    means a shortfall in interest distributions as
                                 a result of principal prepayments to
                                 certificateholders in excess of Compensating
                                 Interest.

PREPAYMENT PERIOD                means, with respect to any Distribution Date,
                                 (a) for each Servicer other than Wells Fargo
                                 Bank, the period from and including the 15th
                                 day of the calendar month preceding the month
                                 in which such Distribution Date occurs (or, in
                                 the case of the first Distribution Date,
                                 beginning on the Cut-off Date) and including
                                 the 14th day of the calendar month in which
                                 such Distribution Date occurs and (b) for Wells
                                 Fargo Bank, the period from and including the
                                 14th day of the calendar month preceding the
                                 month in which such Distribution Date occurs
                                 (or, in the case of the first Distribution
                                 Date, beginning on the Cut-off Date) and
                                 including the 13th day of the calendar month in
                                 which such Distribution Date occurs.

PRINCIPAL FUNDS                  means, with respect to any Distribution Date,
                                 the sum, without duplication, of (1) the
                                 scheduled principal due during the related Due
                                 Period and received before the related Servicer
                                 Remittance Date or required to be advanced by
                                 the Servicers on or before the related Servicer
                                 Remittance Date, (2) prepayments of principal
                                 in full collected in the related Prepayment
                                 Period, (3) the Stated Principal Balance of
                                 each Mortgage Loan that was purchased by the
                                 Depositor or the Servicers during the related
                                 Prepayment Period or, in the case of a purchase
                                 in connection with an optional termination, on
                                 the Business Day prior to such Distribution
                                 Date, (4) the amount, if any, by which the
                                 aggregate unpaid principal balance of any
                                 replacement Mortgage Loans is less than the
                                 aggregate unpaid principal balance of any
                                 Mortgage Loans delivered by the Sponsor in
                                 connection with a substitution of a Mortgage
                                 Loan, (5) all liquidation proceeds collected
                                 during the related Prepayment Period (to the
                                 extent such liquidation proceeds relate to
                                 principal and represent payment in full), (6)
                                 all Subsequent Recoveries received during the
                                 related Due Period and (7) all other
                                 collections


                                      A-I-8

                                 and recoveries in respect of principal during the related Due Period, less all non-recoverable advances relating to principal and all non-recoverable servicing advances reimbursed during the related Due Period and certain fees, expenses and indemnity amounts reimbursable to the Trustee, the Master
                                 Servicer, the Securities Administrator and the Servicers.

PTE means a Prohibited Transaction Exemption granted by the U.S. Department of Labor.

REALIZED LOSS                    means the excess of the Stated Principal
                                 Balance of a defaulted Mortgage Loan plus
                                 accrued interest over the net liquidation
                                 proceeds of a defaulted Mortgage Loan that are
                                 allocated to principal.

RECORD DATE                      means for each class of offered certificates on
                                 each Distribution Date, the last Business Day
                                 of the month preceding such Distribution Date.

REGULATION AB                    means Subpart 229.1100 - Asset Backed
                                 Securities (Regulation AB), 17 C.F.R. Sections
                                 229.1100-229.1123, as such may be amended from
                                 time to time, and subject to such clarification
                                 and interpretation as have been provided by the
                                 Securities and Exchange Commission in the
                                 adopting release (Asset-Backed Securities,
                                 Securities Act Release No. 33-8518, 70 Fed Reg.
                                 1,506-1,631 (Jan. 7, 2005) or by the staff of
                                 the Securities and Exchange Commission, or as
                                 may be provided by the Securities and Exchange
                                 Commission or its staff from time to time.

RELEVANT DEPOSITARY              means Citibank, N.A., as depositary for
                                 Clearstream Luxembourg, and JPMorgan Chase
                                 Bank, N.A., as depositary for Euroclear,
                                 individually.

REO PROPERTY                     means mortgaged property that has been acquired
                                 by the Servicers through foreclosure or
                                 deed-in-lieu of foreclosure in connection with
                                 a defaulted Mortgage Loan.

RESTRICTED GROUP                 means the Underwriter, the Trustee, the
                                 Securities Administrator, the Master Servicer,
                                 the Servicers, any obligor with respect to
                                 Mortgage Loans included in the Trust Fund
                                 constituting more than five percent (5%) of the
                                 aggregate unamortized principal balance of the
                                 assets in the Trust Fund or any affiliate of
                                 such parties.

REUTERS SCREEN LIBO PAGE         means the display designated as page "LIBO" on
                                 the Reuters Monitor Money Rates Service (or
                                 such other page as may replace the LIBO page on
                                 that service for the purpose of displaying
                                 London interbank offered rates of major banks).


                                      A-I-9

RULES means the rules, regulations and procedures creating and affecting DTC and its operations.

S&P means Standard and Poor's Ratings Services, a division of The McGraw Hill Companies, Inc., or its successor in interest.

SCHEDULED PAYMENTS               means scheduled monthly payments made by
                                 mortgagors on the Mortgage Loans.

SECURITIES ADMINISTRATOR         means Wells Fargo Bank in its capacity as
                                 securities administrator under the Pooling and
                                 Servicing Agreement.

SERVICER                         means Wilshire Credit Corporation, GreenPoint
                                 Mortgage Funding, Inc., National City Mortgage
                                 Co. or any of the other various servicers servicing the Mortgage Loans.

SERVICER REMITTANCE DATE         means (a) for each Servicer other than Wilshire
                                 Credit Corporation, the 18th day of each month
                                 or, if such 18th day is not a Business Day, on
                                 the immediately preceding Business Day and (b)
                                 for Wilshire Credit Corporation, the later of
                                 (i) two Business Days after the 15th day of the
                                 month in which such Distribution Date occurs
                                 and (ii) the 18th day (or if such day is not a
                                 Business Day, the immediately preceding
                                 Business Day) of the month in which the related
                                 Distribution Date occurs.

SERVICING AGREEMENT              means any servicing agreement under which the
                                 Mortgage Loans are serviced by the Servicers.

SERVICING FEE                    means a monthly fee paid to each Servicer from
                                 interest collected with respect to each
                                 Mortgage Loan serviced by it (as well as from
                                 any liquidation proceeds from a liquidated
                                 Mortgage Loan that are applied to accrued and
                                 unpaid interest) generally equal to the product
                                 of (a) one-twelfth of the Servicing Fee Rate
                                 and (b) the Stated Principal Balance of such
                                 Mortgage Loan. Each Servicer is also entitled
                                 to receive, as additional servicing
                                 compensation, all Prepayment Interest Excesses,
                                 excess proceeds from REO Property sales,
                                 insufficient funds charges, assumption fees,
                                 late charges and other similar charges (other
                                 than prepayment charges) and all investment
                                 income earned on, and benefits arising from,
                                 amounts on deposit in the related Collection
                                 Account and certain amounts on deposit in the
                                 related escrow accounts.

SERVICING FEE RATE               means a specified percentage for each Mortgage
                                 Loan.

SIMILAR LAW                      means a plan subject to any provisions under
                                 any federal, state, local, non-U.S. or other
                                 laws or regulations that are


                                     A-I-10

                                 substantively similar to Title I of ERISA or
                                 Section 4975 of the Code.

SIX-MONTH LIBOR                  means the London interbank offered rate for
                                 six-month United States dollar deposits.

SMMEA                            means the Secondary Mortgage Market Enhancement
                                 Act of 1984, as amended.

SPONSOR                          means Merrill Lynch Mortgage Lending, Inc.

STATED PRINCIPAL BALANCE         means, with respect to a Mortgage Loan and any
                                 Distribution Date, the amount equal to the
                                 outstanding principal balance as of the Cut-off
                                 Date, after giving effect to Scheduled Payments
                                 due on or before that date, reduced by (1) the
                                 principal portion of all Scheduled Payments due
                                 on or before the Due Date in the Due Period
                                 immediately preceding such Distribution Date,
                                 whether or not received, and (2) all amounts
                                 allocable to unscheduled principal payments
                                 received on or before the last day of the
                                 Prepayment Period immediately preceding such
                                 Distribution Date. The Stated Principal Balance
                                 of a liquidated Mortgage Loan shall be deemed
                                 to be zero.

STEPDOWN DATE                    means the earlier of (1) the first Distribution
                                 Date on which the certificate principal balance
                                 of the senior certificates is reduced to zero
                                 and (2) the later of (i) the Distribution Date
                                 specified in the related prospectus supplement
                                 and (ii) the date on which a level of credit
                                 enhancement has been obtained (as a result of
                                 the disproportionate payment of senior classes
                                 relative to the subordinate classes).

STEPDOWN TRIGGER EVENT           means the situation that exists if the
                                 performance of the Mortgage Loans is below
                                 specified levels.

SUPPLEMENTAL INTEREST TRUST      means the separate trust established for the
                                 benefit of the certificateholders and (i) out
                                 of which certain distributions to
                                 certificateholders will be made and into which
                                 any Swap Termination Payments or Net Swap
                                 Payments received from the Swap Counterparty
                                 will be deposited, (ii) out of which any Swap
                                 Termination Payments or Net Swap Payments owed
                                 to the Swap Counterparty will be paid and (iii)
                                 into which any cap contract payments received
                                 from the Cap Contract Counterparty will be
                                 deposited.

SUPPLEMENTAL INTEREST TRUST
TRUSTEE                          means Wells Fargo Bank.

SWAP ACCOUNT                     means an account created and maintained by the
                                 Supplemental Interest Trust Trustee in the name
                                 of the Supplemental Interest Trust Trustee for
                                 the benefit of the Supplemental Interest Trust.


                                     A-I-11

SWAP AGREEMENT                   means the interest rate swap agreement, between
                                 the Supplemental Interest Trust Trustee, on
                                 behalf of the Supplemental Interest Trust, and
                                 the Swap Counterparty.

SWAP COUNTERPARTY                means the entity with whom the Supplemental
                                 Interest Trust Trustee is entering into a Swap
                                 Agreement, if any.

SWAP TERMINATION PAYMENT         means a payment required to be made by either
                                 the Supplemental Interest Trust or the Swap
                                 Counterparty pursuant to the Swap Agreement as
                                 a result of termination of the Swap Agreement.

TERMS AND CONDITIONS             means the Terms and Conditions Governing Use of
                                 Euroclear, the related Operating Procedures of
                                 the Euroclear System and applicable Belgian
                                 law.

TRUSTEE means HSBC Bank USA, National Association, a national banking association.

UNDERWRITER                      means Merrill Lynch, Pierce, Fenner & Smith
                                 Incorporated.

WELLS FARGO BANK                 means Wells Fargo Bank, N.A.


                                     A-I-12

                                    ANNEX II

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

          Except in limited circumstances, the globally offered Merrill Lynch Alternative Note Asset Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-A2 known as "Global Securities," will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

          Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

          Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage pass-through certificate issues.

          Secondary cross-market trading between Clearstream Luxembourg or Euroclear and Participants holding certificates will be effected on a delivery-against-payment basis through the respective European Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as Participants.

          Beneficial owners of Global Securities that are non-U.S. Persons (as described below) will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their Participants.

INITIAL SETTLEMENT

          All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their Participants through their respective European Depositaries, which in turn will hold such positions in accounts as Participants.

          Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage pass-through certificate issues. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

          Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.


                                     A-II-1

SECONDARY MARKET TRADING

          Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

          Trading Between Participants. Secondary market trading between Participants will be settled using the procedures applicable to prior mortgage pass-through certificate issues in same-day funds.

          Trading Between Clearstream Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

          Trading Between DTC Seller and Clearstream Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the Relevant Depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months, as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depositary of the Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

          Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

          As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant's or Euroclear Participant's particular cost of funds.


                                     A-II-2

          Since the settlement is taking place during New York business hours, Participants can employ their usual procedures for sending Global Securities to the Relevant Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the Participants a cross-market transaction will settle no differently than a trade between two Participants.

          Trading Between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the Relevant Depositary, to a Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Clearstream Luxembourg or Euroclear will instruct the Relevant Depositary, as appropriate, to deliver the Global Securities to the Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months, as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

          Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

               - borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

               - borrowing the Global Securities in the U.S. from a Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

               - staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg Participant or Euroclear Participant.


                                     A-II-3

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

          A beneficial owner of Global Securities that is a non-U.S. Person will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(2) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

          Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons and are neither "10-percent shareholders" of the issuer within the meaning of Code Section 871(h)(3)(B) nor controlled foreign corporations related to the issuer within the meaning of Code
Section 881(c)(3)(C) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Further, non-U.S. Persons that are beneficial owners residing in a country that has a tax treaty with the United States and are eligible for benefits under that treaty can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing a properly completed Form W-8BEN claiming eligibility for treaty benefits. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change. If the owner of Global Securities is a partnership or other type of pass-through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to such Global Securities, the owner generally must receive the statement described in the previous sentence from the owner's partners or other beneficial owners of the income with respect to the Global Securities and may be required to provide such statements, and certain additional information, to the person through whom the owner holds the Global Securities.

          Exemption for non-U.S. Persons with Effectively Connected Income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

          The term "U.S. Person" means

          (1)  a citizen or resident of the United States,

          (2) a corporation or partnership organized in or under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), including an entity treated as a corporation or partnership for federal income tax purposes,

          (3) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source, or

          (4) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be U.S. Persons.


                                     A-II-4

          This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.


                                     A-II-5

                                                              Exhibit A
PROSPECTUS

                           ASSET BACKED CERTIFICATES

                               ASSET BACKED NOTES
                              (ISSUABLE IN SERIES)

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   DEPOSITOR
                             ----------------------
CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 1 OF THIS PROSPECTUS.

The securities of each series will not represent an obligation of or interest in the depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, any master servicer or any of their respective affiliates, except to the limited extent described herein and in the related prospectus supplement.

This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.

THE SECURITIES

      Merrill Lynch Mortgage Investors, Inc., as depositor, will sell the securities, which may be in the form of asset backed certificates or asset backed notes. Each issue of securities will have its own series designation and will evidence either:

      -  ownership interests in certain assets in a trust fund or

      -  debt obligations secured by certain assets in a trust fund.

      - Each series of securities will consist of one or more classes. Each class of securities will represent the entitlement to a specified portion of future interest payments and a specified portion of future principal payments on the assets in the related trust fund. In each case, the specified portion may equal from 0% to 100%. A series may include one or more classes of securities that are senior in right of payment to one or more other classes. One or more classes of securities may be entitled to receive distributions of principal, interest or both prior to one or more other classes, or before or after certain specified events have occurred. The related prospectus supplement will specify each of these features.

THE TRUST FUND AND ITS ASSETS

      As specified in the related prospectus supplement, each trust fund will consist primarily of assets from one of the following categories:

      - one or more segregated pools of various types of mortgage loans or closed-end and/or revolving home equity loans (or certain balances of these loans), in each case secured by first and/or junior liens on one- to five-family residential properties, or security interests in shares issued by cooperative housing corporations, including mixed residential and commercial structures;

      - manufactured housing installment contracts and installment loan agreements secured by senior or junior liens on manufactured homes and/or by mortgages on real estate on which the manufactured homes are located;

      - home improvement installment sales contracts or installment loan agreements originated by a home improvement contractor and secured by a mortgage on the related mortgaged property that is junior to other liens on the mortgaged property; and

      - certain direct obligations of the United States, agencies thereof or agencies created thereby. Each trust fund may be subject to early termination in certain circumstances.

MARKET FOR THE SECURITIES

      No market will exist for the securities of any series before they are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market will develop.

OFFERS OF THE SECURITIES

      Offers of the securities are made through Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other underwriters listed in the related prospectus supplement.

      Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
                             ----------------------

                              MERRILL LYNCH & CO.
                             ----------------------

               The date of this Prospectus is February 20, 2007.

             IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
                  AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

Information about each series of securities is contained in the following documents:

- this prospectus, which provides general information, some of which may not apply to a particular series; and

- the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

      You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

      Each prospectus supplement generally will include the following information with respect to the related series of securities:

      - the principal amount, interest rate and authorized denominations of each class of securities;

      - information concerning the mortgage loans, home improvement contracts and/or securities in the related trust fund;

      - information concerning the seller or sellers of the mortgage loans, home improvement contracts and/or securities and information concerning any servicer;

      - the terms of any credit enhancement with respect to particular classes of the securities;

      - information concerning other trust fund assets, including any reserve fund;

      -  the final scheduled distribution date for each class of securities;

      - the method for calculating the amount of principal to be paid to each class of securities, and the timing and order of priority of principal payments;

      - information about any REMIC tax elections for some or all of the trust fund assets; and

      -  particulars of the plan of distribution for the securities.

      If you require additional information, the mailing address of our principal executive offices is Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center-North Tower, 10th Floor, New York, New York 10281-1310, Attention: Secretary, and our telephone number is (212) 449-0357. For other means of acquiring additional information about us or a series of securities, see "Incorporation of Certain Information by Reference" on page 124 of this prospectus.

                               TABLE OF CONTENTS

Risk Factors........................     1
Description of the Trust Funds......     7
     Assets.........................     7
     Mortgage Loans.................     7
     Loan-to-Value Ratio............     9
     Mortgage Loan Information in
       Prospectus Supplements.......     9
     Government Securities..........    11
     Pre-Funding Account............    11
     Accounts.......................    11
     Credit Support.................    12
     Cash Flow Agreements...........    12
Use of Proceeds.....................    12
Yield Considerations................    12
     General........................    12
     Pass-Through Rate and
       Interest Rate................    12
     Timing of Payment of
       Interest.....................    13
     Payments of Principal;
       Prepayments..................    13
     Prepayments--Maturity and
       Weighted Average Life........    14
     Other Factors Affecting
       Weighted Average Life........    15
The Depositor.......................    17
Description of the Securities.......    17
     General........................    17
     Categories of Classes of
       Securities...................    18
     Distributions..................    21
     Available Distribution
       Amount.......................    22
     Distributions of Interest on
       the Securities...............    23
     Distributions of Principal of
       the Securities...............    24
     Components.....................    24
     Allocation of Losses and
       Shortfalls...................    24
     Advances in Respect of
       Delinquencies................    24
     Reports to Securityholders.....    25
     Termination....................    27
     Book-Entry Registration and
       Definitive Securities........    27
Description of the Agreements.......    30
     Agreements Applicable to a
       Series.......................    30
     Assignment of Assets;
       Repurchases..................    32
     Representations and Warranties;
       Repurchases..................    33
     Collection Account and Related
       Accounts.....................    34
     Collection and Other Servicing
       Procedures...................    38
     Sub-Servicers..................    38
     Realization upon Defaulted
       Mortgage Loans...............    39
     Primary Mortgage Insurance
       Policies.....................    40
     Hazard Insurance Policies......    41
     Fidelity Bonds and Errors and
       Omissions Insurance..........    42
     Due-on-Sale Provisions.........    42
     Retained Interest; Servicing
       Compensation and Payment of
       Expenses.....................    43
     Evidence as to Compliance......    43
     Certain Matters Regarding a
       Master Servicer and the
       Depositor....................    44
     Events of Default under the
       Agreement....................    45
     Rights upon Event of Default
       under the Agreement..........    46
     Amendment......................    46
     The Trustee....................    47
     Duties of the Trustee..........    47
     Certain Matters Regarding the
       Trustee......................    47
     Resignation and Removal of the
       Trustee......................    48
     Certain Terms of the
       Indenture....................    48
Description of Credit Support.......    51
     General........................    51
     Subordinate Securities.........    51
     Cross-Support Provisions.......    52
     Insurance or Guarantees........    52
     Letter of Credit...............    52
     Insurance Policies and Surety
       Bonds........................    52
     Reserve Funds..................    52
Certain Legal Aspects of Mortgage
  Loans.............................    53
     General........................    53
     Types of Mortgage
       Instruments..................    53

     Interest in Real Property......    54
     Cooperative Loans..............    54
     Foreclosure....................    55
     Junior Mortgages...............    58
     Anti-Deficiency Legislation and
       Other Limitations on
       Lenders......................    59
     Environmental Legislation......    60
     Due-on-Sale Clauses............    60
     Subordinate Financing..........    61
     Applicability of Usury Laws....    61
     Alternative Mortgage
       Instruments..................    62
     Servicemembers Civil Relief
       Act..........................    62
     Forfeitures in Drug and RICO
       Proceedings..................    62
     The Contracts..................    63
Material Federal Income Tax
  Consequences......................    66
     General........................    66
     Grantor Trust Funds............    66
     New Withholding Regulations....    74
     REMICs.........................    74
     Tax-Related Restrictions on
       Transfers of REMIC Residual
       Certificates.................    90
     Tax Characterization of a Trust
       Fund as a Partnership........    93
     Tax Treatment of Certificates
       as Debt for Tax Purposes.....    99
Taxation of Classes of Recombinable
  Securities........................   102
     General........................   102
     Tax Status.....................   102
     Tax Accounting for Recombinable
       Securities...................   102
     Exchanges of Recombinable
       Securities...................   104
     Tax Treatment of Foreign
       Investors....................   104
     Backup Withholding.............   104
     Reporting and Administrative
       Matters......................   104
State Tax Considerations............   104
ERISA Considerations................   104
     General........................   104
     Prohibited Transactions........   105
     Availability of Underwriter's
       Exemption for Certificates...   106
     Review by Plan Fiduciaries.....   111
Legal Investment....................   111
Plan of Distribution................   113
Legal Matters.......................   114
Financial Information...............   114
Incorporation of Certain Information
  by Reference......................   114
Ratings.............................   115
Index of Defined Terms..............   116

                                  RISK FACTORS

You should consider the following information carefully, since it identifies certain significant sources of risk associated with an investment in the securities.

THERE IS A RISK THAT THE SECURITIES WILL HAVE LIMITED LIQUIDITY.

At the time a series of securities is issued, there will not be a secondary market for them. Merrill Lynch, Pierce, Fenner & Smith Incorporated currently expects to make a secondary market in the offered securities, but it is not required to. We cannot assure you that a secondary market for the securities of any series will develop or, if it does develop, that it will provide holders of those securities with liquidity of investment or will continue while those securities remain outstanding.

THERE IS A RISK ASSOCIATED WITH LIMITED ASSETS THAT THOSE ASSETS WILL NOT BE SUFFICIENT TO PAY THE SECURITIES IN FULL.

- The securities will not represent an interest in or obligation of the depositor, the master servicer or any of their affiliates.

- The only obligations with respect to the securities or the assets securing them will be the obligations (if any) of any "warranting party" (as further described in this prospectus) pursuant to certain limited representations and warranties made with respect to the mortgage loans, the master servicer's and any sub-servicer's servicing obligations under the related agreements (including the limited obligation to make certain advances in the event of delinquencies on the mortgage loans, but only to the extent they deem such advances recoverable) and, if described in the related prospectus supplement, certain limited obligations of the master servicer in connection with an agreement to purchase or act as remarketing agent with respect to a convertible adjustable-rate mortgage loan (as more fully described in this prospectus) upon conversion to a fixed rate or a different index.

- Since certain representations and warranties with respect to the mortgage assets may have been made and/or assigned in connection with transfers of the mortgage assets prior to the closing date, the rights of the trustee and the securityholders with respect to such representations or warranties will be limited to their rights as an assignee thereof.

- None of the depositor, the master servicer or any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity.

- Neither the securities nor the underlying assets will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the master servicer, any sub-servicer.

- Proceeds of the assets included in the related trust fund for each series of securities (including the assets and any form of credit enhancement) will be the sole source of payments on the securities, and there will be no recourse to the depositor or any other entity in the event that these proceeds are insufficient or otherwise unavailable to make all payments provided for under the securities.

- A series of securities will not have any claim against or security interest in the trust funds for any other series. If the related trust fund is insufficient to make payments on these securities, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the collection account and any accounts maintained as credit support, may be withdrawn under certain conditions, as described in the related prospectus supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the securities.

- If provided in the prospectus supplement for a series of securities consisting of one or more classes of subordinate securities, on any distribution date in respect of which losses or shortfalls in collections on the assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the subordinate securities, and, thereafter, by the remaining classes of securities in the priority and manner and subject to the limitations specified in that prospectus supplement.

We refer you to "Description of the Trust Funds" for further information.

THERE IS A RISK THAT PREPAYMENTS ON THE ASSETS IN A TRUST FUND WILL ADVERSELY AFFECT THE AVERAGE LIFE AND YIELDS OF THE RELATED SECURITIES.

- Prepayments (including those caused by defaults) on the assets in any trust fund generally will result in a faster rate of principal payments on one or more classes of the related securities than if payments on these assets were made as scheduled. Thus, the prepayment experience on the assets may affect the average life of each class of related securities. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. We can't assure you as to the rate of prepayment on the assets in any trust fund or that the rate of payments will conform to any model we describe here or in any prospectus supplement. If prevailing interest rates fall significantly below the applicable mortgage interest rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the mortgage loans underlying or comprising the mortgage assets in any trust fund. As a result, the actual maturity of any class of securities evidencing an interest in a trust fund containing mortgage assets could occur significantly earlier than expected.

- A series of securities may include one or more classes of securities with priorities of payment and, as a result, yields on other classes of securities, including classes of offered securities, of such series may be more sensitive to prepayments on assets. A series of securities may include one or more classes offered at a significant premium or discount. Yields on these classes of securities will be sensitive, and in some cases extremely sensitive, to prepayments on mortgage assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, as with certain classes of stripped interest securities, a holder might, in some prepayment scenarios, fail to recoup its original investment. A series of securities may include one or more classes of securities, including classes of offered securities, that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more classes of accrual securities and, as a result, yields on such securities will be sensitive to (a) the provisions of such accrual securities relating to the timing of distributions of interest thereon and (b) if such accrual securities accrue interest at a variable or adjustable pass-through rate or interest rate, changes in such rate.

We refer you to "Yield Considerations" in the prospectus and, if applicable, in the related prospectus supplement for further information.

THERE IS A RISK THAT DEFAULTS BY OBLIGORS OR DECLINES IN THE VALUES OF MORTGAGED PROPERTIES WILL RESULT IN LOSSES TO INVESTORS.

- An investment in securities such as the securities which generally represent interests in mortgage loans may be affected by, among other things, a decline in real estate values and changes in the mortgagors' financial condition. No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the relevant residential real estate market should experience an overall decline in property values such that the outstanding balances of the related mortgage loans, and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry in that market. In addition, in the case of mortgage loans that are subject to negative amortization, due to the addition to principal balance of deferred interest, the principal balances of such mortgage loans could be increased to an amount equal to or in excess of the value of the underlying mortgaged properties, thereby increasing the likelihood of default.

- To the extent that these losses are not covered by the applicable credit support, if any, holders of securities of the series evidencing interests in the related mortgage loans will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted mortgage loans. Certain of the types of mortgage loans may involve additional uncertainties not present in traditional types of loans.

- For example, certain of the mortgage loans provide for escalating or variable payments by the mortgagor under the mortgage loan, as to which the mortgagor is generally qualified on the basis of the initial payment amount. In some cases the mortgagor's income may not be sufficient to enable it to continue to make its loan payments as such payments increase and thus the likelihood of default will increase.

- In addition to the foregoing, certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and will thus experience higher rates of loss and delinquency than the mortgage loans generally will experience. The mortgage loans underlying certain series of securities may be concentrated in these regions, and this concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration.

- Further, the rate of default on mortgage loans that are refinance or limited documentation mortgage loans, and on mortgage loans with high loan-to-value ratios, may be higher than for other types of mortgage loans. Additionally, a decline in the value of the mortgaged properties will increase the risk of loss particularly with respect to any related junior mortgage loans.

We refer you to "--There is a risk that there will be reduced or no proceeds available when junior lien mortgage loans are liquidated" in this prospectus for further information.

- In addition, a prospectus supplement may specify that the loan-to-value ratios for the mortgage loans in the related trust will exceed 100%. The related mortgaged properties will thus be highly unlikely to provide adequate security for these mortgage loans. To the extent specified in that prospectus supplement, the assessment of the credit history of a borrower and that borrower's capacity to make payments on the related mortgage loan will have been the primary considerations in underwriting the mortgage loans included in that trust. The evaluation of the adequacy of the loan-to-value ratio, if so specified in the related prospectus supplement, will have been given less consideration, and in certain cases no consideration, in underwriting those mortgage loans.

THERE IS A RISK THAT STATUTORY AND JUDICIAL LIMITATIONS ON FORECLOSURE PROCEDURES MAY DELAY RECOVERY IN RESPECT OF THE MORTGAGED PROPERTY AND, IN SOME INSTANCES, LIMIT THE AMOUNT THAT MAY BE RECOVERED BY THE FORECLOSING LENDER, RESULTING IN LOSSES ON THE MORTGAGE LOANS THAT MIGHT BE ALLOCATED TO THE CERTIFICATES.

Foreclosure procedures may vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non-judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in some states, notice to any party having an interest of record in the real property, including junior lienholders. Some states have adopted "anti-deficiency" statutes that limit the ability of a lender to collect the full amount owed on a mortgage loan if the property sells at foreclosure for less than the full amount owed. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of these statutes and judicial principles may be to delay and/or reduce distributions in respect of the offered certificates.

See "Certain Legal Aspects of Mortgage Loans -- Foreclosure."

THERE IS A RISK THAT THERE WILL BE REDUCED OR NO PROCEEDS AVAILABLE WHEN JUNIOR LIEN MORTGAGE LOANS ARE LIQUIDATED.

- Certain mortgage loans may be secured by junior liens and the related first and other senior liens, if any, may not be included in the mortgage pool.

- The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior lien to satisfy fully both the senior lien and the mortgage loan. If a holder of the senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior lien. The claims of the holder of the senior lien will be satisfied in full out of proceeds of the liquidation of the mortgage loan, if these proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan.

- If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior lien. In order for the debt related to the mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of that mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and the senior lien or purchase the mortgaged property subject to the senior lien. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property were insufficient to satisfy both loans in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of the certificates, would bear the risk of delay in distributions while a deficiency judgment against the borrower was being obtained and the risk of loss if the deficiency judgment were not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgage.

We refer you to "Certain Legal Aspects of the Mortgage Loans--Junior Mortgages" in this prospectus for further information.

THERE IS A RISK THAT ANY APPLICABLE CREDIT SUPPORT WILL NOT COVER ALL LOSSES.

- The prospectus supplement for a series of certificates will describe any credit support in the related trust fund, which may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or combinations of these. Any credit support will be subject to the conditions and limitations described here and in the related prospectus supplement. Moreover, this credit support may not cover all potential losses or risks; for example, credit support may or may not cover fraud or negligence by a borrower or other parties.

- A series of securities may include one or more classes of subordinate securities (which may include offered securities), if we provide for that in the related prospectus supplement. Although subordination is designed to reduce the risk to holders of senior securities of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of securities of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the lower priority classes of securities of this series has been repaid. As a result, the impact of significant losses and shortfalls on the assets may fall primarily upon those classes of securities having a lower priority of payment. Moreover, if a form of credit support covers more than one series of securities (we refer to this as a "covered trust"), holders of securities evidencing an interest in a covered trust will be subject to the risk that this credit support will be exhausted by the claims of other covered trusts.

- The amount of any applicable credit support supporting one or more classes of offered securities, including the subordination of one or more classes of securities, will be determined on the basis of criteria established by each rating agency rating such classes of securities based on an assumed level of defaults, delinquencies, other losses or other factors. We can't assure you, however, that the loss experience on the related assets will not exceed these assumed levels.

- Regardless of the form of credit enhancement, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The master servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of securities, if the applicable rating agency indicates that the then-current rating of those securities will not be adversely affected.

- The rating agency rating a series of securities may lower its rating following the initial issuance of the securities if the obligations of any applicable credit support provider have been downgraded, or as a result of losses on the related assets substantially in excess of the levels contemplated by that rating agency when it performed its initial rating analysis. None of the depositor, the master servicer or any of their affiliates will have any obligation to replace or supplement any credit support or to take any other action to maintain any rating of any series of securities.

We refer you to "--There are risks in relying on the limited nature of ratings", "Description of the Securities" and "Description of Credit Support" for further information.

THERE IS A RISK TO HOLDERS OF SUBORDINATE SECURITIES THAT LOSSES WILL HAVE A GREATER IMPACT ON THEM.

- The rights of subordinate securityholders to receive distributions to which they would otherwise be entitled with respect to the assets will be subordinate to the rights of the master servicer (to the extent that the master servicer is paid its servicing fee, including any unpaid servicing fees with respect to one or more prior due periods, and is reimbursed for certain unreimbursed advances and unreimbursed liquidation expenses) and the senior securityholders to the extent described in the related prospectus supplement. As a result of the foregoing, investors must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments in the subordinate securities.

We refer you to "Description of the Securities--General" and "--Allocation of Losses and Shortfalls" in this prospectus for further information.

- The yields on the subordinate securities may be extremely sensitive to the loss experience of the assets and the timing of any such losses. If the actual rate and amount of losses experienced by the assets exceed the rate and amount of such losses assumed by an investor, the yields to maturity on the subordinate securities may be lower than you anticipated.

THERE IS A RISK THAT OBLIGORS ON BALLOON LOANS WILL NOT BE ABLE TO MAKE BALLOON PAYMENTS.

Some of the mortgage loans as of the cut-off date may not be fully amortizing over their terms to maturity (we call these "balloon loans") and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related mortgaged property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the mortgagor's equity in the related mortgaged property, the financial condition of the mortgagor, the value of the mortgaged property, tax laws, prevailing general economic conditions and the availability of credit for single family or multifamily real properties generally.

THERE IS A POSSIBILITY, IF THE RELATED PROSPECTUS SUPPLEMENT PROVIDES FOR IT, THAT UPON AN OPTIONAL TERMINATION OF A TRUST FUND, THE PROCEEDS MAY BE LESS THAN THE OUTSTANDING PRINCIPAL AMOUNT OF THE SECURITIES PLUS ACCRUED INTEREST.

- If specified in the related prospectus supplement, a series of securities may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified therein, under the circumstances and in the manner set forth therein. If provided in the related prospectus supplement, upon the reduction of the security balance of a specified class or classes of securities to a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth therein.

- In either such case, if the related prospectus supplement provides for it, the proceeds available for distribution to securityholders may be less than the outstanding principal balance of their securities plus accrued interest. If this happens, these securityholders could incur a loss on their investment.

THERE ARE RISKS RELATING TO CERTAIN FEDERAL INCOME TAX CONSIDERATIONS REGARDING REMIC RESIDUAL CERTIFICATES.

- Holders of REMIC residual certificates must report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Material Federal Income Tax Consequences--REMICs." Under certain circumstances, holders of offered securities that are REMIC residual certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. Individual holders of REMIC residual certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC.

- In addition, REMIC residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC residual certificates, the taxable income arising in a given year on a REMIC residual certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the REMIC residual certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. Additionally, prospective purchasers of a REMIC residual certificate should be aware that treasury regulations provide that REMIC residual interests may not be marked to market.

We refer you to "Material Federal Income Tax Consequences--REMICs" in this prospectus for further information.

THERE ARE RISKS IN RELYING ON THE LIMITED NATURE OF RATINGS.

       Any rating assigned by a rating agency to a class of securities will reflect that rating agency's assessment solely of the likelihood that holders of securities of that class will receive payments to which those securityholders are entitled under the related agreement. This rating will not be an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related mortgage assets will be made, the degree to which the rate of such prepayments might differ from what you originally anticipated or the likelihood of early optional termination of the series of securities. This rating will not address the possibility that prepayment at higher or lower rates than you anticipated may cause you to experience a yield lower than you anticipated or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each prospectus supplement will identify any payment to which holders of offered securities of the related series are entitled that is not covered by the applicable rating.

We refer you to "Ratings" in this prospectus for further information.

                         DESCRIPTION OF THE TRUST FUNDS

ASSETS

The primary assets of each Trust Fund (the "Assets") will include:

      (i) one- to five-family mortgage loans (collectively, the "Mortgage Loans"), including without limitation, Home Equity Loans, Home Improvement Contracts and Manufactured Housing Contracts or

      (ii) direct obligations of the United States, agencies thereof or agencies created thereby which are:

             (a)   interest-bearing securities,

             (b)   non-interest-bearing securities,

             (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or

             (d) interest-bearing securities from which the right to payment of principal has been removed (the "Government Securities").

      As used herein, "Mortgage Loans" refers to whole Mortgage Loans. The Mortgage Loans will not be guaranteed or insured by Merrill Lynch Mortgage Investors, Inc. (the "Depositor"). Each Asset will be selected by a sponsor of the transaction for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (an "Asset Seller"), which may be an affiliate of the Depositor and, with respect to Assets, which prior holder may or may not be the originator of such Mortgage Loan.

      The Securities will be entitled to payment only from the assets of the related Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. If specified in the related Prospectus Supplement, the assets of a Trust Fund will consist of certificates representing beneficial ownership interests in, or indebtedness of, another trust fund that contains the Assets.

      Static pool information regarding the sponsor of the transaction will be available on a website, as set forth in the related prospectus supplement. Such website may include information regarding transactions which closed prior to January 1, 2006. Any information related to such pre-January 1, 2006 information will not be deemed to be part of the related prospectus supplement, this prospectus or the registration statement.

MORTGAGE LOANS

General

      Each Mortgage Loan will be secured by:

       (i) a lien on a Mortgaged Property consisting of a one- to five-family residential property (a "Single Family Property" and the related Mortgage Loan a "Single Family Mortgage Loan") or

      (ii) a security interest in shares issued by private cooperative housing corporations ("Cooperatives"). If so specified in the related Prospectus Supplement, a Mortgaged Property may include some commercial use.

      Mortgaged Properties will be located in any one of the fifty states, the District of Columbia, the Commonwealth of Puerto Rico or any U.S. possession. To the extent specified in the related Prospectus Supplement, the Mortgage Loans will be secured by first and/or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property. The Mortgaged

Properties may include apartments owned by Cooperatives and leasehold interests in properties, the title to which is held by third party lessors. Each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor. The related Prospectus Supplement will indicate if any Originator is an affiliate of the Depositor. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or other security instruments (the "Mortgages") creating a lien on the Mortgaged Properties. If specified in the related Prospectus Supplement, certain of the Mortgage Loans (by principal balance) in a Trust Fund will be, as of the related Cut-off Date, 30 days or more past their most recent contractually scheduled payment date.

      The adjustable or variable index (the "Index") applicable to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans") may be one of the following indices:

      - U.S. Dollar LIBOR ("LIBOR"), which is the average of the London Interbank Offer Rate, a rate at which banks in London, England lend U.S. dollars to other banks in the U.S. dollar wholesale or interbank money markets for a specified duration.

      - EURIBOR ("EURIBOR"), which is the average of the Euro Interbank Offer Rate, a rate at which banks offer to lend Euros to other banks in the Euro wholesale or interbank money markets for a specified duration.

      - GBP LIBOR ("GBP LIBOR"), which is the average of the British Pounds Sterling London Interbank Offer Rate, a rate at which banks in London, England lend British Pounds Sterling to other banks in the British Pounds Sterling wholesale or interbank money markets for a specified duration.

      - London Interbank Offer Swap Rate ("LIBORSWAP"), a rate which is the difference between the negotiated and of a swap, with the spread determined by characteristics of market supply and creditor worthiness.

      - SIBOR ("SIBOR"), which is the average of the Singapore Interbank Offer Rate, a rate at which banks in Asia lend U.S. dollars to other banks in the Singapore wholesale or interbank money markets for a specified duration.

      - Constant Maturity Treasury ("CMT") Indices, which is an average yield on United States Treasury securities adjusted to a specified constant maturity, as by the Federal Reserve Board.

      - Treasury Bill ("T-Bill") Indices, which is a rate based on the results of auctions that the U.S. Department of Treasury holds for its Treasury bills, notes or bonds or is derived from its daily yield curve.

      - Federal Funds Rate ("Fed Funds Rate"), which is the rate that banks charge each other on overnight loans made between them, as determined by the Federal Reserve Bank.

      - Prime Rate ("Prime Rate") Index, which is an index based on the interest rate that banks charge to their most credit-worthy customers for short-term loans. The Prime Rate may differ among financial institutions.

      - Monthly Treasury Average ("MTA"), which is a per annum rate equal to the 12-month average yields on United States Treasury securities adjusted to a constant maturity of one year, as published by the Federal Reserve Board.

      - Cost of Funds Index ("COFI"), which is a weighted average cost of funds for savings institutions that are member institutions of various federal banking districts, most commonly by 11th District members of the Federal Home Loan Bank of San Francisco.

      - National Monthly Median Cost of Funds Index ("National Monthly Median COFI"), which is the median COFI of all federal banking districts, or the midpoint value, of institutions' COFI ratios.

      - Cost of Savings Index ("COSI"), which is a weighted average of the rates of interest on the deposit accounts of the federally insured depository institution subsidiaries of Golden West Financial Corporation, which operates under the name World Savings.

      - Consumer Price Index ("CPI"), which is an published monthly by the U.S. Bureau of Labor Statistics that measures the change in the cost of a basket of products and services, including housing, electricity, food and transportation.

      - Certificate of Deposit Indices ("CODI"), which are indices based on the averages of the nationally published secondary market interest rates on nationally traded certificates of deposit, as published by the Federal Reserve Board. The certificates of deposit are issued by banks and other financial institutions and pay a fixed rate of interest for specified maturities.

      - National Average Contract Mortgage Rate ("National Average Contract Mortgage Rate"), which is an index based on a weighted average rate of initial mortgage interest rates paid by home buyers for conventional fixed and adjustable rate single-family homes reported by a sample of mortgage lenders for loans closed for the last five working days of the month. The weightings are determined by the type, size and location of the lender and is reported monthly by the Federal Housing Finance Board.

      - Federal Home Loan Bank Index ("FHLB Index"), which is which is the average interest rate that member banks pay when they borrow money from a Federal Home Loan Bank.

      The Indices described above which are applicable to the Mortgage Loans for a trust fund will be disclosed in the related prospectus supplement.

LOAN-TO-VALUE RATIO

      The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan plus the principal balance of any senior mortgage loan to the Value of the related Mortgaged Property. If specified in the related Prospectus Supplement, the Loan-to-Value Ratio of certain Mortgage Loans may exceed 100%. The "Value" of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of:

      (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and

      (b)   the sales price for such property.

      "Refinance Loans" are loans made to refinance existing loans. The Value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

      Each Prospectus Supplement will contain information, as of the dates specified in such Prospectus Supplement with respect to the Mortgage Loans, including:

      (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date,

      (ii)    the type of property securing the Mortgage Loans,

      (iii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Mortgage Loans,

      (iv) the earliest and latest origination date and maturity date of the Mortgage Loans,

      (v) the range of the Loan-to-Value Ratios at origination of the Mortgage Loans,

      (vi) the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate borne by the Mortgage Loans,

      (vii) the state or states in which most of the Mortgaged Properties are located,

      (viii) information with respect to the prepayment provisions, if any, of the Mortgage Loans,

      (ix) with respect to ARM Loans, the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum Mortgage Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Loan, and

      (x) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions

      The related Prospectus Supplement may specify whether the Mortgage Loans include closed-end and/or revolving home equity loans or certain balances thereof ("Home Equity Loans"), which may be secured by Mortgages that are junior to other liens on the related Mortgaged Property and/or home improvement installment sales contracts or installment loan agreements (the "Home Improvement Contracts") originated by a home improvement contractor and secured by a Mortgage on the related Mortgaged Property that is junior to other liens on the Mortgaged Property. Generally, the home improvements purchased with the Home Improvement Contracts will generally be replacement windows, house siding, roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The related Prospectus Supplement will specify whether the Home Improvement Contracts are partially insured under Title I of the National Housing Act and, if so, the limitations on such insurance.

      If specified in the related Prospectus Supplement, new draws by borrowers under the revolving Home Equity Loans will, during a specified period of time, automatically become part of the Trust Fund for a series. As a result, the aggregate balance of the revolving Home Equity Loans will fluctuate from day to day as new draws by borrowers are added to the Trust Fund and principal collections are applied to purchase such balances. Such amounts will usually differ each day, as more specifically described in the related Prospectus Supplement.

      The related Prospectus Supplement may specify whether the Mortgage Loans consist, in whole or in part, of conventional manufactured housing installment sales contracts and installment loan agreements, originated by a manufactured housing dealer in the ordinary course of business (collectively, "Manufactured Housing Contracts"). Such Manufactured Housing Contracts will be secured by manufactured homes, located in any of the fifty states or the District of Columbia, or by mortgages on the real estate on which the manufactured homes are located.

      The manufactured homes securing the Manufactured Housing Contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), or manufactured homes meeting those other standards as shall be described in the related prospectus supplement. Section 5402(6) defines a "manufactured home" as "a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

      Manufactured homes, and home improvements, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home or home improvement may be lower than the principal amount outstanding under the related contract.

Payment provisions of the mortgage loans

      All of the Mortgage Loans will:

      (i)    have original terms to maturity of not more than 40 years, and

      (ii) provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other regular interval.

Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate or a different adjustable Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time pursuant to an election or as otherwise specified on the related Mortgage Note, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement.

GOVERNMENT SECURITIES

      The Prospectus Supplement for a series of Securities evidencing interests in Assets of a Trust Fund that include Government Securities will specify, to the extent available,

      (i) the aggregate approximate initial and outstanding principal amounts or notional amounts, as applicable, and types of the Government Securities to be included in the Trust Fund,

      (ii) the original and remaining terms to stated maturity of the Government Securities,

      (iii) whether such Government Securities are entitled only to interest payments, only to principal payments or to both,

      (iv) the interest rates of the Government Securities or the formula to determine such rates, if any,

      (v) the applicable payment provisions for the Government Securities and

      (vi) to what extent, if any, the obligation evidenced thereby is backed by the full faith and credit of the United States.

PRE-FUNDING ACCOUNT

      To the extent provided in a Prospectus Supplement, the Depositor will be obligated (subject only to the availability thereof) to sell at a predetermined price, and the Trust Fund for the related series of Securities will be obligated to purchase (subject to the satisfaction of certain conditions described in the applicable Agreement and in the related Prospectus Supplement), additional Assets (the "Subsequent Assets") from time to time (as frequently as daily) within the number of months specified in the related Prospectus Supplement after the issuance of such series of Securities (not to exceed one year) having an aggregate principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the "Pre-Funded Amount") for such series on date of such issuance. The Pre-Funded Amount will not exceed 50% of the proceeds of the offering of the related series of Securities.

ACCOUNTS

      Each Trust Fund will include one or more accounts established and maintained on behalf of the Securityholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Agreement--Collection Account and Related Accounts."

CREDIT SUPPORT

      If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Assets in the related Trust Fund may be provided to one or more classes of Securities in the related series in the form of subordination of one or more other classes of Securities in such series and/or by one or more other types of credit support, such as a letter of credit, insurance policy, surety bonds, guarantee, reserve fund or a combination thereof (any such coverage with respect to the Securities of any series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Securities. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support."

CASH FLOW AGREEMENTS

      If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include one or more of the following agreements: interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or interest rate swap agreements consistent with the foregoing. The principal terms of any such agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.

                                USE OF PROCEEDS

      The net proceeds to be received from the sale of the Securities will be applied by the Depositor to the purchase of Assets, or the payment of the financing incurred in such purchase, and to pay for certain expenses incurred in connection with such purchase of Assets and sale of Securities. The Depositor expects to sell the Securities from time to time, but the timing and amount of offerings of Securities will depend on a number of factors, including the volume of Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

      The yield on any Offered Security will depend on the price paid by the Securityholder, the Pass-Through Rate or interest rate of the Security, the receipt and timing of receipt of distributions on the Security and the weighted average life of the Assets in the related Trust Fund (which may be affected by prepayments, defaults, liquidations or repurchases). See "Risk Factors."

PASS-THROUGH RATE AND INTEREST RATE

      Securities of any class within a series may have fixed, variable or adjustable Pass-Through Rates or interest rates, which may or may not be based upon the interest rates borne by the Assets in the related Trust Fund. The Prospectus Supplement with respect to any series of Securities will specify the Pass-

Through Rate or interest rate for each class of such Securities or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method of determining the Pass-Through Rate or interest rate; the effect, if any, of the prepayment of any Asset on the Pass-Through Rate or interest rate of one or more classes of Securities; and whether the distributions of interest on the Securities of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

      If so specified in the related Prospectus Supplement, the effective yield to maturity to each holder of Securities entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price of such Security because, while interest may accrue on each Asset during a certain period, the distribution of such interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

      Each payment of interest on the Securities (or addition to the Security Balance of a class of Accrual Securities) on a Distribution Date will include interest accrued during the Interest Accrual Period for such Distribution Date. As indicated above under "--Pass-Through Rate and Interest Rate," if the Interest Accrual Period ends on a date other than the day before a Distribution Date for the related series, the yield realized by the holders of such Securities may be lower than the yield that would result if the Interest Accrual Period ended on such day before the Distribution Date.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

      The yield to maturity on the Securities will be affected by the rate of principal payments on the Assets (including principal prepayments on Mortgage Loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). The rate at which principal prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. In this regard, it should be noted that certain Assets may consist of Mortgage Loans with different Mortgage Rates. The rate of principal payments on some or all of the classes of Securities of a series will correspond to the rate of principal payments on the Assets in the related Trust Fund. Mortgage Loans with a prepayment premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions or with lower Prepayment Premiums.

      If the purchaser of a Security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the Prospectus Supplement for a series of Securities, the effect on yield on one or more classes of the Securities of such series of prepayments of the Assets in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.

      Generally, when a full prepayment is made on a Mortgage Loan, the obligor is charged interest on the principal amount of the Mortgage Loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Prepayments in full will likely reduce the amount of interest paid in the following month to holders of Securities entitled to payments of interest because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment rather than for a full month. Generally, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related Mortgage Loan as of the Due Date in the month in which such partial prepayment is received.

      The timing of changes in the rate of principal payments on the Assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Loans and distributed on a Security, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

      The Securityholder will bear the risk of being able to reinvest principal received in respect of a Security at a yield at least equal to the yield on such Security.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

      The rates at which principal payments are received on the Assets included in or comprising a Trust Fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of Securities may affect the ultimate maturity and the weighted average life of each class of such series. Prepayments on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Securities of the related series.

      If so provided in the Prospectus Supplement for a series of Securities, one or more classes of Securities may have a final scheduled Distribution Date, which is the date on or prior to which the Security Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such series set forth therein.

      Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of Securities of a series will be influenced by the rate at which principal on the Mortgage Loans comprising or underlying the Assets is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

      In addition, the weighted average life of the Securities may be affected by the varying maturities of the Mortgage Loans comprising or underlying the Assets in a Trust Fund. If any Mortgage Loans comprising or underlying the Assets in a particular Trust Fund have actual terms to maturity less than those assumed in calculating final scheduled Distribution Dates for the classes of Securities of the related series, one or more classes of such Securities may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of Mortgage Rates and maturities of the Mortgage Loans comprising or underlying such Assets. See "Description of the Trust Funds."

      Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

      Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans underlying or comprising the Assets.

      The Prospectus Supplement with respect to each series of Securities may contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Securities of such series and the percentage of the initial Security Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR, SPA or such other standard specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Securities. It is unlikely that prepayment of any Mortgage Loans comprising or underlying the Assets for any series will conform to any particular level of CPR, SPA or any other rate specified in the related Prospectus Supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

Type of Mortgage Loan

      If so specified in the related Prospectus Supplement, a number of Mortgage Loans may have balloon payments due at maturity, and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having balloon payments may default at maturity. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the servicer may, to the extent and under the circumstances set forth in the related Prospectus Supplement, be permitted to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Securities, thereby lengthening the period of time elapsed from the date of issuance of a Security until it is retired.

      With respect to certain Mortgage Loans, including ARM Loans, the Mortgage Rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the mortgagor under each Mortgage Loan generally will be qualified on the basis of the Mortgage Rate in effect at origination. The repayment of any such Mortgage Loan may thus be dependent on the ability of the mortgagor or obligor to make larger level monthly payments following the adjustment of the Mortgage Rate. In addition, certain Mortgage Loans may be subject to temporary buydown plans ("Buydown Mortgage Loans") pursuant to which the monthly payments made by the mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments thereon (the "Buydown Period"). The periodic increase in the amount paid by the mortgagor of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default with respect to the related Mortgage Loan.

      The Mortgage Rates on certain ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial Mortgage Rates are generally lower than the sum of the applicable index at origination and the related margin over such index at which interest accrues), the amount of interest accruing on the principal balance of such Mortgage Loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing Mortgage Loans may be added to the principal balance thereof and will bear interest at the applicable Mortgage Rate. The addition of any such deferred interest to the principal balance of any related class or classes of Securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased. In addition, with respect to certain ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on such a Mortgage Loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since such excess will be applied to reduce the principal balance of the related class or classes of Securities, the weighted average life of such Securities will be reduced and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased.

Defaults

      The rate of defaults on the Mortgage Loans will also affect the rate, timing and amount of principal payments on the Assets and thus the yield on the Securities. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on Mortgage Loans which are refinance or limited documentation mortgage loans, and on Mortgage Loans with high Loan-to-Value Ratios, may be higher than for other types of Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgage Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

Foreclosures

      The number of foreclosures or repossessions and the principal amount of the Mortgage Loans comprising or underlying the Assets that are foreclosed or repossessed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans comprising or underlying the Assets and that of the related series of Securities.

Refinancing

      At the request of a mortgagor, the Master Servicer or a Sub-Servicer may allow the refinancing of a Mortgage Loan in any Trust Fund by accepting prepayments thereon and permitting a new loan secured by a mortgage on the same property. In the event of such a refinancing, the new loan would not be included in the related Trust Fund and, therefore, such refinancing would have the same effect as a prepayment in full of the related Mortgage Loan. A Sub-Servicer or the Master Servicer may, from time to time, implement programs designed to encourage refinancing. Such programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, Sub-Servicers may encourage the refinancing of Mortgage Loans, including defaulted Mortgage Loans, that would permit creditworthy borrowers to assume the outstanding indebtedness of such Mortgage Loans.

Due-on-Sale Clauses

      Acceleration of mortgage payments as a result of certain transfers of underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus Supplement. A number of the Mortgage Loans comprising or underlying the Assets may include "due-on-sale" clauses that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale, transfer or conveyance of the related Mortgaged Property. With respect to any Mortgage Loans, the Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses" and "Description of the Agreements--Due-on-Sale Provisions."

                                 THE DEPOSITOR

      Merrill Lynch Mortgage Investors, Inc., the Depositor, is a direct wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc. and was incorporated in the State of Delaware on June 13, 1986. The principal executive offices of the Depositor are located at 250 Vesey Street, World Financial Center, North Tower, 10th Floor, New York, New York 10218-1310. Its telephone number is (212) 449-0357.

      The Depositor's principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of that asset. The Depositor does not have, nor is it expected in the future to have, any significant assets.

                         DESCRIPTION OF THE SECURITIES

GENERAL

      The certificates of each series (including any class of certificates not offered hereby) (collectively, the "Certificates") will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Agreement. If a series of Securities includes Notes, such Notes will represent indebtedness of the related Trust Fund and will be issued and secured pursuant to an indenture (an "Indenture"). Each series of Securities will consist of one or more classes of Securities that may:

      (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates;

      (ii) be senior (collectively, "Senior Securities") or subordinate (collectively, "Subordinate Securities") to one or more other classes of Securities in respect of certain distributions on the Securities;

      (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, "Stripped Principal Securities");

      (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest Securities");

      (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Securities of such series (collectively, "Accrual Securities");

      (vi) provide for payments of principal as described in the related Prospectus Supplement, from all or only a portion of the Assets in such Trust Fund, to the extent of available funds, in each case as described in the related Prospectus Supplement; and/or

      (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Security component and a Stripped Interest Security component.

      If so specified in the related Prospectus Supplement, distributions on one or more classes of a series of Securities may be limited to collections from a designated portion of the Mortgage Loans in the related Mortgage Pool (each such portion of Mortgage Loans, a "Mortgage Loan Group"). Any such classes may include classes of Offered Securities.

      Each class of Offered Securities of a series will be issued in minimum denominations corresponding to the Security Balances or, in case of Stripped Interest Securities, notional amounts or percentage interests specified in the related Prospectus Supplement. The transfer of any Offered Securities may be registered and such Securities may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Securities of a series may be issued in definitive form ("Definitive Securities") or in book-entry form ("Book-Entry Securities"), as provided in the related Prospectus Supplement. See "Risk Factors--Book-Entry Registration" and "Description of the Securities--Book-Entry Registration and Definitive Securities." Definitive Securities will be exchangeable for other Securities of the same class and series of a like aggregate Security Balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors--Limited Liquidity" and "--Limited Assets."

CATEGORIES OF CLASSES OF SECURITIES

      The Securities of any series may be comprised of one or more classes. Such classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The Prospectus Supplement for a series of Securities may identify the classes which comprise such series by reference to the following categories or another category specified in the related Prospectus Supplement.

CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------
                                               PRINCIPAL TYPES

"Accretion Directed".........................  A class that receives principal payments from the accreted interest from specified Accrual Classes. An
                                               Accretion Directed Class also may receive principal
                                               payments from principal paid on the Mortgage Loans for
                                               the related series.

"Component Securities".......................  A class consisting of "Components." The Components of a class of Component Securities may have different
                                               principal and/or interest payment characteristics but
                                               together constitute a single class and do not
                                               represent severable interests. Each Component of a
                                               class of Component Securities may be identified as
                                               falling into one or more of the categories in this
                                               chart.

"Lockout Class" (sometimes also referred to
  as a "NAS Class")..........................  A class that is designed to receive no principal payments or a disproportionately small portion of
                                               principal payments from the first Distribution Date
                                               until a Distribution Date specified in the related
                                               Prospectus Supplement.

"Notional Amount Class"......................  A class having no principal balance and bearing interest on the related notional amount. The notional
                                               amount is used for purposes of the determination of
                                               interest distributions.

"Planned Amortization Class" (also sometimes
  referred to as a "PAC")....................  A class that is designed to receive principal payments using a pre-determined principal balance schedule
                                               derived by assuming two constant prepayment rates for
                                               the underlying Mortgage Loans. These two rates are the
                                               endpoints for the "structuring range" for the Planned
                                               Amortization Class. The Planned Amortization Classes
                                               in any series of Securities may be subdivided into
                                               different categories (e.g., Planned Amortization Class
                                               I ("PAC I") Planned Amortization Class II ("PAC II")
                                               and so forth) derived using different structuring
                                               ranges.

CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------
"Scheduled Amortization Class"...............  A class that is designed to receive principal payments using a pre-determined principal balance schedule but
                                               is not designated as a Planned Amortization Class or
                                               Targeted Amortization Class. The schedule is derived
                                               by assuming either two constant prepayment rates or a
                                               single constant prepayment rate for the underlying
                                               Mortgage Loans. In the former case, the two rates are
                                               the endpoints for the "structuring rate" for the
                                               Scheduled Amortization Class and such range generally
                                               is narrower than that for a Planned Amortization
                                               Class. Typically, the Support Class for the applicable
                                               series of Securities generally will represent a
                                               smaller percentage of the Scheduled Amortization Class
                                               than a Support Class generally would represent in
                                               relation to a Planned Amortization Class or a Targeted
                                               Amortization Class.

"Senior Securities"..........................  A class that is entitled to receive payments of principal and interest on each Distribution Date prior
                                               to the classes of Subordinate Securities.

"Senior Support Securities"..................  A class of Senior Securities that bears certain losses allocated to one or more classes of Senior Securities
                                               after the classes of Subordinate Securities are no
                                               longer outstanding.

"Sequential Pay Class".......................  Classes that are entitled to receive principal payments in a prescribed sequence, that do not have
                                               predetermined principal balance schedules and that, in
                                               most cases, are entitled to receive payments of
                                               principal continuously from the first Distribution
                                               Date on which they receive principal until they are
                                               retired. A single class that is entitled to receive
                                               principal payments before or after other classes in
                                               the same series of Securities may be identified as a
                                               Sequential Pay class.

"Strip Class"................................  A class that is entitled to receive a constant proportion, or "strip," of the principal payments on
                                               the underlying Mortgage Loans.

"Mezzanine Securities".......................  A class that is entitled to receive payments of principal and interest on each Distribution Date after
                                               the Senior Securities have received their full
                                               principal and interest entitlements and prior to any
                                               distributions of principal and interest on the classes
                                               of Subordinate Securities.

"Subordinate Securities".....................  A class that is entitled to receive payments of principal and interest on each Distribution Date only
                                               after the Senior Securities and classes of Subordinate
                                               Securities with higher priority of distributions, if
                                               any have received their full principal and interest
                                               entitlements.

"Super Senior Securities"....................  A class of Senior Securities that will not bear its share of certain losses after the class of Subordinate
                                               Securities are no longer outstanding for so long as
                                               one or more other specified classes of Senior
                                               Securities are outstanding.

CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------
"Support Class" (also sometimes referred to
  as a "Companion Class")....................  A class that is entitled to receive principal payments on any Distribution Date only if scheduled payments
                                               have been made on specified Planned Amortization
                                               Classes, Targeted Amortization Classes and/or
                                               Scheduled Amortization Classes.

Targeted Amortization Class" (also sometimes
  referred to as a "TAC")....................  A class that is designed to receive principal payments using a pre-determined principal balance schedule
                                               derived by assuming a single constant prepayment rate
                                               for the underlying Mortgage Loans.

                                               INTEREST TYPES

"Component Securities".......................  A class consisting of "Components." The components of a class of Component Securities may have different
                                               principal and/or interest payment characteristics but
                                               together constitute a single class and do not
                                               represent severable interests. Each Component of a
                                               class of Component Securities may be identified as
                                               falling into one or more of the categories in this
                                               chart.

"Fixed Rate Class"...........................  A class with an interest rate that is fixed throughout the life of the class.

"Floating Rate Class"........................  A class with an interest rate that resets periodically based upon a designated index and that varies directly
                                               with changes in such index.

"Inverse Floating Rate Class"................  A class with an interest rate that resets periodically based upon a designated index and that varies
                                               inversely with changes in such index and with changes
                                               in the interest rate payable on the related Floating
                                               Rate Class.

"Variable Rate Class"........................  A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of
                                               interest applicable to the Mortgage Loans.

"Interest-Only Class"........................  A class that is entitled to receive some or all of the interest payments made on the Mortgage Loans and
                                               little or no principal. Interest-Only Classes have
                                               either a nominal principal balance or a notional
                                               amount. A nominal principal balance represents actual
                                               principal that will be paid on the class. It is
                                               referred to as nominal since it is extremely small
                                               compared to other classes. A notional amount is the
                                               amount used as a reference to calculate the amount of
                                               interest due on an Interest-Only Class that is not
                                               entitled to any distributions in respect of principal.

CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------
"Principal-Only Class".......................  A class that does not bear interest and is entitled to receive only distributions in respect of principal.

"Accrual Class"..............................  A class that accretes the amount of accrued interest otherwise distributable on such class, which amount
                                               will be added as principal to the principal balance of
                                               such class on each applicable Distribution Date. Such
                                               accretion may continue until some specified event has
                                               occurred or until such Accrual Class is retired.

"Step-up Class"..............................  A class that bears interest at one or more higher, or
                                               "stepped-up" Pass-Through Rates or interest rates for
                                               a period of time specified in the related Prospectus
                                               Supplement before resetting to a lower Pass-Through
                                               Rate or interest rate that will remain fixed
                                               thereafter.

      If the Interest Rate of a Floating Rate Class is determined based upon an Index, the Index will be one of the following:

      -   CMT;

      -   CODI;

      -   COFI;

      -   COSI;

      -   CPI;

      -   Fed Funds Rate;

      -   FHLB Index;

      -   GBP LIBOR;

      -   LIBOR;

      -   LIBORSWAP;

      -   MTA;

      -   National Average Contract Mortgage Rate;

      -   National Monthly Median COFI;

      -   Prime Rate;

      -   SIBOR;

      -   SWAPLIBOR; and

      -   T-Bill.

      Each of these indices is described in more detail under "Description of the Trust Funds--The Mortgage Loans--General" above.

DISTRIBUTIONS

      Distributions on the Securities of each series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. Except as otherwise specified in the related Prospectus Supplement, distributions (other than the final distribution) will be made to the persons in whose names the Securities are registered at the close of business on the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "Determination Date"). All distributions with respect to each class of Securities on each Distribution Date will be allocated pro rata among the outstanding Securities in such class or by random selection, as described in the related Prospectus Supplement or otherwise established by the related Trustee. Payments will be made either by wire transfer in immediately available funds to the account of a Securityholder at a bank or other entity having appropriate facilities therefor, if such Securityholder has so notified the Trustee or other person required to make such payments no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, holds Securities in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Security Register; provided, however, that the final distribution in retirement of the Securities (whether Definitive Securities or Book-Entry Securities) will be made only upon presentation and surrender of the Securities at the location specified in the notice to Securityholders of such final distribution.

AVAILABLE DISTRIBUTION AMOUNT

      All distributions on the Securities of each series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related Prospectus Supplement. Unless provided otherwise in the related Prospectus Supplement, the "Available Distribution Amount" for each Distribution Date equals the sum of the following amounts:

      (i) the total amount of all cash on deposit in the related Collection Account as of the corresponding Determination Date, exclusive of:

              (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period (unless the related Prospectus Supplement provides otherwise, a "Due Period" with respect to any Distribution Date will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date),

              (b) unless the related Prospectus Supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Due Period, and

              (c) all amounts in the Collection Account that are due or reimbursable to the Depositor, the Trustee, an Asset Seller, a Sub-Servicer, the Master Servicer or any other entity as specified in the related Prospectus Supplement or that are payable in respect of certain expenses of the related Trust Fund;

      (ii) if the related Prospectus Supplement so provides, interest or investment income on amounts on deposit in the Collection Account, including any net amounts paid under any Cash Flow Agreements;

      (iii) all advances made by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to such Distribution Date;

      (iv) if and to the extent the related Prospectus Supplement so provides, amounts paid by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

      (v) unless the related Prospectus Supplement provides otherwise, to the extent not on deposit in the related Collection Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.

      As described below, the entire Available Distribution Amount will be distributed among the related Securities (including any Securities not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE SECURITIES

      Each class of Securities (other than classes of Stripped Principal Securities that have no Pass-Through Rate or interest rate) may have a different Pass-Through Rate or interest rate, which will be a fixed, variable or adjustable rate at which interest will accrue on such class or a component thereof (the "Pass-Through Rate" in the case of Certificates). The related Prospectus Supplement will specify the Pass-Through Rate or interest rate for each class or component or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method for determining the Pass-Through Rate or interest rate. As set forth in the related Prospectus Supplement, interest on the Securities will be calculated on the basis of either a 360-day year consisting of twelve 30-day months or a 360-day year and the actual number of days elapsed in the accrual period for such Securities.

      Distributions of interest in respect of the Securities of any class will be made on each Distribution Date (other than any class of Accrual Securities, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and any class of Stripped Principal Securities that are not entitled to any distributions of interest) based on the Accrued Security Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Securities, the amount of Accrued Security Interest otherwise distributable on such class will be added to the Security Balance thereof on each Distribution Date. With respect to each class of Securities and each Distribution Date (other than certain classes of Stripped Interest Securities), "Accrued Security Interest" will be equal to interest accrued for a specified period on the outstanding Security Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below. Accrued Security Interest on Stripped Interest Securities will be equal to interest accrued for a specified period on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below. The method of determining the notional amount for any class of Stripped Interest Securities will be described in the related Prospectus Supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal.

      The Accrued Security Interest on a series of Securities will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans comprising or underlying the Assets in the Trust Fund for such series. The particular manner in which such shortfalls are to be allocated among some or all of the classes of Securities of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the Security Balance of) a class of Offered Securities may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Loans comprising or underlying the Assets in the related Trust Fund. Any reduction in the amount of Accrued Security Interest otherwise distributable on a class of Securities by reason of the allocation to such class of a portion of any deferred interest on the Mortgage Loans comprising or underlying the Assets in the related Trust Fund will result in a corresponding increase in the Security Balance of such class. See "Risk Factors--Average Life of Securities; Prepayments; Yields" and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE SECURITIES

      The Securities of each series, other than certain classes of Stripped Interest Securities, will have a "Security Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Assets and other assets included in the related Trust Fund. The outstanding Security Balance of a Security will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, by the amount of losses incurred in respect of the related Assets, may be increased in respect of deferred interest on the related Mortgage Loans to the extent provided in the related Prospectus Supplement and, in the case of Accrual Securities prior to the Distribution Date on which distributions of interest are required to commence, will be increased by any related Accrued Security Interest. The initial aggregate Security Balance of all classes of Securities of a series will not be greater than the outstanding aggregate principal balance of the related Assets as of the applicable Cut-off Date. The initial aggregate Security Balance of a series and each class thereof will be specified in the related Prospectus Supplement. Distributions of principal will be made on each Distribution Date to the class or classes of Securities entitled thereto in accordance with the provisions described in such Prospectus Supplement until the Security Balance of such class has been reduced to zero. Stripped Interest Securities with no Security Balance are not entitled to any distributions of principal.

COMPONENTS

      To the extent specified in the related Prospectus Supplement, distribution on a class of Securities may be based on a combination of two or more different components as described under "--General" above. To such extent, the descriptions set forth under "--Distributions of Interests on the Securities" and "--Distributions of Principal of the Securities" above also relate to components of such a class of Securities. In such case, reference in such sections to Security Balance and Pass-Through Rate or interest rate refer to the principal balance, if any, of any such component and the Pass-Through Rate or interest rate, if any, on any such component, respectively.

ALLOCATION OF LOSSES AND SHORTFALLS

      If so provided in the Prospectus Supplement for a series of Securities consisting of one or more classes of Subordinate Securities, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of Subordinate Securities in the priority and manner and subject to the limitations specified in such Prospectus Supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a Trust Fund against losses and shortfalls on Assets comprising such Trust Fund.

ADVANCES IN RESPECT OF DELINQUENCIES

      With respect to any series of Securities evidencing an interest in a Trust Fund, the Master Servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Collection Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the Mortgage Loans in such Trust Fund during the related Due Period and were delinquent on the related Determination Date, subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable from Related Proceeds (as defined below). In the case of a series of Securities that includes one or more classes of Subordinate Securities and if so provided in the related Prospectus Supplement, the Master Servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of Senior Securities and/or may be subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more classes of such Subordinate Securities. See "Description of Credit Support."

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Advances of the Master Servicer's (or another entity's) funds will be reimbursable only out of related recoveries on the Mortgage Loans (including amounts received under any form of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and, if so provided in the Prospectus Supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Securities of such series; provided, however, that any such advance will be reimbursable from any amounts in the Collection Account prior to any distributions being made on the Securities to the extent that the Master Servicer (or such other entity) shall determine in good faith that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on such Subordinate Securities. If advances have been made by the Master Servicer from excess funds in the Collection Account, the Master Servicer is required to replace such funds in the Collection Account on any future Distribution Date to the extent that funds in the Collection Account on such Distribution Date are less than payments required to be made to Securityholders on such date. If so specified in the related Prospectus Supplement, the obligations of the Master Servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

      If and to the extent so provided in the related Prospectus Supplement, the Master Servicer (or another entity) will be entitled to receive interest at the rate specified therein on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the Assets prior to any payment to Securityholders or as otherwise provided in the related Agreement and described in such Prospectus Supplement.

REPORTS TO SECURITYHOLDERS

      With each distribution to holders of any class of Securities of a series, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such holder, to the Depositor a statement setting forth, in each case the following information (but not limited to the following information) to the extent applicable and available:

      (i) the amount of such distribution to holders of Securities of such class applied to reduce the Security Balance thereof;

      (ii) the amount of such distribution to holders of Securities of such class allocable to Accrued Security Interest;

      (iii)      the amount of such distribution allocable to Prepayment
                 Premiums;

      (iv) the amount of related servicing compensation received by a Master Servicer (and, if payable directly out of the related Trust Fund, by any Sub-Servicer) and such other customary information as any such Master Servicer or the Trustee deems necessary or desirable, or that a Securityholder reasonably requests, to enable Securityholders to prepare their tax returns;

      (v) the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

      (vi) the aggregate principal balance of the Assets at the close of business on such Distribution Date;

      (vii) the number and aggregate principal balance of Mortgage Loans in respect of which:

                (a)   one scheduled payment is delinquent,

                (b)   two scheduled payments are delinquent,

                (c)   three or more scheduled payments are delinquent, and

                (d)   foreclosure proceedings have been commenced;

      (viii) with respect to any Mortgage Loan liquidated during the related Due Period, the portion of such liquidation proceeds payable or reimbursable to the Master Servicer (or any other entity) in respect of such Mortgage Loan, and the amount of any loss to Securityholders;

      (ix) with respect to each REO Property relating to a Mortgage Loan and included in the Trust Fund as of the end of the related Due Period, the loan number of the related Mortgage Loan and the date of acquisition;

      (x) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due
               Period:

               (a)   the book value,

               (b) the principal balance of the related Mortgage Loan immediately following such Distribution Date (calculated as if such Mortgage Loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement),

                (c) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof, and

                (d) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

      (xi) with respect to any such REO Property sold during the related Due Period:

                (a)   the aggregate amount of sale proceeds,

                (b) the portion of such sales proceeds payable or reimbursable to the Master Servicer in respect of such REO Property or the related Mortgage Loan; and

                (c) the amount of any loss to Securityholders in respect of the related Mortgage Loan;

      (xii) the aggregate Security Balance or notional amount, as the case may be, of each class of Securities (including any class of Securities not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Security Balance due to the allocation of any loss and increase in the Security Balance of a class of Accrual Securities in the event that Accrued Security Interest has been added to such balance;

      (xiii) the aggregate amount of principal prepayments made during the related Due Period;

      (xiv) the amount deposited in the reserve fund, if any, on such Distribution Date;

      (xv) the amount remaining in the reserve fund, if any, as of the close of business on such Distribution Date;

      (xvi) the aggregate unpaid Accrued Security Interest, if any, on each class of Securities at the close of business on such Distribution Date;

      (xvii) in the case of Securities with a variable Pass-Through Rate or interest rate, the Pass-Through Rate or interest rate applicable to such Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

      (xviii) in the case of Securities with an adjustable Pass-Through Rate or interest rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Pass-Through Rate or interest rate applicable to such Distribution Date, if available, and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related Prospectus Supplement;

      (xix) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Distribution Date; and

      (xx) the aggregate amount of payments by the obligors of default interest, late charges and assumption and modification fees collected during the related Due Period.

      In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts shall be expressed as a dollar amount per minimum denomination of Securities or for such other specified portion thereof. In addition, in the case of information furnished pursuant to subclauses (i), (ii),
(xii), (xvi) and (xvii) above, such amounts shall also be provided with respect to each component, if any, of a class of Securities. The Prospectus Supplement for each series of Offered Securities will describe any additional information to be included in reports to the holders of such Securities.

      Within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a holder of a Security a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Securityholder. Such obligation of the Master Servicer or the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or the Trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the Securities--Registration and Definitive Securities."

TERMINATION

      The obligations created by the related Agreement for each series of Certificates will terminate upon the payment to Certificateholders of that series of all amounts held in the Collection Account or by the Master Servicer, if any, or the Trustee and required to be paid to them pursuant to such Agreement following the earlier of (i) the final payment or other liquidation of the last Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan subject thereto and (ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will the trust created by the Agreement continue beyond the date specified in the related Prospectus Supplement. Written notice of termination of the Agreement will be given to each Securityholder, and the final distribution will be made only upon presentation and surrender of the Securities at the location to be specified in the notice of termination.

      If so specified in the related Prospectus Supplement, a series of Securities may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by a servicer of the transaction, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Security Balance of a specified class or classes of Securities by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related Prospectus Supplement, in each case, under the circumstances and in the manner set forth therein.

BOOK-ENTRY REGISTRATION AND DEFINITIVE SECURITIES

      If so provided in the related Prospectus Supplement, one or more classes of the Offered Securities of any series will be issued as Book-Entry Securities, and each such class will be represented by one or more single Securities registered in the name of a nominee for the depository, The Depository Trust Company ("DTC").

      DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include Merrill Lynch, Pierce, Fenner & Smith Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

      Investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Securities may do so only through Participants and Indirect Participants. In addition, such investors ("Security Owners") will receive all distributions on the Book-Entry Securities through DTC and its Participants. Under a book-entry format, Security Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede & Co., as nominee for DTC ("Cede"), on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Security Owners. The only "Securityholder" (as such term is used in the Agreement) will be Cede, as nominee of DTC, and the Security Owners will not be recognized by the Trustee as Securityholders under the Agreement. Security Owners will be permitted to exercise the rights of Securityholders under the related Agreement, Trust Agreement or Indenture, as applicable, only indirectly through the Participants who in turn will exercise their rights through DTC.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions of principal of and interest on the Book-Entry Securities. Participants and Indirect Participants with which Security Owners have accounts with respect to the Book-Entry Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Security Owners.

      Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Security Owner to pledge its interest in the Book-Entry Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the Book-Entry Securities, may be limited due to the lack of a physical certificate evidencing such interest.

      DTC has advised the Depositor that it will take any action permitted to be taken by a Securityholder under an Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Securities are credited.

      Cedelbank ("CEDEL") is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

      The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in Euroclear in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC. The Euroclear System is operated by JPMorgan Chase Bank, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Euroclear Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Euroclear Cooperative. The Euroclear Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions with respect to Securities held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting and may be subject to withholding in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences" in this Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I to the related Prospectus Supplement. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Security under the Indenture, Trust Agreement or Pooling and Servicing Agreement, as applicable, on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

      Cede, as nominee for DTC, will hold the Securities. CEDEL and Euroclear will hold omnibus positions in the Securities on behalf of the CEDEL Participants and the Euroclear Participants, respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries"), which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

      Transfers between DTC's participating organizations (the "Participants") will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

      Because of time zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

      Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

      In the event that any of DTC, CEDEL or Euroclear should discontinue its services, the Administrator would seek an alternative depository (if available) or cause the issuance of Definitive Securities to the owners thereof or their nominees in the manner described in the Prospectus under "Description of the Securities--Book Entry Registration and Definitive Securities".

      Securities initially issued in book-entry form will be issued in fully registered certificated form to Security Owners or their nominees (the "Definitive Securities"), rather than to DTC or its nominee only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Securities and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

      Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities for the Security Owners. Upon surrender by DTC of the certificate or certificates representing the Book-Entry Securities, together with instructions for reregistration, the Trustee will issue (or cause to be issued) to the Security Owners identified in such instructions the Definitive Securities to which they are entitled, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders under the Agreement.

                         DESCRIPTION OF THE AGREEMENTS

AGREEMENTS APPLICABLE TO A SERIES

      REMIC Certificates, Grantor Trust Certificates. Certificates that are REMIC Certificates, Grantor Trust Certificates or indebtedness for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a pooling and servicing agreement (a "Pooling and Servicing Agreement") among the Depositor, the Master Servicer and the Trustee. The Assets of such Trust Fund will be transferred to the Trust Fund and thereafter serviced in accordance with the terms of the Pooling and Servicing Agreement.

In the context of the conveyance and servicing of the related Assets, the Pooling and Servicing Agreement or the Trust Agreement, as applicable, may be referred to herein as the "Agreement". If specified in the related Prospectus Supplement, certificates that are REMIC Certificates, Grantor Trust Certificates or indebtedness for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a Trust Agreement (a "Trust Agreement") between the Depositor and the Trustee. The Assets of such Trust Fund will be serviced by one or more Master Servicers or servicers pursuant to one or more servicing agreements between the Trustee and the Master Servicer or servicer, as applicable (each, a "Servicing Agreement"), each of which may also be referred to herein as the "Agreement". If the Assets of the Trust Fund for such a series consists only of Government Securities, such Assets will be conveyed to the Trust Fund and administered pursuant to a Trust Agreement between the Depositor and the Trustee, which may also be referred to herein as the "Agreement".

      Certificates That Are Partnership Interests for Tax Purposes and
Notes. Certificates that are partnership interests for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a Trust Agreement between the Depositor and the Trustee. The Assets of the related Trust Fund will be transferred to the Trust Fund and thereafter serviced in accordance with a servicing agreement (a "Servicing Agreement") among the Depositor, the Servicer and the Trustee. In the context of the conveyance and servicing of the related Assets, a Servicing Agreement may be referred to herein as the "Agreement".

      A series of Notes issued by a Trust Fund will be issued pursuant to the indenture (the "Indenture") between the related Trust Fund and an indenture trustee (the "Indenture Trustee") named in the related Prospectus Supplement.

      Notwithstanding the foregoing, if the Assets of a Trust Fund consist only of Government Securities, such Assets will be conveyed to the Trust Fund and administered in accordance with the terms of the Trust Agreement, which in such context may be referred to herein as the Agreement.

      General. Any Master Servicer and the Trustee with respect to any series of Securities will be named in the related Prospectus Supplement. In any series of Securities for which there are multiple Master Servicers, there may also be multiple Mortgage Loan Groups, each corresponding to a particular Master Servicer; and, if the related Prospectus Supplement so specifies, the servicing obligations of each such Master Servicer will be limited to the Whole Loans in such corresponding Mortgage Loan Group. In lieu of appointing a Master Servicer, a servicer may be appointed pursuant to the Agreement for any Trust Fund. Such servicer will service all or a significant number of Mortgage Loans directly without a Sub-Servicer. The obligations of any such servicer shall be commensurate with those of the Master Servicer described herein. References in this Prospectus to Master Servicer and its rights and obligations shall be deemed to also be references to any servicer servicing Mortgage Loans directly without a Master Servicer. A manager or administrator may be appointed pursuant to the Trust Agreement for any Trust Fund to administer such Trust Fund. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund. Forms of a Pooling and Servicing Agreement, a Sale and Servicing Agreement and a Trust Agreement have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

      The following summaries describe certain provisions that may appear in each Agreement. The Prospectus Supplement for a series of Securities will describe any provision of the Agreement relating to such series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Trust Fund and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term "Security" refers to all of the Securities of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Agreement (without exhibits) relating to any series of Securities without charge upon written request of a holder of a Security of such series addressed to Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center, North Tower, 10th Floor, New York, New York 10281-1310. Attention: Jack Ross.

ASSIGNMENT OF ASSETS; REPURCHASES

      At the time of issuance of any series of Securities, the Depositor will assign (or cause to be assigned) to the designated Trustee the Assets to be included in the related Trust Fund, together with all principal and interest to be received on or with respect to such Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Securities to the Depositor in exchange for the Assets and the other assets comprising the Trust Fund for such series. Each Asset will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include detailed information in respect of each Loan included in the related Trust Fund.

      With respect to each Mortgage Loan, except as otherwise specified in the related Prospectus Supplement, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) certain loan documents, which will include the original Mortgage Note endorsed, without recourse, in blank or to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers to the Trustee or the custodian a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such Mortgage Loans, the Trustee (or its nominee) may not be able to enforce the Mortgage Note against the related borrower. The Asset Seller will be required to agree to repurchase, or substitute for (or cause another party to repurchase or substitute for), each such Mortgage Loan that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original Mortgage Note. The related Prospectus Supplement will specify whether the related Agreement will require the Depositor or another party specified therein to promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Master Servicer, the relevant Asset Seller or any other prior holder of the Mortgage Loan.

      The Trustee (or a custodian) will review such Mortgage Loan documents within a specified period of days after receipt thereof, and the Trustee (or a custodian) will hold such documents in trust for the benefit of the Certificateholders. If any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall notify the Master Servicer and the Depositor, and the Master Servicer shall notify the relevant Asset Seller. If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of such notice, then the Asset Seller will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Mortgage Loan from the Trustee at the Purchase Price or substitute for such Mortgage Loan. There can be no assurance that an Asset Seller will fulfill this repurchase or substitution obligation, and neither the Master Servicer nor the Depositor will be obligated to repurchase or substitute for such Mortgage Loan if the Asset Seller defaults on its obligation. This repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related Prospectus Supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for such Asset, the Asset Seller may agree to cover any losses suffered by the Trust Fund as a result of such breach or defect.

      Notwithstanding the preceding two paragraphs, the related Prospectus Supplement will specify whether the documents with respect to Home Equity Loans, Home Improvement Contracts and Manufactured Housing Contracts will be delivered to the Trustee (or a custodian), or whether they will be retained by the Master Servicer, which may also be the Asset Seller. The related Prospectus Supplement will specify whether assignments of the related Mortgages to the Trustee will be recorded.

      With respect to each Government Security in certificated form, the Depositor will deliver or cause to be delivered to the Trustee (or the custodian) the original certificate or other definitive evidence of such Government Security, together with bond power or other instruments, certifications or documents required to transfer fully such Government Security, to the Trustee for the benefit of the Certificateholders. With respect to each Government Security in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the UCC, the Depositor and the Trustee will cause such Government Security to be registered directly or on the books of such clearing corporation or of one or more securities intermediaries in the name of the Trustee for the benefit of the Securityholders. The related Prospectus Supplement will specify whether the related Agreement will require that either the Depositor or the Trustee promptly cause any Government Securities in certificated form not registered in the name of the Trustee to be re-registered, with the applicable persons, in the name of the Trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

      The Depositor will, with respect to each Mortgage Loan, assign certain representations and warranties, as of a specified date (the person making such representations and warranties, the "Warranting Party") covering, by way of example, the following types of matters:

      (i) the accuracy of the information set forth for such Mortgage Loan on the schedule of Assets appearing as an exhibit to the related Agreement;

      (ii) the existence of title insurance insuring the lien priority of the Mortgage Loan;

      (iii)   the authority of the Warranting Party to sell the Mortgage Loan;

      (iv)    the payment status of the Mortgage Loan;

      (v) in the case of a Mortgage Loan, the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and

      (vi) the existence of hazard and extended perils insurance coverage on the Mortgaged Property.

      Any Warranting Party shall be an Asset Seller or an affiliate thereof or such other person acceptable to the Depositor and shall be identified in the related Prospectus Supplement.

      Representations and warranties made in respect of a Mortgage Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related series of Certificates evidencing an interest in such Mortgage Loan. In the event of a breach of any such representation or warranty, the Warranting Party will be obligated to reimburse the Trust Fund for losses caused by any such breach or either cure such breach or repurchase or replace the affected Mortgage Loan as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date.

      Each Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of a Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interests therein of the Securityholders. If such Warranting Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warranting Party will be obligated to repurchase such Mortgage Loan from the Trustee within a specified period from the date on which the Warranting Party was notified of such breach, at the Purchase Price therefor. As to any Mortgage Loan, the "Purchase Price" is at least equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest thereon at the Mortgage Rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the Master Servicer. If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase a Mortgage Loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of such series of Certificates, to cause the removal of such Mortgage Loan from the Trust Fund and substitute in its place one or more other Mortgage Loans in accordance with the standards described in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase or substitute a Mortgage Loan as to which a breach has occurred, will have the option to reimburse the Trust Fund or the Securityholders for any losses caused by such breach. This reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of Securities or the Trustee for a breach of representation by a Warranting Party.

      Neither the Depositor (except to the extent that it is the Warranting Party) nor the Master Servicer will be obligated to purchase or substitute for a Mortgage Loan if a Warranting Party defaults on its obligation to do so, and no assurance can be given that Warranting Parties will carry out such obligations with respect to Mortgage Loans.

      The Warranting Party will, with respect to a Trust Fund that includes Government Securities, make or assign certain representations or warranties, as of a specified date, with respect to such Government Securities, covering the accuracy of the information set forth therefor on the schedule of Assets appearing as an exhibit to the related Agreement and covering the authority of the Warranting Party to sell such Assets. The related Prospectus Supplement will describe the remedies for a breach thereof.

      A Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Certificateholders and which continues unremedied for the number of days specified in the Agreement after the giving of written notice of such breach to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights (or a higher percentage set forth in the related Prospectus Supplement), will constitute an Event of Default under such Pooling and Servicing Agreement. See "Events of Default" and "Rights Upon Event of Default".

COLLECTION ACCOUNT AND RELATED ACCOUNTS

General

      The Master Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the "Collection Account"), which must be either

      (i) an account or accounts the deposits in which are insured by the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and, if so specified in the related Prospectus Supplement, the uninsured deposits in which are otherwise secured such that the Trustee have a claim with respect to the funds in the Collection Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which the Collection Account is maintained or

      (ii) otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of Securities of such series.

      The collateral eligible to secure amounts in the Collection Account is limited to United States government securities and other investment grade obligations specified in the Agreement ("Permitted Investments"). A Collection Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Distribution Date in certain short-term Permitted Investments. Any interest or other income earned on funds in the Collection Account will be paid to a Master Servicer or its designee as additional servicing compensation. The

Collection Account may be maintained with an institution that is an affiliate of the Master Servicer, if applicable, provided that such institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Collection Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others.

Deposits

      A Master Servicer or the Trustee will deposit or cause to be deposited in the Collection Account for one or more Trust Funds as frequently as required in the related Agreement, the following payments and collections received, or advances made, by the Master Servicer or the Trustee or on its behalf subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest):

      (i) all payments on account of principal, including principal prepayments, on the Assets;

      (ii) all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion thereof retained by a Master Servicer or a Sub-Servicer as its servicing compensation and net of any Retained Interest;

      (iii) all proceeds of the hazard insurance policies to be maintained in respect of each Mortgaged Property securing a Mortgage Loan in the Trust Fund (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the normal servicing procedures of a Master Servicer or the related Sub-Servicer, subject to the terms and conditions of the related Mortgage and Mortgage Note) (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in the Trust Fund, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net proceeds on a monthly basis with respect to any Mortgaged Properties acquired for the benefit of Securityholders by foreclosure or by deed in lieu of foreclosure or otherwise;

      (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Securities as described under "Description of Credit Support";

      (v) any advances made as described under "Description of the Securities--Advances in Respect of Delinquencies";

      (vi) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

      (vii) all proceeds of any Asset or, with respect to a Mortgage Loan, property acquired in respect thereof purchased by the Depositor, any Asset Seller or any other specified person as described under "Assignment of Assets; Repurchases" and "Representations and Warranties; Repurchases," all proceeds of any defaulted Mortgage Loan purchased as described under "Realization Upon Defaulted Mortgage Loans," and all proceeds of any Asset purchased as described under "Description of the Securities--Termination" (also, "Liquidation Proceeds");

      (viii) any amounts paid by a Master Servicer to cover certain interest shortfalls arising out of the prepayment of Mortgage Loans in the Trust Fund as described under "Description of the Agreements--Retained Interest; Servicing Compensation and Payment of Expenses";

      (ix) to the extent that any such item does not constitute additional servicing compensation to a Master Servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the Mortgage Loans;

      (x) all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described under "Hazard Insurance Policies";

      (xi) any amount required to be deposited by a Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Collection Account; and

      (xii) any other amounts required to be deposited in the Collection Account as provided in the related Agreement and described in the related Prospectus Supplement.

Withdrawals

      A Master Servicer or the Trustee may, from time to time, make withdrawals from the Collection Account for each Trust Fund for any of the following purposes:

      (i)      to make distributions to the Securityholders on each Distribution
               Date;

      (ii) to reimburse a Master Servicer for unreimbursed amounts advanced as described under "Description of the Securities--Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Mortgage Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans;

      (iii) to reimburse a Master Servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Mortgage Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Mortgage Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans and properties;

      (iv) to reimburse a Master Servicer for any advances described in clause (ii) above and any servicing expenses described in clause
               (iii) above which, in the Master Servicer's good faith judgment, will not be recoverable from the amounts described in clauses
               (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other Assets or, if and to the extent so provided by the related Agreement and described in the related Prospectus Supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more classes of Subordinate Securities, if any remain outstanding, and otherwise any outstanding class of Securities, of the related series;

      (v) if and to the extent described in the related Prospectus Supplement, to pay a Master Servicer interest accrued on the advances described in clause (ii) above and the servicing expenses described in clause (iii) above while such remain outstanding and unreimbursed;

      (vi) to reimburse a Master Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding a Master Servicer and the Depositor";

      (vii) if and to the extent described in the related Prospectus Supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the Trustee's fees;

      (viii) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding the Trustee";

      (ix) to pay a Master Servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Collection Account;

      (x) to pay the person entitled thereto any amounts deposited in the Collection Account that were identified and applied by the Master Servicer as recoveries of Retained Interest;

      (xi) to pay for costs reasonably incurred in connection with the proper management and maintenance of any Mortgaged Property acquired for the benefit of Securityholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property;

      (xii) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes";

      (xiii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Mortgage Loan or a property acquired in respect thereof in connection with the liquidation of such Mortgage Loan or property;

      (xiv) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of Securityholders;

      (xv) to pay for the costs of recording the related Agreement if such recordation materially and beneficially affects the interests of Securityholders, provided that such payment shall not constitute a waiver with respect to the obligation of the Warranting Party to remedy any breach of representation or warranty under the Agreement;

      (xvi) to pay the person entitled thereto any amounts deposited in the Collection Account in error, including amounts received on any Asset after its removal from the Trust Fund whether by reason of purchase or substitution as contemplated by "Assignment of Assets; Repurchase" and "Representations and Warranties; Repurchases" or otherwise;

      (xvii)    to make any other withdrawals permitted by the related
                Agreement; and

      (xviii) to clear and terminate the Collection Account at the termination of the Trust Fund.

Other Collection Accounts

      Notwithstanding the foregoing, if so specified in the related Prospectus Supplement, the Agreement for any series of Securities may provide for the establishment and maintenance of a separate collection account into which the Master Servicer or any related Sub-Servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of Securities. Any amounts on deposit in any such collection account will be withdrawn therefrom and deposited into the appropriate Collection Account by a time specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, any amounts which could be withdrawn from the Collection Account as described under "--Withdrawals" above, may also be withdrawn from any such collection account. The Prospectus Supplement will set forth any restrictions with respect to any such collection account, including investment restrictions and any restrictions with respect to financial institutions with which any such collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

      The Master Servicer, directly or through Sub-Servicers, is required to make reasonable efforts to collect all scheduled payments under the Mortgage Loans and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the Mortgage Loans and held for its own account, provided such procedures are consistent with:

      (i) the terms of the related Agreement and any related hazard insurance policy or instrument of Credit Support, if any, included in the related Trust Fund described herein or under "Description of Credit Support,"

      (ii)    applicable law and

      (iii) the general servicing standard specified in the related Prospectus Supplement or, if no such standard is so specified, its normal servicing practices (in either case, the "Servicing Standard").

In connection therewith, the Master Servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late payment on a Mortgage Loan.

      Each Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining hazard insurance policies as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of mortgagors for payment of taxes, insurance and other items required to be paid by any mortgagor pursuant to a Mortgage Loan; processing assumptions or substitutions in those cases where the Master Servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures or repossessions; inspecting and managing Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Mortgage Loans. The Master Servicer (or another party specified in the related Prospectus Supplement), will be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of Credit Support. See "Description of Credit Support."

      The Master Servicer may agree to modify, waive or amend any term of any Mortgage Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not affect the amount or timing of any scheduled payments of principal or interest on the Mortgage Loan or, in its judgment, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon. The Master Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Mortgage Loan if, in its judgment, a material default on the Mortgage Loan has occurred or a payment default is imminent, and in its judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Mortgage Loan on a present value basis than would liquidation. The Master Servicer is required to notify the Trustee in the event of any modification, waiver or amendment of any Mortgage Loan.

SUB-SERVICERS

      A Master Servicer may delegate its servicing obligations in respect of the Mortgage Loans to third-party servicers (each, a "Sub-Servicer"), but such Master Servicer will remain obligated under the related Agreement. Each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") must be consistent with the terms of the related Agreement and must provide that, if for any reason the Master Servicer for the related series of Securities is no longer acting in such capacity, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement.

      The Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under an Agreement. See "Retained Interest; Servicing Compensation and Payment of Expenses."

REALIZATION UPON DEFAULTED MORTGAGE LOANS

      The Master Servicer is required to monitor any Mortgage Loan which is in default, initiate corrective action in cooperation with the mortgagor or obligor if cure is likely, inspect the Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of such corrective action or the need for additional initiatives.

      Any Agreement relating to a Trust Fund that includes Mortgage Loans may grant to the Master Servicer and/or the holder or holders of certain classes of Securities a right of first refusal to purchase from the Trust Fund at a predetermined purchase price any such Mortgage Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Security will be described in the related Prospectus Supplement. The related Prospectus Supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "Representations and Warranties; Repurchases."

      If so specified in the related Prospectus Supplement, the Master Servicer may offer to sell any defaulted Mortgage Loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the Master Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure, repossession or similar proceedings. The related Agreement will provide that any such offering be made in a commercially reasonable manner for a specified period and that the Master Servicer accept the highest cash bid received from any person (including itself, an affiliate of the Master Servicer or any Securityholder) that constitutes a fair price for such defaulted Mortgage Loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the Master Servicer shall proceed with respect to such defaulted Mortgage Loan as described below. Any bid in an amount at least equal to the Purchase Price described under "Representations and Warranties; Repurchases" will in all cases be deemed fair.

      The Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Mortgage Loan by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on such Mortgage Loan has occurred or, in the Master Servicer's judgment, is imminent.

      If title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within three years of acquisition, unless the Internal Revenue Service grants an extension of time to sell such property, or unless the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to three years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Security is outstanding. Subject to the foregoing, the Master Servicer will be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

      The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related Trust
Fund) on the ownership and management of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of Mortgage Loans--Foreclosure."

      If recovery on a defaulted Mortgage Loan under any related instrument of Credit Support is not available, the Master Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Mortgage Loan. If the proceeds of any liquidation of the property securing the defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon at the Mortgage Rate, as applicable, plus the aggregate amount of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Securityholders, amounts representing its normal servicing compensation on the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan.

      If any property securing a defaulted Mortgage Loan is damaged, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

      As servicer of the Mortgage Loans, a Master Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Mortgage Loans.

      If a Master Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Mortgage Loan, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of such proceeds, prior to distribution thereof to Certificateholders, amounts representing its normal servicing compensation on such Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan. See "Hazard Insurance Policies" and "Description of Credit Support."

PRIMARY MORTGAGE INSURANCE POLICIES

      The Master Servicer will maintain or cause to be maintained, as the case may be and as permitted by law, in full force and effect, to the extent specified in the prospectus supplement, a primary mortgage insurance policy (each, a "Primary Mortgage Insurance Policy") with regard to each Mortgage Loan for which that coverage is required. Unless required by law, the Master Servicer will not cancel or refuse to renew any Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of that series that have been rated.

      Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a mortgage loan will consist of the insured percentage of the unpaid principal amount of the covered loan and accrued and unpaid interest on the Mortgage Loan and reimbursement of certain expenses, less:

      - all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the property;

      - hazard insurance proceeds in excess of the amount required to restore the property and which have not been applied to the payment of the Mortgage Loan;

      - amounts expended but not approved by the insurer of the related primary mortgage insurance policy;

      - claim payments previously made by the insurer; and

      - unpaid premiums.

      Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of default in payments by borrowers. Primary Mortgage Insurance Policies will not insure against, and exclude from coverage, losses sustained by reason of a default arising from or involving certain matters, including:

      - fraud or negligence in origination or servicing of the Mortgage Loans, including misrepresentation by the originator, mortgagor (or obligor) or other persons involved in the origination of the Mortgage Loan;

      - failure to construct the property subject to the Mortgage Loan in accordance with specified plans;

      - physical damage to the property; and

      - the related Master Servicer not being approved as a Master Servicer by the insurer.

      Evidence of each Primary Mortgage Insurance Policy will be provided to the Trustee simultaneously with the transfer to the Trustee of the Mortgage Loan. The Master Servicer, on behalf of itself, the Trustee and the securityholders, is required to present claims to the insurer under any Primary Mortgage Insurance Policy and to take reasonable steps that are necessary to permit recovery thereunder with respect to defaulted Mortgage Loans. Amounts collected by the Master Servicer on behalf of itself, the Trustee and the securityholders shall be deposited in the related Collection Account for distribution as set forth above.

HAZARD INSURANCE POLICIES

      Generally, each Agreement for a Trust Fund comprised of Mortgage Loans will require the Master Servicer to cause the mortgagor on each Mortgage Loan to maintain a hazard insurance policy providing for such coverage as is required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the mortgagor the insurance coverage to be maintained on the related Mortgaged Property, then such coverage as is consistent with the Servicing Standard. Such coverage will be in general in an amount equal to the lesser of the principal balance owing on such Mortgage Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by mortgagors. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and Mortgage Note) will be deposited in the Collection Account. The Agreement will provide that the Master Servicer may satisfy its obligation to cause each mortgagor to maintain such a hazard insurance policy by the Master Servicer's maintaining a blanket policy insuring against hazard losses on the Mortgage Loans. If such blanket policy contains a deductible clause, the Master Servicer will be required to deposit in the Collection Account all sums that would have been deposited therein but for such clause.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

      The hazard insurance policies covering the Mortgaged Properties securing the Mortgage Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

      Each Agreement for a Trust Fund comprised of Mortgage Loans will require the Master Servicer to cause the mortgagor on each Mortgage Loan to maintain all such other insurance coverage with respect to the related Mortgaged Property as is consistent with the terms of the related mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

      Any cost incurred by the Master Servicer in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. Such costs may be recovered by the Master Servicer or Sub-Servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

      Under the terms of the Mortgage Loans, mortgagors will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Master Servicer, on behalf of the Trustee and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Mortgage Loans. However, the ability of the Master Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer by mortgagors.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

      Each Agreement will require that the Master Servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer. The related Agreement will allow the Master Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer so long as certain criteria set forth in the Agreement are met.

DUE-ON-SALE PROVISIONS

      The Mortgage Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Mortgage Loan upon any sale, transfer or conveyance of the related Mortgaged Property. The Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. The related Prospectus Supplement will specify whether any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation.

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      The Prospectus Supplement for a series of Certificates will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in an Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from mortgagor payments as received and will not be part of the related Trust Fund.

      The Master Servicer's primary servicing compensation with respect to a series of Securities will be set forth in the related Prospectus Supplement. Since any Retained Interest and a Master Servicer's primary compensation are percentages of the principal balance of each Asset, such amounts will decrease in accordance with the amortization of the Assets. The Prospectus Supplement with respect to a series of Securities evidencing interests in a Trust Fund that includes Mortgage Loans may provide that, as additional compensation, the Master Servicer or the Sub-Servicers may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from mortgagors and any interest or other income which may be earned on funds held in the Collection Account or any account established by a Sub-Servicer pursuant to the Agreement.

      The Master Servicer may, to the extent provided in the related Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the Assets, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Securityholders, and payment of any other expenses described in the related Prospectus Supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Mortgage Loans and, to the extent so provided in the related Prospectus Supplement, interest thereon at the rate specified therein may be borne by the Trust Fund.

      If and to the extent provided in the related Prospectus Supplement, the Master Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to certain interest shortfalls resulting from the voluntary prepayment of any Mortgage Loans in the related Trust Fund during such period prior to their respective due dates therein.

EVIDENCE AS TO COMPLIANCE

      The related Prospectus Supplement will identify each party that will be required to deliver annually to the Trustee, Master Servicer or us, as applicable, on or before the date specified in the applicable agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the agreement has been made under the officer's supervision, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the agreement throughout the year, or, if there has been a failure to fulfill any obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

      In addition, for each year in which a Report on Form 10-K is required to be filed, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the Trustee, a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

      - a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

      - a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

      - the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

      - a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria.

      Each party that is required to deliver an Assessment of Compliance will also be required to deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

      For each year in which a Report on Form 10-K is required to be filed, the Depositor will cause all such items to be filed on a Form 10-K.

CERTAIN MATTERS REGARDING A MASTER SERVICER AND THE DEPOSITOR

      The Master Servicer, if any, or a servicer for substantially all the Mortgage Loans under each Agreement will be named in the related Prospectus Supplement. The entity serving as Master Servicer (or as such servicer) may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Reference herein to the Master Servicer shall be deemed to be to the servicer of substantially all of the Mortgage Loans.

      The related Agreement will provide that the Master Servicer may resign from its obligations and duties thereunder only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer at the date of the Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

      Each Agreement will further provide that neither any Master Servicer, the Depositor nor any director, officer, employee, or agent of a Master Servicer or the Depositor will be under any liability to the related Trust Fund or Securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a Master Servicer, the Depositor nor any such person will be protected against any breach of a representation, warranty or covenant made in such Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder.

      Each Agreement will further provide that any Master Servicer, the Depositor and any director, officer, employee or agent of a Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities; provided, however, that such indemnification will not extend to any loss, liability or expense:

      (i) specifically imposed by such Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a Master Servicer, the prosecution of an enforcement action in respect of any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to such Agreement);

      (ii) incurred in connection with any breach of a representation, warranty or covenant made in such Agreement;

      (iii) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of such obligations or duties;

      (iv) incurred in connection with any violation of any state or federal securities law; or

      (v) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

      In addition, each Agreement will provide that neither any Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any such Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Securityholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Collection Account.

      Any person into which the Master Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer or the Depositor, will be the successor of the Master Servicer or the Depositor, as the case may be, under the related Agreement.

EVENTS OF DEFAULT UNDER THE AGREEMENT

      Generally, Events of Default under the related Agreement will include:

      (i) any failure by the Master Servicer to distribute or cause to be distributed to Securityholders, or to remit to the Trustee or Indenture Trustee, as applicable, for distribution to Securityholders, any required payment that continues after a grace period, if any;

      (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days (or such other period specified in the related Prospectus Supplement) after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities evidencing not less than 25% of the Voting Rights;

      (iii) any breach of a representation or warranty made by the Master Servicer under the Agreement which materially and adversely affects the interests of Securityholders and which continues unremedied for thirty days (or such longer period specified in the related Prospectus Supplement) after written notice of such breach has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities evidencing not less than 25% of the Voting Rights; and

      (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing Events of Default (other than to shorten cure periods or eliminate notice requirements) and additions to the foregoing Events of Default will be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the Trustee become aware of the occurrence of such an event, transmit by mail to the Depositor and all

Securityholders of the applicable series notice of such occurrence, unless such default shall have been cured or waived.

      The manner of determining the "Voting Rights" of a Security or class or classes of Securities will be specified in the related Prospectus Supplement.

RIGHTS UPON EVENT OF DEFAULT UNDER THE AGREEMENT

      So long as an Event of Default under an Agreement remains unremedied, the Trustee may, and if specified in the related Prospectus Supplement, at the direction of holders of Securities evidencing a percentage set forth in the related Prospectus Supplement of the Voting Rights, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement and in and to the Mortgage Loans (other than as a Securityholder or as the owner of any Retained Interest), whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Mortgage Loans, or if the related Prospectus Supplement so specifies, then the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, in the event that the Trustee is unwilling or unable so to act, it may or, if specified in the related Prospectus Supplement, at the written request of the holders of Securities entitled to a percentage set forth in the related Prospectus Supplement of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 (or such other amount specified in the related Prospectus Supplement) to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

      If specified in the related Prospectus Supplement, holders of Securities representing a percentage set forth in the related Prospectus Supplement of the Voting Rights allocated to the respective classes of Securities affected by any Event of Default will be entitled to waive such Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to Securityholders described in clause (i) under "Events of Default" may be waived only by all of the Securityholders. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

      No Securityholder will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Securities evidencing a percentage set forth in the related Prospectus Supplement of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for the number of days set forth in the related Prospectus Supplement has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Securities covered by such Agreement, unless such Securityholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

      Each Agreement may be amended by the parties thereto, without the consent of any of the holders of Securities covered by the Agreement:

      (i)    to cure any ambiguity or correct any mistake,

      (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein or with the related Prospectus Supplement,

      (iii) to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions thereof,

      (iv) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the Agreement, or

      (v) to comply with any requirements imposed by the Code; provided, however, that, in the case of clauses (iii) and (iv), such amendment will not, as evidenced by an opinion of counsel to such affect, adversely affect in any material respect the interests of any Securityholder; provided, further, however, that such amendment will be deemed to not adversely affect in any material respect the interest of any Securityholder if the Person requesting such amendment obtains a letter from each applicable Rating Agency stating that such amendment will not result in a reduction or withdrawal of its rating of any class of the related Security.

      Unless otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer, if any, and the Trustee, with the consent of the percentage of holders of Securities specified in the related Prospectus Supplement affected thereby of the Voting Rights, for any purpose; provided, however, no such amendment may:

      (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans which are required to be distributed on any Security without the consent of the holder of such Security or

      (ii) reduce the consent percentages described in this paragraph without the consent of the holders of all Securities covered by such Agreement then outstanding.

      However, with respect to any series of Securities as to which a REMIC election is to be made, the Trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Securities are outstanding.

THE TRUSTEE

      The Trustee under each Agreement or Trust Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company serving as Trustee may have a banking relationship with the Depositor and its affiliates and with any Master Servicer and its affiliates.

DUTIES OF THE TRUSTEE

      The Trustee will make no representations as to the validity or sufficiency of any Agreement or Trust Agreement, the Securities or any Asset or related document and is not accountable for the use or application by or on behalf of any Master Servicer of any funds paid to the Master Servicer or its designee in respect of the Securities or the Assets, or deposited into or withdrawn from the Collection Account or any other account by or on behalf of the Master Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreement or Trust Agreement, as applicable. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreement or Trust Agreement, as applicable.

CERTAIN MATTERS REGARDING THE TRUSTEE

      The Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification out of the Collection Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the Trustee's:

      (i) enforcing its rights and remedies and protecting the interests of the Securityholders during the continuance of an Event of Default,

      (ii) defending or prosecuting any legal action in respect of the related Agreement or series of Securities,

      (iii) being the mortgagee of record with respect to the Mortgage Loans in a Trust Fund and the owner of record with respect to any Mortgaged Property acquired in respect thereof for the benefit of Securityholders, or

      (iv) acting or refraining from acting in good faith at the direction of the holders of the related series of Securities entitled to the percentage as is specified in the related Agreement with respect to any particular matter) of the Voting Rights for such series; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the Trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein.

RESIGNATION AND REMOVAL OF THE TRUSTEE

      The Trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to the Depositor, the Master Servicer, if any, and all Securityholders. Upon receiving such notice of resignation, the Depositor is required promptly to appoint a successor trustee acceptable to the Master Servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      If at any time the Trustee shall cease to be eligible to continue as such under the related Agreement, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a change in the financial condition of the Trustee has adversely affected or will adversely affect the rating on any class of the Securities, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer, if any. Holders of the Securities of any series entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series may at any time remove the Trustee without cause and appoint a successor trustee.

      Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

CERTAIN TERMS OF THE INDENTURE

      Events of Default. Events of Default under the Indenture for each series of Notes include:

       (i) default for thirty (30) days (or such other number of days specified in such Prospectus Supplement) or more in the payment of any principal of or interest on any Note of such series;

       (ii) failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of sixty
              (60) days (or such other number of days specified in such Prospectus Supplement) after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;

      (iii) any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within sixty (60) days (or such other number of days specified in such Prospectus Supplement) after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;

      (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or

      (v) any other Event of Default provided with respect to Notes of that series.

      Material variations to the foregoing Events of Default (other than to shorten cure periods or eliminate notice requirements) and additions to the foregoing Events of Default will be specified in the related Prospectus Supplement. If an Event of Default with respect to the Notes of any series at the time outstanding occurs and is continuing, either the Indenture Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such series may declare the principal amount (or, if the Notes of that series are Accrual Securities, such portion of the principal amount as may be specified in the terms of that series, as provided in the related Prospectus Supplement) of all the Notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the Notes of such series.

      If, following an Event of Default with respect to any series of Notes, the Notes of such series have been declared to be due and payable, the Indenture Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such series as they would have become due if there had not been such a declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an Event of Default, other than a default in the payment of any principal or interest on any Note of such series for thirty (30) days or more, unless:

      (a) the holders of 100% (or such other percentage specified in the related Prospectus Supplement) of the then aggregate outstanding amount of the Notes of such series consent to such sale,

      (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such series at the date of such sale or

      (c) the Indenture Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66% (or such other percentage specified in the related Prospectus Supplement) of the then aggregate outstanding amount of the Notes of such series.

      In the event that the Indenture Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty (30) days (or such other number of days specified in the related Prospectus Supplement) or more in the payment of principal of or interest on the Notes of a series, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders would be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

      In the event the principal of the Notes of a series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

      Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an Event of Default shall occur and be continuing with respect to a series of Notes, the Indenture Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes of such series, unless such holders offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the Notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to the Notes of such series, and the holders of a majority of the then aggregate outstanding amount of the Notes of such series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of such series affected thereby.

      Discharge of the Indenture. The Indenture will be discharged with respect to a series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Indenture Trustee for cancellation of all the Notes of such series or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of the Notes of such series.

      In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such series, to replace stolen, lost or mutilated Notes of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Indenture Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such series on the maturity date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such series. In the event of any such defeasance and discharge of Notes of such series, holders of Notes of such series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

      Indenture Trustee's Annual Report. The Indenture Trustee for each series of Notes will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects such Notes and that has not been previously reported.

      The Indenture Trustee. The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any series may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee for such series. The Depositor may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances the Depositor will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for such series.

      The bank or trust company serving as Indenture Trustee may have a banking relationship with the Depositor or any of its affiliates or the Master Servicer or any of its affiliates.

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

      For any series of Securities Credit Support may be provided with respect to one or more classes thereof or the related Assets. Credit Support may be in the form of the subordination of one or more classes of Securities, letters of credit, insurance policies, surety bonds, guarantees, the establishment of one or more reserve funds or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described therein.

      The Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Security Balance of the Securities and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Securityholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Securities (each, a "Covered Trust"), holders of Securities evidencing interests in any of such Covered Trusts will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

      If Credit Support is provided with respect to one or more classes of Securities of a series, or the related Assets, the related Prospectus Supplement will include a description of:

      (a)   the nature and amount of coverage under such Credit Support,

      (b)   any conditions to payment thereunder not otherwise described herein,

      (c) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced, and

      (d) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including

           (i)    a brief description of its principal business activities,

           (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

           (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

           (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement.

See "Risk Factors--Credit Support Limitations--Risk That Credit Support Will Not Cover All Losses."

SUBORDINATE SECURITIES

      If so specified in the related Prospectus Supplement, one or more classes of Securities of a series may be Subordinate Securities. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Securities to receive distributions of principal and interest from the Collection Account on any Distribution Date will be subordinated to such rights of the holders of Senior Securities. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Securities in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

      If the Assets for a series are divided into separate groups, each supporting a separate class or classes of Securities of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Securities evidencing interests in one group of Assets prior to distributions on Subordinate Securities evidencing interests in a different group of Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES

      If so provided in the Prospectus Supplement for a series of Securities, the Mortgage Loans in the related Trust Fund will be covered for various default risks by insurance policies or guarantees.

LETTER OF CREDIT

      If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Assets on the related Cut-off Date or of the initial aggregate Security Balance of one or more classes of Securities. If so specified in the related Prospectus Supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each series of Securities will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund.

INSURANCE POLICIES AND SURETY BONDS

      If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement.

RESERVE FUNDS

      If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in such Prospectus Supplement. The reserve funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Assets as specified in the related Prospectus Supplement.

      Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Certificates. If so specified in the related Prospectus Supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application to the Securities.

      Generally, moneys deposited in any Reserve Funds will be invested in Permitted Investments. If specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation. The related Prospectus Supplement will specify whether the Reserve Fund, if any, for a series will not be a part of the Trust Fund.

      Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to Securityholders and use of investment earnings from the Reserve Fund, if any.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

      The following discussion contains summaries, which are general in nature, of certain state law legal aspects of loans secured by single-family or multi-family residential properties. Because such legal aspects are governed primarily by the applicable laws of the state in which the related Mortgaged Property is located (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. See "Description of the Trust Funds--Assets."

GENERAL

      All of the Mortgage Loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

      A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this Prospectus, unless the context otherwise requires, "mortgagor" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt. Under a deed of trust, the mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. In case the mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the mortgagor. At origination of a mortgage loan involving a land trust, the mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Service Members Civil Relief Act) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY

      The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the Prospectus Supplement, the Depositor or the Asset Seller will make certain representations and warranties in the Agreement with respect to any Mortgage Loans that are secured by an interest in a leasehold estate. Such representations and warranties, if applicable, will be set forth in the Prospectus Supplement.

COOPERATIVE LOANS

      If specified in the Prospectus Supplement relating to a series of Offered Securities, the Mortgage Loans may also consist of cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by a cooperative housing corporation (a "Cooperative") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the Cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

      Each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the Cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with either the construction or purchase of the Cooperative's apartment building or obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreement. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant stockholder of Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

      The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "Foreclosure--Cooperatives" below.

FORECLOSURE

General

      Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

      Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

Judicial Foreclosure

      A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable Limitations on Enforceability of Certain Provisions

      United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the mortgagor failed to maintain the mortgaged property adequately or the mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

Non-Judicial Foreclosure/Power of Sale

      Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

Public Sale

      A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

      A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

      The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

Rights of Redemption

      The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

      The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

      Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held for more than three years. With respect to a series of Securities for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held for more than three years if the Internal Revenue Service grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC Provisions.

Cooperative Loans

      The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and By-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the Cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder. Under the proprietary lease or occupancy agreement such a default will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

      The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon. Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

      In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

      Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

      In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building when it was so converted.

JUNIOR MORTGAGES

      Some of the Mortgage Loans may be secured by junior mortgages or deeds of trust, which are subordinate to first or other senior mortgages or deeds of trust held by other lenders. The rights of the Trust Fund as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure" herein.

      Furthermore, because the terms of the junior mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust, in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust will generally govern. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a first mortgagee expends such sums, such sums will generally have priority over all sums due under the junior mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

      Statutes in some states limit the right of a beneficiary under a deed of trust or a mortgagee under a mortgage to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former mortgagor equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. In certain other states, the lender has the option of bringing a personal action against the mortgagor on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the mortgagor. Finally, other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the judicial sale.

      In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

      Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 11 or Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

      Certain tax liens arising under the Internal Revenue Code of 1986, as amended, may in certain circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases this liability may affect assignees of the mortgage loans.

      Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

ENVIRONMENTAL LEGISLATION

      Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or becomes involved in the operation or management of a property so as to be deemed an "owner" or "operator" of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a lender (such as a Trust Fund) secured by residential real property. In the event that title to a Mortgaged Property securing a Mortgage Loan in a Trust Fund was acquired by the Trust Fund and cleanup costs were incurred in respect of the Mortgaged Property, the holders of the related series of Securities might realize a loss if such costs were required to be paid by the Trust Fund.

DUE-ON-SALE CLAUSES

      Unless the related Prospectus Supplement indicates otherwise, the Mortgage Loans will contain due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells, transfers or conveys the related Mortgaged Property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of such clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

      The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a "due-on-sale" clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a "due-on-sale" clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity.

SUBORDINATE FINANCING

      Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

      The Depositor believes that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

      In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of such state action will be eligible for inclusion in a Trust Fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or
(ii) such mortgage loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect.

      Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

ALTERNATIVE MORTGAGE INSTRUMENTS

      Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

SERVICEMEMBERS CIVIL RELIEF ACT

      The Servicemembers Civil Relief Act was recently signed into law, revising the Soldiers' and Sailors' Civil Relief Act of 1940 (the "Relief Act"). Under the terms of the Relief Act, a mortgagor who enters military service after the origination of such mortgagor's Mortgage Loan (including a mortgagor who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% (and all interest in excess of 6% shall be forgiven) during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of all branches of the military (including draftees and reservists in military service called to active duty). Because the Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances and may not be covered by any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

      Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

      In the event of a forfeiture proceeding, a lender may be able to avoid forfeiture of its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

THE CONTRACTS

      General. The manufactured housing contracts and home improvement contracts, other than those that are unsecured or are secured by mortgages on real estate generally, are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the Depositor or the seller will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the Depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the trust fund's ownership of the contracts. The contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor or the trustee unless the related prospectus supplement states that they will be so stamped. With respect to each transaction, a decision will be made as to whether or not the contracts will be stamped or otherwise marked to reflect their assignment from the Depositor to the trustee, based upon, among other things, the practices and procedures of the related originator and servicer and after consultation with the applicable rating agency or rating agencies. Therefore, if the contracts are not stamped or otherwise marked to reflect their assignment from the Depositor to the trustee and through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trust fund's interest in the contracts could be defeated.

      Security Interests in Home Improvements. The contracts that are secured by home improvements grant to the originator of those contracts a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. The purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of that collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in that home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building materials or other goods that are deemed to lose that characterization upon incorporation of those materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

      Enforcement of Security Interest in Home Improvements. So long as the home improvement is not governed by real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful"--i.e., without breach of the peace--or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting a repossession sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before the resale.

      Under the laws of most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's mortgage loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment. Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

      Security Interests in the Manufactured Homes. The manufactured homes securing the manufactured housing contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. The security interests of the related trustee in the manufactured homes will not be noted on the certificates of title or by delivery of the required documents and payment of fees to the applicable state motor vehicle authorities unless the related prospectus supplement so states. With respect to each transaction, a decision will be made as to whether or not the security interests of the related trustee in the manufactured homes will be noted on the certificates of title and the required documents and fees will be delivered to the applicable state motor vehicle authorities based upon, among other things, the practices and procedures of the related originator and servicer and after consultation with the applicable rating agency or rating agencies. In some nontitle states, perfection pursuant to the provisions of the UCC is required. As manufactured homes have become large and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under particular circumstances, may become governed by real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. If so specified in the related prospectus supplement, the manufactured housing contracts may contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, the related lender may be required to perfect a security interest in the manufactured home under applicable real estate laws.

      In the event that the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after that relocation and, after expiration of the four months, only if and after the owner re-registers the manufactured home in that state. If the owner were to relocate a manufactured home to another state and not re-register a security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the secured party must surrender possession if it holds the certificate of title to that manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien on the certificate of title, notice of surrender would be given to the secured party noted on the certificate of title. In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection of the security interest.

      Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home.

      Consumer Protection Laws. The so-called "Holder-in-Due Course" rule of the FTC is intended to defeat the ability of the transferor of a consumer credit contract who is the seller of goods which gave rise to the transaction, and particular, related lenders and assignees, to transfer that contract free of notice of claims by the contract debtor. The effect of this rule is to subject the assignee of a contract of this type to all claims and defenses that the debtor under the contract could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against that obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

      Applicability of Usury Laws. Title V provides that state usury limitations shall not apply to any contract that is secured by a first lien on particular kinds of consumer goods, unless it is covered by any of the following conditions. The contracts would be covered if they satisfy conditions governing, among other things, the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

      Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted a similar law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on Mortgage Loans covered by Title V.

      Installment Contracts. The Mortgage Loans may also consist of installment contracts. Under an installment contract the property seller, as lender under the contract, retains legal title to the property and enters into an agreement with the purchaser, as borrower under the contract, for the payment of the purchase price, plus interest, over the term of that contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

      The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in that type of situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless generally speaking, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property that is encumbered by one or more liens.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates represents the opinion of Dechert LLP, counsel to the Depositor, as of the date of this Prospectus. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Securities applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Securities.

      The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), an estate whose income is subject to U.S. federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be treated as United States persons shall be considered U.S. Persons as well.

GENERAL

      The federal income tax consequences to Securityholders will vary depending on whether an election is made to treat the Trust Fund relating to a particular series of Securities as a REMIC under the Code. The Prospectus Supplement for each series of Securities will specify whether a REMIC election will be made.

GRANTOR TRUST FUNDS

      If the related Prospectus Supplement indicates that the Trust Fund will be treated as a grantor trust, then Dechert LLP will deliver its opinion that the Trust Fund will not be classified as an association taxable as a corporation and that each such Trust Fund will be classified as a grantor trust under subpart E,
Part I of subchapter J of the Code. In this case, owners of Certificates will be treated for federal income tax purposes as owners of a portion of the Trust Fund's assets as described below.

      1.     Single Class of Grantor Trust Certificates

      Characterization. The Trust Fund may be created with one class of Grantor Trust Certificates. In this case, each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust Fund represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Mortgage Loans in the Pool. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Mortgage Loan because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

      Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Mortgage Loans in the Trust Fund represented by Grantor Trust Certificates, including interest, original issue discount ("OID"), if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Master Servicer. Under Code Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Master Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust Fund. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent such expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount and (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. This reduction is currently scheduled to be phased-out over a five-year period beginning in 2006. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Master Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Master Servicer, whichever is earlier. If the servicing fees paid to the Master Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Master Servicer (or any person to whom the Master Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Mortgage Loans. The Mortgage Loans would then be subject to the "coupon stripping" rules of the Code discussed below.

      Generally, as to each series of Certificates evidencing an interest in a Trust Fund comprised of Mortgage Loans, Dechert LLP will have advised the Depositor that:

      (i) a Grantor Trust Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on Mortgage Loans will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the Mortgage Loans represented by that Grantor Trust Certificate are of a type described in such Code section;

      (ii) a Grantor Trust Certificate owned by a real estate investment trust representing an interest in Mortgage Loans will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest income on the Mortgage Loans will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the Mortgage Loans represented by that Grantor Trust Certificate are of a type described in such Code section;

      (iii) a Grantor Trust Certificate owned by a REMIC will represent "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3); and

      (iv) a Grantor Trust Certificate representing interests in obligations secured by manufactured housing treated as a single-family residence under Section 25(e)(10) of the Code will be considered interests in "qualified mortgages" as defined in Section 860G(a)(3) of the Code.

      The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

      Stripped Bonds and Coupons. Certain Trust Funds may consist of Government Securities which constitute "stripped bonds" or "stripped coupons" as those terms are defined in Code Section 1286, and, as a result, such assets would be subject to the stripped bond provisions of the Code. Under these rules, such Government Securities are treated as having OID based on the purchase price and the stated redemption price at maturity of each Security. As such, Grantor Trust Certificateholders would be required to include in income their pro rata share of the OID on each Government Security recognized in any given year on an economic accrual basis even if the Grantor Trust Certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the Grantor Trust Certificateholder in any taxable year may exceed amounts actually received during such year.

      Buydown Loans. The assets constituting certain Trust Funds may include Buydown Loans. The characterization of any investment in Buydown Loans will depend upon the precise terms of the related buydown agreement, but to the extent that such Buydown Loans are secured in part by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Code. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in Buydown Loans. Accordingly, Grantor Trust Certificateholders should consult their own tax advisors with respect to the characterization of investments in Grantor Trust Certificates representing an interest in a Trust Fund that includes Buydown Loans.

      Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Mortgage Loan based on each Mortgage Loan's relative fair market value, so that such holder's undivided interest in each Mortgage Loan will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Mortgage Loans at a premium may elect to amortize such premium under a constant interest method, provided that the underlying mortgage loans with respect to such Mortgage Loans were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter.

      If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Mortgage Loan (or an underlying mortgage loan with respect to a Mortgage Loan) prepays in full, equal to the difference between the portion of the prepaid principal amount of such Mortgage Loan (or underlying mortgage loan) that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to such Mortgage Loan (or underlying mortgage loan). If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

      On December 30, 1997 the IRS issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Certificates. Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. Prospective Certificateholders should consult their tax advisors regarding the possible application of the amortizable Bond Premium Regulations.

      Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to original issue discount ("OID")(currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued on January 27, 1994, as amended on June 11, 1996, under such Sections (the "OID Regulations"), will be applicable to a Grantor Trust Certificateholder's interest in those Mortgage Loans meeting the conditions necessary for these Sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

      Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Mortgage Loans may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a Mortgage Loan is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Mortgage Loan allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

      The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of:

      (i)   the total remaining market discount and

      (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period.

      For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of:

      (i)   the total remaining market discount and

      (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

      For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

      A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Certificates acquired on or after April 4, 1994. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

      2.     Multiple Classes of Grantor Trust Certificates

      a.     Stripped Bonds and Stripped Coupons

      Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a Trust Fund is created with two classes of Grantor Trust Certificates, one class of Grantor Trust Certificates may represent the right to principal and interest, or principal only, on all or a portion of the Mortgage Loans (the "Stripped Bond Certificates"), while the second class of Grantor Trust Certificates may represent the right to some or all of the interest on such portion (the "Stripped Coupon Certificates").

      Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Mortgage Loan principal balance) or the Certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Mortgage Loan by Mortgage Loan basis, which could result in some Mortgage Loans being treated as having more than 100 basis points of interest stripped off.

      Although not entirely clear, a Stripped Bond Certificate generally should be treated as an in interest in Mortgage Loans issued on the day such Certificate is purchased for purposes of calculating any OID. Generally, if the discount on a Mortgage Loan is larger than a de minimis amount (as calculated for purposes of the OID rules) a purchaser of such a Certificate will be required to accrue the discount under the OID rules of the Code. See "--Single Class of Grantor Trust Certificates--Original Issue Discount" herein. However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the Mortgage Loans as market discount rather than OID if either:

      (i) the amount of OID with respect to the Mortgage Loans is treated as zero under the OID de minimis rule when the Certificate was stripped or

      (ii) no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the Trust Fund's Mortgage Loans.

      Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

      The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each Mortgage Loan. However, based on the recent IRS guidance, it appears that all payments from a Mortgage Loan underlying a Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from such Mortgage Loan would be included in the Mortgage Loan's stated redemption price at maturity for purposes of calculating income on such certificate under the OID rules of the Code.

      It is unclear under what circumstances, if any, the prepayment of Mortgage Loans will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If such Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if such Certificate is treated as an interest in discrete Mortgage Loans, or if no prepayment assumption is used, then when a Mortgage Loan is prepaid, the holder of such Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of such Certificate that is allocable to such Mortgage Loan.

      Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these Certificates for federal income tax purposes.

      Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in Mortgage Loans of the type that make up the Trust Fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the Grantor Trust Certificates, for federal income tax purposes, will be the same as that of the underlying Mortgage Loans. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, based on policy considerations, each class of Grantor Trust Certificates should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to Grantor Trust Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying Mortgage Loans and interest on such Mortgage Loans qualify for such treatment. Prospective purchasers to which such characterization of an investment in Certificates is material should consult their own tax advisors regarding the characterization of the Grantor Trust Certificates and the income therefrom. Grantor Trust Certificates will be "obligation[s] . . . which [are] principally secured, directly or indirectly, by an interest in real property" within the meaning of Code Section 860G(a)(3).

      b. Grantor Trust Certificates Representing Interests in Loans other than ARM Loans

      The OID rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of OID in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such OID could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the Mortgage Loans. OID on each Grantor Trust Certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a Grantor

Trust Certificate representing an interest in Mortgage Loans other than Mortgage Loans with interest rates that adjust periodically (ARM Loans) likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments, such as the Grantor Trust Certificates, issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issue date of the Mortgage Loans should be used, or, in the case of Stripped Bond Certificates or Stripped Coupon Certificates, the date such Certificates are acquired. The holder of a Certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

      Under the Code, the Mortgage Loans underlying the Grantor Trust Certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such Mortgage Loan's stated redemption price at maturity over its issue price. The issue price of a Mortgage Loan is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a Mortgage Loan is the sum of all payments to be made on such Mortgage Loan other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will generally utilize the original yield to maturity of the Grantor Trust Certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the Grantor Trust Certificates (the "Prepayment Assumption"), and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. The legislative history of the 1986 Act (the "Legislative History") provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of such Certificate. No representation is made that any Certificate will prepay at the Prepayment Assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in such debt instruments, such as the Certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the Master Servicer intends to calculate and report OID under the method described below.

      Accrual of Original Issue Discount. Generally, the owner of a Grantor Trust Certificate must include in gross income the sum of the "daily portions," as defined below, of the OID on such Grantor Trust Certificate for each day on which it owns such Certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the Master Servicer or such other entity specified in the related Prospectus Supplement of the portion of OID that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the Distribution Dates on the Grantor Trust Certificates (or the day prior to each such date). This will be done, in the case of each full month accrual period, by:

      (i)    adding

           (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component and

           (b) any payments included in the state redemption price at maturity received during such accrual period, and

      (ii) subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

      The adjusted issue price of a Grantor Trust Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a Grantor Trust Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

      OID generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of OID includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued OID, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loan, no OID attributable to the difference between the issue price and the original principal amount of such Mortgage Loan (i.e. points) will be includible by such holder. Other OID on the Mortgage Loans (e.g., that arising from a "teaser" rate) would still need to be accrued.

      c.     Grantor Trust Certificates Representing Interests in ARM Loans

      The OID Regulations do not address the treatment of instruments, such as the Grantor Trust Certificates, which represent interests in ARM Loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the Master Servicer will report OID on Grantor Trust Certificates attributable to ARM Loans ("Stripped ARM Obligations") to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of interest deferred by reason of negative amortization ("Deferred Interest") to the principal balance of an ARM Loan may require the inclusion of such amount in the income of the Grantor Trust Certificateholder when such amount accrues. Furthermore, the addition of Deferred Interest to the Grantor Trust Certificate's principal balance will result in additional income (including possibly OID income) to the Grantor Trust Certificateholder over the remaining life of such Grantor Trust Certificates.

      Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such Certificates.

      3.     Sale or Exchange of a Grantor Trust Certificate

      Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (generally more than one year). Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations.

      Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

      Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

      4.     Non-U.S. Persons

      Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying Mortgage Loans that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code
Section 1441 or 1442 to (i) an owner that is not a U.S. Person or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Mortgage Loans issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to Mortgage Loans where the mortgagor is not a natural person in order to qualify for the exemption from withholding.

      5.     Information Reporting and Backup Withholding

      The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld on account of backup withholding from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability. The backup withholding rate is currently 28%. This rate is scheduled to adjust for tax years after 2010.

NEW WITHHOLDING REGULATIONS

      On January 1, 2001 new regulations (the "New Regulations") became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

REMICS

      The Trust Fund relating to a series of Certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and "--Prohibited Transactions Tax and Other Taxes" below), if a Trust Fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the

Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "Taxation of Owners of REMIC Residual Certificates," the Code provides that a Trust Fund will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related Certificates (the "REMIC Certificates") may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each Trust Fund that elects REMIC status, Dechert LLP will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Pooling and Servicing Agreement, such Trust Fund will qualify as a REMIC, and the related Certificates will be considered to be regular interests ("REMIC Regular Certificates") or a sole class of residual interests ("REMIC Residual Certificates") in the REMIC. The related Prospectus Supplement for each series of Certificates will indicate whether the Trust Fund will make a REMIC election and whether a class of Certificates will be treated as a regular or residual interest in the REMIC.

      In general, with respect to each series of Certificates for which a REMIC election is made, (i) such Certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C); (ii) such Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code
Section 856(c)(4)(A); and (iii) interest on such Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the Certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. In addition, payments on Mortgage Loans held pending distribution on the REMIC Certificates will be considered to be real estate assets for purposes of Code Section 856(c). The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

      In some instances the Mortgage Loans may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of Buydown Loans contained in "--Single Class of Grantor Trust Certificates" above. REMIC Certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of Code Section 856(c)(4)(A), and REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(3)(A)(ii). REMIC Certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Code Section 582(c)(1).

      A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in such an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that obligations secured by manufactured housing that qualify as "single-family residences" within the meaning of Code
Section 25(e)(10) may be treated as "qualified mortgages" of a REMIC. Under Code
Section 25(e)(10), the term "single-family residence" includes any manufactured home which has a minimum of 400 square feet of living space, a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location.

      Tiered REMIC Structures. For certain series of Certificates, two separate elections may be made to treat designated portions of the related Trust Fund as REMICs (respectively, the "Subsidiary REMIC" and the "Master REMIC") for federal income tax purposes. Upon the issuance of any such series of Certificates, Dechert LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC, respectively, will be considered to evidence ownership of REMIC

Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC provisions.

      Only REMIC Certificates, other than the residual interest in the Subsidiary REMIC, issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be (i) "real estate assets" within the meaning of Code Section 856(c)(4)(A); (ii) "loans secured by an interest in real property" under Code Section 7701(a)(19)(C); and (iii) whether the income on such Certificates is interest described in Code Section 856(c)(3)(B).

      1.     Taxation of Owners of REMIC Regular Certificates

      General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

      Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with OID. Generally, such OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of Certificates issued with OID will be required to include such OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the 1986 Act. Holders of REMIC Regular Certificates (the "REMIC Regular Certificateholders") should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

      Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The Prospectus Supplement for each series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

      In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial Certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC

Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of such REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

      Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount (disregarding the rate in the first period) and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the Certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the Certificate's stated redemption price at maturity. REMIC Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

      Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of REMIC Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

      The Prospectus Supplement with respect to a Trust Fund may provide for certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the "Super-Premium Certificates"). The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the Trust Fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of OID rather than being immediately deductible) when prepayments on the Mortgage Loans exceed those estimated under the Prepayment Assumption. The IRS might contend, however, that certain contingent payment rules contained in regulations, with respect to OID, should apply to such Certificates. Although such rules are not applicable to instruments governed by Code Section 1272(a)(6), they represent the only guidance regarding the current views of the IRS with respect to contingent payment instruments. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates should be limited to their principal amount (subject to the discussion below under "--Accrued Interest Certificates"), so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Taxation of Owners of REMIC Regular Certificates--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

      Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate (other than a REMIC Regular Certificate based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--Taxation of Owners of REMIC Regular Certificates--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such Certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

      Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions," as determined below, of the OID that accrues on a REMIC Regular Certificate for each day a Certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period ("an accrual period") that ends on the day in the calendar year corresponding to a Distribution Date (or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by:

       (i)   adding

           (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption, and

           (b) any payments included in the stated redemption price at maturity received during such accrual period, and

      (ii) subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period.

The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

      A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:

      (a) the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder (who purchased the REMIC Regular Certificate at its issue price), less

      (b) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

      Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally,

      (i)    such interest is unconditionally payable at least annually,

      (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments, and

      (iii) interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such REMIC Regular Certificate.

      The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the Certificate. Appropriate adjustments are made for the actual variable rate.

      Although unclear at present, the Depositor intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on Mortgage Loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on such REMIC Regular Certificates.

      Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election and thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

      Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of

      (i) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder) over

      (ii)   the price for such REMIC Regular Certificate paid by the purchaser.

      A Certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Code Section 1276 such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies.

      Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of such REMIC Regular Certificate's stated redemption price at maturity multiplied by such REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

      The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of:

      (i)    the total remaining market discount and

      (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of:

      (a)   the total remaining market discount and

      (b) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

For purposes of calculating market discount under any of the above methods in the case of instruments (such as the REMIC Regular Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

      A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize such premium under a constant yield method. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have OID) will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against such interest payment. On December 30, 1997, the IRS issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6). Absent further guidance from the IRS the Trust intends to account for amortizable bond premium in the manner described above. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

      Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more ARM Loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such Certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such Certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such Certificates must be included in the stated redemption price at maturity of the Certificates and accounted for as OID (which could accelerate such inclusion). Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such Certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

      Effects of Defaults and Delinquencies. Certain series of Certificates may contain one or more classes of Subordinated Certificates, and in the event there are defaults or delinquencies on the Mortgage Loans, amounts that would otherwise be distributed on the Subordinated Certificates may instead be distributed on the Senior Certificates. Subordinated Certificateholders nevertheless will be required to report income with respect to such Certificates under an accrual method without giving effect to delays and reductions in distributions on such Subordinated Certificates attributable to defaults and delinquencies on the Mortgage Loans, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a Subordinated Certificateholder in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinated Certificate is reduced as a result of defaults and delinquencies on the Mortgage Loans. Timing and characterization of such losses is discussed in "--Taxation of Owners of REMIC Regular Certificates--Treatment of Realized Losses" below.

      Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221. Such gain or loss generally will be long-term capital gain or loss if the Note were held for more than one year. Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations. Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

      Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount actually includible in such holder's income.

      The Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

      The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

      Accrued Interest Certificates. Certain of the REMIC Regular Certificates ("Payment Lag Certificates") may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each such Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed such interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed such interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to interest that has accrued prior to the issue date ("pre-issuance accrued interest") and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificates' issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the Trust Fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the Certificateholder has held such Payment Lag Certificate during the first accrual period.

      Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

      Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificateholders that are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Taxation of Owners of REMIC Residual Certificates--Pass-Through Non-Interest Expenses of the REMIC" below.

      Treatment of Realized Losses. Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such Certificates becoming wholly or partially worthless, and that, in general, holders of Certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such Certificates becoming wholly worthless. Although the matter is not entirely clear, non-corporate holders of Certificates may be allowed a bad debt deduction at such time that the principal balance of any such Certificate is reduced to reflect realized losses resulting from any liquidated Mortgage Loans. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all Mortgage Loans remaining in the related Trust Fund have been liquidated or the Certificates of the related series have been otherwise retired. Potential investors and holders of the Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Certificates.

      Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the REMIC Regular Certificates to a REMIC Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if (i) such REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the Issuer; (ii) such REMIC Regular Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the Issuer; and (iii) such REMIC Regular Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the REMIC Regular Certificateholder under penalties of perjury, certifying that such REMIC Regular Certificateholder is a foreign person and providing the name and address of such REMIC Regular Certificateholder). If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to such holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

      Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual and will not be subject to United States estate taxes; provided that the REMIC Regular Certificate is not held in connection with the conduct of a United States trade or business. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

      REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates, and holders of REMIC Residual Certificates (the "REMIC Residual Certificateholder") and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

      Information Reporting and Backup Withholding. The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient on account of backup withholding would be allowed as a credit against such recipient's federal income tax liability.

      New Withholding Regulations. On January 1, 2001 the New Regulations became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

      2.     Taxation of Owners of REMIC Residual Certificates

      Allocation of the Income of the REMIC to the REMIC Residual
Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions Tax and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that such holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Certificates or as debt instruments issued by the REMIC.

      A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying Mortgage Loans and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of such tax treatment on the after-tax yield of a REMIC Residual Certificate.

      A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that such REMIC Residual Certificateholder owns such REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a REMIC Residual Certificate that purchased such REMIC Residual Certificate at a price greater than (or less than) the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

      Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of (i) the income from the Mortgage Loans and the REMIC's other assets and (ii) the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular Certificates--Non-Interest Expenses of the REMIC," other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

      (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

      (ii)    all bad loans will be deductible as business bad debts, and

      (iii)   organizational expenses are not deductible.

      The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on Mortgage Loans may differ from the time of the actual loss on the Mortgage Loan. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC and realized losses on the Mortgage Loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no Certificates of any class of the related series outstanding.

      For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates (or, if a class of Certificates is not sold initially, its fair market value). Such aggregate basis will be allocated among the Mortgage Loans and other assets of the REMIC in proportion to their respective fair market value. A Mortgage Loan will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC expects to elect under Code Section 171 to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies would be amortized under a constant yield method. It is not clear whether the yield of a Mortgage Loan would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

      The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

      A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of such REMIC Residual Certificate to such holder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

      Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. Such net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by such REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

      Mark to Market Rules. A Residual Certificate acquired after January 3, 1995 cannot be marked to market.

      Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a "single class REMIC," however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. The expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

      In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g. a partnership, an S corporation or a grantor trust), such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. This reduction is currently scheduled to be phased-out over a five-year period beginning in 2006. The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the

      IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. REMIC Residual Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Residual Certificates.

      Excess Inclusions. A portion of the income on a REMIC Residual Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder; (ii) will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual Certificateholder is subject to tax only on its unrelated business taxable income (see "--Tax-Exempt Investors" below); and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor. See "--Non-U.S. Persons" below. An exception to the excess inclusion rules that applied to thrifts holding certain residuals was repealed by the Small Business Tax Act of 1996.

      Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (i) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the REMIC Residual Certificateholder holds such REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of such quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

      In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain Cooperatives are subject to similar rules.

      Fees Paid to Transferee of a REMIC Residual Certificate. The federal income tax consequences of any consideration paid to a transferee on a transfer of a REMIC Residual Certificate are unclear. Recently issued regulations require a transferee of a noneconomic residual interest to recognize any fee received to induce such transferee to become a holder of such interest over a period reasonably related to the period during which the applicable REMIC is expected to generate taxable income or net loss in a manner that reasonably reflects the after-tax costs and benefits (without regard to such fee) of holding such interest. The regulations provide two safe harbor methods that would satisfy this requirement. Under one method, the fee is recognized in accordance with the method of accounting, and over the same period, that the taxpayer uses for financial reporting purposes, provided that the fee is included in income for financial reporting purposes over a period that is not shorter than the period during which the applicable

REMIC is expected to generate taxable income. Under a second method, the fee is recognized ratably over the anticipated weighted average life of the applicable REMIC (as determined under applicable Treasury regulations) remaining as of the date of acquisition of the noneconomic residual interest. The IRS may provide additional safe harbor methods in future guidance. Once a taxpayer adopts a particular method of accounting for such fees, the taxpayer generally may not change to a different method without consent of the IRS. Under the regulations, if any portion of such a fee has not been recognized in full by the time the holder of a noneconomic residual interest disposes of such interest, then the holder must include the unrecognized portion in income at that time. The regulations also provide that such a fee shall be treated as income from sources within the United States. Any transferee receiving consideration with respect to a REMIC Residual Certificate should consult its tax advisors.

      Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

      Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules described below). A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate and by the distributions received thereon by such REMIC Residual Certificateholder. In general, any such gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code
Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

      Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Code
Section 7701(i)) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

      3.     Prohibited Transactions Tax and Other Taxes

      The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the Certificates. It is not anticipated that the Trust Fund for any series of Certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

      In addition, certain contributions to a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC made after the day on which such Trust Fund issues all of its interests could result in the imposition of a tax on the Trust Fund equal to 100% of the value of the contributed property (the "Contributions Tax"). No Trust Fund for any series of Certificates will accept contributions that would subject it to such tax.

      In addition, a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

      Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of Certificates arises out of or results from (i) a breach of the related Master Servicer's, Trustee's or Asset Seller's obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such Master Servicer, Trustee or Asset Seller, as the case may be, out of its own funds or (ii) the Asset Seller's obligation to repurchase a Mortgage Loan, such tax will be borne by the Asset Seller. In the event that such Master Servicer, Trustee or Asset Seller, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be payable out of the Trust Fund for such series and will result in a reduction in amounts available to be distributed to the Certificateholders of such series.

      4.     Liquidation and Termination

      If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and REMIC Residual Certificates within the 90-day period.

      The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

      5.     Administrative Matters

      Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. Certain information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

      Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

      6.     Tax-Exempt Investors

      Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.

      7.     Residual Certificate Payments--Non-U.S. Persons

      Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates--Non U.S. Persons" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties or the "portfolio interest" exemption. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the REMIC Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (for example, where the REMIC Residual Certificates do not have significant value). See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax-Related Restrictions on Transfers of REMIC Residual Certificates" below.

      REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX-RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

      Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by "disqualified organizations" (as defined below). Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (i) an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by any such governmental agency), (B) any organization (other than certain farmers' Cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income" and (C) a rural electric or telephone Cooperative.

      A tax is imposed on a "pass-through entity" (as defined below) holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means (i) a regulated investment company, real estate investment trust or common trust fund, (ii) a partnership, trust or estate and (iii) certain Cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. The tax on pass-through entities is generally effective for periods after March 31, 1988, except that in the case of regulated investment companies, real estate investment trusts, common trust funds and publicly-traded partnerships the tax shall apply only to taxable years of such entities beginning after December 31, 1988. Under the Taxpayer Relief Act of 1997, large partnerships (generally with 250 or more partners) will be taxable on excess inclusion income as if all partners were disqualified organizations.

      In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, unless the Master Servicer receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

      Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate unless no significant purpose of the transfer is to impede the assessment or collection of tax. If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate (including a REMIC Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, (i) the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.

      The Treasury Department recently adopted final regulations setting forth the requirements of a safe harbor under which a transfer of a noneconomic REMIC Residual Certificate is presumed to be a valid transfer that will be respected for federal income tax purposes. To be respected under the safe harbor:

      - the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts when they become due and find no significant evidence to indicate that the transferee will not continue to pay its debts as they come due (the "reasonable investigation requirement");

      - the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the REMIC Residual Certificate the transferee may incur tax liabilities in excess of the cash flow from the REMIC Residual Certificate and that the transferee intends to pay taxes associated with holding the Residual Certificate as they become due;

      - the transferee must represent that it will not cause income from the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer (together with the representation described in the preceding bullet point, the "transferee representation requirement"); and

      the transfer must satisfy either the "asset test" or the "formula test".

      A transfer satisfies the "asset test" if the following three conditions are satisfied:

      for financial reporting purposes, the transferee's gross assets exceed $100 million and its net assets exceed $10 million at the time of the transfer and at the close of both of the transferee's two preceding fiscal years, excluding certain related party obligations and certain assets held with a principal purpose of satisfying this requirement;

      the transferee is a domestic C corporation (other than a tax-exempt corporation, regulated investment company, real estate investment trust, REMIC or Cooperative) that will not hold the REMIC Residual Certificate through a foreign permanent establishment (an "Eligible C Corporation") and agrees in writing that any subsequent transfer of the REMIC Residual Certificate will be to an Eligible C Corporation and will satisfy the asset test and the other requirements for the subsequent transfer to satisfy the safe harbor; and

      a reasonable person would not conclude, based on the facts and circumstances known to the transferor (including any payment made to the transferee), that the taxes associated with the REMIC Residual Certificate will not be paid.

      A transfer satisfies the "formula test" if the transfer is not a direct or indirect transfer of the REMIC Residual Certificate to a foreign permanent establishment or fixed based (within the meaning of an applicable income tax treaty) of a domestic transferee, and if the present value of the anticipated tax liabilities associated with holding the noneconomic REMIC Residual Certificate does not exceed the sum of:

      the present value of any consideration given to the transferee to acquire the interest;

      the present value of the expected future distributions on the interest;
and

      the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

      For purposes of the computations under the formula test, the transferee generally is assumed to pay tax at the highest rate of tax specified in Code
Section 11(b)(1). However, if the transferee has been subject to the alternative minimum tax under Code Section 55 in the preceding two years and will compute its taxable income in the current year using the alternative minimum tax rate, then the tax rate specified in Code Section 55(b)(1)(B) may be used in lieu of the highest rate specified in Code Section 11(b)(1). Further, present values generally are computed using a discount rate equal to the federal short-term rate prescribed by Code Section 1274(d) for the month of the transfer and the compounding period used by the transferee. In some situations, satisfaction of the formula test would require the transferor of a noneconomic REMIC Residual Certificate to pay more consideration to the transferee than would otherwise be the case.

      All transfers of REMIC Residual Certificates will be subject to certain restrictions that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will include requirements that (i) the transferor represent to the Master Servicer or the Trustee that it has conducted an investigation of the transferee and made the findings needed to satisfy the reasonable investigation requirement, (ii) the proposed transferee provides to the Master Servicer or the Trustee the representations needed to satisfy the transferee representation requirement and
(iii) the proposed transferee agrees that it will not transfer the REMIC Residual Certificate to any person unless that person agrees to comply with the same restrictions on future transfers. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the foregoing rules, which would result in the retention of tax liability by such purchaser.

      Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless such transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expect that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of REMIC Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. The Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless such person provides the Trustee with a duly completed IRS Form W-8ECI.

      Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

TAX CHARACTERIZATION OF A TRUST FUND AS A PARTNERSHIP

      Dechert LLP, special counsel to the Depositor, will deliver its opinion that a Trust Fund for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that (1) the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or (2) the issuance of the Certificates has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

      If the Trust Fund were taxable as a corporation for federal income tax purposes, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

      1.     Tax Consequences to Holders of the Notes

      Treatment of the Notes as Indebtedness. The Trust Fund will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Special counsel to the Depositor will, except as otherwise provided in the related Prospectus Supplement, advise the Depositor that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

      OID, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the related Prospectus Supplement.

      Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a
Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

      A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Code
Section 1281) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Code Section 1281 to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

      Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note.

      The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

      Such gain or loss generally will be long-term capital gain or loss if the Note were held for more than one year. Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations. Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

      Foreign Holders. Interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Depositor (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust Fund or the Asset Seller is a "related person" within the meaning of the Code and (ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8BEN or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

      Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

      Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust Fund will be required to withhold a portion of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability. The backup withholding rate is currently 28%. This rate is scheduled to adjust for tax years after 2010.

      Possible Alternative Treatments of the Notes. If, contrary to the opinion of special counsel to the Depositor, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund would likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.

      2.     Tax Consequences to Holders of the Certificates

      Treatment of the Trust Fund as a Partnership. The Depositor will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Master Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

      A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

      Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the related Prospectus Supplement.

      Partnership Taxation. As a partnership, the Trust Fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Mortgage Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Mortgage Loans. The Trust Fund's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Mortgage Loans.

      The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Mortgage Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premiums payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Mortgage Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Company. Based on the economic arrangement of the parties, this approach for allocating Trust Fund income should be permissible under applicable treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

      All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

      An individual taxpayer's share of expenses of the Trust Fund (including fees to the Master Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust Fund.

      The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Mortgage Loan, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

      Discount and Premium. It is believed that the Loans were not issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust Fund for the Mortgage Loans may be greater or less than the remaining principal balance of the Loans at the time of purchase. If so, the Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Mortgage Loan by Mortgage Loan basis.)

      If the Trust Fund acquires the Mortgage Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Mortgage Loans or to offset any such premium against interest income on the Mortgage Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

      Section 708 Termination. Under Code Section 708, the Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust Fund are sold or exchanged within a 12-month period. Pursuant to formal Treasury regulations issued May 8, 1997 under Code Section 708, if such a termination occurs, the Trust Fund (the "old partnership") would be deemed to contribute its assets to a new partnership (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

      Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust Fund. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

      Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Mortgage Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

      If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

      Allocations Between Transferors and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

      The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

      Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under Code Section 754. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

      Administrative Matters. The Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each Certificateholder's allocable share of items of Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-1 information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

      Under Code Section 6031, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

      The Company will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

      Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Code Section 1446, as if such income were effectively connected to a U.S. trade or business, at a rate equal to the highest rate of tax specified in Code Section 11(b)(i) in the case of foreign holders that are taxable as corporations and equal to the highest rate of tax specified in Code Section 1 in the case of all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust Fund to change its withholding procedures. In determining a holder's withholding status, the Trust Fund may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

      Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust Fund on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be enticed to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

      Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to backup withholding tax if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

      New Withholding Regulations. On January 1, 2001 the New Regulations became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

TAX TREATMENT OF CERTIFICATES AS DEBT FOR TAX PURPOSES

      1.     Characterization of the Certificates as Indebtedness

      If the related Prospectus Supplement indicates that the Certificates will be treated as indebtedness for federal income tax purposes, then based on the application of existing law to the facts as set forth in the Trust Agreement and other relevant documents and assuming compliance with the terms of the Trust Agreement as in effect on the date of issuance of the Certificates, Dechert LLP, special tax counsel to the Depositor ("Tax Counsel"), will deliver its opinion that the Certificates will be treated as debt instruments for federal income tax purposes as of such date.

      The Depositor and the Certificateholders will express in the related Trust Agreement their intent that, for applicable tax purposes, the Certificates will be indebtedness secured by the related Assets. The Depositor and the Certificateholders, by accepting the Certificates, and each Certificate Owner by its acquisition of a beneficial interest in a Certificate, have agreed to treat the Certificates as indebtedness for U.S. federal income tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transaction, the Depositor may treat this transaction as a sale of an interest in the related Assets for financial accounting and certain regulatory purposes.

      In general, whether for U.S. federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the IRS and the courts have set forth several factors to be take into account in determining whether the substance of a transaction is a sale of property or a secured loan, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Tax Counsel will analyze and rely on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Mortgage Loans will be retained by the Depositor and not transferred to the Certificate Owners.

      In some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Tax Counsel will advise that the rationale of those cases will not apply to this transaction, because the form of the transaction as reflected in the operative provisions of the documents either accords with the characterization of the Certificates as debt or otherwise makes the rationale of those cases inapplicable to this situation.

      2.     Taxation of Interest Income of Certificate Owners

      Assuming that the Certificate Owners are holders of debt obligations for U.S. federal tax purposes, the Certificates generally will be taxable in the following manner. While it is not anticipated that the Certificates will be issued at a greater than de minimis discount, under the OID Regulations it is possible that the Certificates could nevertheless be deemed to have been issued with OID if the interest were not treated as "unconditionally payable" under the OID Regulations. If such regulations were to apply, all of the taxable income to be recognized with respect to the Certificates would be includible in income of Certificate owners as OID, but would not be includible again when the interest is actually received.

      3. Possible Classification of the Trust Fund as a Partnership or Association Taxable as a Corporation

      Based on application of existing laws to the facts as set forth in the Trust Agreement and other relevant documents and assuming compliance with the terms of the Trust Agreement, Tax Counsel will deliver its opinion that the transaction will not be treated as a partnership or an association taxable as a corporation. The opinion of Tax Counsel is not binding on the courts or the IRS. It is possible that the IRS could assert that, for purposes of the Code, the transaction contemplated by this Prospectus Supplement with respect to the Certificates constitutes a sale of the Mortgage Loans (or an interest therein) to the Certificate Owners and that the proper classification of the legal relationship between the Depositor and the Certificate Owners resulting form this transaction is that of a partnership (including a publicly traded partnership treated as a corporation), or an association taxable as a corporation. Since Tax Counsel will advise that the Certificates will be treated as indebtedness in the hands of the Certificateholders for U.S. federal income tax purposes and that the entity constituted by the Trust will not be a publicly traded partnership treated as a corporation or an association taxable as a corporation, the Depositor will not attempt to comply with U.S. federal income tax reporting requirements applicable to partnerships or corporations as such requirements would apply if the Certificates were treated as indebtedness.

      If it were determined that this transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the Trust Fund would be subject to U.S. federal income tax at corporate income tax rates on the income it derives form the Mortgage Loans, which would reduce the amounts available for distribution to the Certificate Owners. Cash distributions to the Certificate Owners generally would be treated as dividends for tax purposes to the extent of such corporation's earnings and profits.

      If the transaction were treated as creating a partnership between the Certificate Owners and the Transferor, the partnership itself would not be subject to U.S. federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the Depositor and each

Certificate Owner would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of the Certificate Owner could differ if the Certificates were held to constitute partnership interests rather than indebtedness.

      4.     Possible Classification as a Taxable Mortgage Pool

      In relevant part, Code Section 7701(i) provides that any entity (or portion of an entity) that is a "taxable mortgage pool" will be classified as a taxable corporation and will not be permitted to file a consolidated U.S. federal income tax return with another corporation. Any entity (or portion of any entity) will be a taxable mortgage pool if (i) substantially all of its assets consist of debt instruments, more than 50% of which are real estate mortgages, (ii) the entity is the obligor under debt obligations with two or more maturities, and (iii) under the terms of the entity's debt obligations (or an underlying arrangement), payments on such debt obligations bear a relationship to the debt instruments held by the entity.

      In the case of a Trust Fund containing Mortgage Loans, assuming that all of the provisions of the Trust Agreement, as in effect on the date of issuance, will be complied with, Tax Counsel will deliver its opinion that the arrangement created by the Agreement will not be a taxable mortgage pool under Code Section 7701(i) because only one class of indebtedness secured by the Mortgage Loans will be issued.

      The opinion of Tax Counsel is not binding on the IRS or the courts. If the IRS were to contend successfully (or future regulations were to provide) that the arrangement created by the Trust Agreement is a taxable mortgage pool, such arrangement would be subject to U.S. federal corporate income tax on its taxable income generated by ownership of the Mortgage Loans. Such a tax might reduce amounts available for distributions to Certificate Owners. The amount of such a tax would depend upon whether distributions to Certificate Owners would be deductible as interest expense in computing the taxable income of such an arrangement as a taxable mortgage pool.

      5.     Foreign Investors

      In general, subject to certain exception, interest (including OID) paid on a Certificate to a nonresident alien individual, foreign corporation or other non-United States person is not subject to U.S. federal income tax, provided that such interest is not effectively connected with a trade or business of the recipient in the United sates and the Certificate Owner provides the required foreign person information certification.

      If the interest of the Certificate Owners were deemed to be partnership interest, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the product, for each foreign partner, of such foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. In addition, such foreign partner would be subject to branch profits tax. Each non-foreign partner would be required to certify to the partnership that it is not a foreign person. The tax withheld from each foreign partner would be credited against such foreign partner's U.S. income tax liability.

      If the Trust were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.

      6.     Backup Withholding

      Certain Certificate Owners may be subject to backup withholding with respect to interest paid on the Certificates if the Certificate Owners, upon issuance of the Certificates, fail to supply the Trustee or the Certificate Owners' brokers with their respective taxpayer identification numbers, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the Trustee of the Certificate Owners' brokers with certified statements, under penalty of perjury, that they are not subject to backup withholding. The backup withholding rate is currently 28%. This rate is scheduled to adjust for tax years after 2010.

      The Trustee will be required to report annually to the IRS, and to each Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Certificates (and the amount of interest withheld for U.S. federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Certificateholder" of record is Cede, as nominee for DTC, Certificate Owners and the IRS will receive tax and other information including the amount of interest paid on the Certificates owned from Participants and Indirect Participants rather than from the Trustee. (The Trustee, however, will respond to requests for necessary information to enable Participants, Indirect Participants and certain other persons to complete their reports.) Each non-exempt Certificate Owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not to subject to backup withholding. Should a non-exempt Certificate Owner fail to provide the required certification, the Participants or Indirect Participants (or the Paying Agent) will be required to backup withhold from interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

      7.     New Withholding Regulations

      On January 1, 2001, the New Regulations became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

                 TAXATION OF CLASSES OF RECOMBINABLE SECURITIES

GENERAL

      The arrangement pursuant to which the recombinable securities of a series are created, sold and administered (an "RS Pool") will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The interests in the classes of securities that have been exchanged for recombinable securities will be the assets of the RS Pool and the classes of recombinable securities represent beneficial ownership of these interests in the classes of securities.

TAX STATUS

      The classes of recombinable securities should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B) and assets described in Code Section 7701(a)(19)(C), and original issue discount and interest accruing on classes of recombinable securities should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B) in each case to the extent the securities or income on the securities would be qualifying if held directly (although the matter is not entirely clear for Strips, defined below). The classes of recombinable securities will be "qualified mortgages" under Code
Section 860G(a)(3) for a REMIC.

TAX ACCOUNTING FOR RECOMBINABLE SECURITIES

      A class of recombinable securities represents beneficial ownership of an interest in one or more classes of securities on deposit in a recombinable security trust fund, as specified in the related prospectus supplement. If it represents an interest in more than one class of securities, a purchaser must allocate its basis in the class of recombinable securities among the interests in the classes of securities in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such recombinable securities, the holder must allocate the amount received on the sale among the interests in the classes of securities in accordance with their relative fair market values as of the time of sale.

      The holder of a recombinable security must account separately for each interest in a class of securities (there may be only one such interest). Where the interest represents a pro rata portion of a class of securities that are REMIC regular securities, the holder of the recombinable securities should account for such interest as described under "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" above. Where the interest represents beneficial ownership of a disproportionate part of the principal and interest payments on a class of securities (a "Strip"), the holder is treated as owning, pursuant to Code Section 1286, "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments on such class of securities. We intend to treat each Strip as a single debt instrument for purposes of information reporting. The Internal Revenue Service, however, could take a different position. For example, the Internal Revenue Service could contend that a Strip should be treated as a pro rata part of the class of securities to the extent that the Strip represents a pro rata portion thereof, and "stripped bonds" or "stripped coupons" with respect to the remainder. An investor should consult its tax advisor regarding this matter.

      A holder of a recombinable security should calculate original issue discount with respect to each Strip and include it in ordinary income as it accrues, which may be before the receipt of cash attributable to such income, in accordance with a constant interest method that takes into account the compounding of interest. The holder should determine its yield to maturity based on its purchase price allocated to the Strip and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience. With respect to a particular holder, Treasury regulations do not address whether the prepayment assumption used to calculate original issue discount would be determined at the time of purchase of the Strip or would be the original prepayment assumption with respect to the related class of securities. Further, if the related class of securities is subject to redemption as described in the related prospectus supplement, Treasury regulations do not address the extent to which such prepayment assumption should take into account the possibility of the retirement of the Strip concurrently with the redemption of such class of securities. An investor should consult its tax advisor regarding these matters. For purposes of information reporting relating to original issue discount, the original yield to maturity of the Strip, determined as of the date of issuance of the series, will be calculated based on the original prepayment assumption.

      If original issue discount accruing with respect to a Strip, computed as described above, is negative for any period, the holder may be entitled to offset such amount only against future positive original issue discount accruing from such Strip, and income is reported in all cases in this manner. Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which the holder is entitled with respect to such Strip, assuming no further prepayments of the Mortgages (or, perhaps, assuming prepayments at a rate equal to the prepayment assumption). Although the issue is not free from doubt, all or a portion of such loss may be treated as a capital loss if the Strip is a capital asset in the hands of the holder.

      A holder realizes gain or loss on the sale of a Strip in an amount equal to the difference between the amount realized and its adjusted basis in such Strip. The holder's adjusted basis generally is equal to the holder's allocated cost of the Strip, increased by income previously included, and reduced (but not below zero) by distributions previously received. Except as described below, any gain or loss on such sale generally is capital gain or loss if the holder has held its interest as a capital asset and is long-term if the interest has been held for the long-term capital gain holding period (more than one year). Such gain or loss will be ordinary income or loss (1) for a bank or thrift institution or (2) if the securities are REMIC regular securities to the extent income recognized by the holder is less than the income that would have been recognized if the yield on such interest were 110% of the applicable federal rate under Code Section 1274(d).

      If a holder exchanges a single class of recombinable securities (an "Exchanged Class") for several classes of recombinable securities (each, a "Received Class") and then sells one of the Received Classes, the sale may be subject the investor to the coupon stripping rules of Code Section 1286. The holder must allocate its basis in the Exchanged Class between the part of such class underlying the Received Class that was sold and the part of the Exchanged Class underlying the Received Classes that was retained, in proportion to their relative fair market values as of the date of such sale. The holder is treated as purchasing the interest retained for the amount of basis allocated to such interest. The holder must calculate original issue discount with respect to the retained interest as described above.

      Although the matter is not free from doubt, a holder that acquires in one transaction a Combination of classes of recombinable securities that may be exchanged for a single class of recombinable securities that is identical to a class of securities that is on deposit in the related recombinable security trust fund should be treated as owning the relevant class of securities.

EXCHANGES OF RECOMBINABLE SECURITIES

      An exchange of an interest in one or more classes of recombinable securities for an interest in one or more other related classes of recombinable securities that are part of the same combination, or vice versa, will not be a taxable exchange. After the exchange, the holder is treated as continuing to own the interests in the class or classes of recombinable securities that it owned immediately before the exchange.

TAX TREATMENT OF FOREIGN INVESTORS

      A foreign holder of a class of recombinable securities is subject to taxation in the same manner as foreign holders of REMIC regular securities. Such manner of taxation is discussed under the heading "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates."

BACKUP WITHHOLDING

      A holder of a class of recombinable securities is subject to backup withholding rules similar to those applicable to REMIC regular securities. Such manner of taxation is discussed under the heading "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates."

REPORTING AND ADMINISTRATIVE MATTERS

      Reports will be made to the Internal Revenue Service and to holders of record of the classes of recombinable securities that are not excepted from the reporting requirements.

      DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO SECURITYHOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE SECURITIES.

                            STATE TAX CONSIDERATIONS

      In addition to the federal income tax consequences described in "Material Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Offered Securities.

                              ERISA CONSIDERATIONS

GENERAL

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), impose certain restrictions on employee benefit plans, individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, accounts or arrangements are invested (collectively, "Plans"), and on persons who are parties in interest or disqualified persons ("Parties In

Interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Code
Section 410(d)), are not subject to the restrictions of ERISA and Code Section 4975, and assets of such plans may be invested in the Securities without regard to the considerations described below, subject to other applicable federal, state and local law ("Similar Law"). However, any such governmental or church plan which is qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a) is subject to the prohibited transaction rules set forth in Code Section 503.

      Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

PROHIBITED TRANSACTIONS

General

      ERISA prohibits Parties in Interest with respect to a Plan from engaging in certain transactions involving a Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Code Section 4975 imposes certain excise taxes and other sanctions (or, in some cases, a civil penalty may be assessed pursuant to Section 502 of ERISA) on Parties in Interest which engage in non-exempt prohibited transactions.

Plan Asset Regulations

      The United States Department of Labor ("Labor") has issued regulations (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan (the "Plan Asset Regulations"). The Plan Asset Regulations provide that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan acquires an "equity interest" will be deemed for purposes of ERISA to be assets of the Plan unless certain exceptions apply.

      Under the terms of the Plan Asset Regulations, the Trust Fund may be deemed to hold plan assets by reason of a Plan's investment in a Security; such plan assets would include an undivided interest in the Mortgage Assets and any other assets held by the Trust Fund. In such an event, the Asset Seller, the Master Servicer, the Trustee, any insurer of the Loans and other persons, in providing services with respect to the assets of the Trust Fund, may be Parties in Interest, subject to the prohibited transaction provisions of Section 406 of ERISA, Code Section 4975 or Similar Law, with respect to transactions involving such assets unless such transactions are subject to a statutory, regulatory or administrative exemption.

      The Plan Asset Regulations contain a de minimis safe-harbor rule that exempts an entity from being deemed to hold plan assets if the aggregate equity investment in such entity by Plans is not significant. Pursuant to Section 3(42) of ERISA, equity investment in the entity will not be significant if immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the total value of each class of equity interest in the entity is held by "benefit plan investors." The 25% limitation must be met with respect to each class of certificates, regardless of the portion of total equity value represented by such class, on an ongoing basis. However, pursuant to Section 3(42) of ERISA, an entity shall be considered to hold plan assets only to the extent of the percentage of the equity interest in the entity held by benefit plan investors. "Benefit Plan Investor" means an employee benefit plan subject to Part 4 of Title I of ERISA, a plan to which Section 4975 of the Code applies, and any entity whose underlying assets include assets of any such plan by reason of a plan's investment in the entity.

      An exception applies if the interest described is treated as indebtedness under applicable local law and has no substantial equity features. Generally, a profits interest in a partnership, an undivided ownership interest in property and a beneficial ownership interest in a trust are deemed to be "equity interests" under the Plan Asset Regulations. If Notes of a particular series are deemed to be indebtedness under applicable local law without any substantial equity features, an investing Plan's assets would include such Notes, but not, by reason of such purchase, the underlying assets of the Trust Fund.

      Labor has issued final regulations under Section 401(c) of ERISA describing a safe harbor for insurers that issued certain nonguaranteed policies supported by their general accounts to Plans on or before December 31, 1998, and under which an insurer would not be considered an ERISA fiduciary with respect to its general account by virtue of a Plan's investment in such a policy. In general, to meet the safe harbor, an insurer must (i) disclose certain specified information to investing Plan fiduciaries initially and on an annual basis, (ii) allow Plans to terminate or discontinue a policy on 90 days' notice to the insurer, and to elect, without penalty, either a lump-sum payment or annual installment payments over a ten-year period, with interest, and (iii) give Plans written notice of "insurer-initiated amendments" over 60 days before the amendments take effect.

AVAILABILITY OF UNDERWRITER'S EXEMPTION FOR CERTIFICATES

      Labor has granted to Merrill Lynch, Pierce, Fenner & Smith Incorporated Prohibited Transaction Exemption ("PTE") 90-29, Exemption Application No. D-8012, 55 Fed. Reg. 21459 (1990), as amended (the "Exemption"), which exempts from the application of certain of the prohibited transaction rules transactions relating to: (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied. With respect to a series of Notes, the related Prospectus Supplement will discuss whether the Exemption may be applicable to such Notes.

      Section II of the Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the Certificates or a transaction in connection with the servicing, operation and management of the Trust may be eligible for exemptive relief thereunder:

      - The acquisition of the Certificates by a Plan is on terms (including the price for such Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

      - The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust, unless the Certificates are backed by Trust Fund assets which are residential, home equity, multi-family or commercial loans which are described and defined in the Exemption as designated transactions ("Designated Transactions");

      - The Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three (or in the case of a Designated Transaction, four) highest generic rating categories from any of Fitch Inc., Moody's Investors Service, Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc. (each, a "Rating Agency");

      - The Trustee is not an affiliate of any member of the Restricted Group (consisting of the Underwriter, the Asset Seller, the Master Servicer, any insurer of the Mortgage Loans, any borrower whose obligations under one or more Assets constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust Fund, or any of their respective affiliates), other than the Underwriter;

      - The sum of all payments made to and retained by the Underwriter in connection with the distribution or placement of the Certificates represents not more than reasonable compensation for underwriting or placing such Certificates; the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the Assets to the Trust Fund represents not more than the fair market value of such Assets; the sum of all payments made to and retained by the Master Servicer represent not more than reasonable compensation for the Master Servicer's services under the Agreement and reimbursement of the Master Servicer's reasonable expenses in connection therewith; and

      - The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

      The Exemption was amended by PTE 97-34 to extend exemptive relief to Certificates issued in transactions using pre-funding accounts whereby a portion of the loans backing the Certificates are transferred to the Trust Fund within a specified period following the closing date (the "Pre-Funding Period") instead of requiring that all such loans be either identified or transferred on or before the closing date. The relief is available provided that the following conditions are met:

      - The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered must not exceed twenty-five percent (25%);

      - All loans transferred after the closing date (referred to as "additional loans") must meet the same terms and conditions for eligibility as the original loans used to create the Trust Fund, which terms and conditions have been approved by a Rating Agency;

      - The transfer of such additional loans to the Trust Fund during the Pre-Funding Period must not result in the Certificates receiving a lower credit rating from a Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the Trust Fund;

      - Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "Average Interest Rate") for all of the loans in the Trust Fund at the end of the Pre-Funding Period must not be more than 100 basis points lower than the Average Interest Rate for the loans which were transferred to the Trust Fund on the closing date;

      - Either (i) the characteristics of the additional loans must be monitored by an insurer or other credit support provider which is independent of the Asset Seller or (ii) an independent accountant retained by the Asset Seller must provide the Asset Seller with a letter (with copies provided to the Rating Agency, the Underwriter and the Trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the offering documents or the agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the loans which were transferred as of the closing date;

      - The Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the pre-funding account is reduced below the minimum level specified in the agreement or an event of default occurs under the agreement;

      - Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by a Rating Agency, and (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States) or (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by a Rating Agency; and

      -   Certain disclosure requirements must be met.

      PTE 2000-58 further amended the Exemption to provide that one subset of Designated Transactions, residential (one-to-four family) and home equity loans and manufactured housing loans, may be less than fully secured, provided that
(a) the rights and interests evidenced by Certificates issued in such Designated Transactions are not subordinated to the rights and interests evidenced by securities of the same Trust Fund, (b) such Certificates have received a rating from a Rating Agency at the time of such acquisition that is in one of the two highest generic rating categories, and (c) any loan included in the corpus or assets of the Trust Fund is secured by collateral whose fair market value on the closing date of the Designated Transaction is at least equal to 80% of the sum of (i) the outstanding principal balance due under the loan which is held by the Trust Fund and (ii) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the Trust Fund) which are secured by the same collateral.

      PTE 2000-58 also permits an interest-rate swap to be an asset of a Trust Fund which issues Certificates acquired by Plans in an initial offering or in the secondary market and clarifies the requirements regarding yield supplement agreements. An interest-rate swap or, if purchased by or on behalf of the Trust Fund, an interest-rate cap contract (collectively, a "Swap" or "Swap Agreement") is a permitted Trust Fund asset if it (a) is an "eligible Swap," (b) is with an "eligible counterparty," (c) is purchased by a "qualified plan investor," (d) meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap" and (e) permits the Trust Fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the Master Servicer or Asset Seller.

      An "eligible Swap" is one which (a) is denominated in U.S. dollars, (b) pursuant to which the Trust Fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of Certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index), with the Trust Fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable Interest Rate"), (c) has a notional amount that does not exceed either: (i) the principal balance of the class of Certificates to which the Swap relates; or
(ii) the portion of the principal balance of such class represented by obligations ("Allowable Notional Amount"), (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("Leveraged"), (e) has a final termination date that is either the earlier of the date on which the Trust Fund terminates or the related class of Certificates are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirement described above or the prohibition against leveraging.

      An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the Certificates, which is one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the Certificates; provided, that if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency.

      A "qualified plan investor" is a Plan where the decision to buy such class of Certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the Certificates, and such fiduciary either (i) is a "qualified professional asset manager" under Prohibited Transaction Class Exemption ("PTCE") 84-14, (ii) is an "in-house asset manager" under PTCE 96-23 or (iii) has total assets (both Plan and non-Plan) under management of at least $100 million at the time the Certificates are acquired by the Plan.

      In "rating dependent Swaps" (where the rating of a class of Certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the Master Servicer must, within the period specified under the Swap Agreement: (a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of Certificates with a term of more than one year). In the event that the Master Servicer fails to meet these obligations,

Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the relief provided under the Exemption will prospectively cease to be applicable to any class of Certificates held by a Plan which involves such a ratings dependent Swap.

      "Non-ratings dependent Swaps" (those where the rating of the Certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the Master Servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the Trust Fund in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

      An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the Trust Fund, an interest rate cap contract) to supplement the interest rates otherwise payable on obligations held by the Trust Fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. form, the EYS Agreement may only be held as an asset of the Trust Fund with respect to Certificates purchased by Plans on or after April 7, 1998 if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of the three preceding requirements to be unilaterally altered without the consent of the Trustee; (e) it is entered into between the Trust Fund and an eligible counterparty and (f) it has an Allowable Notional Amount.

      If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of Certificates by a Plan. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For these purposes, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. Exemptive relief may also be provided for the acquisition, holding and disposition of Certificates by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the loans in the Trust Fund provided that (i) the Plan is not an Excluded Plan,
(ii) each Plan's investment in each class of Certificates does not exceed 25% of the outstanding Certificates in the class, (iii) after the Plan's acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in Certificates of a Trust Fund containing assets which are sold or serviced by the same entity, and (iv) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of Certificates and at least 50% of the aggregate interests in the Trust Fund are acquired by persons independent of the Restricted Group.

      In the event that Offered Certificates (other than REMIC residual Certificates) do not meet the requirements of the Exemption solely because they are subordinated Certificates or fail to meet a minimum rating requirement under the Exemption, insurance companies may be eligible to purchase Certificates pursuant to Section III of PTCE 95-60 which permits insurance company general accounts (as defined in PTCE 95-60) to purchase such Certificates if they otherwise meet all of the other requirements of the Exemption.

      Before purchasing a Certificate, a fiduciary of a Plan should itself confirm (a) that the Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied.

Prohibited Transaction Class Exemption 83-1

      Labor has issued an administrative exemption, PTCE 83-1, which under certain conditions exempts from the application of certain of the prohibited transaction rules of ERISA and the excise tax provisions of Code Section 4975 transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of Certificates which are "mortgage pool pass-through certificates." A "mortgage pool" is defined as a fixed investment pool consisting solely of interest-bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a Certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass through payments of principal and interest from the mortgage loans. PTCE 83-1 requires that: (i) the Asset Seller and the Trustee maintain a system of insurance or other protection for the mortgage loans, the property securing such mortgage loans and for indemnifying holders of Certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of (x) 1% of the aggregate principal balance of the mortgage loans or (y) 1% of the principal balance of the largest covered pooled mortgage loans; (ii) the Trustee may not be an affiliate of the Asset Seller; and (iii) the payments made to, and retained by, the Asset Seller in connection with the Trust Fund, together with all funds inuring to its benefit for administering the Trust Fund, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the Trust Fund. In addition, PTCE 83-1 exempts the initial sale of Certificates to a Plan with respect to which the Asset Seller, the insurer, the Master Servicer or other servicer or the Trustee is a Party In Interest if the Plan does not pay more than fair market value for such Certificates and the rights and interests evidenced by such Certificates are not subordinated to the rights and interests evidenced by other Certificates of the same pool.

      PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the Master Servicer in connection with the servicing of the Trust Fund are made in accordance with a binding agreement, copies of which must be made available to prospective Plan investors. In the case of any Plan with respect to which the Asset Seller, the Master Servicer, the insurer or the Trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements: (i) the initial sale, exchange or transfer of Certificates is expressly approved by an independent fiduciary who has authority to manage and control those Plan assets being invested in Certificates; (ii) the Plan pays no more for the Certificates than would be paid in an arm's length transaction; (iii) no investment management, advisory or underwriting fee, sales transfer commission or similar compensation is paid to the Asset Seller with regard to the sale, exchange or transfer of Certificates to the Plan; (iv) the total value of the Certificates purchased by such Plan does not exceed 25% of the amount issued; and (v) at least 50% of the aggregate amount of Certificates is acquired by persons independent of the Asset Seller, the Trustee, the Master Servicer and the insurer. Before purchasing Certificates in reliance on PTCE 83-1, a fiduciary of a Plan should confirm that the Trust Fund is a "mortgage pool," that the Certificates constitute "mortgage pool pass-through certificates" and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the fiduciary should consider the availability of any other prohibited transaction exemptions. The fiduciary should also consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates on behalf of a Plan pursuant to PTCE 83-1.

Investor-Based Exemptions

      Even if Securities issued pursuant to an offering are not treated as equity investments for purposes of the Plan Asset Regulations, the acquisition or holding of such Securities by or on behalf of a Plan could still be considered to give rise to a prohibited transaction if the Issuers, the Depositor, the Indenture Trustee or any of their respective affiliates is or becomes a party in interest or disqualified person with respect to a Plan or related investment vehicle unless such transaction is subject to one or more statutory or administrative exemptions such as: Section 408(b)(17) of ERISA and
Section 4975(d)(20) of the Code, which exempt certain transactions with persons who provide services to Plans, PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager;" or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house" asset managers (collectively, the "Investor-Based Exemptions"). It should be noted, however, that even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of relief provided by such exemption may not necessarily cover all acts that might be construed as prohibited transactions.

      Nevertheless, a Plan generally should not purchase such Securities in reliance on any of the Investor-Based Exemptions if the Issuers, the Depositor, the Indenture Trustee or any of their respective affiliates: (a) has investment discretion with respect to the investment of assets of such Plan; (b) has authority or responsibility to give or regularly gives investment advise with respect to assets of such Plan for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of such Plan; or (c) is an employer maintaining or contributing to such Plan. A party that is described in the preceding sentence will generally be construed to be a fiduciary under ERISA with respect to the Plan and any such purchase might result in a non-exempt "prohibited transaction" under ERISA, the Code or Similar Law.

REVIEW BY PLAN FIDUCIARIES

      Any Plan fiduciary considering whether to purchase any Securities on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA, and the Code and Similar Law to such investment. Among other things, before purchasing any Securities, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In particular, in connection with a contemplated purchase of Securities representing a beneficial ownership interest in a pool of single-family residential first mortgage loans, such Plan fiduciary should consider the availability of the Exemption or PTCE 83-1 for certain transactions involving mortgage pool investment trusts.

      Purchasers that are insurance companies should consult with their counsel with respect to the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co. v. Harris Trust & Savings Bank (decided December 13, 1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers should determine whether the decision affects their ability to make purchases of the Securities. In particular, such an insurance company should consider the exemptive relief granted by Labor for transactions involving insurance company general accounts in Prohibited Transaction Exemption 95-60 and under Section 401(c) of ERISA.

                                LEGAL INVESTMENT

      Each class of Offered Securities will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. The related Prospectus Supplement will specify which classes of the Securities, if any, will constitute "mortgage related securities" ("SMMEA Securities") for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). SMMEA Securities will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Alaska, Arkansas, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Kansas, Maryland, Michigan, Missouri, Nebraska, New Hampshire, New York, North Carolina, Ohio, South Dakota, Utah, Virginia and West Virginia enacted legislation before the October 4, 1991 cutoff established by SMMEA for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Investors affected by such legislation will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of such securities, so long as such contractual commitment was made or such securities acquired prior to the enactment of such legislation.

      SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities.

      Institutions whose investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain classes of Offered Securities. Any financial institution which is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC, the Office of Thrift Supervision ("OTS"), the NCUA or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing any Offered Security. The Federal Financial Institutions Examination Council, for example, has issued a Supervisory Policy Statement on Securities Activities effective February 10, 1992 (the "Policy Statement") setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The Policy Statement has been adopted by the Comptroller of the Currency, the Federal Reserve Board, the FDIC, the OTS and the NCUA (with certain modifications), with respect to the depository institutions that they regulate. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance that any classes of Offered Securities will not be treated as high-risk under the Policy Statement.

      The predecessor to the OTS issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of Securities. In accordance with Section 402 of the Financial Institutions Reform, Recovery and Enhancement Act of 1989, the foregoing bulletin will remain in effect unless and until modified, terminated, set aside or superseded by the FDIC. Similar policy statements have been issued by regulators having jurisdiction over the types of depository institutions.

      In September 1993 the National Association of Insurance Commissioners released a draft model investment law (the "Model Law") which sets forth model investment guidelines for the insurance industry. Institutions subject to insurance regulatory authorities may be subject to restrictions on investment similar to those set forth in the Model Law and other restrictions.

      If specified in the related Prospectus Supplement, other classes of Offered Securities offered pursuant to this Prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of this Offered Security under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Securities, may be subject to significant interpretive uncertainties.

      The Depositor will make no representations as to the proper characterization of the Offered Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Securities) may adversely affect the liquidity of the Offered Securities.

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

      There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Offered Securities or to purchase Offered Securities representing more than a specified percentage of the investor's assets. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

                              PLAN OF DISTRIBUTION

      The Offered Securities offered hereby and by the Supplements to this Prospectus will be offered in series. The distribution of the Securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Offered Securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") acting as underwriter with other underwriters, if any, named therein. Merrill Lynch is an affiliate of the Depositor. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Offered Securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of Offered Securities in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.

      Alternatively, the Prospectus Supplement may specify that Offered Securities will be distributed by Merrill Lynch and/or any other person or persons named therein acting as agent or in some cases as principal with respect to Offered Securities that it has previously purchased or agreed to purchase. If Merrill Lynch or such persons act as agents in the sale of Offered Securities, they will receive a selling commission with respect to such Offered Securities, depending on market conditions, expressed as a percentage of the aggregate principal balance or notional amount of such Offered Securities as of the Cut-off Date. The exact percentage for each series of Securities will be disclosed in the related Prospectus Supplement. To the extent that Merrill Lynch or such persons elect to purchase Offered Securities as principal, they may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Securities of such series.

      This Prospectus may be used, to the extent required, by Merrill Lynch or any other Underwriter in connection with offers and sales related to market making transactions.

      The Depositor will indemnify Merrill Lynch and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Merrill Lynch and any underwriters may be required to make in respect thereof.

      In the ordinary course of business, Merrill Lynch and its affiliates may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's or Asset Seller's Assets pending the sale of such Assets or interests therein, including the Securities.

      As to each series of Securities, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any non-investment-grade class may be initially retained by the Depositor or Asset Seller, and may be sold by the Depositor or Asset Seller at any time.

      Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Depositor or the Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.

                                 LEGAL MATTERS

      Certain legal matters in connection with the Securities, including certain federal income tax consequences, will be passed upon for the Depositor by Dechert LLP, New York, New York. Certain matters with respect to Delaware law will be passed upon for the Depositor by Richards, Layton & Finger, P.A., Wilmington, Delaware.

                             FINANCIAL INFORMATION

      A new Trust Fund will be formed with respect to each series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      This Prospectus incorporates by reference all documents and reports filed on behalf of the Depositor with respect to a Trust Fund pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering the related Securities. Upon request by any person to whom this prospectus is delivered in connection with the offering of one or more Classes of Offered Securities, the Depositor will provide or cause to be provided without charge a copy of any of the documents and/or reports incorporated herein by reference, in each case to the extent the documents or reports relate to such Classes of Offered Securities, other than the exhibits to such documents (unless those exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to:
Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center-North Tower, 10th Floor, New York, New York 10281-1310, Attention:
Secretary,
telephone number (212) 449-0357. The Depositor has determined that its financial statements are not material to the offering of any Offered Securities.

      Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange Commission at 100 F Street, NE, Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov containing reports, proxy and information statements and other information regarding issuers, including each Trust Fund, that file electronically with the SEC.

                                    RATINGS

      It is a condition to the issuance of any class of Offered Securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

      Ratings on asset backed securities address the likelihood of receipt by securityholders of all distributions on the underlying assets. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying assets and the credit quality of the guarantor, if any. Ratings on asset backed securities do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

      Although we anticipate that the Rating Agencies will continue to monitor the rating on any Securities while they are outstanding, there can be no assurance that they will continue to do so.

                             INDEX OF DEFINED TERMS

1986 Act............................    72
Accretion Directed..................    18
Accrual Class.......................    21
Accrual Securities..................    17
Accrued Security Interest...........    23
Agreement...........................    31
Allowable Interest Rate.............   108
Allowable Notional Amount...........   108
Amortizable Bond Premium
  Regulations.......................    68
Applicable Amount...................    86
ARM Loans...........................     8
Assets..............................     7
Asset Seller........................     7
Attestation Report..................    44
Available Distribution Amount.......    22
Average Interest Rate...............   107
Book-Entry Securities...............    18
Buydown Mortgage Loans..............    15
Buydown Period......................    15
Cash Flow Agreement.................    12
Cede................................    28
CEDEL...............................    28
CEDEL Participants..................    28
Certificates........................    17
Closing Date........................    76
CMT.................................     8
Code................................    66
CODI................................     9
COFI................................     8
Collection Account..................    34
Companion Class.....................    20
Component...........................    18
Component Securities................    18
Cooperative Loans...................    54
Cooperatives........................     7
Contributions Tax...................    89
COSI................................     9
Covered Trust.......................    51
CPI.................................     9
CPR.................................    14
Credit Support......................    12
Deferred Interest...................    73
Definitive Securities...............    18
Depositaries........................    29
Depositor...........................     7
Designated Transactions.............   106
Determination Date..................    22
DTC.................................    27
Due Period..........................    22
Eligible C Corporation..............    92
ERISA...............................   104
EURIBOR.............................     8
Euroclear...........................    29
Euroclear Cooperative...............    29
Euroclear Operator..................    29
Euroclear Participants..............    29
Exemption...........................   106
Exchanged Class.....................   103
EYS Agreement.......................   109
FDIC................................    34
Fed Funds Rate......................     8
FHLB Index..........................     9
Fixed Rate Class....................    20
Floating Rate Class.................    20
GBP LIBOR...........................     8
Government Securities...............     7
Home Equity Loans...................    10
Home Improvement Contracts..........    10
Indenture...........................    17
Indenture Trustee...................    31
Indirect Participants...............    28
Insurance Proceeds..................    35
Interest-Only Class.................    20
Inverse Floating Rate Class.........    20
Investor Based Exemptions...........   111
L/C Bank............................    52
Labor...............................   105
Legislative History.................    72
Leveraged...........................   108
LIBOR...............................     8
LIBORSWAP...........................     8
Liquidation Proceeds................    35
Loan-to-Value Ratio.................     9
Lockout Class.......................    18
Manufactured Housing Contracts......    10
Master REMIC........................    75
Merrill Lynch.......................   113
Mezzanine Securities................    19
Model Law...........................   113
Mortgage Loan Group.................    17
Mortgage Loans......................     7
Mortgage Notes......................     8
Mortgage Rate.......................    11
Mortgages...........................     8
MTA.................................     8
NAS Class...........................    18
National Average Contract Mortgage
  Rate..............................     9
National Monthly Median COFI........     8
NCUA................................   112
New Regulations.....................    74
Nonrecoverable Advance..............    25
Notional Amount Class...............    18
OID.................................    66
OID Regulations.....................    68
Originator..........................     8
OTS.................................   112
PAC.................................    18
Participants........................    28
Parties In Interest.................   104
Pass-Through Rate...................    23
Payment Lag Certificates............    82
Permitted Investments...............    34
Plan Asset Regulations..............   105
Planned Amortization Class..........    18
Plans...............................   104
Policy Statement....................   112
Pooling and Servicing Agreement.....    30
Pre-Funded Amount...................    11
Pre-Funding Period..................   107
Prepayment Assumption...............    72
Primary Mortgage Insurance Policy...    40

Prime Rate...................................          8
Principal-Only Class.........................         21
Prohibited Transactions Tax..................         88
Purchase Price...............................         33
PTCE.........................................        108
PTE..........................................        106
Rating Agency................................        106
Received Class...............................        103
Record Date..................................         22
Refinance Loans..............................          9
Related Proceeds.............................         25
Relief Act...................................         62
REMIC Certificates...........................         75
REMIC Regular Certificateholders.............         76
REMIC Regular Certificates...................         75
REMIC Regulations............................         66
REMIC Residual Certificateholder.............         84
REMIC Residual Certificates..................         75
Retained Interest............................         43
RS Pool......................................        102
Scheduled Amortization Class.................         19
Security.....................................         31
Security Balance.............................         24
Security Owners..............................         28
Senior Securities............................         17
Senior Support Securities....................         19
Sequential Pay Class.........................         19
Servicing Agreement..........................         31
Servicing Standard...........................         38
Short-Term Note..............................         94
SIBOR........................................          8
Similar Law..................................        105
Single Family Mortgage Loan..................          7
Single Family Property.......................          7
SMMEA........................................        111
SMMEA Securities.............................        111
SPA..........................................         14
Step-up Class................................         21
Strip........................................        103
Strip Class..................................         19
Stripped ARM Obligations.....................         73
Stripped Bond Certificates...................         70
Stripped Coupon Certificates.................         70
Stripped Interest Securities.................         17
Stripped Principal Securities................         17
Subordinate Securities.......................         17
Subsequent Assets............................         11
Sub-Servicer.................................         38
Sub-Servicing Agreement......................         38
Subsidiary REMIC.............................         75
Super-Premium Certificates...................         77
Super Senior Securities......................         19
Support Class................................         20
Swap.........................................        108
Swap Agreement...............................        108
TAC..........................................         20
T-Bill.......................................          8
Targeted Amortization Class..................         20
Tax Counsel..................................         99
Terms and Conditions.........................         29
Title V......................................         61
Title VIII...................................         62
Trust Agreement..............................         31
U.S. Person..................................         66
UCC..........................................         28
Value........................................          9
Variable Rate Class..........................         20
Voting Rights................................         46
Warranting Party.............................         33